Filed Pursuant to Rule 424(b)(3)
Registration No. 333-226101

Prospectus Supplement No. 2

(To Prospectus dated August 16, 2018)

Select Interior Concepts, Inc.

24,145,996 Shares

Class A Common Stock

This Prospectus Supplement No. 2 (this “Prospectus Supplement”) supplements and amends our prospectus dated August 16, 2018, as supplemented and amended by the Prospectus Supplement No. 1 dated August 17, 2018 (as supplemented and amended, the “Final Prospectus”), relating to the resale of up to an aggregate of 24,145,996 shares of our Class A common stock, par value $0.01 per share (which we refer to as our “Class A Common Stock”), by the selling stockholders identified in the Final Prospectus (which term as used in the Final Prospectus includes pledgees, donees, transferees or other successors-in-interest).

We will not receive any of the proceeds from the sale of these shares of our Class A Common Stock by the selling stockholders.

This Prospectus Supplement is being filed to update, supplement or amend the information contained in the Final Prospectus with the information contained and incorporated by reference in our Quarterly Report on Form 10-Q (the “Quarterly Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2018.  Accordingly, we have attached the Quarterly Report to this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with the Final Prospectus, and this Prospectus Supplement is qualified by reference to the Final Prospectus, except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in the Final Prospectus.  This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Final Prospectus, including the additional supplements or amendments thereto.

Our Class A Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “SIC.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under applicable federal securities laws and are eligible for reduced public company reporting requirements.  See “Summary—Emerging Growth Company Status” in the Final Prospectus for more information.

Investing in our Class A Common Stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Common Stock in the section entitled “Risk Factors” beginning on page 16 of the Final Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Final Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 6, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended June 30, 2018

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to _____________

Commission File Number: 001-38632

SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4640296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 East Hunter Avenue Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 701-4200

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes  ☐    No  ☒

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of August 31, 2018, the registrant had 25,655,023 shares of Class A common stock, par value $0.01 per share, outstanding.

SELECT INTERIOR CONCEPTS, INC.

FORM 10-Q

For the Quarterly Period Ended June 30, 2018

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PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

Select Interior Concepts, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)	June 30, 2018	December 31, 2017
ASSETS
Current assets
Cash	$6,111	$2,547
Restricted Cash	3,000	3,000
Accounts receivable, net of allowance for doubtful accounts of $190 and $217, respectively	51,422	45,284
Inventories	110,514	87,629
Prepaid expenses and other current assets	2,646	2,625
Income taxes receivable	1,181	1,520
Total current assets	174,874	142,605
Property and equipment, net of accumulated depreciation of $9,601 and $6,669, respectively	$17,110	13,226
Deferred tax assets, net	12,668	11,569
Goodwill	66,984	66,326
Customer relationships, net of accumulated amortization of $29,741 and $23,835, respectively	63,309	68,125
Other Intangible assets, net	13,791	14,138
Other assets	1,204	4,257
Total assets	$349,940	$320,246
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt, net of financing fees of $528 and $522, respectively	$1,424	$1,449
Current portion of capital lease obligations	382	229
Accounts payable	37,947	38,491
Accrued expenses and other current liabilities	26,513	19,840
Customer deposits	6,421	5,320
Total current liabilities	72,687	65,329
Long-term debt, net of current portion and financing fees of $1,435 and $1,673, respectively	92,518	86,897
Long-term capital lease obligations	1,013	664
Line of credit	35,382	19,269
Total liabilities	201,600	172,159
Commitments and contingencies (see Note 10)	—	—
Stockholders' Equity
Class A common stock, par value $0.01 per share; 100,000,000 shares authorized; 21,750,000 shares issued and outstanding at June 30, 2018 and December 31, 2017	217	217
Class B common stock, par value $0.01 per share; 15,000,000 shares authorized; 3,864,626 shares issued and outstanding at June 30, 2018 and December 31, 2017	39	39
Additional paid in capital	155,168	153,520
Accumulated deficit	(7,084)	(5,689)
Total stockholders' equity	148,340	148,087
Total liabilities and stockholders’ equity	$349,940	$320,246

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Select Interior Concepts, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except share data)	2018	2017	2018	2017
Revenues, net	$124,861	$90,361	$229,247	$158,085
Cost of revenues	90,455	63,850	166,892	111,104
Gross profit	34,406	26,511	62,355	46,981
Operating expenses:
General and administrative	24,480	14,655	46,022	25,709
Selling and marketing	6,316	4,800	11,773	13,523
Total operating expenses	30,796	19,455	57,795	39,232
Income from operations	3,610	7,056	4,560	7,749
Other (income) expense:
Interest expense	2,757	3,623	5,280	5,730
Loss on extinguishment of debt	42	—	42	748
Other expense, net	932	207	1,171	318
Total other expense, net	3,731	3,830	6,493	6,796
Income (loss) before provision for income taxes	(121)	3,226	(1,933)	953
Provision (benefit) for income taxes	(35)	(170)	(538)	142
Net (loss) / income	$(86)	$3,396	$(1,395)	$811
Less: net income attributable to Predecessor	$—	$3,396	$—	$811
Net loss attributable to Select Interior Concepts, Inc.	$(86)	$—	$(1,395)	$—
Loss per share of common stock
Basic and Diluted Class A common stock	$(0.00)	$—	$(0.05)	$—
Basic and Diluted Class B common stock	$(0.00)	$—	$(0.05)	$—
Weighted average shares outstanding
Basic and Diluted Class A common stock	21,750,000	—	21,750,000	—
Basic and Diluted Class B common stock	3,864,626	—	3,864,626	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Select Interior Concepts, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2018	2017
Operating Activities
Net (loss) / income	$(1,395)	$811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,669	6,553
Equity based compensation	1,647	—
Deferred benefit from income taxes	(1,098)	(202)
Amortized interest on deferred debt issuance costs	325	256
Loss on extinguishment of debt	42	748
Increase (decrease) in allowance for doubtful accounts	(37)	199
Loss on disposal of property and equipment	2	2
Changes in operating assets and liabilities:
Accounts receivable	(59)	(4,079)
Prepaid expenses and other current assets	142	(574)
Inventory	(8,422)	(5,868)
Other assets	9	(44)
Accounts payable	(7,709)	4,767
Accrued expenses and other current liabilities	5,345	2,292
Income taxes receivable	339	(900)
Customer deposit	1,101	(254)
Net cash (used in) provided by operating activities	(99)	3,707
Cash flows from investing activities
Purchase of property and equipment	(6,411)	(1,666)
Proceeds from disposal of property and equipment	12	—
Acquisition of Pental Granite and Marble, LLC, net of cash acquired	—	(88,000)
Acquisition of NSI, LLC	(290)	—
Acquisition of Elegant Home Design, LLC, net of cash acquired	(11,492)	—
Net cash used in investing activities	(18,181)	(89,666)
Cash flows from financing activities
Dividends issued	—	(34,859)
Contributions from members	—	30
Proceeds from line of credit, net	16,598	23,998
Proceeds from term loan	6,250	116,500
Term loan and line of credit deferred issuance costs	(517)	(2,825)
Proceeds / (payments) on notes payable	38	(311)
Principal payments on long-term debt	(525)	(20,218)
Net cash provided by financing activities	21,844	82,315
Net increase (decrease) in cash	3,564	(3,644)
Cash and restricted cash, beginning of period	5,547	4,727
Cash and restricted cash, end of period	9,111	1,083
Supplemental disclosures of cash flow information
Cash paid for interest	$3,869	$7,380
Cash paid for income taxes	$184	$1,260
Supplemental disclosures of non-cash investing activities
Acquisition of Pental Granite and Marble, LLC, rollover equity		$10,000
Measurement period adjustment related to acquisition of Greencraft Holdings, LLC	$(317)	$—
Acquisition of Elegant Home Design, LLC, indemnity holdback	$(1,000)	$—
Acquisition of equipment and vehicles with long-term debt and capital leases	$104	$121

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Select Interior Concepts, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 1. Organization and Business Description

These financial statements reflect the consolidated operations of Select Interior Concepts, Inc. (which we refer to as “we,” “our,” “SIC,” or the “Company”).

We are a Delaware corporation that was restructured in November 2017 to be a holding company on which to consolidate diversified building products and services companies with a primary focus on the interiors of all types of buildings.  Through our two primary operating subsidiaries and segments, Residential Design Services (which we refer to as “RDS”) and Architectural Surfaces Group (which we refer to as “ASG”), we import and distribute natural and engineered stone slabs for kitchen and bathroom countertops, operate design centers that merchandise interior products, and provide installation services. Our interior product offerings include flooring, countertops, wall tile, finish carpentry, shower doors and enclosures, window treatments and mirrors.  RDS operates throughout California and in Reno, Nevada and Phoenix, Arizona.  ASG has operations in the North-east, South-east, South-west, Mountain-west, and West Coast.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (which we refer to as “GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) regarding interim financial reporting.  Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.  As such, the information included in these unaudited interim financial statements should be read in conjunction with the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 and accompanying notes included in the Company’s prospectus dated August 16, 2018, filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”) on August 16, 2018.

The condensed consolidated balance sheet as of December 31, 2017 included herein has been derived from the Company’s audited financial statements as of that date, but does not include all disclosures including notes required by GAAP.

The condensed consolidated financial statements include the accounts of SIC, its wholly owned subsidiaries, RDS and ASG, and their respective wholly-owned subsidiaries, and are presented in accordance with GAAP.  All significant intercompany accounts and transactions have been eliminated in combination.  References to the “ASC” hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board (which we refer to as “FASB”) as the source of authoritative GAAP.

The accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2018.

There have been no changes to our significant accounting policies described in our consolidated financial statements and related disclosures as of December 31, 2017 that have had a material impact on our condensed consolidated financial statements and related notes.

Reorganization

On November 22, 2017, SIC and the former equity holders of RDS and ASG completed a series of restructuring transactions (which we refer to as, collectively, the “November 2017 Restructuring Transactions”) whereby certain former equity holders of RDS and ASG (which we refer to collectively as the “Rollover Stockholders”) contributed a certain amount of equity interests in RDS and ASG to SIC in exchange for shares of Class B common stock, par value $0.01 per share, of SIC (which we refer to as “Class B Common Stock”).

Concurrent with the November 2017 Restructuring Transactions, SIC completed a private offering and private placement of 18,750,000 shares of its Class A common stock, par value $0.01 per share (which we refer to as “Class A Common Stock”), to new investors, at a public offering price of $12.00 per share for gross proceeds of approximately $225 million (prior to payment of discounts and fees to the initial purchaser and placement agent and offering expenses) (which we refer to as the “November 2017 Private Offering and Private Placement”).

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In accordance with the terms of the November 2017 Private Offering and Private Placement, in December 2017, SIC completed an additional sale of 3,000,000 shares of Class A Common Stock to new investors at an offering price of $12.00 per share for total gross proceeds of approximately $36.0 million (prior to payment of discounts and fees to the initial purchaser and placement agent and offering expenses).

The reorganization transactions were treated as a combination of entities under common control with assets and liabilities transferred at their carrying amounts in a manner similar to a pooling of interests. Accordingly, the 2017 condensed consolidated historical results of SIC includes the results under the “as if pooling” method.

Transition to Public Company

On August 13, 2018, the SEC declared effective the Company’s Registration Statement on Form S-1, which contained a prospectus pursuant to which certain selling stockholders of the Company may offer and sell shares of Class A Common Stock.  And on August 16, 2018, the Company’s Class A Common Stock commenced trading on the NASDAQ Capital Market under the ticker symbol “SIC.”

Loss per Share

Basic loss per share for the three and six months ended June 30, 2018 is computed by dividing net loss by the weighted average number of shares of common stock outstanding. For the three and six months ended June 30, 2017, no shares of SIC common stock were outstanding, therefore earnings per share is not available. The following table sets forth the computation of basic and diluted loss per share:

	Three Months Ended	Six Months Ended
(in thousands, except share data)	June 30, 2018	June 30, 2018
Net Loss	$(86)	$(1,395)
Weighted average shares of common stock outstanding:
Basic and Diluted Class A common stock	$21,750,000	$21,750,000
Basic and Diluted Class B common stock	3,864,626	3,864,626
Loss per share of common stock:
Basic and Diluted Class A common stock	$(0.00)	$(0.05)
Basic and Diluted Class B common stock	$(0.00)	$(0.05)

All restricted stock awards outstanding consisting of 918,228 shares of restricted stock at June 30, 2018 and March 31, 2018 were excluded from the computation of diluted earnings per share in the three and six months ended June 30, 2018 because the Company reported a net loss and the effect of inclusion would have been antidilutive.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingencies, and reported revenues and expenses as of and for periods ended on the date of the consolidated financial statements. Actual results may vary materially from the estimates that were used. The Company’s significant accounting estimates include the determination of allowances for doubtful accounts, the lives and methods for recording depreciation and amortization on property and equipment, the fair value of reporting units and indefinite life intangible assets, deferred income taxes and the purchase price allocations used in the Company’s acquisitions.

Reclassifications

Certain amounts in the consolidated financial statements for prior periods have been reclassified from general and administrative expense to cost of revenues to conform to current period presentation.

Fair Value Measurement

ASC 820-10 requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet for which it is practicable to estimate fair value. ASC 820-10 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

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The three levels of the fair value hierarchy are as follows:

Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2—Valuations based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3—Valuations based on inputs that are unobservable, supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The level of the fair value hierarchy in which the fair value measurement falls is determined by the lowest level input that is significant to the fair value measurement.

The earn-out associated with our acquisition of Greencraft Holdings, LLC (which we refer to as “Greencraft”) in December 2017 had a fair value of $7.0 million and $5.8 million as of June 30, 2018 and December 31, 2017, respectively, is classified as Level 3 and is valued using the internal rate of return model. The assumptions used in preparing the internal rate of return model include estimates for future revenues from Greencraft products and services and a discount factor of 3.1% at June 30, 2018 and December 31, 2017. The assumptions used in preparing the internal rate of return model include estimates for outcome of milestone goals, the probability of achieving each outcome and discount rates. Any change to fair value based on a change in discount rate or estimates for the outcome of milestone goals will result in an adjustment to the fair value of the liability and to income / expense as a measurement period adjustment. Adjustments increasing the fair value of the earn-out by $0.9 million and $1.2 million was recorded as other expense for the three and six months ended June 30, 2018, respectively.

At June 30, 2018 and December 31, 2017, the carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, and short-term obligations approximate their respective fair values because of the short maturities of these instruments. The recorded values of the line of credit and notes payable approximate their fair values, as interest rates approximate market rates. Cash equivalents are measured at fair value on a recurring basis and are categorized as Level 1 based on quoted prices in active markets. The Company recognizes transfers between levels at the end of the reporting period as if the transfers occurred on the last day of the reporting period. There were no transfers during the six months ended June 30, 2018 or during 2017.

Intangible Assets

Intangible assets consist of customer relationships, trade names and non-compete agreements. The Company considers all its intangible assets to have definite lives, and such intangible assets are being amortized on the straight-line method over the estimated useful lives of the respective assets or on an accelerated basis based on the expected cash flows generated by the existing customers as follows:

	Range of estimated useful lives	Weighted average useful life
Customer relationships	5 years – 10 years	9 years
Trade names	3 years – 11 years	10 years
Non-compete agreements	Life of agreement	4 years

Business Combinations

The Company records business combinations using the acquisition method of accounting. Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are recorded at their acquisition date fair values. The excess of the purchase price over the estimated fair value is recorded as goodwill. Changes in the estimated fair values of net assets recorded for acquisitions prior to the finalization of more detailed analysis, but not to exceed one year from the date of acquisition, will adjust the amount of the purchase price allocable to goodwill. Measurement period adjustments are reflected in the period in which they occur.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment and intangible assets, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable, or at least annually. The assessment for possible impairment is based on the Company’s ability to recover the carrying value of the

6

asset or asset group from the expected future undiscounted cash flows of the related operations. If the aggregate of these cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between the estimated fair value and the carrying value. The measurement of impairment requires management to estimate future cash flows and the fair value of long-lived assets. There were no impairment losses on long-lived assets for the periods ended June 30, 2018 or December 31, 2017.

Goodwill

Goodwill represents the excess of the cost of an acquired entity over the fair value of the acquired net assets, including intangible assets. During the year ended December 31, 2017, RDS recorded goodwill totaling $10.4 million related to the acquisition of Greencraft and ASG recorded goodwill totaling $25.4 million related to the acquisition of Pental Granite and Marble, LLC (which we refer to as “Pental”). ASG also acquired Cosmic Stone & Tile Distributors, Inc. (which we refer to as “Cosmic”) in 2017 with no significant impact on goodwill. During the six months ended June 30, 2018, ASG recorded goodwill totaling $0.05 million related to the acquisition of certain assets of Elegant Home Design, LLC (which we refer to as “Bedrock”), and $0.3 million related to the acquisition of certain assets of NSI, LLC (which we refer to as “NSI”). Additionally, RDS recorded a measurement period adjustment to goodwill for the acquisition of Greencraft of $0.3 million during the six months ended June 30, 2018 (See Note 4).

Revenue Recognition

The Company’s revenue derived from the sale of imported granite, marble, and related items is recognized when persuasive evidence of an agreement exists through a purchase order or signed contract detailing the quantity and price, delivery per the agreement has been made, and collectability is reasonably assured.

The Company’s contracts with its homebuilder customers are generally treated as short-term contracts for accounting purposes. These contracts will generally range in length from several days to several weeks. The Company accounts for these contracts under the completed contract method of accounting and will recognize revenue and cost of revenues when obligations under the contract are complete.

The Company’s contracts related to multi-family projects are treated as long-term contacts for accounting purposes. Accordingly, the Company recognizes revenue using the percentage-of-completion method of accounting.

The Company recognizes returned product as a reduction to revenue in the period the item is returned. The Company also realized rebates to customers as a reduction to revenue in the period the rebate is earned.

Equity-based Compensation

The Company accounts for equity-based awards by measuring the awards at the date of grant and recognizing the grant-date fair value as an expense using either straight-line or accelerated attribution, depending on the specific terms of the award agreements over the requisite service period, which is usually equivalent to the vesting period. See Note 12 for further discussion.

Segment Reporting

In accordance with ASC 280-10-50-1, an operating segment is a component of an entity that has all of the following characteristics:

a.	It engages in business activities from which it may earn revenues and incur expenses;
b.	Its discrete financial information is available; and
c.	Its operating results are regularly reviewed by the public entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance.

The Company has identified two operating segments that meet all three of the above criteria, RDS and ASG. Each of these operating segments provides products and services that generate revenue and incur expenses as it engages in business activities, and each maintains discrete financial information. Additionally, the Company’s chief operating decision maker, its Chief Executive Officer, reviews financial performance, approves budgets and allocates resources at each of the RDS and ASG operating segment level.

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Recent Accounting Pronouncements

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). The JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 107 of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

In May 2014, the FASB issued Accounting Standards Update (which we refer to as “ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes a comprehensive revenue recognition standard for virtually all industries in GAAP, including those that previously followed industry-specific guidance, such as the real estate, construction, and software industries. The core principal of ASU 2014-09 is to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. During 2014-2016, the FASB issued various amendments to this topic and the amendments clarified certain positions and extended the implementation date until annual periods beginning after December 15, 2018. Early adoption is permitted, but no earlier than periods beginning after December 15, 2016. The Company is currently evaluating whether the adoption of ASU 2014-09 will have a material impact on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt this standard.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330), which requires inventory to be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The Company adopted this guidance on January 1, 2017 on a prospective basis. The adoption did not have a significant effect on the Company’s consolidated financial position or results of operations.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805), which requires an acquirer to retrospectively adjust provisional amounts recognized in a business combination during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in this ASU require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition, an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. This ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this ASU should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this ASU with earlier application permitted for financial statements that have not yet been made available for issuance. RDS adopted ASU 2015-16 for the year ended December 31, 2015, and measurement period adjustments to goodwill were recorded in the amount of $0.7 million.  ASG adopted ASU 2015-16 for the year ended December 31, 2016. The adoption did not have a material impact to the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, but early application is permitted. The Company is currently evaluating the impact of the provisions of ASU 2016-02 on the presentation of its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016–15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), which provides specific guidance on eight cash flow classification and presentation issues arising from certain cash receipts and cash payments that currently result in diverse practices. The amendments provide guidance in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies and distributions received from equity method investees. As an emerging growth company utilizing the extended transition period for new accounting pronouncements, ASU 2016-15 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The

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amendments in this ASU should be applied using a retrospective approach. The Company is currently evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory, which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. Historically, recognition of the income tax consequence was not recognized until the asset was sold to an outside party. ASU 2016-16 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350) : Simplifying the Test for Goodwill Impairment, which simplifies the goodwill impairment test by eliminating the step 2 requirement to determine the fair value at the impairment testing date of its assets and liabilities. ASU 2017-04 is effective for annual periods beginning after December 15, 2021. Early adoption is permitted for impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the effect of these provisions on the Company’s consolidated financial statements and related disclosures.

Also, in January 2017, the FASB issued ASU 2017-01, Business Combination (Topic 805) — Clarifying the Definition of a Business, which provides additional guidance in regards to evaluating whether a transaction should be treated as an asset acquisition (or disposal) or a business combination. In particular, the amendments in this ASU provide that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This clarification reduces the number of transactions that needs further evaluation for business combination. ASU 2017-01 becomes effective for the Company on January 1, 2019. The Company is currently evaluating the provisions of the guidance and does not expect the new standard will have a material impact on its consolidated financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. ASU 2017-09 was adopted by the Company and is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In February 2018, the FASB issued authoritative guidance that permits reclassification of the income tax effects of the 2017 U.S. Tax Cuts and Jobs Act on other accumulated comprehensive income (“AOCI”) to retained earnings. This guidance may be adopted retrospectively to each period (or periods) in which the income tax effects of the Tax Cuts and Jobs Act related to items remaining in AOCI are recognized, or at the beginning of the period of adoption. The guidance becomes effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. The Company is currently assessing the adoption method and the impact that adopting this new accounting standard will have on its consolidated financial statements and related disclosures.

Note 3. Concentrations, Risks and Uncertainties

The Company maintains cash balances primarily at one commercial bank per legal entity. The accounts are insured by the Federal Deposit Insurance Corporation up to $0.25 million. The amounts held in financial institutions periodically exceed the federally insured limit. Management believes that the financial institutions are financially sound and the risk of loss is minimal.

Credit is extended for some customers and is based on financial condition, and generally, collateral is not required. Credit losses are included in the consolidated financial statements and consistently have been within management’s expectations.

For the three and six months ended June 30, 2018, the Company recognized revenues from one customer which accounted for 10.8% and 11.3% of total revenues, respectively. For the three and six months ended June 30, 2017, the Company recognized revenues from one customer which accounted for 10.8% and 12.7% of total revenues, respectively. There were no customers which accounted for 10% or more of total accounts receivable, as of June 30, 2018 and December 31, 2017.

Note 4. Acquisitions

Bedrock Acquisition

On January 31, 2018, ASG acquired certain assets of a slab and tile distributor, Elegant Home Design, LLC (which we refer to as “Bedrock”), for total consideration of $12.5 million with cash consideration of $11.5 million and $1.0 million accrued liability recorded as security for and source of payment of sellers’ obligations that occur within one year subsequent to the acquisition. The

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outstanding balance remaining at January 31, 2019 will be paid in cash to the sellers. In addition to the consideration paid for Bedrock, the Company has agreed to pay up to an additional $3.0 million to be allocated among three individuals, subject to Bedrock meeting certain financial conditions defined in the purchase agreement and such individuals maintaining continuous employment with the Company through January 31, 2019. Due to this provision being compensation in nature, and contingent on both financial results and continued employment, the Company estimates a range of probable outcomes of this provision at each reporting period to estimate the likelihood and amount of a payout. As of June 30, 2018, the Company has not recorded any compensation expense associated with this provision.

The Bedrock acquisition was financed with $6.25 million of borrowing from a third-party financing agreement and the remainder from ASG’s line of credit described in Note 8. The Bedrock acquisition was accounted for under the acquisition method of accounting, and the assets acquired and liabilities assumed, including identifiable intangible assets, were recorded based on their respective preliminary estimated fair values as of the acquisition date.

ASG acquired Bedrock to further expand its distribution presence in the Midwest, and to gain access to new geographies, supply chains, products, and distribution rights. The goodwill recorded reflects the strategic value of the acquisition beyond the net value of its assets acquired less liability assumed. The goodwill is deductible for tax purposes.

The Company has performed a preliminary valuation of the acquired assets and assumed liabilities of Bedrock. Using the total consideration for the acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the estimated allocation of the preliminary purchase price as of the transaction’s closing date.

(in thousands)	Amount
Accounts receivable	$2,615
Inventory	$13,673
Property and equipment	$374
Goodwill	$51
Customer relationships and other intangible assets	$1,515
Other assets	$223
Total assets acquired	$18,451
Total liabilities	$5,959
Total consideration	$12,492

From the date of acquisition to June 30, 2018, Bedrock generated net revenue of $12.5 million and net income of $0.7 million, which are included in the Company’s Condensed Consolidated Statements of Operations.

Pro Forma Results

The following unaudited pro forma information for the period ended June 30, 2018 and 2017 has been prepared to give effect to the acquisition of Bedrock as if the acquisition had occurred on January 1, 2017. The pro forma information takes into account the preliminary purchase price allocation. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had this acquisition occurred on such date, nor does it purport to predict the results of operations for future periods.

	Six Months Ended June 30,
(in thousands)	2018	2017
	(unaudited)
Pro Forma:
Total revenue	$231,474	$172,185
Net (loss) / income	$(1,367)	$1,363

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Our pro forma assumptions are as follows:

•	Revenues and costs of sales were based on actual results for the six months ended June 30, 2018 and 2017.
•

General and administrative expenses were based on actual results adjusted by $0.02 million and $0.13 million for the six months ended June 30, 2018 and 2017, respectively, for the impact of the amortization expense of the intangible assets acquired with the acquisition.

•

Actual interest expense was adjusted by $0.05 million and $0.33 million for the six months ended June 30, 2018 and 2017, respectively, for the imputed interest on the acquired debt issued to fund the acquisition.

•	Income taxes were adjusted to impute the Company’s corporate effective rate during the period on the pro forma income before taxes.

NSI Acquisition

On March 19, 2018, ASG acquired certain assets of NSI, LLC, a Maryland limited liability company (which we refer to as “NSI”), for approximately $0.3 million in cash. The NSI acquisition and related transaction costs were financed by ASG’s line of credit described in Note 8. The acquisition was accounted for under the acquisition method of accounting, and the assets acquired and liabilities assumed, including identifiable intangible assets, were recorded based on their respective preliminary estimated fair values as of the acquisition date.

The Company has performed a preliminary valuation of the acquired assets and assumed liabilities of NSI. Using the total consideration for the acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the estimated allocation of the preliminary purchase price as of the transaction’s closing date.

(in thousands)	Amount
Accounts receivable	$251
Inventory	$789
Goodwill	$290
Total assets acquired	$1,330
Total liabilities	$1,040
Total consideration	$290

From the date of acquisition to June 30, 2018, net revenue and net income generated by NSI was not significant. Pro forma revenues and net income for the periods ended June 30, 2018 and 2017, respectively, were not significant.

Note 5. Inventories

Inventories are valued at the lower of cost and net realizable value, with cost determined under the first in first out method. The significant components of inventory were as follows:

(in thousands)	June 30, 2018	December 31, 2017
Raw Materials	$103,143	$80,726
Installations in process	$7,371	$6,903
	$110,514	$87,629

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Note 6. Property, Plant and Equipment

Property and equipment consisted of the following:

(in thousands)	June 30, 2018	December 31, 2017
Vehicles	$6,622	$5,378
Machinery and equipment	3,643	2,807
Leasehold improvements	6,602	5,287
Furniture and fixtures	6,099	3,363
Computer equipment	3,554	2,908
Other	191	152
	$26,711	$19,895
Less: accumulated depreciation and amortization	(9,601)	(6,669)
Property and equipment, net	$17,110	$13,226

Depreciation and amortization expense of property and equipment totaled $1.6 million and $0.8 million for the three months ended June 30, 2018 and 2017, respectively. For the three months ended June 30, 2018, $0.9 million and $0.7 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively. For the three months ended June 30, 2017, $0.5 million and $0.2 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively.

Depreciation and amortization expense of property and equipment totaled $3.0 million and $1.4 million for the six months ended June 30, 2018 and 2017, respectively. For the six months ended June 30, 2018, $1.7 million and $1.3 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively. For the six months ended June 30, 2017, $1.0 million and $0.4 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively.

Note 7. Goodwill and Intangible Assets

Goodwill

The change in carrying amount of goodwill by reportable segment was as follows:

(in thousands)	ASG	RDS	Total Goodwill
December 31, 2017	$43,712	$22,614	$66,326
NSI acquisition	290	—	290
Bedrock acquisition	51	—	51
Greencraft measurement period adjustment	—	317	317
June 30, 2018	$44,053	$22,931	$66,984

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Intangibles Assets

The following table provides the gross carrying amount, accumulated amortization and net book value by reportable segment for each class of intangible assets as of June 30, 2018:

(in thousands)	ASG	RDS	Total Gross Carrying Amount
Gross Carrying Amount
Customer relationships	$58,290	$34,760	$93,050
Tradenames	6,970	9,550	16,520
Non-compete agreements	35	235	270
	$65,295	$44,545	$109,840

	ASG	RDS	Total Accumulated Amortization
Accumulated Amortization
Customer relationships	$(10,244)	$(19,497)	$(29,741)
Tradenames	(1,063)	(1,903)	(2,966)
Non-compete agreements	(4)	(29)	(33)
	$(11,311)	$(21,429)	$(32,740)

	ASG	RDS	Total Net Book Value
Net Book Value
Customer relationships	$48,046	$15,263	$63,309
Tradenames	5,907	7,647	13,554
Non-compete agreements	31	206	237
	$53,984	$23,116	$77,100

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The following table provides the gross carrying amount, accumulated amortization and net book value by reportable segment for each class of intangible assets as of December 31, 2017:

(in thousands)	ASG	RDS	Total Gross Carrying Amount
Gross Carrying Amount
Customer relationships	$57,200	$34,760	$91,960
Tradenames	6,580	9,550	16,130
Non-compete agreements	—	235	235
	$63,780	$44,545	$108,325

	ASG	RDS	Total Accumulated Amortization
Accumulated Amortization
Customer relationships	$(7,308)	$(16,527)	$(23,835)
Tradenames	(727)	(1,500)	(2,227)
Non-compete agreements	—	—	—
	$(8,035)	$(18,027)	$(26,062)

	ASG	RDS	Total Net Book Value
Net Book Value
Customer relationships	$49,892	$18,233	$68,125
Tradenames	5,853	8,050	13,903
Non-compete agreements	—	235	235
	$55,745	$26,518	$82,263

Amortization expense on intangible assets totaled $3.3 million and $6.7 million during the three and six months ended June 30, 2018, respectively. Amortization expense on intangible assets totaled $2.9 million and $5.2 million during the three and six months ended June 30, 2017, respectively.

The estimated annual amortization expense for the next five years and thereafter is as follows:

(in thousands)
2018 Remaining	$6,700
2019	11,752
2020	8,459
2021	8,452
2022	8,376
Thereafter	33,361
$77,100

Note 8. Lines of Credit

RDS Line of Credit

In September 2014, RDS entered into a revolving line of credit agreement (which we refer to as the “RDS credit agreement”) with a commercial bank that had a limit of the lesser of $25 million or the sum of (i) up to 85% of eligible builder accounts receivable, plus (ii) up to 85% of the value of eligible homeowner accounts receivable, not to exceed $3 million, plus (iii) up to 70% of the value of eligible unbilled accounts, not to exceed the greater of (x) $3 million and (y) 25% of the Borrowing Base (as defined in the RDS credit agreement), plus (iv) the lesser of (x) 65% of the value of eligible inventory and (y) 85% of the result of the net orderly liquidation value percentage times the value of eligible inventory, minus (v) the availability reserve (as defined in the RDS credit agreement) determined by the lender. The RDS credit agreement was terminated on June 29, 2018 coinciding with SIC entering into a new line of credit.

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All borrowings under the RDS credit agreement were at the bank’s discretion and bore interest at either the London InterBank Offered Rate (which we refer to as “LIBOR”) or the “base rate,” plus an “applicable margin” (each as defined in the RDS credit agreement), which varied based upon RDS’ leverage ratio. Interest was due and payable in arrears monthly. At December 31, 2017, the interest rate on the outstanding balance under the RDS credit agreement was 5.5%. The RDS credit agreement was collateralized by substantially all assets of RDS.

At June 30, 2018 and December 31, 2017, outstanding borrowings on the RDS credit agreement totaled $0 and $14 million, respectively.

The RDS credit agreement required the maintenance of certain financial covenants. At December 31, 2017 and until termination of the RDS credit agreement on June 29, 2018, RDS was in compliance with the financial covenants.

RDS also had available letter of credit accommodations with a limit of $5 million. Any payments made by the bank under the letter of credit were deemed advances by Company under the line of credit. There were no outstanding letters of credit as of June 30, 2018 and December 31, 2017.

In connection with the RDS credit agreement, RDS incurred certain issuance costs. These costs were amortized to non-cash interest expense over the terms of the related notes on a straight-line basis which approximates the effective interest method. Non-cash interest expense related to these costs was $0.01 million for the three months ended June 30, 2018 and 2017. Non-cash interest expense related to these costs was $0.02 million for the six months ended June 30, 2018 and 2017. The debt issuance cost remaining balance of $0.04 million was expensed as non-cash interest expense at the termination of the RDS credit agreement. At June 30, 2018 and December 31, 2017, the unamortized debt issuance costs related to the RDS credit agreement totaled $0 and $0.08 million, respectively, and are included in other assets on the accompanying consolidated balance sheets.

ASG Line of Credit

In June 2015, ASG entered into a loan and security agreement (which we refer to as the “ASG credit agreement”) with a financial institution for a line of credit with availability of $15 million. In February, 2017 the ASG credit agreement was amended, which increased the availability to $40 million. ASG could borrow, repay, and re-borrow all or any part of the commitment at any time before the maturity date (February 27, 2022), so long as the combined total unpaid principal amount outstanding under the note and the face amount of any outstanding letters of credit did not exceed the total commitment at any time. The principal amount outstanding under the line of credit accrued interest at a floating per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30-day interest period as determined on such day, plus 2.0% (each as defined in the ASG credit agreement). The ASG credit agreement was terminated on June 29, 2018 coinciding with SIC entering into a new line of credit.

The interest rate in effect under the ASG credit agreement was 5.0% per annum as of December 31, 2017. The interest was payable monthly. The line of credit was collateralized by substantially all of the assets of ASG. As of June 30, 2018 and December 31, 2017, $0 and $5.3 million was outstanding under the ASG credit agreement, respectively. The ASG credit agreement was subject to certain financial covenants. At June 30, 2018 and December 31, 2017, ASG was in compliance with the financial covenants.

ASG incurred debt issuance costs in connection with the ASG credit agreement. These costs were amortized to non-cash interest expense over the terms of the related notes on a straight-line basis which approximates the effective interest method. Non-cash interest expense related to these costs was de minimis for the three months ended June 30, 2018 and 2017. At June 30, 2018 and December 31, 2017, ASG had no unamortized debt issuance costs related to the ASG credit agreement.

SIC Line of Credit

In June 2018, the Company and certain of its subsidiaries entered into an amended and restated loan, security and guaranty agreement, dated as of June 28, 2018 (which we refer to as the “SIC Credit Facility”), with a commercial bank, which amends and restates each of the RDS credit agreement and the ASG credit agreement in their entirety.  The SIC Credit Facility will be used by the Company, including both RDS and ASG, for operational purposes.  Pursuant to the SIC Credit Facility, the Company has a borrowing-base-governed revolving credit facility that provides for borrowings of up to an aggregate of $80 million, which may be increased to an aggregate amount not to exceed $130 million upon the satisfaction of certain conditions.

Under the terms of the SIC Credit Facility, the Company has the ability to request the issuance of letters of credit up to a maximum aggregate stated amount of $15 million. The ability to borrow revolving loans under the SIC Credit Facility is reduced on a dollar-for-dollar basis by the aggregate stated amount of all outstanding letters of credit. The indebtedness outstanding under the SIC Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries.

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The revolving loans under the SIC Credit Facility bear interest at a floating rate equal to an index rate (which the Company can elect between an index based on a LIBOR based rate or an index based on a Prime, Federal Funds or LIBOR based rate) plus an applicable margin. The applicable margin is determined quarterly based on the borrowers’ average daily availability (calculated by reference to their accounts receivable and inventory that comprise their borrowing base) during the immediately preceding fiscal quarter. Upon the occurrence of certain events of default under the SIC Credit Facility, the interest rate applicable to the obligations thereunder may be increased by two hundred basis points (2.00%).

All revolving loans under the SIC Credit Facility are due and payable in full on June 28, 2023, subject to earlier acceleration upon certain conditions.  Letter of credit obligations and other amounts outstanding under the SIC Credit Facility are due and payable on the date set forth in the respective loan documents or upon demand by the lender.

Under the SIC Credit Facility, the Company and its subsidiaries are required to comply with certain customary restrictive covenants that, among other things and with certain exceptions, limit the ability of the Company and its subsidiaries, as applicable, to (i) incur additional indebtedness and liens in connection therewith, (ii) pay dividends and make certain other restricted payments, (iii) effect mergers or consolidations, (iv) enter into transactions with affiliates, (v) sell or dispose of property or assets, and (vi) engage in unrelated lines of business.

As of June 30, 2018, $35.9 million was outstanding under the SIC Credit Facility. The SIC Credit Facility is subject to certain financial covenants. At June 30, 2018, the Company was in compliance with the financial covenants.

The Company incurred debt issuance costs of $0.5 million in connection with the SIC Credit Facility. These costs will be amortized to non-cash interest expense over the term of the agreement on a straight-line basis which approximates the effective interest method. Non-cash interest expense related to these costs was $0 for the three and six months ended June 30, 2018 and 2017. At June 30, 2018 and December 31, 2017, SIC had $0.5 million and $0 of unamortized debt issuance costs related to the SIC Credit Facility, respectively.

Note 9. Long-Term Debt

Long-term debt consisted of the following:

(in thousands)	June 30, 2018	December 31, 2017
RDS equipment and vehicle notes	$1,216	$1,397
ASG term loans	94,689	89,143
	95,905	90,540
Unamortized debt issuance costs	(1,963)	(2,194)
Total long-term debt	93,942	88,346
Current portion of long-term debt, net of financing fees	$1,424	$1,449
Long-term debt, net of current portion and financing fees	$92,518	$86,897

RDS Equipment and Vehicle Notes

RDS has financed the acquisition of certain vehicles, property, and equipment with notes payable that mature at various times through December 2022. As of June 30, 2018 and December 31, 2017, the outstanding balance on equipment and vehicle notes payable totaled $1.2 million and $1.4 million, respectively. These notes are secured by the vehicles and equipment that were financed and require monthly interest and principal payments.

ASG Term Loans

In December 2015, ASG entered into a loan agreement with a financial institution offering a term loan in the aggregate amount of $1.7 million to finance the purchase of equipment. Amounts due under the term loan bear interest at 3.75% per annum with interest payable monthly. Principal payments are due in monthly installments beginning April 8, 2016 through maturity (March 8, 2021). At June 30, 2018 and December 31, 2017, ASG had $0.9 million and $1.0 million outstanding under this term loan, respectively.

In May 2016, ASG entered into a loan agreement with an investor offering a term loan in the amount of $0.2 million to finance improvements to ASG’s facilities in Anaheim, California. Amounts outstanding under the term loan bear interest at 8% per annum. Payments consisting of principal and interest are due monthly through maturity (January 1, 2023). As of June 30, 2018 and December 31, 2017, ASG had $0.1 million outstanding under this term loan.

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In February 2017, ASG entered into a financing agreement with a third-party lender to borrow $105.0 million that was used to refinance the Company’s existing debt, fund a portion of the purchase price for the acquisition of Pental, fund other amounts defined in the financing agreement and fund working capital and general corporate purposes of the Company. Amounts due under the term loan bear interest at the election of the Company, indexed either to the LIBOR rate or the “base rate,” with an “applicable margin” (each as defined in the financing agreement) (7.25% per annum as of December 31, 2017). Interest is payable monthly with principal payments due in quarterly installments beginning July 1, 2017 through maturity (February 28, 2022). ASG borrowed an additional $6.25 million under the terms of this loan to fund a portion of the acquisition of Bedrock on January 31, 2018. As of June 30, 2018 and December 31, 2017, ASG had $93.7 million and $88.0 million outstanding under this term loan, respectively.

Substantially all of ASG’s assets are collateral for these term loans. ASG is required to meet certain financial and nonfinancial covenants pursuant to these term loans. ASG was in compliance with all financial and non-financial covenants as of June 30, 2018 and December 31, 2017.

ASG incurred debt issuance costs in connection with its term loans. These costs are being amortized to non-cash interest expense over the terms of the related notes on a straight-line basis, which approximates the effective interest rate method. Non-cash interest expense related to these costs was $0.1 million and $0.3 million for the three and six months ended June 30, 2018, respectively. Non-cash interest expense related to these costs was $0.1 million and $0.2 million for the three and six months ended June 30, 2017, respectively. Additionally, ASG expensed the remaining unamortized debt issuance costs for the refinanced debt of $0.6 million as extinguishment of debt in February 2017. At June 30, 2018 and December 31, 2017, the unamortized debt issuance costs related to the term loans totaled $2.0 million and $2.2 million, respectively, and are shown as a direct deduction from the liability on the accompanying consolidated balance sheets.

Note 10. Commitments and Contingencies

Leases

The Company leases certain vehicles under leases classified as capital leases. The leased vehicles are included as property, plant and equipment (which we refer to as “PP&E”) and amortized to accumulated amortization on a straight-line basis over the life of the lease, which is typically four years. The total acquisition cost included in PP&E related to the leased vehicles was $1.4 million and $1.1 million at June 30, 2018 and December 31, 2017, respectively. Total accumulated amortization related to the leased vehicles is $0.2 million and $0.05 million at June 30, 2018 and December 31, 2017, respectively, with amortization expense totaling $0.08 million and $0.2 million for the three and six months ended June 30, 2018, respectively. Amortization expense was $0 for the three and six months ended June 30, 2017.

RDS leases its corporate, administrative, fabrication and warehousing facilities under long-term non-cancelable operating lease agreements expiring at various dates through April 2023. The monthly rents are subject to annual increases and generally require the payment of utilities, real estate taxes, insurance and repairs. Four of RDS’ facility leases are with a company owned by a Company stockholder.

RDS also leases certain office equipment under long-term lease agreements expiring at various dates through October 2020.

ASG leases its facilities and equipment under long-term non-cancellable operating lease agreements expiring at various dates through October 2029. The facility leases contain predetermined fixed escalations of the minimum rentals. Three of ASG’s facility leases are with companies owned by certain Company stockholders or other related parties.

The Company recognizes rent expense on a straight-line basis and records the difference between the recognized rent expense and amounts payable under the lease as deferred rent. Aggregate deferred rent at June 30, 2018 and December 31, 2017 was $1.3 million. Aggregate rent expense for the three and six months ended June 30, 2018 totaled $3.1 million and $6.0 million, respectively.  Aggregate rent expense for the three and six months ended June 30, 2017 totaled $2.2 million and $3.8 million, respectively.

Exclusive Distributor Rights

Pental’s main supplier has agreed to allow Pental exclusive distribution rights in 23 States in the United States of America. To maintain these rights, Pental must meet certain minimum purchase requirements. Purchase volumes for the period from July 1, 2016 to December 31, 2020 must be a minimum purchase of 90 containers per month.  Using an estimated price per container based

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on the average price per container in 2017, the future minimum purchases to maintain the exclusive rights as of June 30, 2018 are as follows:

(in thousands)
2018	$18,401
2019	36,801
2020	36,801
$92,003

If Pental falls short of these minimum requirements in any given calendar year, Pental has agreed to negotiate with the supplier to arrive at a mutually acceptable resolution. There are no financial penalties to Pental if such commitments are not met; however, the supplier reserves the right to remove exclusive distribution rights privileges.

Note 11. Equity

RDS

Prior to the November 2017 Restructuring Transactions, distributions totaling $20.8 million were paid to the members of RDS during 2017.

ASG

Prior to the November 2017 Restructuring Transactions, distributions totaling $14.6 million were paid to the members of ASG during 2017.

Class A and B Common Stock

In connection with the November 2017 Private Offering and Private Placement, the Company sold and issued 18,750,000 shares of the Company’s Class A Common Stock to new investors, at an offering price of $12.00 per share, for gross proceeds of approximately $225 million (prior to payment of discounts and fees to the initial purchaser and placement agent and offering expenses). In December 2017, in connection with the over-allotment option granted to the initial purchaser and placement agent in the November 2017 Private Offering and Private Placement, the Company sold and issued an additional 3,000,000 shares of Class A Common Stock to new investors at an offering price of $12.00 per share, for gross proceeds of approximately $36 million (prior to payment of discounts and fees to the initial purchaser and placement agent and offering expenses).

As part of the November 2017 Restructuring Transactions, SIC used approximately $62.7 million of the proceeds from the November 2017 Private Offering and Private Placement to purchase a certain amount of equity interests in RDS and ASG from the Rollover Stockholders. The remaining equity interests in RDS and ASG were rolled over into 9,244,112 shares of Class B Common Stock. Concurrently, SIC used approximately $26.6 million of the proceeds from the November 2017 Private Offering and Private Placement to repurchase and retire 2,379,486 shares of Class B Common Stock from affiliates of Trive Capital Management LLC (which we refer to as “Trive Capital”). In accordance with the terms of the November 2017 Private Offering and Private Placement, in December 2017, the Company also repurchased and retired 3,000,000 shares of Class B Common Stock with the proceeds of the sales of Class A Common Stock to new investors. After the consummation of the November 2017 Private Offering and Private Placement and the November 2017 Restructuring Transactions, the Company had 21,750,000 shares of Class A Common Stock outstanding and 3,864,626 shares of Class B Common Stock outstanding.

Total equity at June 30, 2018 and December 31, 2017 was $148.3 million and $148.1 million, respectively. The change in equity of $0.3 million during the period was a result of an increase in additional paid in capital of $1.7 million related to the accrual of restricted stock expense and an increase to the accumulated deficit of $1.4 million resulting from the net loss for the six months ended June 30, 2018.

Registration Rights

In connection with the November 2017 Private Offering and Private Placement, a Registration Rights Agreement (which we refer to as the “Registration Rights Agreement”) was entered into by the Company, certain members of Company management, affiliates of Trive Capital, and B. Riley FBR, Inc. as the initial purchaser/private placement agent in the November 2017 Private Offering and Private Placement.

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Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC as soon as reasonably practicable, but in no event later than January 31, 2018, a shelf registration statement registering the resale of Class A Common Stock sold in the November 2017 Private Offering and Private Placement (which we refer to as the “Shelf Registration Statement”).  Pursuant to the Registration Rights Agreement, the Company also agreed to use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC and have the Class A Common Stock listed on a national securities exchange no later than May 31, 2018.

The Registration Rights Agreement provided that if the Shelf Registration Statement was not effective, and the Class A Common Stock was not listed and trading on a national securities exchange, by May 31, 2018, then holders of shares of Class A Common Stock would be entitled to receive dividends on shares of Class A Common Stock that will accrue and be payable only in additional shares of Class A Common Stock (which we refer to as “Special Stock Dividends”).  The Registration Rights Agreement also provided that Special Stock Dividends will accrue at a daily rate equal to the quotient of (i) 0.05 multiplied by 21,750,000 (the aggregate number of shares of Class A Common Stock sold and issued in the November 2017 Private Offering and Private Placement) divided by (ii) 365, up to a maximum aggregate number of shares of Class A Common Stock equal to 1,460,149 shares (which we refer to as “Maximum Accrual Amount”), and will cease accruing upon the Shelf Registration Statement being declared effective, and the Class A Common Stock commencing trading on a national exchange.  In the event that Special Stock Dividends are paid by the Company to the holders of Class A Common Stock, an equivalent amount of shares of Class B Common Stock held by affiliates of Trive Capital and certain members of Company management will be repurchased by the Company at a price of $0.01 per share and immediately cancelled.  The shares of Class B Common Stock to be repurchased, if any, would be from the 1,460,149 shares of Class B Common Stock that were held in escrow (consisting of 1,000,000 shares held by affiliates of Trive Capital and 460,149 shares held by certain members of management).

If the Shelf Registration Statement was declared effective by the SEC, and the Class A Common Stock listed on a national securities exchange prior to Special Stock Dividends accruing to the Maximum Accrual Amount, each remaining share of Class B Common Stock would automatically convert into one share of Class A Common Stock.  The Registration Rights Agreement also describes procedures to be followed in the event the Company proposes to conduct an initial public offering of its Class A Common Stock; however, the Registration Rights Agreement does not explicitly require the Company to do so.

As of June 30, 2018, the Shelf Registration Statement had not yet been declared effective by the SEC and the Class A Common Stock had not yet been listed on a national securities exchange, and therefore, Special Stock Dividends in the form of a total of 89,393 shares of Class A Common Stock had accrued.

Note 12. Stock Compensation

On November 22, 2017, the Company adopted the Select Interior Concepts, Inc. 2017 Incentive Compensation Plan (which we refer to as the “2017 Plan”). Upon the adoption of the 2017 Plan, the maximum aggregate number of shares issuable thereunder was 2,561,463 shares. At June 30, 2018 and December 31, 2017, there were approximately 1,286,867 and 1,848,727 shares of common stock available for grant under the 2017 Plan, respectively.

Stock Options

The Company has not had any stock option activity under the 2017 Plan for the six months ended June 30, 2018.

Restricted Stock

Restricted stock awards and restricted stock unit awards are grants of shares of the Company’s common stock that are subject to various restrictions, including restrictions on transferability, vesting and forfeiture provisions. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares prior to vesting, subject to such awards’ forfeiture provisions, unless the board of directors provides otherwise. Recipients of restricted stock unit awards generally will not have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the board of directors provides otherwise. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to the Company.

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On November 22, 2017, concurrent with November 2017 Private Offering and Private Placement, 356,368 shares of restricted stock were granted to certain members of the executive management team and members of the board of directors and such shares are subject to vesting over a period of three years and certain other conditions, including continuous service to the Company, following the date of the restricted stock agreement. The shares vest ratably on an annual basis. For the six months ended June 30, 2018, an additional 561,860 shares of common stock were granted to certain executives and key employees, and such shares are subject to vesting over a period of three years and certain other conditions, including continuous service to the Company, following the date of the restricted stock agreement. The shares vest ratably on an annual basis.

The Company estimated the fair value of these shares on the date the shares were granted, and recognizes the resulting fair value, net of estimated forfeitures, over the requisite service period. The grant date fair value for the shares of restricted stock granted on November 22, 2017 and during the six months ended June 30, 2018 was estimated using the price per share sold in the November 2017 Private Offering and Private Placement as a proxy due to the lack of any subsequent market indication of a change in value. The Company’s stock trades very infrequently and in very low volume. Consequently, there is no substantive data that would lead to the conclusion that the value of the Company’s stock has materially changed since the closing of the November 2017 Private Offering and Private Placement.

A summary of the Company’s restricted stock activity for the six months ended June 30, 2018 is as follows:

	Shares of Restricted Stock Outstanding	Weighted Average Grant Date Fair Value
Nonvested shares at January 1, 2018	356,368	$12.00
Granted	561,860	$12.00
Forfeited	—	$—
Vested	—	$—
Nonvested shares at June 30, 2018	918,228	$12.00

As of June 30, 2018, total remaining stock-based compensation expense for nonvested restricted stock is $9.7 million, which is expected to be recognized over a weighted average remaining period of 2.7 years.

Total stock-based compensation expense recognized for restricted stock for the three and six months ended June 30, 2018 was $0.8 million and $1.6 million, respectively. There was no stock-based compensation expense recognized for restricted stock for the three and six months ended June 30, 2017.

Phantom Stock

Phantom stock awards are grants of phantom stock with respect to shares of the Company’s common stock that are settled in cash and subject to various restrictions, including restrictions on transferability, vesting and forfeiture provisions. Shares of phantom stock that do not vest for any reason will be forfeited by the recipient and will revert to the Company.

On November 22, 2017, concurrent with November 2017 Private Offering and Private Placement, phantom stock with respect to 356,368 shares of common stock were granted to certain members of the executive management team and members of the board of directors subject to vesting over a period of three years and certain other conditions, including continuous service to the Company, following the date of the phantom stock agreement. As a result of the cash-settlement feature of these awards, the Company considers these awards to be liability awards, which are measured at fair value at each reporting date and the pro-rata vested portion of the award is recognized as a liability to the extent that the performance condition is deemed probable. The fair value as of June 30, 2018 for the phantom stock awards granted on November 22, 2017 was estimated using the most current price paid for Class A Common Stock traded between a buyer and seller.

The Company recorded phantom stock based compensation expense of $1.5 million and $2.3 million during the three and six months ended June 30, 2018, respectively. There was no stock based compensation expense recognized for phantom stock for the three and six month period ended June 30, 2017.

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A summary of the Company’s phantom stock activity for the period ended June 30, 2018 is as follows:

Shares of Phantom Stock Outstanding
Nonvested shares at January 1, 2018	356,368
Granted	—
Forfeited	—
Vested	70,440
Nonvested shares at June 30, 2018	285,928

As of June 30, 2018, total remaining stock-based compensation expense for nonvested restricted stock and phantom stock is $1.9 million, which is expected to be recognized over a weighted average remaining period of 0.5 years.

Note 13. Provision for Income Taxes

At June 30, 2018 and 2017, the provision for income taxes reflected on the condensed consolidated statements of operations reflect an effective rate of 27.83% and 14.84%, respectively. During the six months ended June 30, 2017, because the period was prior to the November 2017 Restructuring Transactions, our ASG subsidiary and segment was a pass-through entity for tax purposes, resulting in the consolidated Company not realizing income tax benefit from the loss incurred by ASG during the period. This resulted in a lower than expected effective tax rate for the three months ended June 30, 2017.

The Company’s effective income tax rate is different from what would be expected if the federal statutory rate were applied to income from continuing operations primarily because of non-deductible items and state income taxes.

In December 2017, the staff of the SEC issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (which we refer to as “SAB 118”), which allows the Company to record provisional amounts during a measurement period not to extend beyond one year from the enactment date. Because the Tax Cuts and Jobs Act was enacted in the fourth quarter of the year ended December 31, 2017 and ongoing guidance and accounting interpretations are expected over the next 12 months, the analysis required to record the provisional amounts for the accounting of deferred tax re-measurements and other items, such as cost recovery and state tax considerations, may be revised causing adjustments to these provisions. The Company expects to complete the analysis and update the provisional amounts within the measurement period in accordance with SAB 118.

Note 14. Related Party Transactions

Consulting Agreement

During the period ended June 30, 2017, each of RDS and ASG had a consulting agreement with Trive Capital (affiliates of which collectively hold more than 5% of our common stock and are affiliated with Christopher Zugaro, the chairman of our board of directors). Under each such respective consulting agreement, RDS and ASG were required to pay Trive Capital an annual nonrefundable consulting fee of $0.4 million, payable in four quarterly installments of $0.1 million each, plus the reimbursement of expenses. Each consulting agreement also allowed for additional consulting work outside of the scope of the agreement to be provided by Trive Capital and billed separately to such company. Both consulting agreements were terminated concurrently with the November 2017 Restructuring Transactions. Consulting fees plus expenses related to the consulting agreements that were expensed during the three and six months ended June 30, 2018 totaled $0. Consulting fees plus expenses that were expensed to Trive Capital during the three and six months ended June 30, 2017 totaled $0.3 million and $0.4 million, respectively. There was no outstanding balance due to Trive Capital at June 30, 2018. Amounts due and recorded as accounts payable at December 31, 2017 was $0.1 million.

Facility Rent

RDS leases four of its facilities from a trust affiliated with a Company stockholder. Rent expense under this lease totaled $0.2 million and $0.4 million during the three and six months ended June 30, 2018, respectively. Rent expense under this lease totaled $0.2 million and $0.4 million during the three and six months ended June 30, 2017, respectively. No amounts were unpaid under this lease at June 30, 2018 and December 31, 2017. See Note 10.

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ASG leases office space from AG&M Bee Creek Investments Ltd., a company owned by certain Company stockholders. This lease was renewed on February 29, 2016 and includes an additional option to renew the lease for five years. Rent expense under this lease was $0.1 million and $0.2 million during the three and six months ended June 30, 2018, respectively. Rent expense under this lease was $0.1 million and $0.2 million during the three and six months ended June 30, 2017, respectively.  No amounts were unpaid under this lease at June 30, 2018 and December 31, 2017. See Note 10.

ASG leases office space from AG&M San Antonio Investments Ltd., a company owned by certain Company stockholders. This lease was renewed on February 29, 2016 and includes an additional option to renew the lease for two years. Rent expense under this lease was $0.04 million and $0.09 million during the three and six months ended June 30, 2018, respectively. Rent expense under this lease was $0.03 million and $0.08 million during the three and six months ended June 30, 2017, respectively. No amounts were unpaid under this lease at June 30, 2018 and December 31, 2017. See Note 10.

ASG leases office space from 502 Jersey Ave LLC., a company owned by a current employee and former owner of Cosmic. Rent expense under this lease was $0.09 million and $0.2 million during the three and six months ended June 30, 2018, respectively. There was no expense under this lease during the three and six months ended June 30, 2017. No amounts were unpaid under this lease at June 30, 2018 and December 31, 2017. See Note 10.

ASG leases office space from 521 Digiulian Boulevard, LLC., a company owned by a current employee and former owner of NSI. Rent expense under this lease was $0.04 million during the three and six months ended June 30, 2018. There was no expense under this lease during the three and six months ended June 30, 2017. No amounts were unpaid under this lease at June 30, 2018 and December 31, 2017. See Note 10.

Subcontractors and Supplier

Two RDS employees have family members that have an ownership interest in flooring subcontracting companies that do business with RDS. During the three and six months ended June 30, 2018, these companies performed a total of $0.6 million and $0.9 million in subcontract work for RDS, respectively. During the three and six months ended June 30, 2017, these companies performed a total of $0.3 million and $0.4 million in subcontract work for RDS, respectively. Amounts due and recorded as accounts payable at June 30, 2018 was $0.01 million. There was no amount unpaid at December 31, 2017.

Other Consulting Services

A consulting firm affiliated with an officer of SIC has performed various consulting services for the Company related to human resources, accounting, and project management. During the three and six months ended June 30, 2018, the Company incurred $0.08 million and $0.1 million of costs, respectively, with this consulting firm. During the three and six months ended June 30, 2017, the Company incurred $0.03 million and $0.1 million of costs, respectively, with this consulting firm. Amounts due and recorded as accounts payable at June 30, 2018 was $0.01 million. There was no amount unpaid at December 31, 2017.

A former ASG executive and SIC stockholder terminated his employment with ASG as of June 30, 2017. This individual continues to provide business consulting services for ASG. During the three and six months ended June 30, 2018 ASG incurred consulting costs with this individual of $0.01 million and $0.05 million, respectively. During the three and six months ended June 30, 2017 ASG did not incur any consulting costs with this individual.  No amounts were unpaid at June 30, 2018 and December 31, 2017.

Note 15. Segment Information

The Company’s operations are classified into two operating segments: RDS and ASG. Under RDS, the Company offers interior design and installation services, and under ASG, the Company offers natural and engineered surfaces distribution services. These operating segments represent strategic business areas which, although they operate separately and provide their own distinctive services, enable the Company to more effectively offer the complete line of interior design and selection services, merchandising, and complex supply chain management. Neither of the two operating segments have any reporting units. While individual acquisitions, for a time, may have discrete financial information before being fully integrated, RDS and ASG are the only operating and reporting segments for which both discrete financial information is available and is reviewed by segment management.

Inter-segment eliminations result, primarily, from the sale of ASG inventory to the RDS segment, including the related profit margin, as well as some intercompany borrowings recorded in the form of intercompany payables and receivables.

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The Company evaluates performance of the respective segments based upon revenues and operating income. Information for the periods presented is provided below:

	Six Months Ended June 30,
(in thousands)	2018	2017
Net sales:
RDS	$125,417	$86,460
ASG	104,561	72,134
Elimination of intercompany sales	(731)	(509)
Consolidated Total	$229,247	$158,085

Operating income:
RDS	$6,673	$2,839
ASG	6,145	4,935
Elimination of intercompany operating income	43	(25)
Unallocated corporate operating income	(8,301)	—
Consolidated Total	$4,560	$7,749

Capital expenditures:
RDS	$1,480	$848
ASG	4,912	818
Unallocated corporate capital expenditures	19	—
Consolidated Total	$6,411	$1,666

	As of June 30,	As of December 31,
	2018	2017
Goodwill:
RDS	$22,931	$22,614
ASG	44,053	43,712
Consolidated Total	$66,984	$66,326

Other intangible assets:
RDS	$23,116	$26,518
ASG	53,984	55,745
Consolidated Total	$77,100	$82,263

Total Assets:
RDS	$102,720	$103,172
ASG	231,668	203,637
Elimination of intercompany receivables and inventory	(288)	(276)
Unallocated corporate assets	15,840	13,713
Consolidated Total	$349,940	$320,246

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Note 16. Subsequent Events

Events occurring after June 30, 2018, have been evaluated for possible adjustment to the consolidated financial statements or disclosure as of September 6, 2018, which is the date the consolidated financial statements were available to be issued.

On August 13, 2018, the Company’s Shelf Registration Statement was declared effective by the SEC and on August 16, 2018 the Class A Common Stock commenced trading on the NASDAQ Capital Market under the ticker symbol “SIC.” As of August 15, 2018, the Special Stock Dividend stopped accruing, with a total amount accrued of 226,513 shares. After the Special Stock Dividend was paid and an equal number of shares of Class B Common Stock were repurchased and cancelled by the Company, each then remaining share of Class B Common Stock was automatically converted into one share of Class A Common Stock, resulting in no shares of Class B Common Stock left outstanding.

On August 22, 2018, ASG acquired certain assets of The Tuscany Collection, LLC, a distributor of natural stone, quartz and tile in Las Vegas, Nevada. The acquisition and related transaction costs were financed by SIC’s line of credit described in Note 8. The acquisition was accounted for under the acquisition method of accounting and the assets acquired and liabilities assumed, including identifiable intangible assets, were recorded based on their respective preliminary estimated fair values as of the acquisition date. The Company is in the process of performing the purchase price allocation.

On August 31, 2018, RDS acquired certain assets of Summit Stoneworks, LLC, which is located in Austin, Texas and is engaged in builder design services and the fabrication and installation of stone products for commercial and residential applications. This acquisition was financed from SIC’s line of credit described in Note 8. The acquisition was accounted for under the acquisition method of accounting and the assets acquired and liabilities assumed, including identifiable intangible assets, were recorded based on their respective preliminary estimated fair values as of the acquisition date. The Company is in the process of performing the purchase price allocation.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward-Looking Statements

This Quarterly Report on Form 10-Q (which we refer to as this “Report”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).  Forward-looking statements discuss matters that are not historical facts.  Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees.  Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all of the risks and uncertainties.  Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements.  These forward-looking statements are found at various places throughout this Report and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors.  Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements.  In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report.  All subsequent written and oral forward-looking statements concerning other matters addressed in this Report and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Report.

Except to the extent required by law, we do not undertake any obligation to update or revise, or publicly announce any update or revision to, any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise, after the date of the statement.

Overview

We are an installer and nationwide distributor of interior building products and a provider of residential interior design services with market positions in attractive markets. Through our Residential Design Services (which we refer to as “RDS”) segment, we serve leading national and regional homebuilders by providing an integrated, outsourced solution for the design, consultation, sourcing, distribution and installation needs of their homebuyer customers. Through our 18 design centers located in California, Nevada, and Arizona, our specially-trained design consultants work closely with homebuyers in the selection of a broad array of interior products and finishes, including flooring, countertops, wall tile, window treatments, shower enclosures, and related interior items, primarily for newly constructed homes. We then coordinate the ordering, fulfillment and installation of many of these interior product categories to provide a seamless experience for the homebuyer. With our design centers and our product sourcing and installation capabilities, we enable our homebuilder customers to outsource critical aspects of their business to us, thereby increasing their sales, profitability, and return on capital. We also have leading market positions in the selection and importation of natural and engineered stone slabs for kitchen and bathroom countertops and specialty tiles through our other segment, Architectural Surfaces Group (which we refer to as “ASG”). ASG sources natural and engineered stone from a global supply base, and markets these materials through a national network of distribution centers and showrooms. In addition to serving the new residential and commercial construction markets with these materials, we also distribute them to the repair and remodel (which we refer to as “R&R”) market.

Our platform originated in September 2014, when affiliates of Trive Capital Management LLC (which we refer to as “Trive Capital”) acquired RDS, which in turn acquired the assets of PT Tile Holdings, LP in February 2015, and Greencraft Holdings, LLC (which we refer to as “Greencraft”) in December 2017. In 2015, affiliates of Trive Capital also formed a consolidation platform in the stone countertop market by acquiring the assets of Architectural Granite & Marble, LLC (which we refer to as “AG&M”), which in turn acquired the assets of Bermuda Import-Export, Inc. in July 2016, Pental Granite and Marble, LLC (which we refer to as “Pental”) in February 2017, and the assets of Cosmic Stone & Tile Distributors, Inc. (which we refer to as “Cosmic”) in October 2017, and these acquired businesses were combined to form ASG. ASG then acquired certain assets of Elegant Home Design, LLC (which we refer to as “Bedrock”) in January 2018, and certain assets of NSI, LLC (which we refer to as “NSI”) in March 2018. Pursuant to the November 2017 restructuring transactions discussed below, we combined RDS and ASG to create what we believe to be a strong, scalable platform of product and service offerings for home interiors that can be replicated across geographies, product categories, and services.

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November 2017 Restructuring Transactions

In November 2017, we entered into a series of restructuring transactions (which we refer to as the “November 2017 Restructuring Transactions”) pursuant to which we acquired all of the outstanding equity interests in each of RDS and ASG, including all of their respective wholly-owned subsidiaries. Following the November 2017 Restructuring Transactions, we became a holding company that wholly owns RDS and ASG.

November 2017 Private Offering and Private Placement

In November 2017, we completed a private offering and private placement pursuant to which we issued an aggregate of 21,750,000 shares of our Class A Common Stock, which included shares issued pursuant to the exercise of the option granted by us to the initial purchaser and placement agent thereunder, in reliance upon the exemptions from the registration requirements of the Securities Act, provided by Rule l44A, Regulation S, and Rule 506 of Regulation D under the Securities Act (which we refer to as the “November 2017 Private Offering and Private Placement”). We received net proceeds of $240.5 million from the November 2017 Private Offering and Private Placement, and we used $122.8 million in connection with the November 2017 Restructuring Transactions, which included our acquisition of all of the outstanding equity interests in each of RDS and ASG and the repurchase by us of shares of our Class B Common Stock from existing stockholders, and $112.8 million to repay our outstanding indebtedness, with the remaining $4.9 million of the net proceeds being used for working capital and general corporate purposes.

Operating Segments

We have defined each of our operating segments based on the nature of its operations, its management structure and its product offerings. Our management decisions are made by our Chief Executive Officer, whom we have determined to be our Chief Operating Decision Maker. Our management evaluates segment performance based on operating income. Our two reportable segments are described below.

Residential Design Services

RDS, our interior design and installation segment, is a service business that provides design center operation, interior design, product sourcing, and installation services to homebuilders, homeowners, general contractors and property managers. Products sold and installed include flooring, prefabricated countertops, cabinets, wall tile, interior trim (doors, moldings, door and window casing), shower enclosures and doors, mirrors, and window treatments. New single-family and multi-family construction are the primary end markets, although we intend to explore growth opportunities in other markets, such as the R&R market.

Architectural Surfaces Group

ASG, our natural and engineered stone countertop distribution segment, distributes granite, marble and quartz slabs for countertop and other uses, and ceramic and porcelain tile for flooring, backsplash and wall tile applications and other related products. Primary end markets are new residential and commercial construction and the R&R market.

Key Factors Affecting Operating Results

Our operating results are impacted by changes in the levels of new residential construction and of the demand for products and services in the R&R market. These are in turn affected by a broad range of macroeconomic factors including the rate of economic growth, unemployment, job and wage growth, interest rates, multi-family project financing, and residential mortgage lending conditions. Other important underlying factors include demographic variables such as household formation, immigration and aging trends, housing stock and vacant inventory levels, changes in the labor force, raw materials prices, the legal environment, government tariffs, local and regional development, and construction regulation.

Non-GAAP Measures

In addition to the results reported in accordance with United States generally accepted accounting principles (which we refer to as “GAAP”), we have provided information in this section relating to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin.

EBITDA is defined as consolidated net income before interest, taxes and depreciation and amortization. Adjusted EBITDA is defined as consolidated net income before (i) income tax expense, (ii) interest expense, (iii) depreciation and amortization expense, and (iv) adjustments for costs that are deemed to be transitional in nature or not related to our core operations, such as severance, facility closure costs, and professional and legal fees related to business acquisitions, or similar transitional costs and expenses related to integrating acquired businesses into our Company. Adjusted EBITDA margin is calculated as a percentage of our net revenue.

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EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are non-GAAP financial measures used by us as supplemental measures in evaluating our operating performance.

Key Components of Results of Operations

Net Revenue. Net revenue consists of revenue net of our homebuilder customers’ participation, which is their share of revenue from our sales of upgrades, rebates, customer credits, and returns and allowances. Over 95% of the net revenue of our RDS segment  is derived from the sale of interior products and installation services to homebuilders and contractors. In single-family construction, revenue is recognized when the work is complete or complete in all material respects. In multi-family construction, revenue is recognized on a percentage of completion basis as these projects often take place over several months. Net revenue of our ASG segment is derived from the sale of stone products and is recognized when the products have been accepted at the customer’s designated location.

Cost of Revenue. Cost of revenue consists of the direct costs associated with revenue earned by the sale and installation of our interior products in the case of our RDS segment, or by delivering product in the case of our ASG segment. In our RDS segment, cost of revenue includes direct material costs associated with each project, the direct labor costs associated with installation (including taxes, benefits and insurance), rent, utilities and other period costs associated with warehouses and fabrication shops, depreciation associated with warehouses, material handling, fabrication and delivery costs, and other costs directly associated with delivering and installing product in our customers’ projects. In our ASG segment, cost of revenue includes direct material costs, inbound and outbound freight costs, overhead (such as rent, utilities and other period costs associated with product warehouses), depreciation associated with fixed assets used in warehousing, material handling and warehousing activities, warehouse labor, taxes, benefits and other costs directly associated with receiving, storing, handling and delivering products to customers in revenue earning transactions.

Gross Profit and Gross Margin. Gross profit is revenue less the associated cost of revenue. Gross margin is gross profit divided by revenue.

Operating Expenses. Operating expenses include overhead costs such as general management, project management, purchasing, customer service, accounting, human resources, information technology and all other forms of wage and salary cost associated with operating our businesses and the taxes and benefits associated with those costs. We also include other general-purpose expenses, including, but not limited to, office supplies, office rents, legal, consulting, insurance, and non-cash stock compensation costs. Professional services expenses and transaction costs are also included in operating expenses.

Depreciation and Amortization. Depreciation and amortization expenses represent the estimated decline over time of the value of tangible assets such as vehicles, equipment and tenant improvements, and intangible assets such as customer lists and trade names. We recognize the expenses on a straight-line basis over the estimated economic life of the asset in question.

Interest Expense. Interest expense represents amounts paid to or which have become due during the period to lenders and lessors under credit agreements and capital leases, as well as the amortization of debt issuance costs.

Income Taxes. Income taxes are recorded using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the deferred tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled.

Three Months Ended June 30, 2018 Compared to Three Months Ended June 30, 2017

Net Revenue. For the three months ended June 30, 2018, net revenue increased $34.5 million, or 38.2%, to $124.9 million, from $90.4 million for the three months ended June 30, 2017. Net revenue for the three months ended June 30, 2018 and 2017 is adjusted for the elimination of intercompany sales of $0.4 million and $0.3 million, respectively. The increase in net sales was driven by the impact of organic growth and acquisitions in both our RDS and ASG operating segments.

In our RDS segment, net revenue increased by $23.5 million, or 52.5%, to $68.3 million for the three months ended June 30, 2018, from $44.8 million for the three months ended June 30, 2017. The increase was largely due to the acquisition of Greencraft, which accounted for $13.6 million of the RDS growth. The remaining increase was a result of an increase in volume, measured in square feet of installed product, of 18.6% in our core businesses of flooring, countertops and wall tile. This is a result of additional housing units constructed as well as an increase in square footage per unit. The average price per square foot of installed products increased slightly by 3.2%, based on increased sales of higher priced products.

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In our ASG segment, net revenue increased by $11.1 million, or 24.2%, to $57.0 million for the three months ended June 30, 2018, from $45.9 million for the three months ended June 30, 2017. For the three months ended June 30, 2018, the Bedrock acquisition accounted for $7.8 million of the growth with the remainder of the growth of $3.3 million in our ASG segment attributable to increased revenue from ASG core locations and organic growth from existing locations. For the three months ended June 30, 2018, excluding the effect of the Bedrock acquisition, volume increased by 9.3%, primarily driven by growth in ASG core locations, and overall price increased by 2.4%, primarily due to a shift in product mix with higher priced quartz products accounting for 53.1% of volume for the three months ended June 30, 2018, compared to 47.9% of volume for the three months ended June 30, 2017.

Cost of Revenue. For the three months ended June 30, 2018, cost of revenue increased $26.6 million, or 41.7%, to $90.5 million, from $63.9 million for the three months ended June 30, 2017.

In our RDS segment, cost of revenue increased by $16.4 million, or 49.6%, to $49.5 million for the three months ended June 30, 2018, from $33.1 million for the three months ended June 30, 2017. The acquisition of Greencraft was primarily responsible for this increase, contributing $9.6 million. The remaining increase in cost of revenues was driven by an increase in sales in the core RDS business.

In our ASG segment, cost of revenue increased by $10.4 million, or 33.7%, to $41.4 million for the three months ended June 30, 2018, from $31.0 million for the three months ended June 30, 2017. The increase was due to the increase in revenue from our Bedrock acquisition.

Gross Profit and Margin. For the three months ended June 30, 2018, gross profit increased $7.9 million, or 29.8%, to $34.4 million, from $26.5 million for the three months ended June 30, 2017.  The increase in gross profit was due to higher net sales.  For the three months ended June 30, 2018, gross margin decreased 1.7% to 27.6%, from 29.3% for the three months ended June 30, 2017.  This reduction in gross margin was primarily due to opportunistic acquisitions by our ASG segment at slightly lower gross margin than base business, higher depreciation in cost of goods sold, and a shift in product and price mix.

In our RDS segment, gross margin increased 1.4% to 27.4% for the three months ended June 30, 2018, from 26.0% for the three months ended June 30, 2017. This was the result of a slightly favorable shift in product and customer mix.

In our ASG segment, gross margin decreased 5.0% to 27.4% for the three months ended June 30, 2018, from 32.4% for the three months ended June 30, 2017. This decrease was comprised of a 1.8% decrease due to market price pressure on natural stone, and a 3.2% decrease due to a slightly unfavorable shift in product mix and blended margin that was primarily caused by the acquisitions of Cosmic and Bedrock, which have lower margins than the core ASG business.

Operating Expense. For the three months ended June 30, 2018, operating expenses increased by $11.3 million, or 57.9%, to $30.8 million, from $19.5 million for the three months ended June 30, 2017. The increase in operating expenses was primarily due to selling, general, and administrative (“SG&A”) expenses from acquired businesses, long-term incentive plan expenses, and one-time nonrecurring costs for completing acquisitions, investments in SIC as a public company, and higher depreciation.

In our RDS segment, operating expenses increased by $4.0 million to $14.1 million for the three months ended June 30, 2018, from $10.1 million for the three months ended June 30, 2017. This increase was related to the Greencraft acquisition, sales and marketing expenses related to increased revenues and other expenses related to the growth of the business.

In our ASG segment, operating expenses increased by $2.1 million to $11.4 million for the three months ended June 30, 2018, from $9.3 million for the three months ended June 30, 2017. This increase was related to the Bedrock acquisition and expenses related to the opening of new locations.

The remaining $5.3 million of the increase in operating expenses was related to overhead costs and stock based compensation accrual expense incurred by us at the holding company level.

Depreciation and Amortization. For the three months ended June 30, 2018, depreciation and amortization expenses increased by $1.3 million, or 35.1%, to $5.0 million, from $3.7 million for the three months ended June 30, 2017.

In our RDS segment, depreciation and amortization expenses increased by $0.7 million, or 43.8%, to $2.3 million for the three months ended June 30, 2018, which was primarily due to the depreciation associated with the acquired Greencraft assets and amortization related to intangible assets recognized in the purchase accounting for the Greencraft acquisition.

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In our ASG segment, depreciation and amortization expenses increased by $0.6 million, or 28.6%, to $2.7 million for the three months ended June 30, 2018. Depreciation of additional assets from new locations accounted for the majority of the increase with the remaining increase due to the amortization of intangible assets acquired in the Bedrock acquisition.

Interest Expense. For the three months ended June 30, 2018, interest expense decreased by $0.8 million, or 22.2%, to $2.8 million, from $3.6 million for the three months ended June 30, 2017. During the three months ended June 30, 2018, our interest expense was reduced because we decreased our borrowing significantly from June 30, 2017 by paying off our RDS term loan and repaying a significant amount of our ASG term debt with proceeds from the November 2017 Private Offering and Private Placement. We offset this decrease by increasing our long term debt to finance our Greencraft and Bedrock acquisitions.

Income Taxes. For the three months ended June 30, 2018, we recognized income tax benefit of $0.03 million, a decrease of $0.1 million from income tax benefit of $0.2 million for the three months ended June 30, 2017.  During the three months ended June 30, 2017, our ASG segment was a pass through entity for tax purposes, resulting in a lower effective tax rate and our consolidated Company not recognizing income tax expense related to ASG earnings during the period.

Net (Loss) Income.  For the three months ended June 30, 2018, net income decreased by $3.5 million to $(0.1) million, from $3.4 million for the three months ended June 30, 2017.

Adjusted EBITDA.  For the three months ended June 30, 2018, Adjusted EBITDA increased to $13.8 million, from $11.9 million for the three months ended June 30, 2017, primarily as a result of organic growth and incremental operating profit from the Greencraft acquisition, partially offset by inflation and investments in SIC as a public company, and mergers and acquisitions (M&A) resources.

	For the Three Months Ended June 30,
(in thousands)	2018	2017

Consolidated net (loss) income	$(86)	$3,396
Income tax (benefit) expense	(35)	(170)
Interest expense	2,799	3,623
Depreciation and amortization	4,985	3,712
EBITDA	$7,663	$10,561

Consulting Fees to Trive Capital	—	305
Share Based and Transaction Incentive Compensation	2,006	—
Nonrecurring Costs	4,142	997
Adjusted EBITDA	$13,811	$11,863

Adjusted EBITDA Margin.  For the three months ended June 30, 2018, Adjusted EBITDA margin decreased to 11.1%, from 13.1% for the three months ended June 30, 2017. The decrease in the Adjusted EBITDA margin was primarily due to investments in SIC as a public company and M&A resources, opportunistic acquisitions in ASG at slightly lower margin than base business, inflation and other expenses.

Six months ended June 30, 2018 Compared to Six months ended June 30, 2017

Net Revenue. For the six months ended June 30, 2018, net revenue increased $71.2 million, or 45.0%, to $229.3 million, from $158.1 million for the six months ended June 30, 2017. Net revenue for the six months ended June 30, 2018 and 2017 is adjusted for the elimination of intercompany sales of $0.7 million and $0.5 million, respectively. The increase in net sales was primarily due to organic growth and acquisitions in both our RDS and ASG operating segments.

In our RDS segment, net revenue increased by $38.9 million, or 45.0%, to $125.4 million for the six months ended June 30, 2018, from $86.5 million for the six months ended June 30, 2017. The increase was largely due to the acquisition of Greencraft, which accounted for $24.7 million of the RDS growth. The remaining increase was a result of an increase in volume, measured in square feet of installed product, of 11.4% in our core businesses of flooring, countertops and wall tile. This is a result of additional housing units constructed as well as an increase in square footage per unit. The average price per square foot of installed products increased slightly by 2.0%, based on increased sales of higher priced products.

In our ASG segment, net revenue increased by $32.4 million, or 45.1%, to $104.6 million for the six months ended June 30, 2018, from $72.1 million for the six months ended June 30, 2017. The increase was largely due to the inclusion of Pental for the full six months ended June 30, 2018, as compared to four months included in the six months ended June 30, 2017, which accounted for

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$13.6 million of the total ASG growth for the six months ended June 30, 2018. The Bedrock acquisition accounted for $12.5 million of the growth with the remainder of the growth of $6.3 million in our ASG segment attributable to increased revenue from ASG core locations. For the six months ended June 30, 2018, excluding the effect of the Pental and Bedrock acquisitions, volume increased by 7.4%, primarily driven by growth in new locations, and overall price increased by 1.5%, primarily due to a shift in product mix with higher priced quartz products accounting for 52.2% of volume for the six months ended June 30, 2018, compared to 46.3% of volume for the six months ended June 30, 2017.

Cost of Revenue. For the six months ended June 30, 2018, cost of revenue increased $55.8 million, or 50.2%, to $166.9 million, from $111.1 million for the six months ended June 30, 2017.

In our RDS segment, cost of revenue increased by $28.7 million, or 45.9%, to $91.2 million for the six months ended June 30, 2018, from $62.5 million for the six months ended June 30, 2017. The acquisition of Greencraft was primarily responsible for this increase, contributing $17.2 million. The remaining increase in cost of revenues was driven by the increase in sales in the core RDS business.

In our ASG segment, cost of revenue increased by $27.4 million, or 55.8%, to $76.5 million for the six months ended June 30, 2018, from $49.1 million for the six months ended June 30, 2017. The increase was due to a full six months of Pental results and the increase in revenue from our Bedrock acquisition and the opening of new locations.

Gross Profit and Margin. For the six months ended June 30, 2018, gross profit increased $15.4 million, or 32.8%, to $62.4 million, from $47.0 million for the six months ended June 30, 2017.  The increase in gross profit was due to higher net sales.  For the six months ended June 30, 2018, gross margin decreased 2.5% to 27.2%, from 29.7% for the six months ended June 30, 2017.  This reduction in gross margin was primarily due to opportunistic acquisitions by ASG at slightly lower gross margin that base business, a one-time liquidation of aged product in our ASG segment, higher depreciation in cost of goods sold, and a shift in product and price mix.

In our RDS segment, gross margin decreased 0.4% to 27.3% for the six months ended June 30, 2018, from 27.7% for the six months ended June 30, 2017. This was the result of a slightly unfavorable shift in product and price mix.

In our ASG segment, gross margin decreased by 5.0% to 26.9% for the six months ended June 30, 2018, from 31.9% for the six months ended June 30, 2017. 1.1% of this decrease was due to a one-time liquidation of aged product from legacy and acquired locations, 1.5% due to market price pressure on natural stone, 0.1% from increased operational costs primarily attributable to opening of new locations and 2.3% of this decrease was due to a slightly unfavorable shift in product mix that was primarily caused by the addition of revenue from Cosmic and Bedrock, which have lower margins than the core ASG business.

Operating Expense. For the six months ended June 30, 2018, operating expenses increased by $18.6 million, or 47.4%, to $57.8 million from $39.2 million for the six months ended June 30, 2017.  The increase in operating expenses was primarily due to SG&A from acquired businesses, long-term incentive plan costs, one-time nonrecurring costs for completing acquisitions, investments in SIC as a public company, and higher depreciation.

In our RDS segment, operating expenses increased by $6.5 million to $27.6 million for the six months ended June 30, 2018, from $21.1 million for the six months ended June 30, 2017. This increase was related to the Greencraft acquisition, sales and marketing expenses related to increased revenues and other expenses related to the growth of the business.

In our ASG segment, operating expenses increased by $3.8 million to $21.9 million for the six months ended June 30, 2018, from $18.1 million for the six months ended June 30, 2017. $1.7 million of this increase was due to the acquisition of Bedrock. General company growth, the inclusion of the full six months for Pental, and costs associated with the opening of new locations accounted for the rest of the increase in operating expenses in our ASG segment.

The remaining $8.3 million of the increase in operating expenses was related to share-based compensation accrual expense and overhead costs incurred by us at the holding company level.

Depreciation and Amortization. For the six months ended June 30, 2018, depreciation and amortization expenses increased by $3.1 million, or 47.0%, to $9.7 million, from $6.6 million for the six months ended June 30, 2017.

In our RDS segment, depreciation and amortization expenses increased by $1.3 million, or 40.6%, to $4.5 million for the six months ended June 30, 2018, which was primarily due to the depreciation associated with the acquired Greencraft assets and amortization related to intangible assets recognized in the purchase accounting for the Greencraft acquisition.

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In our ASG segment, depreciation and amortization expenses increased by $1.8 million, or 52.9%, to $5.2 million for the six months ended June 30, 2018. A full six months of amortization of intangible assets acquired with the Pental acquisition accounted for $0.7 million of the increase. The remaining $1.1 million of the increase was associated with depreciation of additional assets from new locations and the Bedrock acquisition.

Interest Expense. For the six months ended June 30, 2018, interest expense decreased by $0.4 million, or 7.08%, to $5.3 million, from $5.7 million for the six months ended June 30, 2017. During the six months ended June 30, 2018, our interest expense was reduced because we decreased our borrowing significantly from June 30, 2017 by paying off our RDS term loan and repaying a significant amount of our ASG term debt with proceeds from the November 2017 Private Offering and Private Placement. We offset this decrease by increasing our long term debt to finance our Greencraft and Bedrock acquisitions.

Income Taxes. For the six months ended June 30, 2018, we recognized income tax benefit of $0.5 million, a decrease of $0.6 million from income tax expense of $0.1 million for the six months ended June 30, 2017. During the six months ended June 30, 2017, our ASG segment was a pass through entity for tax purposes, resulting in our consolidated Company not recognizing income tax expense on ASG earnings during the period. This resulted in a lower effective tax rate for the six months ended June 30, 2017.

Net (Loss) Income. For the six months ended June 30, 2018, net loss increased by $(2.2) million to $(1.4) million, from $0.8 million net income for the six months ended June 30, 2017.

Adjusted EBITDA. For the six months ended June 30, 2018, Adjusted EBITDA increased to $24.5 million, from $20.0 million for the six months ended June 30, 2017, primarily as a result of organic growth and incremental operating profit from the Pental and Greencraft acquisitions, partially offset by the investment in SIC attributable to being a public company and for future growth and M&A resources.

	For the Six Months Ended June 30,
(in thousands)	2018	2017

Consolidated net (loss) income	$(1,395)	$811
Income tax (benefit) expense	(538)	142
Interest expense	5,322	6,478
Depreciation and amortization	9,669	6,553
EBITDA	$13,058	$13,984

Consulting Fees to Trive Capital	-	516
Share Based and Transaction Incentive Compensation	3,986	381
Nonrecurring Costs	7,444	5,088
Adjusted EBITDA	$24,488	$19,969

Adjusted EBITDA Margin. For the six months ended June 30, 2018, Adjusted EBITDA margin decreased to 10.7%, from 12.6% for the six months ended June 30, 2017.  The decrease in the Adjusted EBITDA margin was primarily due to investments in SIC as a public company and M&A resources, opportunistic acquisitions by ASG at slightly lower margin than base business, inflation and other expenses.

Liquidity and Capital Resources

Working capital is the largest element of our capital needs, as inventory and receivables are our most significant investments. We also require funding to cover ongoing operating expenses and meet required obligations related to financing, such as lease payments and principal and interest payments.

Our capital resources primarily consist of cash from operations and borrowings under our long-term revolving credit facilities, capital equipment leases, and operating leases. As our revenue and profitability have improved during the recovery of the housing market, we have used increased borrowing capacity under our revolving credit facilities to fund working capital needs. We have utilized capital leases and secured equipment loans to finance our vehicles and equipment needed for both replacement and expansion purposes.

As of June 30, 2018, we had $9.1 million of cash and cash equivalents and $44.6 million of available borrowing capacity under our revolving credit facilities. Based on our track record of profitability, positive cash flow, and ability to effectively manage working capital needs, we believe that we have sufficient funding in place to finance our operations and immediate growth plans.

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Financing Sources; Debt

SIC Line of Credit

In June 2018, the Company and certain of its subsidiaries entered into an amended and restated loan, security and guaranty agreement, dated as of June 28, 2018 (which we refer to as the “SIC Credit Facility”), with a commercial bank, which amends and restates each of the RDS credit agreement and the ASG credit agreement in their entirety.  The SIC Credit Facility will be used by the Company, including both RDS and ASG, for operational purposes.  Pursuant to the SIC Credit Facility, the Company has a borrowing-base-governed revolving credit facility that provides for borrowings of up to an aggregate of $80 million, which may be increased to an aggregate amount not to exceed $130 million upon the satisfaction of certain conditions.

Under the terms of the SIC Credit Facility, the Company has the ability to request the issuance of letters of credit up to a maximum aggregate stated amount of $15 million.  The ability to borrow revolving loans under the SIC Credit Facility is reduced on a dollar-for-dollar basis by the aggregate stated amount of all outstanding letters of credit.  The indebtedness outstanding under the SIC Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries.

The revolving loans under the SIC Credit Facility bear interest at a floating rate equal to an index rate (which the Company can elect between an index based on a LIBOR based rate or an index based on a Prime, Federal Funds or LIBOR based rate) plus an applicable margin. The applicable margin is determined quarterly based on the borrowers’ average daily availability (calculated by reference to their accounts receivable and inventory that comprise their borrowing base) during the immediately preceding fiscal quarter. Upon the occurrence of certain events of default under the SIC Credit Facility, the interest rate applicable to the obligations thereunder may be increased by two hundred basis points (2.00%).

All revolving loans under the SIC Credit Facility are due and payable in full on June 28, 2023, subject to earlier acceleration upon certain conditions.  Letter of credit obligations and other amounts outstanding under the SIC Credit Facility are due and payable on the date set forth in the respective loan documents or upon demand by the lender.

Under the SIC Credit Facility, the Company and its subsidiaries are required to comply with certain customary restrictive covenants that, among other things and with certain exceptions, limit the ability of the Company and its subsidiaries, as applicable, to (i) incur additional indebtedness and liens in connection therewith, (ii) pay dividends and make certain other restricted payments, (iii) effect mergers or consolidations, (iv) enter into transactions with affiliates, (v) sell or dispose of property or assets, and (vi) engage in unrelated lines of business.

The SIC Credit Facility is subject to certain financial covenants.  At June 30, 2018, the Company was in compliance with the financial covenants.

RDS Line of Credit

In September 2014, RDS entered into a revolving line of credit agreement (which we refer to as the “RDS credit agreement”) with a commercial bank that had a limit of the lesser of $25 million or the sum of (i) up to 85% of eligible builder accounts receivable, plus (ii) up to 85% of the value of eligible homeowner accounts receivable, not to exceed $3 million, plus (iii) up to 70% of the value of eligible unbilled accounts, not to exceed the greater of (x) $3 million and (y) 25% of the Borrowing Base (as defined in the RDS credit agreement), plus (iv) the lesser of (x) 65% of the value of eligible inventory and (y) 85% of the result of the net orderly liquidation value percentage times the value of eligible inventory, minus (v) the availability reserve (as defined in the RDS credit agreement) determined by the lender. The RDS credit agreement was terminated on June 29, 2018 coinciding with SIC entering into a new line of credit.

All borrowings under the RDS credit agreement were at the bank’s discretion and bore interest at either the LIBOR or the “base rate,” plus an “applicable margin” (each as defined in the RDS credit agreement), which varied based upon RDS’ leverage ratio.  Interest was due and payable in arrears monthly.  At December 31, 2017, the interest rate on the outstanding balance under the RDS credit agreement was 5.5%.  The RDS credit agreement was collateralized by substantially all assets of RDS.

The RDS credit agreement required the maintenance of certain financial covenants.  At December 31, 2017 and until the termination of the RDS credit agreement on June 29, 2018, RDS was in compliance with the financial covenants.

RDS also has available letter of credit accommodations with a limit of $5 million.  Any payments made by the bank under the letter of credit were deemed advances by Company under the line of credit.  There were no outstanding letters of credit as of June 30, 2018 and December 31, 2017.

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ASG Line of Credit

In June 2015, ASG entered into a loan and security agreement (which we refer to as the “ASG credit agreement”) with a financial institution for a line of credit with availability of $15 million.  In February 2017, the ASG credit agreement was amended, which increased the availability to $40 million. ASG could borrow, repay, and re-borrow all or any part of the commitment at any time before the maturity date (February 27, 2022), so long as the combined total unpaid principal amount outstanding under the note and the face amount of any outstanding letters of credit did not exceed the total commitment at any time.  The principal amount outstanding under the line of credit accrued interest at a floating per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30-day interest period as determined on such day, plus 2.0% (each as defined in the ASG credit agreement).  The ASG credit agreement was terminated on June 29, 2018 coinciding with SIC entering into a new line of credit.

The ASG credit agreement required the maintenance of certain financial covenants.  At December 31, 2017 and until the termination of the ASG credit agreement on June 29, 2018, ASG was in compliance with the financial covenants.

Term Loan Facility

On February 28, 2017, AG&M and Pental, as the borrowers, entered into a financing agreement, as amended, with the lenders party thereto and Cerberus Business Finance, LLC, as the agent for the lenders (which we refer to as the “Term Loan Facility”), which provides for a $105.0 million term loan facility to AG&M and Pental.

Borrowings under the Term Loan Facility bear interest per year equal to either: (i) the base rate plus 5.25% for a base rate loan, or (ii) the LIBOR rate plus 7.25% for a LIBOR loan.  The base rate is the greater of the publicly announced interest rate by the reference bank as its reference rate, the base commercial lending rate or prime rate, and 3.5% per annum.  During an insolvency proceeding or during any other event of default (if elected by the required lenders), the borrowings under the Term Loan Facility bear interest at the default rate, which is 2% per annum plus the interest rate otherwise applicable to such indebtedness.  The borrowings under the Term Loan Facility are secured by substantially all of the assets of, and the performance and payment by borrowers thereunder are guaranteed by, the Company and certain of its subsidiaries.

Following the delivery of audited annual financial statements for each fiscal year, the Term Loan Facility requires AG&M and Pental to prepay amounts outstanding under the Term Loan Facility with (i) 75% of the excess cash flow of the Company minus the aggregate principal amount of all optional prepayments made in such preceding fiscal year, if the leverage ratio is greater than 3.25:1.00, or (ii) 50% of the excess cash flow of the Company minus the aggregate principal amount of all optional prepayments made in such preceding fiscal year, if the leverage ratio is less than or equal to 3.25:1.00.

In addition, the Term Loan Facility also requires AG&M and Pental to prepay amounts outstanding, subject to certain exceptions (and, with respect to clauses (i) and (ii) below, certain limited reinvestment rights), with: (i) 100% of the net proceeds of any asset disposition in excess of $0.75 million in any fiscal year, (ii) 100% of any insurance or condemnation awards that are greater than $2.5 million, (iii) 100% of the net proceeds of any equity issuances, (iv) 100% of the net proceeds of any issuance of indebtedness (other than certain permitted indebtedness), and (v) 100% of any net cash proceeds received outside the ordinary course of business.

All term loans under the Term Loan Facility are due and payable in full on February 28, 2022, subject to earlier acceleration upon certain conditions.

Under the Term Loan Facility, AG&M and Pental are required to comply with certain customary restrictive covenants that, among other things and with certain exceptions, limit the ability of AG&M and Pental to (i) incur additional indebtedness and liens, (ii) make certain capital expenditures, (iii) pay dividends and make certain other distributions, (iv) sell or dispose of property or assets, (v) make loans, (vi) make payment of certain debt, (vii) make fundamental changes, (viii) enter into transactions with affiliates, and (ix) engage in any new businesses. The Term Loan Facility also contains certain customary representations and warranties, affirmative covenants, and reporting obligations.

As of June 30, 2018, approximately $93.7 million of indebtedness was outstanding under the Term Loan Facility.

Vehicle and Equipment Financing

We have used various secured loans and leases to finance our acquisition of vehicles. In May 2017, we entered into a master vehicle lease with a provider of fleet management services. Under this agreement, we acquire vehicles as necessary for both replacement and expansion of our operations. The interest rates under these leases vary with certain index rate levels at the time of

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delivery. The terms of these leases include 90% financing, 48 monthly payments starting one month from the date of delivery of the vehicle, and minimal buyout options at termination. As such, we accounted for them as capital leases.

As of June 30, 2018, approximately $3.5 million of indebtedness was outstanding under vehicle and equipment loans and capital leases.

Historical Cash Flow Information

Working Capital

Inventory and accounts receivable represent over 75% of our tangible assets, and accordingly, management of working capital is important to our businesses. Working capital (defined as current assets less current liabilities, excluding debt and cash) totaled $94.9 million at June 30, 2018, compared to $73.4 million at December 31, 2017.

In our RDS segment, for the six months ended June 30, 2018, working capital decreased by $4.3 million to $9.6 million, compared to $13.9 million for the year ended December 31, 2017. Increases in accounts receivable and inventory associated with higher sales volume were offset by a corresponding increase in accounts payable.  Net working capital decreased due to a reduction of our income tax receivable related to an increase in taxable income for the period and an increase in accrued payroll for the period due to a seasonal increase in labor. An increase in the contingent liability related to the Greencraft acquisition further decreased working capital.

In our ASG segment, for the six months ended June 30, 2018, working capital increased by $26.6 million to $87.3 million, compared to $60.7 million for the year ended June 30, 2017. This increase was largely due to inventory and accounts receivable increases related to the Bedrock acquisition. Higher levels of inventory outside of the Bedrock acquisition that contributed to the working capital increase were attributable to new branch locations and an increase of imported purchases in advance of expected tariffs on Chinese quartz and an expansion of the product line.

Cash Flows (Used in) / Provided by Operating Activities

Net cash (used in) / provided by operating activities was $(0.1) million and $3.7 million for the six months ended June 30, 2018 and 2017, respectively. Net loss was $1.4 million for the six months ended June 30, 2018, and net income was $0.8 million for six months ended June 30, 2017.

Adjustments for noncash expenses included in the calculation of net cash provided by operating activities, including amortization and depreciation, changes in deferred income taxes and other noncash items, totaled $10.5 million for the six months ended June 30, 2018, and $7.6 million for the six months ended June 30, 2017.

Changes in operating assets and liabilities resulted in net cash used of $9.3 million for the six months ended June 30, 2018. Changes in operating assets and liabilities resulted in a net cash used of $4.7 million for the six months ended June 30, 2017.

Cash Flows Used in Investing Activities

For the six months ended June 30, 2018, cash flow used in investing activities was $18.2 million, with $0.3 million for the acquisition of NSI and $11.5 million for the acquisition of Bedrock. Capital expenditures for property and equipment, net of proceeds from disposals, totaled $6.4 million. For the six months ended June 30, 2017, cash flow used in investing activities was $89.7 million, which consisted of $88.0 million for the acquisition of Pental and $1.7 million for the purchase of new property and equipment.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities was $21.8 million and $82.3 million for the six months ended June 30, 2018 and 2017, respectively.

For the six months ended June 30, 2018, we borrowed an additional $6.3 million in term debt and made principal payments of $0.5 million, for a net increase in term debt of $5.8 million. Aggregate net borrowings on the SIC Credit Facility was $16.6 million. For the six months ended June 30, 2017, we paid distributions to the then equity holders of RDS and ASG of $34.9 million. We borrowed an additional $24.0 million on our revolving lines of credit at RDS and ASG and $116.5 million in term debt while making principal payments of $20.2 million. The increase in borrowing was related primarily to the acquisition of Pental.

34

Contractual Obligations

In the table below, we set forth our enforceable and legally binding obligations as of June 30, 2018. Some of the amounts included in the table are based on management’s estimates and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors. Because these estimates and assumptions are necessarily subjective, our actual payments may vary from those reflected in the table.

	Payments due by period
(in thousands)	Total	Less than 1 year	1 to 3 years	3 - 5 years	More than 5 years
Long-Term Debt Obligation(1)	$95,908	$1,003	$3,576	$91,316	$13
Capital Lease Obligations(2)	1,044	149	619	276	—
Operating Lease Obligations(3)	36,158	4,536	15,400	10,248	5,974
Purchase Obligations(4)	92,003	18,401	73,602	—	—
Total	$225,113	$24,089	$93,197	$101,840	$5,987

(1)

Long-term debt obligations include principal and interest payments on our term loans as well as our notes payable. Long-term debt obligations do not include fees on the unused portion of our revolving letters of credit or financing fees associated with the issuance of debt.

(2)	Capital lease obligations include payments on capital leases for vehicles and equipment purchased.
(3)

We lease certain locations, including, but not limited to, corporate offices, warehouses, fabrication shops, and design centers. For additional information, see Note 10—Commitments and Contingencies—Leases to our unaudited condensed consolidated financial statements.

(4)

We have a contract with a supplier of engineered stone on an exclusive basis in certain states within the United States. As part of the terms of the exclusive right to distribute the products provided under the contract, we are obligated to take delivery of a certain minimum amount of product from this supplier. If we fall short of these minimum purchase requirements in any given calendar year, we have agreed to negotiate with the supplier to arrive at a mutually acceptable resolution. There are no financial penalties to us if such commitments are not met; however, in such a case, the supplier has reserved the right, under the contract, to withdraw the exclusive distribution rights granted to us. The amount of the payment is estimated by multiplying the minimum quantity required under the contract by the average price paid in 2017.

In addition to the contractual obligations set forth above, as of December 31, 2017, we had an aggregate of approximately $19.3 million of indebtedness outstanding under the RDS credit agreement and the ASG credit agreement.

Off-Balance Sheet Arrangements

As of June 30, 2018, with the exception of operating leases that we typically use in the ordinary course of business, we were not party to any material off-balance sheet financial arrangements that are reasonably likely to have a current or future effect on our financial condition or operating results. We do not have any relationship with unconsolidated entities or financial partnerships for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes.

35

Critical Accounting Policies and Estimates

There have been no material changes for the three months ended June 30, 2018 from the critical accounting policies and estimates as previously disclosed in the Company’s prospectus dated August 16, 2018, filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 16, 2018.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Interest Rate Risk

We borrow from lenders using financial instruments such as revolving lines of credit, term loans, and notes payable.  In many cases, the interest costs we incur under these agreements is calculated using a variable rate that will fluctuate with changes in a published short-term market interest rate index, such as LIBOR.  Accordingly, there is no guarantee as to what our interest payments and expense will be in the future.  In an economic environment where short term rates (under one year) may increase or continue to increase at any time, there can be no assurance that interest rates will not be higher in the future and have an adverse effect on our financial soundness.  At June 30, 2018, we had outstanding variable rate borrowings of approximately $129.0 million.  Assuming the current level of borrowing under the variable rate debt facilities, a hypothetical one-percentage point increase (decrease) in interest rates on our variable rate debt would increase (decrease) our annual interest expense by $1.3 million.

For variable rate debt, interest rate changes generally do not affect the fair value of the debt instrument, but do impact future earnings and cash flows, assuming other factors are held constant.  We did not utilize swaps, forward or option contracts on interest rates or commodities, or other types of derivative financial instruments during the years ended December 31, 2016 and 2017 or during the six months ended June 30, 2018.  We have not entered into and currently do not hold derivatives for trading or speculative purposes.

Foreign Currency Exchange Rate Risk

We purchase materials from both domestic and foreign suppliers.  However, all of the suppliers receive payments in U.S. dollars and, as such, we are not exposed to any foreign currency exchange rate risk.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our management, including our Chief Executive Officer and Chief Financial Officer, is responsible for performing an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), in order to provide reasonable assurance that the information required to be disclosed by us in the reports that we file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.  We have begun documenting and testing internal control procedures in order to comply with the requirements of Section 404(a) of the Sarbanes‑Oxley Act.  Section 404(a) requires annual management assessments of the effectiveness of our internal control over financial reporting.  We must comply with Section 404(a) no later than the time we file our Annual Report on Form 10-K for fiscal year ended December 31, 2019 with the SEC.

Our management has identified certain material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our financial statements in future periods.  We have taken and will continue to take a number of actions to remediate these material weaknesses including, but not limited to, (i) hiring additional resources with significant experience in public company accounting and reporting to strengthen our accounting team, (ii) conducting a company-wide assessment of our control environment, (iii) augmenting, documenting and formalizing our internal controls and financial reporting policies and procedures, and (iv) instituting appropriate review and oversight responsibilities within the accounting and financial management function.

We will continue to evaluate the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) on an ongoing basis, but there can be no assurance that any actions we take will be completely successful.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the three months ended June 30, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

36

PART II—OTHER INFORMATION

Item 1. Legal Proceedings

The Company and certain of its subsidiaries are from time to time subject to various claims, complaints and other legal actions arising in the ordinary course of business.  In the opinion of our management, the outcome of these ordinary course matters will not have a material adverse effect upon our financial condition, results of operations or cash flows.

Item 1A. Risk Factors

During the three months ended June 30, 2018, there have been no material changes from the risk factors previously disclosed in the Company’s prospectus dated August 16, 2018, filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 16, 2018.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

37

Item 6. Exhibits.

The following exhibits are filed, furnished or incorporated by reference as part of this Report.

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the initial filing of the Company’s Registration Statement on Form S-1 (File No. 333-226101), filed with the SEC on July 9, 2018).

3.2

Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-226101), filed with the SEC on July 25, 2018).

10.1*

Amended and Restated Loan, Security and Guaranty Agreement, dated as of June 28, 2018, by and among the Company and the Company’s subsidiaries party thereto, as borrowers and obligors, as applicable, and Bank of America, N.A., as lender.

10.2*

Second Amendment to Financing Agreement, dated as of December 29, 2017, by and among Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC, as borrowers, the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC, as agent for the lenders.

10.3*

Third Amendment to Financing Agreement, dated as of June 28, 2018, by and among Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC, as borrowers, the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC, as agent for the lenders.

10.4

Employment Agreement, dated as of November 22, 2017, as amended by the Amendment to Employment Agreement, dated as of May 1, 2018, each by and between the Registrant and Tyrone Johnson (incorporated by reference to Exhibit 10.4 to the initial filing of the Company’s Registration Statement on Form S-1 (File No. 333-226101), filed with the SEC on July 9, 2018).

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

38

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Quarterly Report on Form 10-Q to be signed on its behalf by the undersigned thereunto duly authorized.

Select Interior Concepts, Inc.

Date: September 6, 2018	By:	/s/ Tyrone Johnson
Tyrone Johnson
Chief Executive Officer (Principal Executive Officer)

Date: September 6, 2018	By:	/s/ Nadeem Moiz
Nadeem Moiz
Chief Financial Officer (Principal Financial Officer)

39

EXHIBIT 10.1

AMENDED AND RESTATED

LOAN, SECURITY AND GUARANTY AGREEMENT

Dated as of June 28, 2018

SELECT INTERIOR CONCEPTS, INC.

ARCHITECTURAL GRANITE & MARBLE, LLC,

PENTAL GRANITE AND MARBLE, LLC,

L.A.R.K. INDUSTRIES, INC.,

GREENCRAFT HOLDINGS, LLC,

GREENCRAFT INTERIORS, LLC,

CASA VERDE SERVICES, LLC, and

GREENCRAFT STONE AND TILE LLC,

as Borrower,

BANK OF AMERICA, N.A.,

as Lender

i

[SIC] A&R Loan, Security and Guaranty Agreement

[SIC] A&R Loan, Security and Guaranty Agreement

LIST OF SCHEDULES

Schedule 2.2.1	Existing Letters of Credit
Schedule 8.1.4	Names and Capital Structure
Schedule 8.1.10	Brokerage Commission
Schedule 8.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.13	Environmental Matters
Schedule 8.1.14	Restrictive Agreements
Schedule 8.1.15	Litigation
Schedule 8.1.17	Pension Plans
Schedule 8.1.27	Material Contracts
Schedule 9.1.9	Deposit Accounts
Schedule 9.1.10	Business Locations
Schedule 9.2.2	Existing Liens
Schedule 9.2.17	Existing Affiliate Transactions

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Conditions Precedent
Exhibit C	Fees
Exhibit D	Financial Reporting
Exhibit E	Collateral Reporting
Exhibit F	Post Closing
Exhibit G	Form of Joinder Agreement
Exhibit H	U.S. Tax Compliant Certificates

ANNEX

Annex I	Notice Addresses

[SIC] A&R Loan, Security and Guaranty Agreement

AMENDED AND RESTATED LOAN, SECURITY AND GUARANTY AGREEMENT

THIS AMENDED AND RESTATED LOAN, SECURITY AND GUARANTY AGREEMENT is dated as of June 28, 2018, among SELECT INTERIOR CONCEPTS, INC., a Delaware corporation (“Topco”), ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company formerly known as G&M OPCO LLC (“AG&M”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental”), L.A.R.K. INDUSTRIES, INC., a California corporation (“L.A.R.K.”), GREENCRAFT HOLDINGS, LLC, an Arizona limited liability company (“Greencraft Holdings”), GREENCRAFT INTERIORS, LLC, an Arizona limited liability company (“Greencraft Interiors”), CASA VERDE SERVICES, LLC, a Delaware limited liability company (“Casa Verde”), GREENCRAFT STONE AND TILE LLC, an Arizona limited liability company (“Greencraft Stone”; and, together with Topco, AG&M, Pental Granite and Marble, L.A.R.K., Greencraft Holdings, Greencraft Interiors, Casa Verde, Greencraft Stone and each Person joined hereto as a borrower from time to time, individually and collectively, jointly and severally, “Borrower”), Architectural Surfaces Group, LLC, a Delaware limited liability company formerly known as TCFI G&M LLC (“AG&M Parent”), RESIDENTIAL DESIGN SERVICES, LLC, a Delaware limited liability company, formerly known as TCFI LARK LLC (“L.A.R.K. Parent”), AG HOLDCO (SPV) LLC, a Delaware limited liability company (“AG SPV”) and SIC INTERMEDIATE, INC., a Delaware corporation (“SIC”, and together with Borrower, AG&M Parent, AG SPV and L.A.R.K. Parent, each individually, an “Obligor” and collectively, the “Obligors”) and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns and including any Lending Office, “Lender”).

R E C I T A L S:

WHEREAS, capitalized terms used in these Recitals without definition shall have the meanings set forth in Section 1.1.

WHEREAS, L.A.R.K., Greencraft Holdings, Greencraft Interiors, Casa Verde, Greencraft Stone and Lender have entered into that certain Loan and Security Agreement, dated September 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “L.A.R.K. Loan Agreement”), pursuant to which L.A.R.K. Loan Agreement, the Lender has agreed to make certain loans to L.A.R.K., Greencraft Holdings, Greencraft Interiors, Casa Verde and Greencraft Stone;

WHEREAS, AG&M, Pental and Lender have entered into that certain Loan and Security Agreement, dated June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “AG&M Loan Agreement” and, together with the L.A.R.K. Loan Agreement, each individually a “Initial Loan Agreement” and collectively, the “Initial Loan Agreements”), pursuant to which AG&M Loan Agreement, the Lender has agreed to make certain loans to AG&M and Pental;

WHEREAS, Lender willing to amend and restate the Initial Loan Agreement, in their entirety, to, among other things, combine the L.A.R.K. Loan Agreement and AG&M Loan Agreement and increase the Revolver Commitments and to continue to provide the combined and increased credit facility on the terms and conditions set forth in this Agreement;

WHEREAS, the Borrower (jointly and severally) has agreed to secure all of its Obligations by granting to Lender, for the benefit of the Secured Parties, a Lien on all of its assets (unless expressly excluded pursuant to this Agreement); and

WHEREAS, the Guarantors from time to time party hereto have agreed to guarantee the obligations of the Borrower hereunder and to secure their respective Obligations by granting to Lender, for the benefit of the Secured Parties, a Lien on all of their respective assets (unless expressly excluded pursuant to this Agreement).

[SIC] A&R Loan, Security and Guaranty Agreement

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.DEFINITIONS; RULES OF CONSTRUCTION

1.1Definitions.  As used herein, the following terms have the meanings set forth below:

Acquired Indebtedness: Indebtedness of a Person whose assets or Equity Interests are acquired by Borrower in a Permitted Acquisition; provided, that such Indebtedness (a) is unsecured, (b) was in existence prior to the date of such Permitted Acquisition, (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (d) does not include any trade credit arrangements, accounts payable or other similar commercial debt arrangements incurred in the ordinary course of business from time to time.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) having ordinary voting power for the election of directors or managers or for material transactions or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.  Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any portfolio company of any Sponsor (other than the Obligors and their respective Subsidiaries and any direct or indirect parent company of any such Obligor or Subsidiary) be considered an “Affiliate” of any Obligor.

Agreement: this Amended and Restated Loan Security and Guaranty Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

AG SPV: AG Holdco (SPV) LLC.

AG&M: Architectural Granite & Marble, LLC, a Delaware limited liability company (f/k/a G&M OPCO LLC).

AG&M Loan Agreement: as defined in the recitals to this Agreement.

AG&M Parent:  Architectural Surfaces Group, LLC, a Delaware limited liability company (f/k/a TCFI G&M LLC).

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law principles, as well as provisions of constitutions, treaties, statutes, rules, code, regulations, ordinances, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the average daily Availability as of the end of the most recently ended Fiscal Quarter:

Level	Average Daily Availability as a Percentage of the Borrowing Base	Base Rate Revolver Loans	LIBOR Revolver Loans
I	> 66.7%	0.25%	1.25%
II	≤ 66.7% but ≥ 33.3%	0.50%	1.50%
III	< 33.3%	0.75%	1.75%

2

[SIC] A&R Loan, Security and Guaranty Agreement

From the Closing Date until September 30, 2018, the Applicable Margin shall be determined as if Level II were applicable.  Thereafter, the Applicable Margin shall be subject to increase or decrease by Lender on the first day of the calendar month following each Fiscal Quarter end.  If Lender is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Certificate when required hereunder, then, at the option of Lender, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities; provided that (i) no Person determined by Lender to be acting in the capacity of a vulture fund or distressed debt purchaser shall be an Approved Fund, (ii) no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Term Debt, Subordinated Debt or Equity Interests issued by any Obligor shall be an Approved Fund, and (iii) no Person that constitutes a hedge fund shall be an Approved Fund; provided further, however, that at any time an Event of Default has occurred and is then continuing clauses (i) and (iii) shall not apply.

Artisan Company Agreement: the Company Agreement of Artisan SG, LLC d/b/a The Artisan Group, LLC, a Texas limited liability company, dated as of September 30, 2007, as the same may be amended, restated, supplemented or modified from time to time in accordance with this Agreement.

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the Dilution Reserve; (e) the aggregate amount of liabilities secured by Liens (other than Liens imposed by law only that are not past due and owing) upon Collateral that are senior to Lender’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (f) such additional reserves, in such amounts and with respect to such matters, as Lender in its Permitted Discretion may elect to impose from time to time.  To the extent Lender has determined, in its Permitted Discretion, to establish new criteria or revise criteria for Eligible Accounts, Eligible Inventory, Eligible Consigned Inventory, Eligible In-Transit Inventory, and Eligible Slow-Moving Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender in its Permitted Discretion, Lender shall not establish an Availability Reserve, reduce the advance rate or otherwise decrease the Borrowing Base in any manner for the same purpose.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank Product: any of the following products, services or facilities extended to an Obligor by Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services and corporate purchasing cards; and (d) other banking products or services, other than Letters of Credit.

Bank Product Debt: Debt, obligations and other liabilities of an Obligor with respect to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Lender from time to time in its Permitted Discretion with respect to Bank Product Debt.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 2.0%.

3

[SIC] A&R Loan, Security and Guaranty Agreement

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Beneficial Ownership Certification: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.  For purposes of clarification, the Term Debt shall constitute Borrowed Money.

Borrower Agent:  as defined in Section 4.3.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination, an amount equal to the lesser of: (a) the Revolver Commitment; or (b) the sum of: (i) 85% of the Value of Eligible Accounts; plus (ii) 85% of Eligible Homeowner Accounts, provided, however, the portion of the Borrowing Base consisting of Eligible Homeowner Accounts shall at no time exceed $3,000,000; plus (iii) up to 80% of the Value of Eligible Unbilled Accounts, not to exceed the greater of (x) $10,000,000 and (y) 15% of the Borrowing Base; plus (iv) the lesser of (x) 65% of the Value of Eligible Inventory; and (y) 85% of the result of the NOLV Percentage times the Value of Eligible Inventory; plus (v) the least of (x) 65% of the Value of Eligible Consigned Inventory; (y) 85% of the result of the NOLV Percentage times the Value of Eligible Consigned Inventory; and (z) $5,000,000 plus (vi) the least of (x) 65% of the Value of Eligible In-Transit Inventory; (y) 85% of the result of the NOLV Percentage times the Value of Eligible In-Transit Inventory; and (z) $10,000,000 plus (vii) the least of (x) 65% of the Value of Eligible Slow-Moving Inventory; (y) 85% of the result of the NOLV Percentage times the Value of Eligible Slow-Moving Inventory; and (z) $5,000,000; minus (viii) the Availability Reserve (for the avoidance of doubt, determined by Lender in its Permitted Discretion).

Borrowing Base Certificate: a certificate reasonably satisfactory to Lender in all respects, by which Borrower certifies the Borrowing Base.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina, New York and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Borrower or its Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Casa Verde: Casa Verde Services, LLC, a Delaware limited liability company.

4

[SIC] A&R Loan, Security and Guaranty Agreement

Cash Collateral: cash delivered to Lender to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

Cash Collateral Account: a demand deposit, money market or other account maintained with Lender and subject to Lender’s Liens.

Cash Collateralize: the delivery of cash to Lender, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations; and (b) with respect to any inchoate or other contingent Obligations (including Obligations arising under Bank Products), Lender’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder.  “Cash Collateralization” has a correlative meaning.

Cash Dominion Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the Dominion Threshold for three (3) consecutive days; and (b) continuing until (i) no Event of Default exists and (ii) during each of the preceding 30 consecutive days, Availability has exceeded the Dominion Threshold.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Lender or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Lender or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Cerberus Term Agent: Cerberus Business Finance, LLC, in its capacity as Term Agent (as defined in the Intercreditor Agreement).

Cerberus Term Debt: all Borrowed Money owed to the Lenders (as defined in the Cerberus Term Loan Agreement) pursuant to the Cerberus Term Debt Documents.

Cerberus Term Debt Documents:  means (i) the Cerberus Term Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the Cerberus Term Debt, all as in effect on the Closing Date or as may be amended, modified or supplemented from time to time in accordance with the Intercreditor Agreement.

Cerberus Term Loan Agreement:  that certain Loan and Security Agreement, dated as of February 28, 2017, by and among AG&M, Pental and the other Subsidiaries from time to time party thereto as “Borrowers”, Cerberus Term Agent and the other financial institutions from time to time party thereto as “Lenders”, as in effect on the Closing Date or as it may be amended, modified or supplemented from time to time in accordance with the Intercreditor Agreement.

Cerberus Term Loan Refinancing Conditions:  the following conditions for Cerberus Term Loan Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of $250,000,000 (plus the amount of accrued and unpaid interest thereon and fees, costs, expenses and premiums incurred in connection therewith); (b) it has a final maturity date no sooner than ninety-one (91) days following the

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[SIC] A&R Loan, Security and Guaranty Agreement

Revolver Termination Date; (c) to the extent such Cerberus Term Loan Refinancing Debt is secured by all or any portion of the Collateral, such Cerberus Term Loan Refinancing Debt is subject to executed intercreditor documents between Lender and the holders of such Cerberus Term Loan Refinancing Debt (or a trustee, agent or other representative on their behalf), in form and substance satisfactory to Lender, in its sole discretion; (d) after giving effect to such incurrence of Cerberus Term Loan Refinancing Debt and the use of proceeds thereof, the Fixed Charge Coverage Ratio, determined on a pro forma basis for the most recent trailing twelve month period for which financial statements were, or were required to be, delivered hereunder, is greater than or equal to 1.15 to 1.0; (e) after giving effect to such incurrence of Cerberus Term Loan Refinancing Debt and the use of proceeds thereof, the Leverage Ratio, determined on a pro forma basis for the most recent trailing twelve month period for which financial statements were, or were required to be, delivered hereunder, is equal to or less than 4.25 to 1.00, (f) no Person that is not an Obligor shall be a borrower, guarantor or other obligor under such Cerberus Term Loan Refinancing Debt; (g) the obligations in respect thereof shall not be secured by any Lien on any Property not securing the Obligations; (h) no Default or Event of Default shall have occurred and be continuing or would exist as a result of the incurrence of such Cerberus Term Loan Refinancing Debt; (i) such Cerberus Term Loan Refinancing Debt shall not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such Cerberus Term Loan Refinancing Debt prior to the date that is ninety-one (91) days after the Revolver Termination Date; (j) terms and conditions of such Cerberus Term Loan Refinancing Debt are not adverse to the Lender in any material respect; (k) the Cerberus Term Loan Debt is paid off in full; and (l) Borrower Agent shall have delivered to Lender, at least five (5) Business Days prior to the incurrence of the Cerberus Term Loan Refinancing Debt, an officer’s certificate of the Borrower Agent, together with a detailed description of the material terms and conditions of the Cerberus Term Loan Refinancing Debt or a copy of the documentation relating thereto, stating that Borrower Agent has determined that (i) the conditions specified in clauses (d), (e) and (h) specified above are satisfied and (ii) as to all other conditions specified above the terms and conditions of the Cerberus Term Loan Refinancing Debt documentation materially satisfy such requirements, together with evidence satisfactory to Lender in its Permitted Discretion of satisfaction of such terms and conditions.

Cerberus Term Loan Refinancing Debt: all Borrowed Money owed to any lender pursuant the Cerberus Term Loan. Cerberus Refinancing Term Debt Documents issued in accordance with and meeting the conditions precedent specified in the Cerberus Term Loan Refinancing Conditions.

Cerberus Term Loan Refinancing Debt Documents: the loan agreement, security agreement and each other document evidencing, governing  or otherwise related to and entitled  into in connection with the Cerberus Term Loan Refinancing Debt, as modified, amended  or supplemented from time to time, including if there is a intercreditor agreement relating to the Cerberus Term Loan Refinancing Debt, in accordance with such intercreditor agreement.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the Closing Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Topco ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of SIC, (b) SIC ceases to own and control, beneficially and of record, directly or indirectly all Equity Interests of AG&M Parent, (c) SIC ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of L.A.R.K. Parent; (d) AG&M Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AG&M; (e) AG&M ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AG&M in accordance with Section 9.2.9); (f) AG&M ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AG SPV; (g) L.A.R.K. Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of L.A.R.K.; (h) L.A.R.K. ceases to own and control, beneficially and of record, directly or

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[SIC] A&R Loan, Security and Guaranty Agreement

indirectly, all Equity Interests of Greencraft Holdings (other than a merger of Greencraft Holdings with and into L.A.R.K. in accordance with Section 9.2.9); (i) Greencraft Holdings ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of Greencraft Interiors, Casa Verde and Greencraft Stone (other than a merger of Greencraft Interiors, Casa Verde or Greencraft Stone with and into L.A.R.K. or Greencraft Holdings in accordance with Section 9.2.9); (j) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Topco or any direct or indirect parent of Topco; or (f) the sale or transfer of all or substantially all assets an Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto; (b) any action taken or omitted in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrower terminates the Revolver Commitment pursuant to Section 2.1.3; (c) the date on which the Revolver Commitment is terminated pursuant to Section 10.2.; or (d) the date which is at least ninety-one (91) days prior to the maturity of the Term Debt Documents.

Commitments: the Revolver Commitment.

Commodity Exchange Act:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate substantially in the form of Exhibit A, and satisfactory to Lender in all respects, by which Borrower certifies compliance with Section 9.3.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consigned Inventory: shall mean Inventory of Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

Consolidated Net Debt:  as of any date of determination, the Borrowed Money of Topco and its Subsidiaries as of such date less the amount of Qualified Cash as of such date.

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[SIC] A&R Loan, Security and Guaranty Agreement

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Controlled In-Transit Inventory Trigger Period: the period (a) commencing on any day following the occurrence of (i) an Event of Default or (ii) either (x) the Availability is less than the Dominion Threshold at any time or (y) the failure of the Borrower to maintain Availability of at least 15% of the Revolver Commitment for 5 consecutive days and (b) continuing until (i) no Event of Default exists and (ii) during each of the preceding 30 consecutive days, Availability has exceeded 15% of the Revolver Commitment.

Copyrights: all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 8.1.11, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Cost Savings Cap: the meaning provided to such term in the definition of “Pro Forma Cost Savings.”

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture, unless expressly made non-recourse to such Person and only to the extent of the direct payment liability of such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Lender executed by an institution maintaining a Deposit Account for an Obligor, to perfect Lender’s Lien on such account.

Designated Jurisdiction: a country or territory that is the subject of a Sanction.

Dilution Percent: the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, and other dilutive items with respect to Accounts, divided by (b) gross sales.

Dilution Reserve: a percentage of Eligible Accounts equal to the amount by which the Dilution Percent exceeds 5%.

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[SIC] A&R Loan, Security and Guaranty Agreement

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Dominion Account: a special account established by Borrower at Lender or a bank acceptable to Lender, over which Lender has exclusive control for withdrawal purposes.

Dominion Threshold: 10% of the Revolver Commitment.

EBITDA: determined for any period, on a consolidated basis for Topco and its Subsidiaries, the sum of, without duplication, (a) net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up or write-down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income), (b) any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” and, in the case of this clause (b), subject to the Cost Savings Cap, (c) expenses for such period that are covered by insurance or have been reimbursed to an Obligor in cash by a third party who is not an Affiliate of an Obligor to the extent such reimbursement is not already reflected in the calculation of net income; (d) amounts reimbursed pursuant to an Obligor’s business interruption insurance policies; and (e) non-cash compensation consisting of Equity Interests to the extent expensed under GAAP it being agreed that for purposes of calculating any financial ratio or test under the Loan Documents, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and Investments permitted hereunder (including the commencement of activities constituting such business) and dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition, and operational changes permitted hereunder, and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any permitted retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by Topco or any of its Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Account: an Account owing to Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Lender, in its Permitted Discretion, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor and its Affiliates are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 15% (“Concentration Limit”) of the aggregate Eligible Accounts (or such higher Concentration Limit as Lender may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation

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[SIC] A&R Loan, Security and Guaranty Agreement

herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (including any customer deposit) (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any Sanction or any specially designated nationals list maintained by OFAC; or Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Lender) or credit insurance satisfactory in all respects to Lender; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Lender in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Lender, or is subject to any other Lien (other than a Permitted Lien that is junior and subordinate to Lender’s Lien or any other Lien for which an Availability Reserve is being maintained); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment term has been extended or the Account Debtor has made a partial payment (other than a partial payment of an Account that is the full payment of an invoice); (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale‑or‑return, sale‑on‑approval, consignment, or other repurchase or return basis; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days past the original invoice date will be excluded.

Eligible Assignee:  a Person that is (a) an Affiliate of Lender; (b) an Approved Fund approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed); and (c) during an Event of Default, any Person.

Eligible Consigned Inventory:  Consigned Inventory owned by Borrower that Lender, in its Permitted Discretion, deems to be Eligible Consigned Inventory. Without limiting the foregoing, no Inventory shall be Eligible Consigned Inventory (a) if all of the Accounts owing by such consignee cease to be Eligible Accounts hereunder and (b) unless (i) it meets all of the criteria set forth in the defined term “Eligible Inventory” except clause (b) thereof; (ii) it is subject to a duly executed consigned inventory agreement between Borrower and such consignee, in form and scope satisfactory to Lender (“Consigned Inventory Agreement”), granting Borrower and its assigns a purchase money lien and security interest in all Consigned Inventory that is consigned by Borrower to such consignee, together with the cash and non-cash proceeds thereof; (iii) Borrower has perfected its consignment interest in such Consigned Inventory and the cash and non-cash proceeds thereof by filing a financing statement naming itself as secured party and each Person(s) in possession of such Consigned Inventory as debtor (and naming Lender as assignee or assigned of record by Borrower), and delivering an authenticated notification (executed by, and in form and substance satisfactory to, Lender) within the time period required by, and otherwise meeting the requirements of, the applicable state’s UCC to the holders of any conflicting security interest that have filed a financing statement covering the same types of Inventory before the date that Borrower filed its aforementioned financing statement covering the Consigned Inventory and the cash and non-cash proceeds thereof; and (iv) Lender has received and reviewed to its satisfaction a recent lien search with respect to each consignee of such Consigned Inventory.

Eligible Homeowner Account:  an Eligible Account pursuant to which the Account Debtor is a Person not in the business of building homes.

Eligible Inventory: Inventory owned by Borrower that Lender, in its Permitted Discretion, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from an entity subject to any Sanction or

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[SIC] A&R Loan, Security and Guaranty Agreement

any specially designated nationals list maintained by OFAC and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Lender’s duly perfected, first priority Lien, and no other Lien (other than a Permitted Lien that is junior and subordinate to Lender’s Lien or any other Lien for which an Availability Reserve is being maintained); (h) is within the continental United States or Canada, is not in transit except between locations of Borrower, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Lender’s right to dispose of such Inventory, unless Lender has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, customs broker, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or Imported Goods Agreement, as applicable, with respect to Eligible Inventory or an appropriate Rent and Charges Reserve has been established; (l) is reflected in the details of a current perpetual inventory report; and (m) is not Slow-Moving.

Eligible In-Transit Inventory: In-Transit Inventory owned by Borrower that meets all of the criteria set forth in the defined term Eligible Inventory except clauses (h) and (i) thereof, and that Lender, in its Permitted Discretion, deems to be Eligible In-Transit Inventory.  Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is shipped by a common carrier that is not affiliated with the vendor and is not subject to any Sanction or on any specially designated nationals list maintained by OFAC; (b) is received by the Borrower within ninety (90) days after the date of shipment; (c) is fully insured in a manner satisfactory to Lender; (d) is subject to purchase orders and other sale documentation satisfactory to Lender (in its Permitted Discretion), and title has passed to Borrower; (e) is not sold by a Foreign Vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom Borrower is in default of any obligations; (f) is being handled by a customs broker, freight-forwarder or other handler that has delivered an Imported Goods Agreement; and (g) during a Controlled In-Transit Inventory Trigger Period, is subject to a negotiable Document showing Lender (or, with the consent of Lender, Borrower) as consignee, which Document is in the possession of Lender or such other Person as Lender shall approve.

Eligible Slow-Moving Inventory: Slow-Moving Inventory owned by Borrower that meets all of the criteria set forth in the defined term Eligible Inventory except clause (m) thereof, and that Lender, in its Permitted Discretion, deems to be Eligible Slow-Moving Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Slow-Moving Inventory unless (a) it is comprised of Slow-Moving Inventory of Borrower of not more than twenty-four (24) months’ supply of such type or category of Slow-Moving Inventory; and (b) Borrower possesses sales data for Inventory of the same category and type for at least the preceding twelve (12) consecutive months.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise.

Eligible Unbilled Account:  an Account which has not yet been billed, has existed for less than 15 days and otherwise conforms to the definition of Eligible Account.

Environmental Laws:  Applicable Laws (including administrative orders, licenses, authorizations and permits of any Governmental Authority) relating to public health (other than occupational safety and health regulated under OSHA, or public health and safety regulated by the U.S. Food and Drug Administration) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

Equity Cure Contributions:  as defined in Section 9.3.2.

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[SIC] A&R Loan, Security and Guaranty Agreement

Equity Cure Period:  as defined in Section 9.3.2.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 10.

Excess Cash Flow: as defined in the Term Loan Agreement as in effect on the Closing Date.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor, and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Account: (i) a deposit account used exclusively used for payroll, payroll taxes or employee benefits, or (ii) a petty cash account containing not more than $150,000 individually at any time or $400,000 in the aggregate for all such petty cash accounts.

Excluded Tax: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profit Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) constituting Other Connection Taxes; and (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which; (i) such Lender acquires such interest in the Loan or Commitment; or (ii) such Lender changes its

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[SIC] A&R Loan, Security and Guaranty Agreement

Lending Office, except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,; (c) Taxes attributable to Recipient’s failure to comply with Section 5.9.7 and (d) any withholding Taxes imposed pursuant to FATCA.

Existing Loan Documents: as defined in Section 11.20.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Lender may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Lender’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations.  Such out-of-pocket costs, expenses and advances include transfer fees, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses, but excluding any and all Taxes; provided, however, nothing in this definition of “Extraordinary Expenes” shall limit the agreements and obligations of Obligors pursuant to Section 5.9 hereof.

FATCA:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any comparable regime in any jurisdiction, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code or comparable regime.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if such day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up to the nearest 1/8 of 1%) charged to Lender on the applicable day on such transactions, as determined by Lender; provided, that in no event shall such rate be less than zero.

Fee Letter:  the $80,000,000 Senior Revolving Credit Facility Fee Letter, dated as of the Closing Date, executed by Borrower and Lender.

Financial Covenant Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the Dominion Threshold; and (b) continuing until (i) no Event of Default exists and (ii) during each of the preceding 20 consecutive days, Availability has exceeded the Dominion Threshold.

Financial Statements: (a) the audited consolidated balance sheet of Topco and its Subsidiaries for the Fiscal Year ended December 31, 2017, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (b)  the unaudited consolidated balance sheet of Topco and its Subsidiaries for the Fiscal Quarters ended March 31, 2017 and March 31, 2018, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

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[SIC] A&R Loan, Security and Guaranty Agreement

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined as of any date of determination and determined on a consolidated basis for Topco and its Subsidiaries, of (a) EBITDA for the trailing twelve-month period then ending minus  unfinanced Capital Expenditures, minus cash taxes paid or payable during such period, to (b) Fixed Charges, in each case, during the same period.  In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to:  (x) the incurrence, repayment or retirement of any Debt by Topco and its Subsidiaries since the first day of such period as if such Debt were incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Topco and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) in calculating interest expense in respect of any Debt included on a pro forma basis (x) interest on Debt bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period (y) if such Debt bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (z) the amount of Debt under a revolving credit facility will be based upon the amount of such Debt at the end of the applicable fiscal month; and (3) the calculation of the tax liabilities of Topco and its Subsidiaries described in clause (a) above shall be made without giving effect to any tax refunds, net operating losses or other net tax benefits that were received during such period on account of any prior periods (but only to the extent such tax refunds, net operating losses or other net tax benefits, or a portion thereof, were not previously accounted for or reasonably expected to be applicable in such period by Topco and its Subsidiaries).

Fixed Charges: with respect to any period, the sum of (a) cash interest, plus (b) regularly scheduled principal payments made on Borrowed Money, plus (c) Distributions (other than Tax Distributions) made during such period.

Flow of Funds Agreement:  a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Lender, by and among the Obligors, the Lender and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated on the Closing Date by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is (a) not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: (a) a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, (a “CFC”) (b) a Subsidiary of a CFC and (c) any Subsidiary (including a Subsidiary that is a U.S. Person) substantially all of the assets of which consist of Equity Interests in a CFC.

Full Payment: with respect to any Obligations, (a) the payment in full in cash of all Obligations that are then non-contingent and outstanding, (b) the termination or cash collateralization (in an amount equal to 105%) of all Letters of Credit and then outstanding (or indemnities or other undertakings issued and then in existence in respect of such outstanding Letters of Credit), or, alternatively, with the consent of Lender, the delivery of backstop letters of credit with respect to all such Letters of Credit, indemnities and undertakings (in each case, in an amount, manner and upon terms reasonable satisfactory to Lender), (c) termination or cash collateralization of all Bank Product Obligations owing to Lender or its Affiliates, and (d) the termination or expiration of all Commitments or other obligations to make the Loan or extend credit to the Obligors under the Loan Documents.

GAAP: generally accepted accounting principles in effect in the United States from time to time consistent with those used in preparation of the Financial Statements.

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[SIC] A&R Loan, Security and Guaranty Agreement

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or European Central Bank).

Greencraft Holdings: Greencraft Holdings, LLC, an Arizona limited liability company.

Greencraft Interiors: Greencraft Interiors, LLC, an Arizona limited liability company.

Greencraft Stone: Greencraft Stone and Tile, LLC, an Arizona limited liability company.

Guarantors: L.A.R.K. Parent, AG&M Parent, AG SPV, SIC and each other Person that guarantees payment or performance of Obligations; provided, that no Foreign Subsidiary shall be a Guarantor.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Lender (including this Agreement).

Hazardous Material: any pollutant, contaminant, chemical or substance defined as or included in the definition of “hazardous wastes,” “hazardous materials,” “acutely hazardous wastes,” “hazardous substances,” “extremely hazardous substances,” “toxic substances,” “toxic chemicals,” “toxic pollutants,” or words of similar import under any Environmental Law, including, without limitation, (i) any petroleum, petroleum products, or fractions or derivatives thereof, (ii) natural or synthetic gas, (iii) any asbestos and asbestos containing material, polychlorinated biphenyls or radon gas, and (iv) any radioactive materials, substances or waste.
Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Imported Goods Agreement: an Imported Goods Agreement in a form acceptable to Lender and duly executed by the parties named therein.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Lender, other Secured Parties, and their officers, directors, employees, Affiliates, agents and attorneys.

Initial Closing Date:  as to the AG&M Loan Agreement, September 3, 2014 and as to the L.A.R.K. Loan Agreement, June 23, 2015.

Initial Loan Agreement: as defined in the recitals to this Agreement.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Patents, the Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

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[SIC] A&R Loan, Security and Guaranty Agreement

Intercreditor Agreement: means that certain Intercreditor Agreement, dated as of February 28, 2017 by and among Cerberus Term Agent, in its capacity as agent for the Cerberus Term Lenders (as defined therein), Lender, and acknowledged by the Obligors, as previously amended prior to the Closing Date, amended on the Closing Date and as hereafter further amended from time to time in accordance with the terms thereof.

Interest Period: as defined in Section 3.1.3.

In-Transit Inventory: Inventory of Borrower that is in the possession of a common carrier and is in transit from a vendor of Borrower from a location outside of a state within the United States to a location of Borrower (or a location designated by Borrower) that is in a state within the United States.

Inventory Reserve: reserves established by Lender in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, theft, shrinkage, imbalance, markdowns and vendor chargebacks.

Investment: (a) a transaction or series of transactions resulting in (i) acquisition of a business division or substantially all assets of a Person; (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (iii) merger, consolidation or combination of an Obligor or Subsidiary with another Person; (b) an acquisition of record or beneficial ownership of any Equity Interests of a Person; or (c) an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Lender, as security for the Obligations.

IRS: the United States Internal Revenue Service.

Joinder Agreement:  a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary of a Borrower made a party hereto pursuant to Section 9.1.11.

Judgment Currency: as defined in Section 12.12.

L.A.R.K.: means L.A.R.K. Industries, Inc., a California corporation.

L.A.R.K. Debt:  means all Debt owed by L.A.R.K. to AG&M pursuant to the L.A.R.K. Debt Documents.

L.A.R.K. Debt Documents:  means (i) the L.A.R.K. Subordinated Note and (ii) each of the other agreements, instruments and other documents with respect to the L.A.R.K. Debt, all as in effect on the date hereof or as may be amended, modified or supplemented from time to time in accordance with the L.A.R.K. Debt Subordination Agreement.

L.A.R.K. Debt Subordination Agreement:  means that certain Subordination Agreement, dated as of December 29, 2017 by and between AG&M and Lender, and acknowledged by L.A.R.K., as amended from time to time in accordance with the terms thereof.

L.A.R.K. Loan Agreement: as defined in the recitals to this Agreement.

L.A.R.K. Parent:  Residential Design Services, LLC, a Delaware limited liability company (f/k/a TCFI LARK LLC).

L.A.R.K. Subordinated Note:  means that certain Subordinated Promissory Note in the original principal amount of $13,500,000, executed by L.A.R.K. and payable to AG&M.

LC Application: an application by Borrower Agent to Lender for issuance of a Letter of Credit, in form and substance satisfactory to Lender.

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[SIC] A&R Loan, Security and Guaranty Agreement

LC Conditions: upon giving effect to the issuance of a Letter of Credit: (a) the conditions set forth in Section 6 are satisfied as determined by Lender in its reasonable discretion; (b) total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars; and (d) the purpose and form of the proposed Letter of Credit are reasonably satisfactory to Lender in its reasonable discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrower or any other Person to Lender in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrower for drawings under Letters of Credit; and (b) the aggregate Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent, in form satisfactory to Lender.

Lender: means Bank of America, N.A.

Lender Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Lender.

Lending Office: any office (including a domestic or foreign Affiliate or branch) used by Lender to fulfill any of its obligations hereunder, as identified in writing from time to time to Borrower Agent by Lender.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers’ acceptance, indemnity, reimbursement agreement or similar instrument issued by Lender for the account or benefit of Borrower or an Affiliate of Borrower.

Letter of Credit Subline:  $15,000,000.

Leverage Ratio:  the ratio of (a) Consolidated Net Debt, to (b) EBITDA, for the most recent trailing twelve month period for which financial statements were, or were required to be, delivered hereunder.

LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by Lender at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such interest period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Lender, as published on the applicable Reuters screen page (or other commercially available source designated by Lender from time to time); provided, that if the foregoing rate is not available, then the per annum interest rate to be substituted for LIBOR shall be determined in accordance with Section 3.6.2; provided further, that in no event shall LIBOR be less than zero.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

LIBOR Screen Rate: the LIBOR quote on the applicable screen page Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

LIBOR Successor Rate: as defined in Section 3.6.2.

LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Lender, to

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[SIC] A&R Loan, Security and Guaranty Agreement

reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Lender determines in consultation with Borrower).

License: any license or agreement (other than Governmental Approvals) under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any lien, security interest, pledge, hypothecation, assignment, easement, right-of-way, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Lender, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Lender to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Lender, and agrees to deliver such Collateral to Lender upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Lender’s Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Lender upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Lender the right, vis-à-vis such Licensor, to enforce Lender’s Liens with respect to such Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Revolver Loan.

Loan Documents: collectively, as may be amended, modified or supplemented from time to time, this Agreement, the Other Agreements and the Security Documents.

Loan Year: each 12 month period commencing on the Closing Date or an anniversary thereof.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, material Properties, or financial condition of the Obligors, taken as a whole, or on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Lender’s Liens on any material portion of the Collateral; (b) impairs the ability of any Borrower or the Obligors, taken as a whole, to perform its (or theirs, as the case may be) material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Lender to enforce or collect any Obligations or to realize upon a material portion of the Collateral.

Material Contract: with respect to any Person, (a) the Term Debt Documents, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Lender.

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[SIC] A&R Loan, Security and Guaranty Agreement

Mortgage: any mortgage, deed of trust or similar instrument in which any Obligor grants a Lien on its Real Estate to Lender, as security for any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to any disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or its Subsidiary in cash from such disposition, net of (a) reasonable costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Lender’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, income tax, and such other customary reserves, until such reserves are no longer needed.

NOLV Percentage: the net orderly liquidation value of Eligible Inventory, Eligible In-Transit Inventory, Eligible Consigned Inventory,  and Eligible Slow-Moving Inventory, as applicable, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrower’s Inventory performed by an appraiser and on terms satisfactory to Lender.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent (or, if applicable, L.A.R.K. or AG&M) to request a Borrowing of Revolver Loans, in form satisfactory to Lender.

Notice of Conversion/Continuation: a request by Borrower Agent (or, if applicable, L.A.R.K. or AG&M) for a conversion or continuation of a Loan as a LIBOR Loan, in form satisfactory to Lender.

Obligations: all (a) principal of and premium, if any, on the Loans; (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit; (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; (d) Bank Product Debt; in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: Borrowers and each Guarantor.

OFAC:  Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Borrower or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: collectively, each LC Document, the Intercreditor Agreement, the L.A.R.K. Debt Subordination Agreement, each Borrowing Base Certificate, each Compliance Certificate, any Perfection Certificate, any Joinder Agreement, any Guaranties or any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Lender in connection with any transactions relating hereto.

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[SIC] A&R Loan, Security and Guaranty Agreement

Other Connection Taxes:  Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or other security interest or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment.

Overadvance: as defined in Section 2.1.5.

Patents: (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 8.1.11, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 8.1.11, and (c) all rights to obtain any reissues or extensions of the foregoing.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: as to any relevant action contemplated in this Agreement, (a) no Event of Default has then occurred and is continuing or would result from any such action, and (b)(i) if the Fixed Charge Coverage Ratio, determined on a pro forma basis after giving effect to such action, is at least 1.0 to 1.0, Availability for each of the 30 days immediately preceding the date of such action and immediately after giving pro forma effect to such action equals or exceeds 12.5% of the Revolver Commitment or (ii) if the Fixed Charge Coverage Ratio, determined on a pro forma basis after giving effect to such distribution, is less than 1.0 to 1.0, Availability for each of the 30 days immediately preceding the date of such action and immediately after giving pro forma effect to such action equals or exceeds 17.5% of the Revolver Commitment

Payment Item: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Pental:  Pental Granite and Marble, LLC, a Washington limited liability company.

Permitted Acquisition: an Investment of the type described in clauses (a) and (b) of the definition of “Investment”; so long as with respect to all such Investments pursuant to this definition, (i) such acquisition or Investment, as applicable, is consensual; (ii) the assets, business or Person being acquired is useful or engaged in the business of Obligors and is located or organized within the United States; and (iii) either (x) at the time of, and after giving pro forma effect to such acquisition or Investment, as applicable, the Payment Conditions have been satisfied and Borrower Agent shall deliver a Compliance Certificate to Lender five days prior to the consummation of such

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[SIC] A&R Loan, Security and Guaranty Agreement

Investment demonstrating compliance with the definition hereof, or (y) if the Payment Conditions are not satisfied but the requirements of clauses (i) and (ii) above are satisfied and so long as no Event of Default would result from any such action, the amount of such acquisition or Investment, when combined with all other permitted acquisitions and Investments which did not satisfy the Payment Conditions, does not to exceed $5,000,000 in the aggregate during any Fiscal Year.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender providing for a secured facility of the type set forth herein and based on the applicable circumstances as of the applicable date of determination).

Permitted Distributions: with respect to any Obligor, (i) so long as no Event of Default exists or would result from the making of such distribution, (a) the payment of dividends or any other distributions on an Obligor’s Equity Interests to another Obligor (other than a Guarantor) or the payment of any indebtedness owed to an Obligor (other than a Guarantor), (b) the making of any loans or advances to an Obligor (other than a Guarantor), (c) the transfer of any property or assets to a Borrower, (d) payments to enable Obligors to repurchase any Equity Interest issued by such Obligor or warrants, options or other similar rights granted by such Obligor, from any officer, director or employee, not to exceed $1,000,000 in the aggregate during any Fiscal Year, (e) to the extent AG&M Parent, L.A.R.K. Parent or Borrower, as applicable, is treated as a partnership or disregarded entity for U.S. federal income tax purposes or Borrower is part of an affiliated group filing consolidated income tax returns, Tax Distributions, and (f) Borrower may make distributions to AG&M Parent or L.A.R.K. Parent (and AG&M Parent and L.A.R.K. Parent may make any subsequent Distribution) for the purpose of allowing AG&M Parent or L.A.R.K. Parent to pay reasonable expenses incurred in connection with the maintenance of its existence as a holding company; (ii) as to any other distribution, so long as (a) no Event of Default exists or would result from the making of such distribution and (b)(x) if the Fixed Charge Coverage Ratio, determined on a pro forma basis after giving effect to such distribution, is at least 1.0 to 1.0, Availability for each of the 30 days immediately preceding the date of such action and immediately after giving pro forma effect to such action equals or exceeds 17.5% of the Revolver Commitment or (y)  if the Fixed Charge Coverage Ratio, determined on a pro forma basis after giving effect to such distribution, is less than 1.0 to 1.0, Availability for each of the 30 days immediately preceding the date of such action and immediately after giving pro forma effect to such action equals or exceeds 22.5% of the Revolver Commitment.

Permitted Investments: means (a) an Investment by an Obligor in (i) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business, (ii) consideration received in connection with any sale, lease, transfer or other disposition permitted under this Agreement, (iii) deposit accounts, (b) Investments  made by an Obligor in the nature of immaterial pledges or deposits with respect to leases or utilities provided to third parties in the Ordinary Course of Business and (c) Permitted Acquisitions.

Permitted Lien: as defined in Section 9.2.2.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 11.4.3.

Pledge Agreement: the Amended and Restated Pledge Agreement dated as of the date hereof among the Obligors party thereto and Lender and all amendments, modifications and supplements and any exhibits or schedules thereto.

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[SIC] A&R Loan, Security and Guaranty Agreement

Pledged Equity: the equity interests listed on Schedule 8.1.4(d), together with any other Equity Interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Obligor while this Agreement is in effect.

Prime Rate: the rate of interest announced by Lender from time to time as its prime rate.  Such rate is set by Lender on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by Lender shall take effect at the opening of business on the day specified in the announcement.

Pro Forma Cost Savings: an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Topco or Subsidiaries within 18 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower Agent and are reasonably anticipated to be realized within 18 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall not exceed with respect to any four quarter period 10% of EBITDA for such period (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 18 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Lender; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Cash: as of any day, the aggregate amount of unrestricted cash and Cash Equivalents (or restricted cash and Cash Equivalents to the extent that such cash and Cash Equivalents are deemed restricted solely as a result of the Liens created by the Loan Documents) of Topco or any other Subsidiary that is in any Deposit Account described in Scheduled 9.1.9 or any other Deposit Account reasonably acceptable to Lender and maintained by a branch office of a bank located in the United States on such day.

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[SIC] A&R Loan, Security and Guaranty Agreement

Qualified ECP:  an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient:  Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Register: as defined in Section 11.1.3.

Reimbursement Date: as defined in Section 2.2.2.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) commencing 60 days after the Closing Date (or such longer time as determined by Lender in its sole discretion), a reserve at least equal to three (3) months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Restricted Investment: any Investment by any Obligor or its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Lender’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Lender; (c) loans and advances permitted under Section 9.2.7, and (d) Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document or an agreement executed in connection with the Term Debt, Subordinated Debt or Borrowed Money otherwise permitted pursuant to the Loan Documents) that conditions or restricts the right of Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: Lender’s obligation to make Revolver Loans and to issue Letters of Credit in an amount up to $80,000,000 in the aggregate.

Revolver Loan: a loan made by Lender under the credit facility established hereby.

Revolver Termination Date:  June 28, 2023.

Revolver Usage:  the aggregate amount of outstanding Revolver Loans, plus the aggregate Stated Amount of outstanding Letters of Credit.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor acceptable to Lender.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Scheduled Unavailability Date: as defined in Section 3.6.2.

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[SIC] A&R Loan, Security and Guaranty Agreement

Secured Parties: Lender and providers of Bank Products.

Security Documents: the IP Assignments, Mortgages, the Pledge Agreement, Deposit Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of Borrower or, if the context requires, an Obligor.

SIC: SIC Intermediate, Inc., a Delaware corporation.

Slow-Moving Inventory: Inventory owned by Borrower that is in excess of a twelve (12) months’ supply of such type or category of Inventory (of a type or category of Inventory which, for items held for sale by Borrower at least twelve (12) consecutive months, shall be based on sales over the then preceding twelve (12) consecutive month period).

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Obligor:  an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 12).

Sponsors:  means, collectively, Trive Capital Fund I LP, Trive Capital Fund I (Offshore) LP, and Trive Affiliated Coinvestors I LP.

Stated Amount: the stated amount of a Letter of Credit, including any automatic increase, whether or not then effective, provided by the terms of the Letter of Credit or related LC Documents.

Subordinated Debt: all Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Lender.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by Borrower or combination of Borrower (including indirect ownership through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Swap Obligations:  with respect to any Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Tax Distributions: so long as AG&M Parent, L.A.R.K. Parent or Borrower, as applicable, is treated as a partnership or disregarded entity for United States federal tax purposes or part of an affiliated group filing U.S. consolidated income tax returns, quarterly tax distributions on April 10, June 10, September 10 and December 10 of

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[SIC] A&R Loan, Security and Guaranty Agreement

each Fiscal Year by AG&M Parent, L.A.R.K. Parent or Borrower, as applicable, to its members with respect to each Fiscal Year, which, in the aggregate, are in an amount equal to the amount necessary to pay such members’ estimated state, local and United States federal income tax liabilities in respect of the income earned by AG&M Parent, L.A.R.K. Parent or Borrower, as applicable (which taxable income will include the taxable income of subsidiaries of AG&M Parent, L.A.R.K. Parent or such Borrower, as applicable, that are similarly classified as partnerships or disregarded entities for U.S. federal income tax purposes or otherwise treated as part of an affiliated group filing U.S. consolidated income tax returns), calculated as an amount equal to the product of (A) the net taxable income of the Parent or Borrower, as applicable, minus any previous net taxable loss of AG&M Parent, L.A.R.K. Parent or Borrower, as applicable, that is usable by the members of AG&M Parent, L.A.R.K. Parent or Borrower, as applicable to offset net taxable income of AG&M Parent, L.A.R.K. Parent or Borrower, as applicable, and taking into account the characterization of the income of AG&M Parent, L.A.R.K. Parent or Borrower, as applicable, as ordinary income or capital gains and the deductibility of state and local income taxes for federal purposes, as appropriate, and (B) the highest marginal federal income tax rate applicable to any member of AG&M Parent, L.A.R.K. Parent or Borrower, as applicable, (including under Sections 1401 through 1403 and Section 1411 of the Code) and a 15% assumed state and local tax rate; provided however, that to the extent the actual tax liability of members in respect of AG&M Parent, L.A.R.K. Parent or Borrower, as applicable for a taxable year is less than the sum of the estimated payments described above for the year, then the excess will be deducted from the next quarterly tax distribution.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Agent: as applicable, (i) the Cerberus Term Agent or (ii) any agent under the Cerberus Term Loan Refinancing Debt Documents.

Term Debt: as applicable, (i) all Borrowed Money owed to the Term Lenders (as defined in the Intercreditor Agreement) pursuant to the Cerberus Term Debt Documents or (ii) owed to the relevant lenders pursuant to the Cerberus Term Loan Refinancing Debt Documents.

Term Debt Documents:  as applicable, (i) the Cerberus Term Debt Documents or (ii) the Cerberus Term Loan Refinancing Debt Documents.

Topco:  means Select Interior Concepts, Inc., a Delaware corporation.

Trademarks: (a) all trademarks, trade names, corporate names, each Borrower’s names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 8.1.11, and (b) the right to obtain all renewals thereof.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Unused Line Fee Rate: a per annum rate equal to (a) 0.25%, if the average daily balance of Revolver Usage was less than 40% of the Revolver Commitment during the preceding calendar month, or (b) 0.15%, if the average daily Revolver Usage was 40% or more of the Revolver Commitment during the preceding calendar month.

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[SIC] A&R Loan, Security and Guaranty Agreement

U.S. Borrower: any Borrower that is a U.S. Person.

U.S. Person: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.7.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first‑out basis, and excluding any portion of cost attributable to intercompany profit among Borrower and its Affiliates; and (b) for an Account, its face amount, without duplication of any other calculation made in the determination of the Borrowing Base, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Write-Down and Conversion Powers: the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

1.2Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrower’s certified public accountants concur in such change, the change is disclosed to Lender, and all relevant provisions of the Loan Documents are amended in a manner reasonably satisfactory to Lender to take into account the effects of the change.  All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.3Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, “Account Debtor”, “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement includes any modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means the time of day at Lender’s notice address under Section 11.4.1; or (g) discretion of Lender mean its sole and absolute discretion exercised at any time unless expressly provided otherwise.  All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Lender in its Permitted Discretion (and not necessarily calculated in accordance with GAAP).  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Reference to Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer

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[SIC] A&R Loan, Security and Guaranty Agreement

would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5Time of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

2.CREDIT FACILITIES

2.1Revolver Commitment.

2.1.1Revolver Loans.  On the Closing Date, the “Revolver Loans” and “Revolver Commitments” (each as defined in each Initial Loan Agreement) held by the Lender shall be deemed to be Revolver Loans and Revolver Commitments under this Agreement.  Lender agrees, on the terms set forth herein, to make Revolver Loans to Borrower in an aggregate amount up to the Revolver Commitment, from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lender have any obligation to honor a request for a Revolver Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.  Lender shall use commercially reasonable efforts to provide Borrower with 3 Business Days prior written notification of the establishment of any change in the eligibility criteria or the establishment of any Availability Reserve, in each case, to the extent such change would have the effect of reducing the Borrowing Base; provided that, the failure to provide any such notice shall not limit Lender’s rights to establish any such change or reserve, but such change or reserve shall only become effective following notice to Borrower.   Lender may fulfill its obligations under the Loan Documents through one or more Lending Offices, and this shall not affect any obligations of Obligors under the Loan Documents or with respect to any Obligations.

2.1.2Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrower solely (a) to refinance each Initial Loan Agreement; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for other lawful corporate purposes of Borrower permitted under this Agreement, including working capital and Permitted Distributions.

2.1.3Termination of Revolver Commitment.  The Revolver Commitment shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon prior written notice to Lender, Borrower may, at their option, terminate in full or reduce in part the Revolver Commitment (provided that the reduced Revolver Commitment shall in no event be reduced to less than $40,000,000 without prior written consent by Lender).  Any notice of termination given by Borrower shall be irrevocable.  On the termination or reduction date, Borrower shall (i) repay any Overadvance or (ii) provide Full Payment of all Obligations (if the Revolver Commitments are terminated in full).

2.1.4Increase of Revolver Commitment.  Borrower may request an increase in the Revolver Commitment from time to time upon notice to Lender, as long as (a) the first such requested increase is in a minimum amount of $5,000,000 and each increase is offered on the same terms as existing Revolver Commitment, (b) increases under this Section do not exceed $50,000,000 in the aggregate and no more than two (2) increases shall be made in any Fiscal Year, (c) the requested increase does not cause the Revolver Commitment to exceed 90% of any applicable cap under the Intercreditor Agreement or any Subordinated Debt agreement, and (d) Borrower has not reduced the Revolver Commitment.  If Lender agrees to the requested increase (in its sole discretion), Lender and Borrower shall execute and deliver such documents and agreements as Lender deems appropriate in its Permitted Discretion to evidence the increase in the Revolver Commitment.

2.1.5Overadvances.  If Revolver Usage exceeds the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrower on demand by Lender (or within 2 Business Days after demand by Lender with respect to any Overadvance resulting from a change by Lender to the eligibility criteria in accordance with this Agreement), and shall nevertheless constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents.  Any funding or sufferance of an Overadvance shall not constitute a waiver by Lender of the Event of Default caused thereby.

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[SIC] A&R Loan, Security and Guaranty Agreement

2.2Letter of Credit Facility.

2.2.1Issuance of Letters of Credit.  Borrower acknowledge and agree that, as of the Closing Date, the “Letters of Credit” listed on Schedule 2.2.1 have been issued and are outstanding under each Initial Loan Agreement. On the Closing Date, such “Letters of Credit” automatically, and without any action on the part of any Person, shall be deemed to be Letters of Credit issued hereunder for all purposes. Lender agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)Borrower acknowledges that Lender’s willingness to issue any Letter of Credit is conditioned upon its receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Lender may customarily require for issuance of a letter of credit of similar type and amount.  Lender shall have no obligation to issue any Letter of Credit unless (i) it receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied or waived.

(b)Letters of Credit may be requested by Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Lender.  Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Lender may require a new LC Application in its discretion.

(c)Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with any Letter of Credit, Lender shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Lender, including any act or omission of a Governmental Authority.  No Indemnitee shall be liable to any Obligor or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Documents except as a result of its gross negligence or willful misconduct.  Borrower shall take all action to avoid and mitigate any damages relating to any Letter of Credit or claim against Lender, including through enforcement of any available rights against a beneficiary.  Lender shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrower is discharged with proceeds of any Letter of Credit.

(d)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Lender shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Lender, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Lender may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon and in accordance with, any advice given by such experts.  Lender may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of unaffiliated agents and attorneys-in-fact selected with reasonable care.

2.2.2Reimbursement.  If Lender honors any request for payment under a Letter of Credit, Borrower shall pay (in the form of a Revolving Loan) to Lender, on the same day (“Reimbursement Date”), the amount paid under such Letter of Credit and all applicable fees, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrower.  The obligation of Borrower to reimburse Lender for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any

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[SIC] A&R Loan, Security and Guaranty Agreement

claim, setoff, defense or other right that Borrower may have at any time against the beneficiary.  Whether or not Borrower submits a Notice of Borrowing, Borrower shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due on any Reimbursement Date.

2.2.3Cash Collateral.  If at any time (a) an Event of Default exists, (b) the Commitment Termination Date occurs, or (c) the Revolver Termination Date is scheduled to occur within 20 Business Days, then Borrower shall, at Lender’s request, Cash Collateralize all outstanding Letters of Credit.  If Borrower fails to provide any Cash Collateral as required under this Section 2.2.3, Lender may advance, as Revolver Loans, the amount of Cash Collateral required and unprovided.

3.INTEREST, FEES AND CHARGES

3.1Interest.

3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.

(b)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Lender in its discretion so elects, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.  Each Obligor acknowledges that the cost and expense to Lender due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrower, and shall in no event be less than zero at any time.  Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents or, if no payment date is specified, within the two (2) Business Day period following demand.

3.1.2Application of LIBOR to Outstanding Loans.

(a)Borrower may on any Business Day, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Event of Default, Lender may declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)To convert or continue Loans as LIBOR Loans, Borrower Agent shall give Lender a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.  Lender does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.

3.1.3Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrower shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a)the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

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[SIC] A&R Loan, Security and Guaranty Agreement

(b)if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4Interest Rate Not Ascertainable.  If, due to any circumstance affecting the London interbank market, Lender determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or that any Interest Period is not available on the basis provided herein, then Lender shall immediately notify Borrower of such determination.  Until Lender notifies Borrower that such circumstance no longer exists, the obligation of Lender to make affected LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as such LIBOR Loans.

3.2Fees.  Borrower shall pay to Lender the fees set forth on Exhibit C to this Agreement.

3.3Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Lender of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrower under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrower shall pay such amounts to the appropriate party within 30 days following receipt of the certificate.

3.4Reimbursement Obligations.  Borrower shall pay all Extraordinary Expenses promptly upon request.  Borrower also shall reimburse Lender for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), any examination, inspection, audit or appraisal with respect to any Obligor or Collateral prepared by Lender’s personnel or a third party (and with respect to field examinations, audits and appraisals, whether such fees are out-of-pocket or allocated fees of Lender’s personnel).  All legal, accounting and consulting fees shall be charged to Borrower by Lender Professionals at their full hourly rates, regardless of any alternative fee arrangements that Lender or any of its Affiliates may have with such professionals that otherwise might apply to this or any other transaction.  Each Obligor acknowledges that counsel may provide Lender with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Lender, including fees paid hereunder.  If, for any reason (including inaccurate reporting by Borrower), it is determined by Lender in its commercially reasonable discretion that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively, and Borrower shall immediately pay to Lender an amount equal to the difference between the amount of interest that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrower under this Section shall be due on demand.

3.5Illegality.  If Lender determines that any change in Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to perform any of its obligations hereunder, to make, maintain, fund or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest based on LIBOR, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by Lender to Borrower, any obligation of Lender to perform such Obligations, to make, maintain or fund the Loan or issue the Letter of Credit (or charge interest or fees with respect thereto), or to continue or convert Base Rate Loans as LIBOR Loans, shall be suspended until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrower shall convert all LIBOR Loan(s) to Base Rate Loan(s) either on the last day of the Interest Period therefor, if Lender may lawfully continue to

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[SIC] A&R Loan, Security and Guaranty Agreement

maintain the LIBOR Loan to such day, or immediately, if Lender may not lawfully continue to maintain LIBOR Loan.  Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.6Inability to Determine Rates; LIBOR Successor Rate.

3.6.1Inability to Determine Rates Generally.  If Lender notifies Borrower Agent in connection with a Borrowing, conversion or continuation of, a LIBOR Loan that for any reason (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period, (b) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period, or (c) LIBOR for the applicable Interest Period does not adequately and fairly reflect the cost to Lender of funding the Loan, then Lender’s obligation to make or maintain LIBOR Loans shall be suspended to the extent of the affected LIBOR Loan or Interest Period until Lender revokes the notice.  Upon receipt of the notice, Borrower Agent may revoke any pending request for a Borrowing, conversion or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.6.2LIBOR Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Lender (which determination shall be conclusive absent manifest error), or the Borrower notifies Lender that Borrower has determined, that:

(a)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(b)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(c)syndicated loans currently being executed, or that include language similar to that contained in this Section 3.6.2 are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Lender or receipt by Lender of such notice, as applicable,  Lender and Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after Lender makes such determination or receives such notice.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Lender will promptly so notify Borrower.  Thereafter, (x) the obligation of Lender to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBOR component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement

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[SIC] A&R Loan, Security and Guaranty Agreement

3.7Increased Costs; Capital Adequacy.

3.7.1Increased Costs Generally.  If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except any reserve requirement reflected in LIBOR);

(b)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, or (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on Lender or any interbank market any other condition, cost or expense (other than Taxes) affecting any Loan, Letter of Credit, Commitment or Loan Document;

and the result in clause (a), (b) or (c) above shall be to increase the cost to Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue a Letter of Credit), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request by Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.  Notwithstanding anything contrary in this Agreement or any of the Loan Documents, Borrower shall not be required to compensate or pay additional or increased amounts pursuant to Section 3.5 or this Section 3.7 that arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or any company or Person controlling Lender and any participant of Lender’s rights hereunder or any successors or assignees thereof.

3.7.2Capital Requirements.  If Lender determines that a Change in Law affecting Lender or its holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s or such holding company’s capital as a consequence of this Agreement, Commitments, Loans or Letters of Credit to a level below that which Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3LIBOR Loan Reserves.  If Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrower shall pay additional interest to Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by Lender (as determined by it in good faith, which determination shall be conclusive).  The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if Lender notifies Borrower of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrower’s receipt of the notice.

3.7.4Compensation.  Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate Lender for any increased costs or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that Lender notifies Borrower Agent of the applicable Change in Law and of Lender’s intention to claim compensation therefor.

3.8Mitigation; Replacement of Lenders.

3.8.1Designation of a Different Lending Office.  If Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrower is required to pay any Indemnified Taxes or additional amounts under Section 5.9, then at the request of Borrower Agent, Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or

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[SIC] A&R Loan, Security and Guaranty Agreement

Affiliates, if, in the judgment of Lender, such designation or assignment (a) would eliminate the need for such notice or eliminate or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful.  Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

3.8.2Replacement of Lenders.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, then Borrower may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.1.1, all of its interests, rights (other than its existing rights to payments pursuant to Section 3.5, Section 3.7 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

(a)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b)in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(c)such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.9Funding Losses.  If for any reason (a) any Borrowing, conversion or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrower fails to repay a LIBOR Loan when required hereunder, then Borrower shall pay to Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match fundings (but excluding any and all Taxes).  For purposes of calculating amounts payable under this Section, Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower.  In determining whether the interest contracted for, charged or received by Lender exceeds the maximum rate, Lender may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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[SIC] A&R Loan, Security and Guaranty Agreement

4.LOAN ADMINISTRATION

4.1Manner of Borrowing and Funding Revolver Loans.

4.1.1Notice of Borrowing.

(a)To request a Revolver Loan, Borrower Agent shall give Lender a Notice of Borrowing by 11:00 a.m. (i) on the requested funding date for a Base Rate Loan, and (ii) at least two Business Days prior to the requested funding date for a LIBOR Loan.  Notices received by Lender after such time shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or LIBOR Loan, and (D) in the case of a LIBOR Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified).  Notwithstanding the foregoing, each of L.A.R.K. and AG&M may also request a Revolver Loan to be made directly to it by giving Lender a Notice of Borrowing and may also convert and continue any such Loans made directly to it by giving to Lender an applicable Notice of Conversion/Continuation.

(b)Unless payment is otherwise made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for a Base Rate Revolver Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such relevant Obligation.  In addition, Lender may, at its option, charge such amount against any operating, investment or other account of Borrower maintained with Lender or any of its Affiliates.  Notwithstanding the foregoing, Lender shall use commercially reasonable efforts to provide Borrower with 3 days prior written notification before charging any out-of-pocket fees or expenses against any operating, investment or other account or deeming such fees or expenses to be a request for a Base Rate Loan; provided that, the failure to provide any such notice shall not limit Lender’s rights hereunder.  If Lender elects to not make a Borrowing to pay the Obligations as provided in this Section 4.1.1(b), such Obligations shall be due from Borrower within two (2) Business Days after demand.

(c)If Borrower maintains a controlled disbursement account with Lender or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the presentation date, in the amount of the Payment Item.  Proceeds of the Loan may be disbursed directly to the account.

4.1.2Notices.  If Borrower requests, converts or continues Loans, selects interest rates, or transfers funds based on telephonic or electronic instructions to Lender, Borrower shall confirm each such request by prompt delivery to Lender of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable.  Lender shall have no liability for any loss suffered by Borrower as a result of Lender acting upon its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give such instructions on Borrower’s behalf.

4.2Number and Amount of LIBOR Loans; Determination of Rate.

Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $500,000, plus any increment of $100,000 in excess thereof.  No more than six (6) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.

Upon determining LIBOR for any Interest Period requested by Borrower, Lender shall promptly notify Borrower thereof by telephone or electronically and, if requested by Borrower, shall confirm any telephonic notice in writing.

4.3Borrower Agent.  Each Borrower hereby designates Topco (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrowing Base Certificates, Compliance Certificates, and other information, reports, financial statements and other materials to be

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[SIC] A&R Loan, Security and Guaranty Agreement

delivered hereunder by Borrowers, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Lender.  Borrower Agent hereby accepts such appointment.  Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Lender may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Lender shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower

4.4One Obligation.  The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrower and are secured by Lender’s Lien on all Collateral.

4.5Effect of Termination.  On the effective date of the termination of the Revolver Commitment, the Obligations shall be immediately due and payable, and each Secured Party may terminate its Bank Products.  Until Full Payment of the Obligations, all undertakings of Borrower contained in the Loan Documents shall continue, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Lender shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting it from dishonor or return of any Payment Item previously applied to the Obligations.  Sections 2.2, 3.4, 3.6, 3.7, 3.9, 5.3, 5.6, 5.8, 5.9, 10.4, 10.5, 11.3, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

5.PAYMENTS

5.1General Payment Provisions.  Subject to Section 5.9, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Borrower agrees that Lender shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations under the Loan Documents, in such manner as Lender deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If an Overadvance exists at any time, Borrower shall, on the sooner of Lender’s demand or the first Business Day after Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base.  If any asset disposition includes the disposition of Accounts or Inventory (other than in the Ordinary Course of Business, but in all cases subject to the provisions of Section 5.5), Borrower shall apply Net Proceeds to repay Revolver Loans equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in Borrowing Base resulting from the disposition.

5.2.1Keepwell. Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.3 voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations.  Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.3Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

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[SIC] A&R Loan, Security and Guaranty Agreement

5.4Dominion Account.  Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Lender.  Borrower shall obtain an agreement (in form and substance reasonably satisfactory to Lender) from each lockbox servicer and Dominion Account bank, establishing Lender’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account.  If a Dominion Account is not maintained with Lender, Lender may require immediate transfer of all funds in such account to a Dominion Account maintained with Lender.  Lender assumes no responsibility to Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.  Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Lender and promptly (not later than the next Business Day) deposit same into a Dominion Account.  Other than during a Cash Dominion Trigger Period, the provisions of this Section 5.5 shall cease to apply.

5.5Marshaling; Payments Set Aside.  Lender shall have no obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrower is made to Lender, or if Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6Application of Payments.

5.6.1Dominion Account.  During the Cash Dominion Trigger Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day.  Any resulting credit balance results from such application shall not accrue interest in favor of Borrower and shall be made available to Borrower as long as no Event of Default exists.  In no event shall monies and collateral proceeds obtained from an Obligor be applied to repayment of its Excluded Swap Obligations.

5.6.2Insurance and Condemnation Proceeds.  Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to a Deposit Account of Borrower subject to a Deposit Account Control Agreement if not otherwise paid to a Deposit Account maintained at Lender.  Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to other Obligations.  Any proceeds or awards that relate to Equipment or Real Estate shall be applied in accordance with the Intercreditor Agreement.

5.6.3Reinvestment of Proceeds.  If requested by Borrower in writing within 30 days after Lender’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrower may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held in a Deposit Account of Borrower subject to a Deposit Account Control Agreement if not otherwise held in a Deposit Account of Borrower maintained at Lender) as long as (i) no Event of Default exists on the date of such request and (ii) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens.

5.7Account Stated.  Lender shall maintain, in accordance with customary practices, loan account(s) evidencing the Debt of Borrower hereunder.  Any failure of Lender to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein.  If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Lender in writing within 30 days after receipt or inspection that specific information is subject to dispute.

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[SIC] A&R Loan, Security and Guaranty Agreement

5.8Taxes.

5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of the Obligor) requires the deduction or withholding of any Tax from any such payment by the Obligor, then the Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Without limiting the foregoing, Obligors shall timely pay all Other Taxes to the relevant Governmental Authority in accordance with Applicable Law or, at Lender’s option, timely reimburse Lender for payment thereof.

5.8.2Tax Indemnification.  Obligors shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Obligors shall make payment within 10 days after demand for any amount or liability payable under this Section.  A certificate delivered to an Obligor by Lender (for itself or on behalf of a Recipient) as to the amount of such payment or liability, shall be conclusive absent manifest error.

5.8.3Evidence of Payments.  As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section, such Obligor or Borrower’s Agent shall deliver to the applicable Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender.

5.8.4Treatment of Certain Refunds.  If Lender determines in its discretion that it or another Recipient has received a refund of Taxes that were indemnified by an Obligor or with respect to which Borrower paid additional amounts pursuant to this Section, the Recipient shall pay the amount of such refund to Borrower (but only to the extent of indemnity payments or additional amounts actually paid by Borrower with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by the Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund).  Borrower shall, upon request by Lender, repay to the Recipient such amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority.  Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrower if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  In no event shall any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.8.5Status of Lender.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Agent, at the time or times reasonably requested by Borrower Agent or other Obligor, such properly completed and executed documentation reasonably requested by Borrower Agent  or other Obligor as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower Agent or other Obligor, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or other Obligor as will enable Borrower Agent or other Obligor to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

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[SIC] A&R Loan, Security and Guaranty Agreement

Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.9.7 (a)(i), (a)(ii) and (a)(iv)) shall not be required if in the Lender’s Permitted Discretion such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(a)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,

(i)any Lender that is a U.S. Person shall deliver to Borrower Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or other Obligor), whichever of the following is applicable:

(1)in the case of a Lender who is not a U.S. Person and claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Lender that is not a U.S. Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or

(4)to the extent a Lender that is not a U.S. Person is also not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit h-4 on behalf of each such direct and indirect partner;

(iii)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or other Obligor), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower Agent or other Obligor to determine the withholding or deduction required to be made; and

(iv)if a payment made to a Lender under any Loan Document would be subject to a Tax or penalty imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall

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[SIC] A&R Loan, Security and Guaranty Agreement

deliver to Borrower Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or other Obligor such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or other Obligor as may be necessary for Borrower or other applicable Obligor to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement

5.8.6Survival.  Each party’s obligations under this Section 5.9 shall survive any assignment by Lender of rights or obligations hereunder, termination of the Commitments, and any repayment, satisfaction, discharge or Full Payment of any Obligations.

5.9Nature and Extent of Each Borrower’s Liability.

5.9.1Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.9.2Waivers.

(a)Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender or any other Secured Party to marshal assets or to proceed against any other Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor.  Each Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower.  It is agreed among each Borrower and Lender that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section 5.10 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)Lender may, in its discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.10.  If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each

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[SIC] A&R Loan, Security and Guaranty Agreement

Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Lender may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

5.9.3Extent of Liability; Contribution.

(a)Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.10 shall not exceed the greater of (i) all amounts for which such Borrower is primarily and actually liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.

(b)If any Borrower makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Borrower is primarily and actually liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.10 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)Section 5.10.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Bank Product Debt incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Lender shall have the right, at any time during the occurrence and continuation of any Event of Default, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(d)Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations.  Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.9.4Joint Enterprise.  Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

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[SIC] A&R Loan, Security and Guaranty Agreement

5.9.5Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.  The foregoing is in addition to and not in limitation of or substitution for the provisions of the L.A.R.K. Debt Subordination Agreement.

6.CONDITIONS PRECEDENT

6.1Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lender shall not be required to fund any requested Loan, issue any Letter of Credit or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the conditions precedent set forth on Exhibit B has been satisfied.

6.2Conditions Precedent to All Credit Extensions.  Lender shall in no event be required to make any credit extension hereunder (including funding any Loans, issuing any Letters of Credit, or granting any other accommodation to or for the benefit of Borrower) if the following conditions are not satisfied on such date and upon giving effect thereto:

(a)No Default or Event of Default exists;

(b)The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier) on the date of, and upon giving effect to such credit extension (except for representations and warranties that relate solely to an earlier date);

(c)No event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and

(d)With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by a Borrower for a credit extension shall constitute a representation by Borrower that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension.  As an additional condition to a credit extension, Lender may request any other information, certification, document, instrument or agreement it deems reasonably appropriate in connection therewith.

7.COLLATERAL

7.1Grant of Security Interest.  To secure the prompt payment and performance of the Obligations, each Obligor hereby grants to Lender, on behalf of itself and the other Secured Parties, a continuing security interest in and Lien upon all personal Property of Obligor, including all of Obligor’s present and after acquired personal property, including all of the following Property, whether now owned or hereafter acquired, and wherever located:  (a) all Accounts; (b) all Chattel Paper, including Electronic Chattel Paper; (c) all Commercial Tort Claims, including those shown on Schedule 8.1.15; (d) all Deposit Accounts; (e) all Documents; (f) all General Intangibles, including Intellectual Property; (g) all Goods, including Inventory, Equipment and Fixtures; (h) all Instruments; (i) all Investment Property; (j) all Letter-of-Credit Rights; (k) all Supporting Obligations; (l) all monies, whether or not in the possession or under the control of Lender or any other Secured Party, or a bailee or Affiliate of Lender or any other Secured Party, including any Cash Collateral; (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing; provided, that in no event shall the Collateral include (w) more than 65% of the Equity Interests (including all issued and outstanding voting equity interests) of any Foreign Subsidiary of any Obligor, (x) Real Estate, (y) fixed or capital assets owned by an Obligor that are subject to a purchase money lien or a capital lease if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than such Obligor’s Affiliates as a condition to the creation of any other Lien on such fixed or capital asset, and such consent has not been obtained or (z) any assets to the extent a security interest in such assets would result in adverse tax consequences as

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[SIC] A&R Loan, Security and Guaranty Agreement

reasonably determined in good faith by the Obligors.  Notwithstanding anything in this Agreement to the contrary, no Obligor shall be required to perfect Lender’s Lien with respect to (i) any Excluded Account or (ii) vehicles, airplanes and other assets owned by an Obligor to the extent perfection requires the notation of such Lien on a certificate of title.

The security interests and Liens granted in the Collateral are given in renewal, confirmation, extension and modification, but not in extinguishment, of the security interests and Liens previously granted in the Collateral pursuant to each Initial Loan Agreement; such prior security interests and Liens are not extinguished hereby; and the making, perfection and priority of such prior security interests and Liens shall continue in full force and effect.

7.2Lien on Deposit Accounts; Cash Collateral.

7.2.1Deposit Accounts.  To further secure the prompt payment and performance of the Obligations, each Obligor hereby grants to Lender a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Obligor, including sums in any blocked, lockbox, sweep or collection account.  Without limiting the obligations under Section 5.5, during the continuance of an Event of Default, the Obligors hereby authorize and direct each bank or other depository to deliver to Lender, upon request, all balances in any Deposit Account maintained for such Obligor, without inquiry into the authority or right of Lender to make such request.

7.2.2Cash Collateral.  Cash Collateral may be invested, at Lender’s discretion (with the prior written consent of Borrower, provided no Event of Default exists), but Lender shall have no duty to do so, regardless of any agreement or course of dealing with Borrower, and shall have no responsibility for any investment or loss.  As security for its Obligations, Borrower hereby grants to Lender a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time and all proceeds thereof, whether held in a segregated Cash Collateral Account or otherwise.  Lender may apply Cash Collateral to the payment of such Obligations as they become due, in such order as Lender may elect.  All Cash Collateral and each Cash Collateral Account shall be under the sole dominion and control of Lender, and neither Borrower nor any other Person (other than the applicable depository bank) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Lender all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.4Other Collateral.

7.4.1Commercial Tort Claims.  Obligors shall promptly notify Lender in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $4,000,000) shall promptly amend Schedule 8.1.15 to include such claim, and shall take such actions as Lender deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Lender.

7.4.2Certain After-Acquired Collateral.  Obligors shall  (A) promptly notify Lender in writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of (i)(a) Deposit Accounts (other than Excluded Accounts), (b) Chattel Paper, (c) Documents, (d) Instruments, (e) Intellectual Property, (f) Investment Property or (g) Letter-of-Credit Rights, in each case only to the extent constituting ABL Priority Collateral (as defined in the Intercreditor Agreement) and (ii)(a) Deposit Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments, (e) Intellectual Property, (f) Investment Property or (g) Letter-of-Credit Rights, to the extent consisting of Term Priority Collateral (as defined in the Intercreditor Agreement), in each case of sub-clauses (ii)(a) through (g) above, (x) with an aggregate value in excess of $1,000,000 and (y) only to the extent such notice is required to be delivered to the Term Agent (as defined in the Intercreditor Agreement) and (B) and upon Lender’s reasonable request, shall promptly take such actions as Lender deems appropriate to effect Lender’s duly perfected, first priority Lien upon such ABL Priority Collateral (as defined in the Intercreditor Agreement), including obtaining any appropriate possession, control agreement or Lien Waiver.  If any material ABL Priority Collateral is in the possession of a third party, at Lender’s reasonable request, Obligors shall obtain an acknowledgment that such third party holds such Collateral for the benefit of Lender.

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[SIC] A&R Loan, Security and Guaranty Agreement

7.4.3Investment Property.

(a)If an Obligor shall become entitled to receive or shall receive any certificate, option or rights in respect of the Equity Interests pledged hereunder, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Obligor shall accept the same as the agent of Lender, hold the same in trust for Lender and, subject to the terms of the Intercreditor Agreement, deliver the same forthwith to Lender in the exact form received, duly indorsed by such Obligor to Lender, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Obligor, to be held by Lender, subject to the terms hereof, as additional Collateral for the Obligations.  Upon the occurrence and during the continuance of an Event of Default, (i) unless Lender provides express written notice to the contrary, any sums paid upon or in respect of such Equity Interests upon the liquidation or dissolution of any issuer thereof shall, subject to the terms of the Intercreditor Agreement, be paid over to Lender to be held by it hereunder as additional Collateral for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of such Equity Interests or any property shall be distributed upon or with respect to such Equity Interests pursuant to the recapitalization or reclassification of the capital of any issuer or pursuant to the reorganization thereof, the property so distributed shall, subject to the terms of the Intercreditor Agreement and unless otherwise subject to a perfected Lien in favor of Lender, be delivered to Lender to be held by it hereunder as additional Collateral for the Obligations.  Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of such Equity Interests shall be received by such Obligor, such Obligor shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of such Obligor, as additional Collateral for the Obligations.

(b)Without the prior written consent of Lender, such Obligor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Equity or proceeds thereof, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Equity Interests or proceeds thereof, or any interest therein, except for Permitted Liens, or (iii) enter into or permit to exist any agreement or undertaking, including, without limitation, the governing documents of any issuer and shareholders’ agreements, restricting the right or ability of such Obligor or Lender to sell, assign or transfer any of the Pledged Equity or proceeds thereof, except, with respect to such Equity Interests, shareholders’ or operating agreements entered into by such Obligor with respect to Persons in which such Obligor maintains an ownership interest of 50% or less.

(c)In the case of each Obligor which is an issuer of Pledged Equity, such Person agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Lender promptly in writing of the occurrence of any of the events described in Section 7.4.3(a) with respect to the Pledged Equity issued by it, (iii) the terms of Section 7.4.3 shall apply to such issuer with respect to all actions that may be required of it pursuant to Section 7.4.3 regarding the Pledged Equity issued by it and (iv) it will not recognize, acknowledge or permit the pledge, transfer, grant of control or other disposition of the Pledged Equity issued by it (or any portion thereof) other than to or as requested by Lender unless otherwise permitted under the terms of this Agreement.

(d)Within the time period afforded by Exhibit F hereof and with respect to each issuer of Pledged Equity that is a limited liability company, such issuer shall cause the equity interests of such issuer to be governed by, and to be a “security” within the meaning of, Article 8 (Investment Securities) of the UCC, and no such issuer shall, and no Obligor shall cause any such issuer to, “opt out” of Article 8 of the UCC with respect to such issuer’s Equity Interests.

(e)Unless an Event of Default shall have occurred and be continuing and Lender shall have given notice to the relevant Obligor of Lender’s intent to exercise its corresponding rights pursuant to Section 7.4.3(f), each Obligor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity, to the extent permitted under this Agreement, and to exercise all voting and other rights with respect to the Equity Interests.

(f)If an Event of Default shall occur and be continuing and Lender shall give notice of its intent to exercise such rights to the relevant Obligors, subject to the Intercreditor Agreement, (i) Lender shall have the right to receive any and all cash dividends and distributions, payments or other proceeds paid in respect of the

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[SIC] A&R Loan, Security and Guaranty Agreement

Equity Interests and make application thereof to the Obligations in such order as Lender may determine, (ii) Lender shall have the right to cause any or all of the Equity Interest to be registered in the name of Lender or its nominee, and (iii) Lender or its nominee may exercise (x) all voting and other rights pertaining to such Equity Interests at any meeting of holders of the equity interests of the relevant issuers thereof or otherwise (or by written consent) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Equity Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any issuer thereof, or upon the exercise by any Obligor or Lender of any right, privilege or option pertaining to such Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to any Obligor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(g)Each Obligor hereby authorizes and instructs each issuer of any Equity Interests pledged by such Obligor hereunder to, and each such issuer hereby agrees to immediately, comply with any instruction received by such issuer from Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions or consent of such Obligor, including without limitation, instructions as to the transfer of other disposition of such Equity Interests, to pay and remit to Lender or its nominee all dividends, distributions and other amounts payable to such Obligor in respect of such Equity Interests (upon redemption of such Equity Interests, dissolution of such Issuer or otherwise), and to transfer to, and register such Equity Interests in the name of, Lender or its nominee or transferee.  Each Obligor agrees that each Issuer shall be fully protected in so complying with such instructions.

(h)Each Obligor recognizes that Lender may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Obligor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Lender shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(i)Each Obligor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 7.4.3 valid and binding and in compliance with Applicable Law.  Each Obligor further agrees that a breach of any of the covenants contained in this Section 7.4.3 will cause irreparable injury to Lender and that Lender may have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.4.3 shall be specifically enforceable against such Obligor, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement.

7.5Limitations.  The Lien on Collateral granted hereunder is given as security only and shall not subject Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.  In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation.

7.6Extent of Liens.  All Liens granted to Lender under the Loan Documents are for the benefit of Secured Parties.  Each Obligor authorizes Lender to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Lender before the Closing Date to effect or perfect its Lien on any Collateral.

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[SIC] A&R Loan, Security and Guaranty Agreement

8.REPRESENTATIONS AND WARRANTIES

8.1General Representations and Warranties.  To induce Lender to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, the Obligors represent and warrant to Lender that:

8.1.1Organization and Qualification.  Topco and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Borrower and its Subsidiaries are duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. No Obligor is a credit institution, investment firm, or parent company of a credit institution or investment firm, in each case that is established in a member state of the European Union, Iceland, Liechtenstein or Norway, and no Obligor is a subsidiary of the foregoing. No Obligor is an EEA Financial Institution.

8.1.2Power and Authority.  Topco and its Subsidiaries are duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of Topco and its Subsidiaries except those already obtained; (b) contravene the Organic Documents of Topco and its Subsidiaries; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on any Obligor’s Property.

8.1.3Enforceability.  This Agreement is, and each other Loan Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8.1.4Capital Structure.

(a)Schedule 8.1.4(a) shows, for Topco and its Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests.  Except as disclosed on Schedule 8.1.4(a), in the five years preceding the Closing Date, neither Topco nor any Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Topco has good title to its Equity Interests in its Subsidiaries (if any), subject only to Lender’s Lien and Liens securing the Term Debt, and all such Equity Interests are duly issued, fully paid and non-assessable.  Except as set forth on Schedule 8.1.4(a), there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Topco or any Subsidiary.

(b)The Pledged Equity pledged by each Obligor hereunder constitute all the issued and outstanding Equity Interests owned by such Obligor or, in the case of any Foreign Subsidiary, 100% of all issued and outstanding non-voting equity interests of such Foreign Subsidiary and 65% of all issued and outstanding voting equity interests of such Foreign Subsidiary.

(c)All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(d)Schedule 8.1.4(d) lists all Equity Interests owned by each Obligor.  Each Obligor is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

8.1.5Title to Properties; Priority of Liens.  Other than as set forth on Schedule 8.1.5 or, as to Real Estate or personal Property not included on the most recent Borrowing Base Certificate, would not otherwise reasonably be expected to have a Material Adverse Effect, each of Topco and its Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good title to all of its personal Property, included on the most recent Borrowing Base Certificate, in each case free of Liens except Permitted Liens.  Each of Topco and its Subsidiaries has paid and discharged all lawful claims (other than such claims Properly Contested) that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Lender in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

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[SIC] A&R Loan, Security and Guaranty Agreement

8.1.6Accounts.  Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect thereto.  Borrower warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:  (a) it is genuine and enforceable in accordance with its terms and is not evidenced by a judgment;  (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender on request; (d) it is not subject to any offset, Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Lender; (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Lender (regardless of whether, under the UCC, the restriction is ineffective); (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Lender hereunder and (g) to the best of Borrower’s actual knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, is not subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition, as reasonably determined by the Borrower in good faith.

8.1.7Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders’ equity, of Topco and Subsidiaries that have been and are hereafter delivered to Lender, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Topco and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Lender have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since the date of the most recently delivered audited financial statements of Topco, there has been no change in the condition, financial or otherwise, of Topco or its Subsidiaries (taken as a whole) that would reasonably be expected to have a Material Adverse Effect.  Since the date of the most recently delivered audited financial statements of L.A.R.K. Parent and its Subsidiaries delivered pursuant to the L.A.R.K. Loan Agreement, there has been no change in the condition, financial or otherwise, of L.A.R.K. Parent or its Subsidiaries (taken as a whole) that would reasonably be expected to have a Material Adverse Effect.  Since the date of the most recently delivered audited financial statements of AG&M Parent and its Subsidiaries delivered pursuant to the AG&M Loan Agreement, there has been no change in the condition, financial or otherwise, of AG&M Parent or its Subsidiaries (taken as a whole) that would reasonably be expected to have a Material Adverse Effect.  Notwithstanding the three (3) preceding sentences, if such a change in condition is first evidenced in the most recently submitted annual financial statements, the reference in the preceding sentence to such most recently submitted audited financial statements shall not mean that such a change in condition has not occurred for purposes of the representations and warranties in this Section 8.1.7.  No financial statement delivered to Lender at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Topco and its Subsidiaries (taken as whole) are Solvent.

8.1.8Surety Obligations.  Neither Topco nor its Subsidiaries is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.9Taxes.  Topco and its Subsidiaries have filed all federal and material state and local tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of Topco and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

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[SIC] A&R Loan, Security and Guaranty Agreement

8.1.10Brokers.  Other than as set forth on Schedule 8.1.10, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.11Intellectual Property. Topco and its Subsidiaries own or have the right to use all Intellectual Property necessary for the conduct of its business and no third party has notified Topco or its Subsidiaries of any infringement or conflict with respect to the Intellectual Property rights of others.  There is no pending or, to Topco’s actual knowledge, threatened Intellectual Property Claim with respect to Topco’s or its Subsidiary or any of its Property (including any Intellectual Property).  Except as disclosed on Schedule 8.1.11, neither Topco nor its Subsidiaries pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, or Licensed (except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business) by, Topco or Subsidiary is shown on Schedule 8.1.11 (as amended from time to time). Except as set forth in Schedule 8.1.11, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Obligor is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.  To each Obligor’s actual knowledge, no holding, decision or judgment has been rendered by any governmental authority against any Obligor which limits, cancels or questions the validity of, or any Obligor’s ownership interest in, any Intellectual Property owned by any Obligor in any material respect.

8.1.12Governmental Approvals.  Topco and its Subsidiaries are in material compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate all of its material Properties, except where noncompliance (or failure to be in good standing) would not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Topco and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.13Compliance with Laws.  Except as disclosed on Schedule 8.1.13: (i) Topco and its Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance would not reasonably be expected to have a Material Adverse Effect.; (ii) no Inventory has been produced in violation of Applicable Law, including the FLSA; (iii)  no Obligor’s or Subsidiary’s present operations (or to Borrower’s knowledge, past operations), Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release;  (iv)  no Obligor has received any Environmental Notice; (v)  to Borrower’s knowledge, there are no Environmental Releases or Hazardous Materials on any Real Estate now owned, leased or operated by Borrower or its Subsidiaries which would result in material liability arising under any Environmental Law.

8.1.14Burdensome Contracts.  Neither Topco nor any of its Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 8.1.14.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Obligor.

8.1.15Litigation.  Except as shown on Schedule 8.1.15, there are no proceedings or investigations pending or, to Topco’s actual knowledge, threatened in writing against Topco or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) would reasonably be expected to have a Material Adverse Effect if determined adversely to Topco or its Subsidiaries.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $4,000,000).  No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

8.1.16No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Obligor is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a material default, under any Material Contract other than as is being Properly Contested.

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[SIC] A&R Loan, Security and Guaranty Agreement

8.1.17ERISA.  Except as disclosed on Schedule 8.1.17:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has met, in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)There are no pending or, to the actual knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  There has been no non-exempt prohibited transaction or, to the actual knowledge of Borrower violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or would reasonably be expected to have a Material Adverse Effect.

(c)Except as would not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Pension Plan has any Unfunded Pension Liability; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

8.1.18AG&M Parent, L.A.R.K. Parent, AG SPV and SIC.  (a) AG&M Parent has not engaged in any activities other than acting as a holding and management company and transactions and activities incidental thereto, and entering into and performing its obligations under the Term Debt Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of AG&M and proceeds thereof and contractual rights pursuant to the Term Debt Documents, (b) L.A.R.K. Parent has not engaged in any activities other than acting as a holding and management company and transactions and activities incidental thereto, and does not hold any assets other than all of the issued and outstanding Equity Interests of L.A.R.K. and proceeds thereof, (c) AG SPV has not engaged in any activities other than entering into and performing its obligations under the Term Debt Documents and the Artisan Company Agreement and does not hold any assets other than (i) membership interests under the Artisan Company Agreement; and (ii) fifty (50) quotas, representing a one percent (1%) equity ownership interest, of Cacafe Servicos Administrativos Ltda. ME, and (d) SIC has not engaged in any activities other than acting as a holding and management company and transactions and activities incidental thereto and does not hold any assets other than all of the issued and outstanding Equity Interests of AG&M Parent and L.A.R.K. Parent.

8.1.19Trade Relations.  To the actual knowledge of each Borrower, there exists no actual or threatened termination of any business relationship between Borrower or any of its Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrower or such Subsidiary.

8.1.20Labor Relations.  Neither Topco nor its Subsidiaries are party to or bound by any collective bargaining agreement.  There are no material grievances, disputes or controversies with any union or other organization of Topco’s or its Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that would reasonably be expected to have a Material Adverse Effect.

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[SIC] A&R Loan, Security and Guaranty Agreement

8.1.21Payable Practices.  No Borrower has made any material change in its historical accounts payable practices that would have an adverse impact on Borrower from those in effect on the Initial Closing Date.

8.1.22Not a Regulated Entity.  No Borrower is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; nor (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.23Margin Stock.  No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

8.1.24OFAC.  Neither any Borrower nor, to the actual knowledge of each Borrower, any other Obligor, any director, officer, employee, agent, affiliate or representative thereof, owned or controlled by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.  No part of the proceeds of the Loan or any Letter of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.1.25Deposit Accounts.  Schedule 9.1.9 (as amended from time to time) shows all Deposit Accounts maintained by each Obligor, including all Dominion Accounts.

8.1.26Anti-Corruption and Anti-Terrorism Laws.  Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and Anti-Terrorism Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27Material Contracts.  Set forth on Schedule 8.1.27 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto.  Each such Material Contract is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to the actual knowledge of such Obligor, all other parties thereto in accordance with its terms, except, in each case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.28Customers and Suppliers.  There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract.

8.1.29Solvency.  Topco and its Subsidiaries (taken as a whole) are Solvent.

8.1.30Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects

8.2Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

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[SIC] A&R Loan, Security and Guaranty Agreement

9.COVENANTS AND CONTINUING AGREEMENTS

9.1Affirmative Covenants.  As long as any Commitment or Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, Topco shall, and shall cause each Subsidiary to:

9.1.1Inspections; Appraisals.

(a)Permit Lender from time to time, subject to (except when an Event of Default exists) no less than 15 days’ advance written notice and during normal business hours, to visit and inspect the Properties of the Obligors or Subsidiary, inspect, audit and make extracts from Topco’s or its Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lender shall not have any duty to any Obligor to make any inspection, or to share any results of any inspection, appraisal or report with any Obligor.  The Obligors acknowledge that all inspections, appraisals and reports are prepared by Lender for its purposes, and the Obligors shall not be entitled to rely upon them.

(b)Reimburse Lender for its reasonable charges, costs and expenses in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Lender deems reasonably appropriate, up to once per Loan Year (or two times per Loan Year during any time in which Availability is less than 15% of the Revolver Commitment for 3 consecutive days; and (ii) appraisals of Inventory, up to once per Loan Year (or twice per Loan Year during any time in which Availability is less than 15% of the Revolver Commitment for 3 consecutive days); provided, however, that if an examination or appraisal is initiated during an Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Borrower without regard to such limits.  Subject to and without limiting the foregoing, each Obligor agrees to pay Lender’s then standard charges for examination activities, including the standard charges of Lender’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside of the Ordinary Course of Business until completion of applicable field examinations and appraisals, the results of which shall be satisfactory to Lender in its Permitted Discretion, which shall not count toward the appraisals and examination limits set forth above.

9.1.2Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Lender all financial statements, reports and other items set forth on Exhibit D no later than the time specified therein.

9.1.3Collateral Reporting.  Provide Lender with each certificate, report or schedule set forth on Exhibit E attached hereto no later than the times specified therein (or such later date as Lender shall agree).

9.1.4Notices.  Notify Lender in writing, promptly after any Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat (in writing) or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination would have a Material Adverse Effect; (b) any pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or early termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $2,500,000 (net of insurance coverage therefor); and (f) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), that could reasonably be expected to have a Material Adverse Effect; (g) the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect; (h) [reserved]; (i) any proposed material modifications to any License or entry into a new material License in each case at least 5 days prior to its effective date or any default or breach asserted by any Person to have occurred under any material provision of any License; (j) the discharge of or any withdrawal or resignation by Topco’s independent accountants that would have a Material Adverse Effect or (k) notices from Term Agent in respect of the Term Debt.

9.1.5Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business,

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[SIC] A&R Loan, Security and Guaranty Agreement

unless failure to comply (other than failure to comply with Anti-Terrorism Laws or the United States Foreign Corrupt Practices Act of 1977, as amended) or maintain would not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release from any Obligor’s operations requiring reporting under Environmental Law occurs at or on any Properties of any Obligor or any of its Subsidiaries, it shall report such Environmental Release to Lender and act promptly and diligently to investigate and report to all Governmental Authorities the extent of such Environmental Release as required by Applicable Law, and to make appropriate remedial action to investigate and remediate, such Environmental Release to the extent required under Environmental Law to be performed by Borrower.

9.1.6Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.  If an Account of any Obligor includes a charge for any Taxes, Lender is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, however, that Lender shall not be liable for any Taxes that may be due from any Obligor or with respect to any Collateral.

9.1.7Insurance.

(a)Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A-, unless otherwise approved by Lender in its Permitted Discretion) satisfactory to Lender.  All proceeds under each policy shall be payable to an account at Lender.  From time to time upon Lender’s reasonable request, Topco shall deliver to Lender the originals or certified copies of its and its Subsidiaries insurance policies and updated flood plain searches (if applicable).  Unless Lender shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Lender as lender’s loss payee; (ii) requiring 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Topco or its Subsidiaries or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If Obligors fails to provide and pay for any insurance, Lender may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor.  Each Obligor agrees to deliver to Lender, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, each Obligor may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to an account at Lender.  If an Event of Default exists, only Lender shall be authorized to settle, adjust and compromise such claims.

(b)Without limiting clause (a) above, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Lender in its Permitted Discretion) reasonably satisfactory to Lender, with respect to the Properties and business of Topco and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

9.1.8Licenses.  Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Topco and Subsidiaries in full force and effect and pay all royalties and other amounts when due under any License, except to the extent such License is replaced by a License that is comparable or more favorable to Topco and its Subsidiaries or such License matures or expires in accordance with the terms of such License.

9.1.9Deposit Accounts; Depository Bank.  Take all actions necessary to establish Lender’s control of each such Deposit Account maintained by each Obligor (other than Excluded Accounts).  An Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Lender and Term Agent) to have control over a Deposit Account or any Property deposited therein.  Each Obligor shall promptly notify Lender of any opening or closing of a Deposit Account and, with the consent of Lender, will amend Schedule 9.1.9 to reflect same.  Each Obligor also shall maintain Lender as its principal depository bank, including for the maintenance of all operating, collection, disbursement and other deposit accounts and for all Cash Management Services.

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[SIC] A&R Loan, Security and Guaranty Agreement

9.1.10Other Collateral Covenants.  Comply with the following additional covenants related to Collateral:

(a)All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at the business locations set forth in Schedule 9.1.10, except that Topco or its Subsidiaries may (a) make sales or other dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Lender.

(b)At any time during the continuance of an Event of Default, Lender shall have the right at any time, in the name of Lender, any designee of Lender or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of an Obligor by mail, telephone or otherwise.  The Obligors shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

(c)All documented expenses incurred in the Permitted Discretion of Lender in connection with protecting, storing, warehousing, insuring, handling, maintaining and shipping of any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Lender to any Person to realize upon any Collateral, shall be borne and paid by Obligors.  Lender shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Lender’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk; except for such loss or damage caused by the gross negligence or willful misconduct of Lender.

(d)Each Obligor shall defend (i) its title to Collateral the loss or impairment of which would be material to the business of such Obligor and (ii) Lender’s Liens on ABL Priority Collateral (as such term is defined in the Intercreditor Agreement) therein against all Persons, claims and demands, except Permitted Liens.

(e)Upon written request, Obligors shall provide Lender with copies of all existing agreements, and promptly after execution thereof provide Lender with copies of all agreements executed after the Closing Date, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral that is included in the Borrowing Base is kept or that otherwise may possess or handle any Collateral that is included in the Borrowing Base.

(f)Each Obligor shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

(g)Prior to the occurrence and continuance of an Event of Default, each Obligor shall promptly comply with Lender’s reasonable requests for such Obligor to take such actions as such Obligor is entitled to take and exercise such rights as such Obligor is entitled to exercise under the Consigned Inventory Agreements, and at any time during the continuance of an Event of Default, Lender shall have the right in the name of Borrower, Lender or any designee of Lender, to take all such actions as such Obligor is entitled to take under the Consigned Inventory Agreements, including without limitation, to correspond with, or make demands against the consignees, and to instruct the consignees to handle the Consigned Inventory in accordance with Lender’s instructions.

9.1.11Future Subsidiaries.  Cause:

(a)each Subsidiary of any Obligor not in existence on the Closing Date, to execute and deliver to Lender promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (i) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, or at Lender’s option, a Borrower, together with (A) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of this Agreement, (B) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (C) such opinions of counsel as Lender may reasonably request, (iii) to the extent required under the terms of this Agreement, one or

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[SIC] A&R Loan, Security and Guaranty Agreement

more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Related Real Estate Documents as may be reasonably required by Lender with respect to each such real property, and (iv) to the extent required under the terms of this Agreement, such other agreements, instruments, approvals or other documents reasonably requested by Lender in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by this Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary (other than the excluded assets set forth in Section 7.1) shall become Collateral for the Obligations;

(b)each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Supplement (as defined in the Pledge Agreement), together with (i) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of this Agreement and the Pledge Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (iii) such opinions of counsel as Lender may reasonably request and (iv) such other agreements, instruments, approvals or other documents reasonably requested by the Lender.

(c)Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become an Obligor (and, as such, shall not be required to deliver the documents required by clause (i) above or become a Guarantor; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by an Obligor, such Obligor shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of Lender, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to Lender, and take all commercially reasonable actions reasonably requested by Lender or otherwise necessary to grant and to perfect a first‑priority Lien (subject to Permitted Liens) in favor of Lender, for the benefit of Lender, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Obligor but in no event shall such Foreign Subsidiary become a Guarantor under this Agreement or any of the other Loan Documents.

9.1.12Anti-Corruption Laws.  Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.13Further Assurances.  Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Lender may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to grant, and confirm unto Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.  In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Lender upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Obligor’s name and to file such agreements, instruments or other documents in any appropriate filing office, all to establish and/or perfect Lender’s interests in the Collateral, (ii) authorizes Lender to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof.  Notwithstanding anything else contained herein to the contrary, (w) the foregoing shall not apply to any excluded assets pursuant to Section 7.1, (x) any such documents and deliverables shall be governed by laws of the State of New York or such other State of the United States as may be reasonably agreed by the Lender and the Borrower based upon the type and location of the particular Collateral and for the avoidance of doubt, no foreign-law governed documents shall be required for any Collateral, including with respect to any Intellectual Property registered in any non-U.S. jurisdiction, and (y) no leasehold mortgages, landlord waivers, tenant estoppels, or collateral access letters shall be required to be entered into unless the same are entered into with respect to the Term Debt.

9.1.14Post-Closing.  Comply with the requirements on Exhibit F.

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[SIC] A&R Loan, Security and Guaranty Agreement

9.1.15Know Your Customer. Promptly following any request therefor, information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

9.2Negative Covenants.  As long as any Commitment or Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, Topco shall not, and shall cause each Subsidiary not to:

9.2.1Permitted Debt.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Debt except:  (a) the Obligations; (b) Subordinated Debt; (c) Purchase Money Debt of Topco and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $8,000,000 at any time; (d) Bank Product Debt incurred in the Ordinary Course of Business; (e) Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedging Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; or (vi) arising under the Loan Documents; (f) as applicable, (i) the Cerberus Term Debt in a maximum principal amount not to exceed $105,000,000 or (ii) the Cerberus Term Loan Refinancing Debt in a maximum principal amount not to exceed $250,000,000, in each case, less any payments resulting in a permanent reduction of such Term Debt, subject to, as to the Cerberus Term Debt, the limitations set forth in the Intercreditor Agreement and as to the Cerberus Term Loan Refinancing Debt, any relevant intercreditor agreement; (g) Acquired Indebtedness in an amount not to exceed $2,500,000 in the aggregate at any time outstanding, (h) Debt arising as a direct result of judgments, orders, awards or decrees against any Obligor, in each case not constituting an Event of Default, and (j) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien (other than a Permitted Lien which does not cover Accounts or Inventory) and does not exceed $8,000,000 in the aggregate at any time.

9.2.2Permitted Liens.  Create, incur or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, file or authorize the filing under Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, the following (collectively, “Permitted Liens”):  (a) Liens in favor of Lender and Secured Parties; (b)  Liens securing Debt that is permitted under Section 9.2.1(c); (c) Liens for Taxes not yet due or being Properly Contested; (d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Topco or its Subsidiaries; (e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Lender’s Liens and are required or provided by law; (f) Liens arising in the Ordinary Course of Business that are either (i) subject to Lien Waivers or (ii) with respect to a non-material portion of the Collateral (other than Accounts or Inventory); (g) Liens arising by virtue of a judgment or judicial order against Topco or its Subsidiaries, or any Property of Topco or its Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Lender’s Liens; (h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business; (i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and (j) carriers’, warehousemen’s, mechanics, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business that secure obligations that are not overdue for a period of more than 30 days or are being Properly Contested; (k) Liens securing the Debt that is permitted under Section 9.2.1(f); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement; (l) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods, but only to the extent such Liens secure amounts not yet due; (n) existing Liens shown on Schedule 9.2.2. and replacement Liens on the property subject to such Liens, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased; and (o) Liens in favor of Borrower in respect of its consignment interests encumbering its Consigned Inventory.

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[SIC] A&R Loan, Security and Guaranty Agreement

9.2.3Actions by AG SPV.  AG SPV has not, and shall not:

(i)engage in any business or activity other than the acquisition, ownership, and maintenance of its ownership of one thousand 1,000 membership units of Artisan SG, LLC (D/B/A The Artisan Group, LLC), and activities incidental thereto;

(ii)acquire or own any material assets other than Borrower’s membership interests under the Artisan Company Agreement;

(iii)merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case, Lender’s consent;

(iv)fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualifications to do business, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its operating agreement, articles of organization, or other similar organizational documents;

(v)own any Subsidiary or make any investment in, any Person without the consent of Lender;

(vi)commingle its assets with the assets of any of its members, general or limited partners, shareholders, Affiliates, principals or of any other Person;

(vii)incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Obligations and the Term Debt;

(viii)become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due, except debts and liabilities being contested in good faith and against which adequate reserves have been established in accordance with GAAP consistently applied;

(ix)seek the dissolution or winding up in whole, or in part, of AG SPV;

(x)hold itself out to be responsible for the debts of another Person;

(xi)fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name;

(xii)without the unanimous written consent of its directors, managers or managing members, or general or limited partners, as the case may be, and the consent of any independent directors or independent managers required herein, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xiii)fail to maintain books and records and bank accounts separate from those of any other person or entity;

(xiv)fail to maintain its assets in such a manner that it is costly or difficult to segregate, identify or ascertain such assets;

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[SIC] A&R Loan, Security and Guaranty Agreement

(xv)fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other person or entity except that AG SPV’s assets may be included in a consolidated financial statement of its’ Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of the SPV from such Affiliate  and to indicate that AG SPV’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other person or entity;

(xvi)fail to allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(xvii)permit any Affiliate to guarantee or pay its obligations;

(xviii)make loans or advances to any other person or entity (other than the Obligations and the Term Debt);

(xix)fail to pay its liabilities and expenses out of and to the extent of its own funds (other than from capital contributions);

(xx)fail to maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds (other than from capital contributions);

(xxi)fail to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and

(xxii)fail to cause the managers, officers, employees, agents and other representatives of the SPV to act at all times with respect to AG SPV consistently and in furtherance of the foregoing and in the best interests of AG SPV;

(xxiii)fail to comply with any of the covenants contained in this Section 9.2.3 or any other covenants contained in this Agreement shall not affect the status of the AG SPV as a separate legal entity.

(xxiv)(A) fail to incorporate the foregoing clauses (i) through (xxiii) into its organizational documents and (B) amend, modify or otherwise change its organizational documents with respect to the foregoing.

9.2.4Distributions; Upstream Payments.  Declare or make any Distributions, except Permitted Distributions when no Event of Default exists, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Distribution to a Borrower, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.14.

9.2.5Restricted Investments.  Make any Restricted Investment.

9.2.6Disposition of Assets.  Sell, lease, license, consign, transfer or otherwise dispose of any Property of an Obligor or a Subsidiary of an Obligor, whether now owned or hereafter acquired, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, except (a) a sale of Inventory in the Ordinary Course of  Business; (b) as long as no Event of Default exists and all Net Proceeds are in cash and remitted to a Deposit Account of Borrower at Lender subject to a Deposit Account Control Agreement, a disposition of Property of an Obligor that is (i) a disposition of Equipment; or (ii) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (c) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens; (d) a transfer of Property by another Obligor to Borrower; (e) the use of cash in the ordinary course of its business; (f) the granting of Liens not prohibited under this Agreement; and (g) the conveyance of Property (other than Accounts and Goods) not otherwise permitted above; provided that, the aggregate book value of all such Property so conveyed in any Loan Year of Borrower under this clause (g) shall not exceed $4,000,000.

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[SIC] A&R Loan, Security and Guaranty Agreement

9.2.7Loans.  Make or commit or agree to make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, (b) the loan made pursuant to the L.A.R.K. Debt Documents and (c) any loans or other advances to customers in the Ordinary Course of Business not to exceed $2,500,000 in the aggregate at any time.

9.2.8Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except to the extent expressly permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Lender, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default); (b) Term Debt, except (i) mandatory prepayments based on Excess Cash Flow (as defined in the Term Loan Agreement) to the extent required to be paid pursuant to Section 5.2.2(a) of the Term Loan Agreement, but only to the extent the Payment Conditions have been satisfied (and a Senior Officer of Topco shall certify to Lender, not less than five Business Days prior to the date of payment, that all Payment Conditions have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default), (ii) regularly scheduled payments of principal and interest on the Term Debt, (iii) fees and expenses payable to Term Agent and Term Lenders, (iv) mandatory prepayments based on “Equity Cure Contributions” (as defined in the Term Loan Agreement as in effect on the Closing Date) to the extent required to be paid pursuant to Section 5.2.2(d) of the Term Loan Agreement, but only to the extent such “Equity Cure Contributions” are not Equity Cure Contributions pursuant to Section 9.3.2 of this Agreement, the proceeds of which are required to be applied to prepay outstanding principal under the Revolving Loan pursuant to Section 9.3.2 of this Agreement; and (v) other payments to the extent expressly permitted in the Intercreditor Agreement; or (c) subject to clauses (a) and (b) above, any Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the written consent of Lender).

9.2.9Fundamental Changes.  Change its name or conduct business under any fictitious name; change its tax (unless required by Applicable Law), charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary into a Borrower.

9.2.10Subsidiaries. Form or acquire any Subsidiary after the Closing Date or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

9.2.11Organic Documents.  Amend, modify or otherwise change any of its Organic Documents, except, (i) with respect to Subsidiaries other than AG SPV, in connection with a transaction permitted under Section 9.2.9, or (ii) in connection with a name change so long as Lender shall receive (a) three (3) Business Day’s prior written notice of such amendment and (b) a true and complete copy of the amendment filed by the appropriate official in its jurisdiction of formation within three (3) Business Days of such filing.

9.2.12Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Topco and Subsidiaries.

9.2.13Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.1.14; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

9.2.15Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

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[SIC] A&R Loan, Security and Guaranty Agreement

9.2.16Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17Affiliate Transactions.  Enter into, renew or extend or be a party to any transaction or series of transactions with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities and, subject to Section 9.2.22, management fees; and (c) transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such transactions are upon fair and reasonable terms fully disclosed to Lender and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

9.2.18Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any (i) in existence on the Closing Date; or (ii) the non-satisfaction of the liabilities thereunder would not have a Material Adverse Effect.

9.2.19Amendments to Term Debt Documents and Subordinated Debt.  Amend, supplement or otherwise change (or permit the amendment, modification or other change in any manner of) any document, instrument or agreement relating to (a) the Cerberus Term Debt that is not expressly permitted under the Intercreditor Agreement or the Cerberus Term Loan Refinancing Debt that is not expressly prohibited under the intercreditor agreement applicable thereto or (b) any Subordinated Debt, if such modification (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; or (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for Borrower or any Subsidiary, or that is otherwise materially adverse to Borrower, any Subsidiary or Lender.

9.2.20Returns of Inventory; Affixed Equipment.  Return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance exists or would result therefrom; (c) Lender is promptly notified if the aggregate Value of all Inventory returned in any calendar month exceeds $500,000; and (d) any payment received by Borrower for a return is promptly remitted to Lender for application to the Obligations.

9.2.21Acquisition, Sale and Maintenance of Inventory.  Acquire or accept any Inventory on consignment or approval, and each Obligor shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.

9.2.22Management Fee.  Pay any management fee, consulting fee, or similar fee to any of its equity holders or any Affiliate thereof.

9.2.23Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

9.2.24Cacafe Servicos Administrativos Ltda. ME. Conduct any material business in or through Cacafe Servicos Administrativos Ltda. ME or change the line of business of Cacafe Servicos Administrativos Ltda. ME without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed).

9.3Financial Covenants.  As long as any Commitment or Obligations are outstanding, Topco and its Subsidiaries shall:

9.3.1Fixed Charge Coverage Ratio.  While a Financial Covenant Trigger Period is in effect, maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 as of the end of each Fiscal Quarter, for the trailing

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[SIC] A&R Loan, Security and Guaranty Agreement

four quarter period then ending, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the Trigger Period.

9.3.2Topco’s Right to Cure.  Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under Section 10.1 that results from a breach of Section 9.3.1, and until the expiration of the tenth (10th) Business Day after the earlier of (x) the date of delivery by the Borrower of the financial statements required by Exhibit E (clause (b)) or (y) the date by which such financial statements are required to have been delivered (the “Equity Cure Period”), Topco pursuant to written notice to Lender prior to the receipt of such proceeds by Topco or another Borrower, as applicable, issue equity interests in Topco or another Borrower, as applicable, to its then existing equity investors in return for cash or otherwise receive a cash capital contribution from one or more of such Persons, and Topco or another Borrower, as applicable, may apply the amount of the net proceeds therefrom to increase EBITDA with respect to such applicable Fiscal Quarter and in the calculation of EBITDA for any subsequent financial covenant tests including the Fiscal Quarter that includes the date of such contribution (the “Equity Cure Contributions”); provided that (i) any such proceeds received by Topco are contributed to L.A.R.K. or AG&M, (ii) 100% of the net proceeds of such Equity Cure Contribution are applied to prepay in full all outstanding principal under the Revolving Loan, with any excess proceeds applied pursuant to Section 9.3.3 of the Term Debt Credit Agreement, (iii) in each four Fiscal Quarter period, no more than two Equity Cure Contributions shall be made, (iv) not more than four Equity Cure Contributions may be made during the term of this Agreement, and (v) the amount of any Equity Cure Contributions in any Fiscal Quarter shall be no greater than the amount required to cause Borrower to be in compliance with the applicable financial covenants as at the end of such Fiscal Quarter.  The parties hereby acknowledge that this Section 9.3.2 may not be relied on for any other purposes and all Equity Cure Contributions shall be disregarded for all other purposes.  If, after giving effect to the Equity Cure Contributions, Borrower shall then be in compliance with the terms of Section 9.3.1, Borrower shall be deemed to have satisfied the requirements of Section 9.3.1 on the relevant date of determination, and the applicable Event of Default shall automatically be deemed to have not occurred. Lender shall in no event be required to make any credit extension during the Equity Cure Period.

10.EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1Events of Default.  Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Any Obligor fails to pay the Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)Any representation or warranty of an Obligor made in the Loan Documents, financial statements delivered to Lender or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)An Obligor breaches or fail to perform any covenant contained in Section 5.5, 5.7, 7.2, 9.1.1, 9.1.2 (but only as to the covenants described in (a), (b) and (c) of Exhibit D), 9.1.3, 9.1.4(d), 9.1.7, 9.1.10,   9.1.12, 9.1.13, 9.2 or 9.3.1; provided that, solely with respect to a breach of Section 9.2.3, such breach or failure is not cured within 10 Business Days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Lender, whichever is sooner); provided further that, solely with respect to a breach of Section 9.3.1, such breach continues after the expiration of the applicable Equity Cure Period;

(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof (less, in the case of Section 9.1.4, the number of days between the date such Senior Officer obtained knowledge of such failure and the date that notice thereof is given pursuant to Section 9.1.4) or receives notice thereof from Lender, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

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[SIC] A&R Loan, Security and Guaranty Agreement

(e)A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Lender; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Lender);

(f)Any breach, default or the occurrence and continuation of any “Event of Default” (or any comparable term) of an Obligor occurs under (i) one or more Hedging Agreements in an aggregate principal amount exceeding $1,000,000 (the “obligations” of any Obligor in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Obligor would be required to pay if such Hedge Agreement were terminated at such time); or (ii) any documentation evidencing or executed in connection with the Term Debt or (iii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Term Debt) in excess of $5,000,000, in each case, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)Any judgment, order or award (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $4,000,000 (net of insurance coverage therefor that has not been denied by the insurer unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal;

(h)A loss, theft, damage or destruction occurs with respect to any Inventory if the amount not covered by insurance exceeds $4,000,000;

(i)An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)(i) An Insolvency Proceeding is commenced by an Obligor; (ii) an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; (iii) a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or (iv) an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC that would reasonably be expected to result in a Material Adverse Effect, or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure would reasonably be expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect;

(l)An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could cause or result in a Material Adverse Effect; or

(m)A Change of Control occurs.

10.2Remedies upon Default.  If an Event of Default described in Section 10.1(j) occurs, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Lender or notice of any kind.  In addition, or if any other Event of Default exists, Lender may in its discretion do any one or more of the following from time to time:

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[SIC] A&R Loan, Security and Guaranty Agreement

(a)declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment or make any adjustment to the Borrowing Base;

(c)require Obligors to Cash Collateralize their LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail to deposit such Cash Collateral, Lender may advance the required Cash Collateral as Revolver Loans; and

(d)exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Lender at a place designated by Lender; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Lender, in its discretion, deems advisable.  Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable.  Lender may conduct sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law.  Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

10.3License.  For the sole purpose of enabling Lender to exercise its rights and remedies as to the Collateral under this Agreement and Applicable Law, Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any Intellectual Property of Obligors, computer hardware and software, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  For clarity, this license is effective only while an Event of Default exists and is irrevocable until the termination of this Agreement.  Each Obligor’s rights and interests under Intellectual Property shall inure to Lender’s benefit.

10.4Setoff.  At any time during the continuance of an Event of Default, Lender and its Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of offset) that such Person may have.

10.5Remedies Cumulative; No Waiver.

10.5.1Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Lender under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

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[SIC] A&R Loan, Security and Guaranty Agreement

10.5.2Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  Except as set forth in this Agreement, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.MISCELLANEOUS

11.1Amendments and Waivers.

11.1.1Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Obligors, Lender, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents and (b) Lender may only assign to an Eligible Assignee any of its rights and obligations under the Loan Documents (it being understood and agreed by the parties hereto that any other attempted transfer, assignment or participation by any party hereto is expressly prohibited and shall be null and void).  Nothing herein shall limit the right of Lender to pledge or assign any rights under the Loan Documents to secure obligations of Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release Lender from its obligations hereunder nor substitute such pledgee or assignee as a party hereto.

11.1.2Amendments and Other Modifications.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Lender and each Obligor party to such Loan Document; provided, however, that only the consent of the parties to a Bank Product agreement shall be required for any modification of such agreement.  Any waiver or consent granted by Lender shall be effective only if in writing, and only for the matter specified.

11.1.3Register.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any notes or other writing issued under the Loan Documents shall be registered as to both principal and any stated interest; provided, however, the foregoing shall in no event be construed as creating a fiduciary relationship between Lender or any Obligor.  Lender, acting as a non-fiduciary agent of Topco (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each assignment document evidencing an assignment of interests in the Loan Documents, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, Lender and any Eligible Assignee (the “Register”).  Entries in the register shall be conclusive, absent manifest error, and Topco and each other Obligor and Lender shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary.  Lender shall have no obligation to disclose any information in such register except to the extent necessary to establish that any Person’s interest is in registered form under the Code.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.2Power of Attorney.  Each Obligor hereby irrevocably constitutes and appoints Lender (and all Persons designated by Lender) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Lender, or Lender’s designee, may, without notice and in either its or Obligors’ name, but at the cost and expense of Obligors:

(a)Endorse Obligors’ name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Lender’s possession or control; and

(b)During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control,

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[SIC] A&R Loan, Security and Guaranty Agreement

in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Obligors, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use Obligors’ stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things necessary to carry out the intent and purpose of this Agreement.

11.3Indemnity.  OBLIGORS SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.  This Section 11.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.4Notices and Communications.

11.4.1Notice Address.  Subject to Section 4.1.2 and Section 11.4.2, all notices and other communications by or to a party hereto shall be in writing and shall be given to Obligors, at Borrower Agent’s address shown on Annex I hereto, and to any other Person at its address shown on the signature pages hereof, or at such other address as a party may hereafter specify by notice in accordance with this Section 11.4.  Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Lender pursuant to Section 2.1.3, 2.2, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention at Lender such notice is required to be sent.  Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Obligors.

11.4.2Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as delivery of financial statements, Borrowing Base Certificates and other information required by Section 9.1.2, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.2.  Lender make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

11.4.3Platform.  Borrowing Base information, reports, financial statements and other materials shall be delivered by Borrower Agent pursuant to procedures approved by Lender, including electronic delivery (if possible) upon request by Lender to an electronic system maintained by it (“Platform”).  Borrower Agent shall notify Lender of each posting of reports or other information on the Platform.  All information shall be deemed received by Lender only upon its receipt of such notice.  The Platform is provided “as is” and “as available.”  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY LENDER WITH RESPECT TO THE PLATFORM.  Lender does not warrant the adequacy or functioning of the Platform, and expressly disclaims liability for any issues involving the Platform.  No Indemnitee shall have any liability to any Obligor or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of any information over the internet.

11.4.4Non-Conforming Communications.  Lender may rely upon any communications purportedly given by or on behalf of any Obligor even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  The Obligors shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of any Obligor.

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[SIC] A&R Loan, Security and Guaranty Agreement

11.5Performance of Obligors’ Obligations.  Lender may, in its discretion at any time and from time to time, at Obligors’ expense, pay any amount or do any act required of Obligor under any Loan Documents or otherwise lawfully requested by Lender to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Lender’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Lender under this Section shall be reimbursed by Obligors, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

11.6Credit Inquiries.  Lender may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

11.7Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

11.8Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

11.9Counterparts; Execution.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Lender has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.  Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.  Upon request by Lender, any electronic signature or delivery shall be promptly followed by a manually executed or paper documents.

11.10Entire Agreement.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

11.11No Control; No Advisory or Fiduciary Responsibility.  Nothing in any Loan Document and no action of Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Lender.  In connection with all aspects of each transaction contemplated by any Loan Document, each Obligor acknowledges and agrees that (a)(i) this credit facility and all related services by Lender or its Affiliates are arm’s-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Lender and its Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their respective Affiliates, and have no obligation to disclose any of such interests to Obligors or their respective Affiliates.  To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Lender and its Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

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[SIC] A&R Loan, Security and Guaranty Agreement

11.12Confidentiality.  Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Lender or its Affiliates on a nonconfidential basis from a source other than an Obligor.  Notwithstanding the foregoing, Lender may publish or disseminate general information concerning this credit facility, and may use each Obligor’s logos, Trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business.  Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information.  Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

11.13[Reserved].

11.14GOVERNING LAW.  UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

11.15Consent to Forum; Bail-In of EEA Financial Institutions.

11.15.1Forum.  OBLIGORS HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.4.1.  A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

11.15.2Other Jurisdictions.  Nothing herein shall limit the right of Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

11.15.3Judicial Reference.  If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in the case (whether fact or law) and to report a statement of decision.  Nothing in this Section shall limit the right of Lender to exercise self-help remedies, such as setoff, foreclosure or sale of Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference.  The exercise of a remedy does not waive the right of any party to require judicial reference.  At Lender’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

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11.15.4Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that any liability arising under a Loan Document of any Secured Party that is an EEA Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Secured Party that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.16Waivers by Obligors.  To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Obligor may in any way be liable, and hereby ratifies anything Lender may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Obligor acknowledges that the foregoing waivers are a material inducement to Lender entering into this Agreement and that Lender is relying upon the foregoing in its dealings with Obligors.  Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

11.17Patriot Act Notice.  Lender hereby notifies Obligors that pursuant to the Patriot Act, Lender is required to obtain, verify and record information that identifies Obligors, including its legal name, address, tax ID number and other information that will allow Lender to identify it in accordance with the Patriot Act.  Lender will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth.  Each Obligor shall, promptly upon request, provide all documentation and other information as Lender may request from time to time in order to comply with any obligations under “know your customer,” anti-money laundering or other requirements of Applicable Law.

11.18Intercreditor Agreement.  Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the Intercreditor Agreement conflict, the terms of the Intercreditor Agreement shall control.

11.19NO ORAL AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

11.20Amendment and Restatement.  This Agreement amends and restates in its entirety each Initial Loan Agreement.  This Agreement and the other Loan Documents govern the present relationship between the Obligors and Lender.  This Agreement, however, is in no way intended, nor shall it be construed, to affect, replace, impair or extinguish the creation, attachment, perfection or priority of the security interests in, and other Liens on, the Collateral, which security interests and other Liens each of the Obligors, by this Agreement, acknowledges, reaffirms and confirms to Lender.  In addition, except as otherwise provided herein, all monetary obligations and

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liabilities and indebtedness created or existing under, pursuant to, or as a result of, each Initial Loan Agreement, other than Excluded Swap Obligations (the “Initial Loan Agreement Obligations”) shall continue in existence within the definition of “Obligations” under this Agreement, which obligations, liabilities and indebtedness the Obligors, by this Agreement, acknowledge, reaffirm and confirm.  The Obligors agree that any outstanding commitment or other obligation to make advances or otherwise extend credit or credit support to any Obligor pursuant to each Initial Loan Agreement is superseded by, and renewed and consolidated under, this Agreement.  The Obligors represent and warrant that none of them have assigned or otherwise transferred any rights arising under each Initial Loan Agreement.

To the extent not amended and restated as of the Closing Date, the Loan Documents executed in connection with each Initial Loan Agreement and in effect prior to the Closing Date (the “Existing Loan Documents”) shall continue in full force and effect, are hereby ratified, reaffirmed and confirmed in all respects, and shall, for the avoidance of doubt, constitute “Loan Documents” under this Agreement.  The terms of the Loan Documents that correspond to the Existing Loan Documents that have been amended and restated as of the Closing Date shall govern for any period occurring on or after the Closing Date, and the terms of such Existing Loan Documents prior to their amendment and restatement shall govern for any period beginning before the Closing Date and ending on the day immediately preceding the Closing Date.  In furtherance of the foregoing, (i) each reference in any Loan Document to the “Loan Agreement”, any other Loan Document that is being amended and restated as of the Closing Date, “thereunder”, “thereof” or words of like import, is hereby amended, mutatis mutandis, as applicable in the context, to be a reference to, and shall thereafter mean, this Agreement or such other amended and restated Loan Document, as applicable in the context (as each may be amended, modified or supplemented and in effect from time to time) and (ii) the definition of any term defined in any Loan Document by reference to the terms defined in the “Loan Agreement” or any other Loan Document that is being amended and restated as of the Closing Date is hereby amended to be defined by reference to the defined term in this Agreement or such other amended and restated Loan Document, as applicable (as each may be amended, modified or supplemented and in effect from time to time).

In order to induce Lender to enter into this Agreement on the Closing Date, each Obligor hereby represents, warrants and covenants to Lender that it has determined that each Obligor will benefit specifically and materially from the amendment and restatement of each Initial Loan Agreement pursuant to this Agreement on the Closing Date and that each Obligor requested and bargained for the structure and terms of and security for the Loans contemplated by this Agreement on the Closing Date.

12.GUARANTY

12.1Unconditional Guaranty.  Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations of each other party hereto.  Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds, without set-off or counterclaim or any other defense.  This Section 12 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages etc. arising from any non-Tax claim; provided, however, the foregoing shall not limit the agreements and obligations of Obligors pursuant to Section 5.9 hereof.

12.2[Reserved]

12.3Waivers of Notice, Demand, etc.  Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Obligor, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, (v) any defense arising by any lack of capacity or authority or any other defense of any Obligor or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Obligors and any defense that any other guarantee or security was or has to be obtained by Lender and (vi) any right to notice of, consent to, knowledge of and participation in any agreements relating to any

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such action or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of right that Lender has under this Agreement and waives any defenses of such Guarantor which might arise as a result of such actions.

12.4No Invalidity, Irregularity, etc.  No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

12.5Independent Liability.  The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Obligors, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 12, irrespective of whether any action is brought against any other Obligor or other Persons or whether any other Obligor or other Persons are joined in any such action or actions.  Each Guarantor waives any right to require that any resort be had by Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Lender in favor of any Obligor or any other Person.  No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against any other Person unless Lender has expressed any such waiver in writing.  Without limiting the generality of the foregoing, no action or proceeding by Lender against any Obligor under any document evidencing or securing indebtedness of any Obligor to Lender shall diminish the liability of any Guarantor hereunder, except to the extent Lender receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Obligor.

12.6Liability Absolute.  The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a)any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any other Loan Document, including any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise;

(b)any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c)the failure of Lender to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person under the provisions of this Agreement or any other Loan Document or any other document or instrument executed an delivered in connection herewith or therewith;

(d)any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Obligor to creditors of any Obligor other than any other Obligor;

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[SIC] A&R Loan, Security and Guaranty Agreement

(e)any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Obligor; and

(f)any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Obligor or any other Person or party hereto or the Obligations or otherwise with respect to the Loans or any other financial accommodations to Borrower pursuant to this Agreement and/or the other Loan Documents.

12.7Application of Proceeds.  Subject to the terms of the Intercreditor Agreement, Lender may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

12.8Continuing Effectiveness.

(g)This Guaranty herein contained shall continue to be effective or be automatically reinstated, as the case may be, if a claim is ever made upon Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Obligor) or by reason of the Intercreditor Agreement; and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(h)Lender shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(i)No Guarantor shall be entitled to claim against any present or future security held by Lender from any Person for Obligations in priority to or equally with any claim of Lender, or assert any claim for any liability of any Obligor to any Guarantor in priority to or equally with claims of Lender for Obligations, and no Guarantor shall be entitled to compete with Lender with respect to, or to advance any equal or prior claim to any security held by Lender for Obligations.

(j)If any Obligor makes any payment to Lender, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal, state, provincial or territorial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(k)Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Lender against the Borrowers or any other Guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Obligations are paid in full and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full and the

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[SIC] A&R Loan, Security and Guaranty Agreement

Commitments terminated, such amount shall be held by such Guarantor in trust for Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Lender may determine.

12.9Enforcement.  Upon the occurrence and during the continuance of any Event of Default, Lender shall, without notice to or demand upon any Obligor or any other Person, declare any obligations of each Guarantor hereunder immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor.  The rights of Lender hereunder are in addition to other rights and remedies (including other rights of set-off) which Lender may have.  Upon such declaration by Lender, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any other Obligor (the “Guarantor Claims”), Lender shall have the full right on the part of Lender in its own name or in the name of such Guarantor to collect and enforce such Guarantor Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, Lender and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money.  Each Guarantor will receive as trustee for Lender and will pay to Lender forthwith upon receipt thereof any amounts which such Guarantor may receive from any Obligor on account of the Guarantor Claims.  Each Guarantor agrees that at no time hereafter will any of the Guarantor Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to Lender, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to Lender.  Each Guarantor agrees that no payment on account of the Guarantor Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

12.10Statute of Limitations.  Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Obligor or others with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

12.11Interest.  All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to the Loans (without duplication of interest on the underlying Obligation).

12.12Currency Conversion.  Without limiting any other rights in this Agreement, if for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guaranty or any other Loan Document it becomes necessary to convert into the currency of such jurisdiction (herein called the “Judgment Currency”) any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given.  For this purpose, “rate of exchange” means the rate at which Lender would, on the relevant date at or about 12:00 p.m., be prepared to sell a similar amount of such currency in New York, New York against the Judgment Currency.  In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, each Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guaranty or any other Loan Document in such other currency.  Any additional amount due from Guarantor under this Section 12.12 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any of the other Loan Documents.

12.13Acknowledgment.  Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Loan Documents.  Each Guarantor has made an independent investigation of the Obligor and of the financial condition of the Obligors.  Lender has not made and does not make representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Obligor, nor has Lender made any representations or warranties as to the amount or nature of the Obligations of any Obligor to which this Section 12

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[SIC] A&R Loan, Security and Guaranty Agreement

applies as specifically herein set forth, nor has Lender or any officer, agent or employee of Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

12.14Continuing Effectiveness.  The provisions of this Section 12 shall remain in effect until the payment in full in cash of all Obligations, the termination of all Commitments and termination of this Agreement.

12.15Release.  Notwithstanding anything else in the Loan Documents to the contrary, Lender may, in its sole discretion, upon written notice to the Borrower Agent, release AG SPV as a Guarantor hereunder in the event that Lender reasonably determines that the status of AG SPV as a Guarantor hereunder could impair the bankruptcy remote nature of AG SPV from the other Obligors hereunder.

[Remainder of page intentionally left blank; signatures begin on following page]

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[SIC] A&R Loan, Security and Guaranty Agreement

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ John Olsen
Name:	John Olsen
Title:	Senior Vice President

[Signature Page to Amended and Restated Loan, Security and Guaranty Agreement]

BORROWERS:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Kendall R. Hoyd
	Name:		Kendall R. Hoyd
	Title:		Chief Financial Officer

ARCHITECTURAL GRANITE & MARBLE, LLC

By: Architectural Services Group, LLC, its Sole Member

	By:	SIC Intermediate, Inc.,
its Sole Member

		By:	/s/ Kendall R. Hoyd
			Name:	Kendall R. Hoyd
			Title:	Chief Financial Officer

Pental Granite and Marble, LLC

By: Architectural Granite & Marble, LLC its Sole Member

	By:	Architectural Services Group, LLC,
its Sole Member

		By:	SIC Intermediate, Inc.,
its Sole Member

		By:	/s/ Kendall R. Hoyd
			Name:	Kendall R. Hoyd
			Title:	Chief Financial Officer

L.A.R.K. INDUSTRIES, INC.

By:	/s/ John Hannum
	Name:		John Hannum
	Title:		Chief Financial Officer

GREENCRAFT HOLDINGS, LLC

	By:	L.A.R.K. Industries, Inc.,
its Sole Member

		By:	/s/ John Hannum
			Name:	John Hannum
			Title:	Chief Financial Officer

[Signature Page to Amended and Restated Loan, Security and Guaranty Agreement]

GREENCRAFT INTERIORS, LLC

	By:	Greencraft Holdings, LLC,
its Sole Member

		By:	L.A.R.K. Industries, Inc.,
its Sole Member

		By:	/s/ John Hannum
			Name:	John Hannum
			Title:	Chief Financial Officer

CASA VERDE SERVICES, LLC

	By:	Greencraft Holdings, LLC,
its Sole Member

		By:	L.A.R.K. Industries, Inc.,
its Sole Member

		By:	/s/ John Hannum
			Name:	John Hannum
			Title:	Chief Financial Officer

GREENCRAFT STONE AND TILE LLC

	By:	Greencraft Holdings, LLC,
its Sole Member

		By:	L.A.R.K. Industries, Inc.,
its Sole Member

		By:	/s/ John Hannum
			Name:	John Hannum
			Title:	Chief Financial Officer

OTHER OBLIGORS:

Architectural Surfaces Group, LLC

By:	SIC Intermediate, Inc.,
its Sole Member

		By:	/s/ Kendall R. Hoyd
			Name:	Kendall R. Hoyd
			Title:	Chief Financial Officer

[Signature Page to Amended and Restated Loan, Security and Guaranty Agreement]

Residential Design Services, LLC

By:	SIC Intermediate, Inc.,
its Sole Member

	By:	/s/ Kendall R. Hoyd
		Name:	Kendall R. Hoyd
		Title:	Chief Financial Officer

AG HOLDCO (SPV) LLC

By:	Architectural Granite & Marble, LLC
its Sole Member

	By:	Architectural Surfaces Group, LLC,
its Sole Member

	By:	SIC Intermediate, Inc.,
its Sole Member

By:	/s/ Kendall R. Hoyd
	Name:	Kendall R. Hoyd
	Title:	Chief Financial Officer

SIC INTERMEDIATE, INC.

By:	/s/ Kendall R. Hoyd
	Name:	Kendall R. Hoyd
	Title:	Chief Financial Officer

[Signature Page to Amended and Restated Loan, Security and Guaranty Agreement]

SCHEDULE 2.2.1

LETTERS OF CREDIT

Instrument ID	Issue Date	Expiry Date	Applicant Name
48081439273561	4/19/2018	8/17/2018	Pental Granite and Marble, LLC
48081439273572	4/19/2018	8/17/2018	Pental Granite and Marble, LLC
48081439278055	5/15/2018	9/12/2018	Pental Granite and Marble, LLC
48081439278066	5/15/2018	9/12/2018	Pental Granite and Marble, LLC
48081439278077	5/15/2018	9/12/2018	Pental Granite and Marble, LLC
48081439278107	5/9/2018	9/6/2018	Pental Granite and Marble, LLC
48081439278118	5/9/2018	9/6/2018	Pental Granite and Marble, LLC
48081439278129	5/9/2018	9/6/2018	Pental Granite and Marble, LLC
48081439278130	5/9/2018	9/6/2018	Pental Granite and Marble, LLC
48081439278141	5/9/2018	9/6/2018	Pental Granite and Marble, LLC
48081439278152	5/9/2018	9/6/2018	Pental Granite and Marble, LLC
48081439279738	5/23/2018	9/20/2018	Pental Granite and Marble, LLC
48081439279750	5/23/2018	9/20/2018	Pental Granite and Marble, LLC
00000068112727	6/24/2015	8/20/2018	Architectural Granite & Marble, LLC
00000068114392	8/12/2015	8/12/2018	Architectural Granite & Marble, LLC

SCHEDULE 8.1.4(a)

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Borrower and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
Select Interior Concepts, Inc.	Delaware	Class A Common: 100,000,000 Class B Common: 15,000,000 Preferred: 50,000,000	21,750,000 shares of Class A Common Stock, and 3,864,626 shares of Class B Common Stock[1]
L.A.R.K. Industries, Inc.	California	1,000,000 shares of common stock 15,000 shares of preferred stock	71,395 shares of common stock
SIC Intermediate, Inc.	Delaware	1000 shares of common stock	1000 shares
Pental Granite and Marble, LLC	Washington	Membership interests	100% of the membership interests are issued.
Greencraft Holdings, LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Greencraft Stone & Tile, LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Greencraft Interiors, LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Casa Verde Services, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Architectural Surfaces Group, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Residential Design Services, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Architectural Granite & Marble, LLC	Delaware	Membership interests	100% of the membership interests are issued.
AG Holdco (SPV) LLC	Delaware	Membership interests	100% of the membership interests are issued.

1 Class A and Class B share amounts are subject to the Registration Rights Agreement described in Item 5.

2.	The record holders of Equity Interests of Borrower and its Subsidiaries are as follows:

Name	Class of Stock	Number of Shares	Record Owner
L.A.R.K. Industries, Inc.	Common and preferred stock	100%	Residential Design Services, LLC
SIC Intermediate, Inc.	Common stock	100%	Select Interior Concepts, Inc.
Pental Granite and Marble, LLC	Membership interests	100%	Architectural Granite & Marble, LLC
Greencraft Holdings, LLC	Membership interests	100%	L.A.R.K. Industries, Inc.
Greencraft Stone & Tile, LLC	Membership interests	100%	Greencraft Holdings, LLC
Greencraft Interiors, LLC	Membership interests	100%	Greencraft Holdings, LLC
Casa Verde Services, LLC	Membership interests	100%	Greencraft Holdings, LLC
Architectural Surfaces Group, LLC	Membership interests	100%	SIC Intermediate, Inc.
Residential Design Services, LLC	Membership interests	100%	SIC Intermediate, Inc.
Architectural Granite & Marble, LLC	Membership interests	100%	Architectural Surfaces Group, LLC
AG Holdco (SPV) LLC	Membership interests	100%	Architectural Surfaces Group, LLC

3.	All agreements binding on holders of Equity Interests of Borrower and Subsidiaries with respect to such interests are as follows:
1.	Amended & Restated Limited Liability Company Operating Agreement of Greencraft Holdings, LLC
2.	Amended & Restated Limited Liability Company Operating Agreement of Greencraft Interiors, LLC
3.	Amended & Restated Limited Liability Company Operating Agreement of Greencraft Stone & Tile, LLC
4.	Amended & Restated Limited Liability Company Operating Agreement of Casa Verde Services, LLC
5.	Fourth Amended & Restated Limited Liability Company Operating Agreement of Architectural Surfaces Group, LLC
6.	Second Amended & Restated Limited Liability Company Operating Agreement of Pental Granite and Marble, LLC
7.	Second Amended & Restated Limited Liability Company Operating Agreement of RDS Holdings, LLC, LLC
8.	Amended & Restated Limited Liability Company Operating Agreement of Architectural Granite & Marble, LLC
9.	Limited Liability Company Agreement of AG Holdco (SPV) LLC
4.

In the five years preceding the Closing Date, neither Borrower nor any Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

Asset Purchase Agreement, dated as of June 23, 2015 among the Borrower, Architectural Granite & Marble, LLC, Jack W. Seiders, Peggy A. Seiders, Jack Chadley Seiders, Chelsey S. Bryant, Luke W. Spiller, Rick E. Seiders, and Kelley M. Wilson, and the transaction related thereto.

Asset Purchase Agreement, dated as of January 31, 2018, by and among AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, and the transactions related therto

Asset Purchase Agreement among AGM, Integrated Resources Group, Inc. and the shareholders of Integrated Resources Group, Inc., and the transaction related thereto

Asset Purchase Agreement among AGM, Tutto Marmo, Inc., a California corporation, and the sharholders of Tutto Marmo, Inc.

Securities Purchase Agreement, dated as of February 28, 2017, by and among, Architectural Granite & Marble, LLC, Pental Granite and Mable, LLC, Aquarius Seller, Inc., Parminder Pental and Ravinder Pental, and the transaction related thereto.

Membership Interest Purchase Agreement, dated as of December 29, 2017, by and among, L.A.R.K. Industries, Inc., Greencraft Holdings, LLC, the Sellers (as defined therein) and D. Todd. Patterson, as the Sellers Representative, and the transaction related thereto.

Asset Purchase Agreement, dated as of July 21, 2016, by and among Architectural Granite & Marble, LLC, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat, and the transaction related therto.

Asset Purchase Agreement, dated as of February 24, 2015, by and among L.A.R.K. Industries, Inc., PT Tile Holdings, L.P., and GCG SBIC Investors, LP, and the transactions related thereto.

Asset Purchase Agreement, dated as of October 2, 2017, by and among Cosmic Stone & Tile Distributors, Inc. (“Seller”), the owners of Seller set forth on the signature pages thereto, and Architectural Granite & Marble, LLC, and the transactions related thereto.

5.

There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Borrower or any Subsidiary, except:

Membership Interest Purchase Agreement, dated as of November 22, 2017, by and among (i) the equity holders of TCFI LARK LLC, a Delaware limited liability company (“RDS”), and TCFI G&M LLC, a Delaware limited liability company (“ASG”) listed on Schedule I hereto (collectively, the “Sellers”), (ii) SIC Intermediate, Inc., a Delaware corporation (the “Purchaser”), (iii) RDS, and (iv) ASG, and the other transaction documents related thereto.

Registration Rights Agreement, dated as of November 22, 2017, among (i) Select Interior Concepts, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), (ii) Trive Capital Fund I LP, a Delaware limited partnership, Trive Capital Fund I (Offshore) LP , a Delaware limited partnership, and Trive Affiliated Coinvestors I LP, a Delaware limited partnership (collectively, the “Sponsor”), (iii) Tyrone Johnson, an individual, Kendall Hoyd, an individual, Sunil Palakodati, an individual, and Tim Reed, an individual (collectively, the “Management Holders”), and (iv) B. Riley FBR, Inc., a Delaware corporation, as the initial purchaser/placement agent (“B. Riley FBR”), for the benefit of B. Riley FBR and the Holders (as defined therein).

SCHEDULE 8.1.4(d)

Pledged Equity:

100% of the membership interests of AG Holdco (SPV) LLC (held by AG&M).

100% of the membership interests of (i) Greencraft Holdings, LLC (held by L.A.R.K.), (ii) Greencraft Interiors, LLC (held by Greencraft Holdings), (iii) Greencraft Stone and Tile, LLC (held by Greencraft Holdings), (iv) Casa Verde Services, LLC (held by Greencraft Holdings), (v) Residential Design Services, LLC (held by SIC Intermediate), (vi) Architectural Surfaces Group, LLC (held by SIC Intermediate), (vii) Architectural Granite & Marble, LLC (held by Architectural Surfaces Group, LLC) and (vii) Pental Granite and Marble, LLC (held by AG&M)

100% of the equity interests of (i) L.A.R.K. Industries, Inc. (held by Residential Design Services, LLC) and (ii) SIC Intermediate, Inc. (held by Select Interior Concepts, Inc.)

SCHEDULE 8.1.5

TITLE TO PROPERTY

None.

SCHEDULE 8.1.10

BROKERAGE COMMISSION

None.

SCHEDULE 8.1.11

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrower’s and Subsidiaries’ patents:

None.

2.	Borrower’s and Subsidiaries’ trademarks:

Entity Name	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Crown Custom Hardware”	Orange County, CA Clerk Records Number: 20126322819 23.00	12/13/2012	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Commercial Design Services”	Orange County, CA Clerk Records Number: 20126311062 23.00	08/06/2012	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Residential Design Services”	Orange County, CA Clerk Records Number: 20106221477 23.00	02/22/2010	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	Nevada Fictitious Business Name: “Residential Design Services”	19971230322089001	N/A	12/30/1997	N/A
Architectural Granite & Marble, LLC	U.S.	METROQUARTZ	Federal Registration Number: 4842252	6/24/14	10/27/15	N/A
Architectural Granite & Marble, LLC	U.S.	COUNTERS FOR A CAUSE	Federal Registration Number: 4175321	11/21/11	7/17/12	N/A
Architectural Granite & Marble, LLC	U.S.	WORLDWIDE SOURCES. WORLD- CLASS SERVICE.	Federal Registration Number: 4364938	7/17/08	7/9/13	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL SURFACES	Federal Registration Number: 87/016,098	4/27/16	N/A	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL SURFACES	Federal Registration Number: 5168559	4/27/16	3/21/17	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL QUARTZ	Federal Registration Number: 4451890	2/21/12	12/17/13	N/A
Pental Granite and Marble, LLC	U.S.	PQ and design	Federal Registration Number: 4373240	2/21/12	7/23/13	N/A

3.	Borrower’s and Subsidiaries’ copyrights:

Copyright	Number	Date	Owner
AG&M Website (Screen Displays)	VAu001078181	5/11/2011	G&M OpCo LLC
AG&M Website (Source Code)	TXu001755102	5/9/2011	G&M OpCo LLC

4.	Borrowers’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licenses contained in the Company Agreement of Artisan SG, LLC, D/B/A THE ARTISAN GROUP, LLC dated as of September 30, 2007.

5.	Royalties and Other Compensation: None.

SCHEDULE 8.1.13

COMPLIANCE WITH LAWS

None.

SCHEDULE 8.1.14

RESTRICTIVE AGREEMENTS

None.

SCHEDULE 8.1.15

LITIGATION

None.

SCHEDULE 8.1.17

PENSION PLAN DISCLOSURES

None.

SCHEDULE 8.1.27

MATERIAL CONTRACTS

1.	The Revolver Debt Documents
2.	Frame Work Contract for American Markets (Number 01-14/Phenika-Pental), dated as of April 21, 2014, by and between Pental and A&A Green Phenix Joint Stock Company.
3.	Exclusive Agency Contract, dated as of October 17, 2017, by and between Foshan Fasa Building Material Co., Ltd. and Architectural Granite & Marble LLC.

SCHEDULE 9.1.10

BUSINESS LOCATIONS

1.	Chief Executive Office: 4900 E. Hunter Avenue; Anaheim, CA 92807 (Select Interior Concepts, Inc. and each Subsidiary not otherwise listed below)

19012 Hwy 71 West; Austin Texas 78669 (Architectural Granite & Marble, LLC)

713 S. Fidalgo Street; Seattle WA 98108 (Pental Granite and Marble, LLC)

2.	Collateral Locations:

Complete Street and Mailing Address, including County and Zip Code	Owned/ Leased	Facility Size	Principal Usage
4900 E. Hunter Ave. Anaheim, Orange County, CA 92807	Leased	N/A	Corporate headquarters, design center, warehouse
50 Hampden Road; Cabot Business Park; Mansfield, Bristol County, MA 02048	Leased	N/A	General commercial use
3600-D Industry Drive East, Fife, Piece County, WA 98424	Leased	N/A	General commercial use
3900-A Industry Drive East, Fife, Pierce County, WA 98424	Leased	N/A	General commercial use
3551 NW Yeon Ave., Portland, Multnomah County, OR 97210	Leased	N/A	General commercial use
502 Jersey Avenue, New Brunswick, Middlesex County, New Jersey 08901	Leased	N/A	General commercial use
8861 San Fernando Road, Sun Valley, Los Angeles County, California	Leased	N/A	General commercial use
4850 East La Palma Avenue Anaheim, Orange County, CA	Leased	N/A	General commercial use
Rusk Transportation Company Survey No. 85 and the Abram U. Compton Survey No. 601, in Travis County, Texas	Leased	N/A	N/A
5032 Sirona Drive Charlotte, Mecklenburg County, NC 28273	Leased	N/A	Warehouse, showroom.
401 Center Ridge Drive Austin, Travis County, Texas 78753	Leased	N/A	Showroom
4200 Kenilwood Drive Nashville, Davidson County, TN 37204	Leased	N/A	General commercial use
7317 N. Broadway Oklahoma City, Oklahoma County, OK 73116	Leased	N/A	Showroom/warehouse.

Complete Street and Mailing Address, including County and Zip Code	Owned/ Leased	Facility Size	Principal Usage
511 Hinton Oaks Blvd. Knightdale, Wake County, NC 27545	Leased	N/A	General commercial use
Lot 3, Block NCB 15687 Quorum Business Center Subdivision in the City of San Antonio, Bexar County, Texas	Leased	N/A	Land lease
8861 San Fernando Road Sun Valley, Los Angeles County, CA	Leased	N/A	General commercial use
2626 South 7th Street Liberty Sky Harbor Center Phoenix, Maricopa County, AZ	Leased	N/A	Warehouse/distribution center
7350 North Dobson Road Scottsdale, Maricopa County, AZ 85256	Leased	N/A	General commercial use
8860 East Chaparral Road Suite 150 Scottsdale, Maricopa County, AZ 85250	Leased	N/A	General commercial use
4675 E. Cotton Center Boulevard Suites 171 and 173 Phoenix, Maricopa County, AZ 85040	Leased	N/A	General commercial use
32395 Clinton Keith Road Suite B-01 Wildomar, Riverside County, CA 92595	Leased	N/A	Lease of multi- tenant retail building.
94 W. Cochran, Suite C Simi Valley, Ventura County, CA 93605	Leased	N/A	Warehouse
620 S, Andreasen Drive Escondido, San Diego County, CA	Leased	N/A	Office, storage, distribution and retail sales
750 Link Road, Suites A-E Fairfield, Solano County, CA	Leased	N/A	Office and warehouse
1341 Blue Gum Street Anaheim, Orange County, CA	Leased	N/A	General commercial use
2267 Agate Court Simi Valley, Ventura County, CA 93065	Leased	N/A	General commercial use
16222 Phoebe Avenue La Mirada, Los Angeles County, CA 90638	Leased	N/A	General commercial use
5375 Truxtun Avenue Bakersfield, Kern County, CA 93309	Leased	N/A	General office use.
121 Enterprise Corona, Riverside County, CA 92882	Leased	N/A	Office lease.

Complete Street and Mailing Address, including County and Zip Code	Owned/ Leased	Facility Size	Principal Usage
507 Queensland Circle, Corona, Riverside County, CA 92879	Leased	N/A	Showroom
8155 Swanston Lane, Gilroy, Santa Clara County, CA	Leased	N/A	General commercial use
2220 Gold Springs Court Sacramento, Sacramento County, CA 95670	Leased	N/A	Office
640 South Frontage Road Nipomo, San Luis Obispo County, CA 93444	Leased	N/A	General commercial use
224, 232 & 240 Lindbergh Avenue Livermore, Alameda County, CA 94551	Leased	N/A	General commercial use
39-740 Garand Lane, Suite A Palm Desert, Riverside County, CA 92211	Leased	N/A	General commercial use
1070 Sand Hill Road, Reno, Washoe County, NV 89521	Leased	N/A	General commercial use
5300 S Watt Avenue Sacramento, Sacramento County, CA 95826	Leased	N/A	General commercial use
5340 S Watt Avenue Sacramento, Sacramento County, CA 95826	Leased	N/A	General commercial use
Suite 104; 8949 Kenamar Drive San Diego, San Diego County, CA	Leased	N/A	General commercial use
2190 Bering Drive San Jose, Santa Clara County, CA	Leased	N/A	Showroom.
780 Chambers Lane Units 220/230 Simi Valley, Ventura County, CA	Leased	N/A	Design studio
9991 Muirlands Irvine, Orange County, CA	Leased	N/A	Design studio
10000-10300 East 40th Avenue Denver, Denver County, CO	Leased	N/A	Warehouse/distribution space.
725 S. Fidalgo Street (Building C) and 770 S. Michigan Street (Sylvania Building), Seattle, King County, WA	Leased	N/A	Office space and outdoor storage
Northwest Corporate Park – Seattle Building U 549B South Dawson Street Seattle, King County, WA 98108	Leased	N/A	General commercial use
7050 Valjean Avenue Van Nuys, Los Angeles, CA 91406	Leased	N/A	General commercial use

SCHEDULE 9.2.2

EXISTING LIENS

Jurisdiction	Filing Type/ Searched Thru	File Number/ File Date	Debtor	Secured Party
Delaware	UCC (Equipment)	20156076490/12-16-15	Architectural Granite & Marble, LLC	Horizon Bank, SSB
Delaware	UCC (Equipment)	20177412549/11-8-18	Architectural Granite & Marble, LLC	Toyota Industries Commercial Finance, Inc.
North Carolina	UCC (Equipment)	20140017916B/2-27-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
North Carolina	UCC (Equipment)	20140028508A/3-31-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
North Carolina	UCC (Equipment)	20140057914E/6-7-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
Texas	UCC (Equipment)	16-0013178653/4-25-16	Architectural Granite & Marble, LLC	Horizon Bank, SSB
Texas	UCC (Equipment)	16-0033651116	Architectural Granite & Marble, LLC	Texas Star Bank
Oklahoma	UCC (Equipment)	20131211021221740	Architectural Granite & Marble, LLC	PlainsCapital Bank
California	UCC (Equipment)	12-7318272154/6-26-121	L.A.R.K. Industries, Inc.	Whirlpool Corporation
California	UCC (Equipment)	13-7368577108/7-9-13	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	13-7368990654/7-11-13	L.A.R.K. Industries, Inc.	Manufacturers Financing Services
California	UCC (Equipment)	15-7466208049/5/26/15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-7486210961/5-25-15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-74709865773/6-22-15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-7492247586/10-29-15	L.A.R.K. Industries, Inc.	Manufacturers Financing Services
California	UCC (Equipment)	15-7492264717/10-29-15	L.A.R.K. Industries, Inc.	Manufacturers Financing Services
California	UCC (Equipment)	16-7509278861/2-11-16	L.A.R.K. Industries, Inc.	GE Capital Information Technology Solutions, LLC
California	UCC (Equipment)	16-7559466938/12-5-15	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7583581227/5-3-17	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7593215949/6-29-17	L.A.R.K. Industries, Inc.	TCF Equipment Finance (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7619449806/12-4-17	L.A.R.K. Industries, Inc.	Wells Fargo Bank, N.A.

SCHEDULE 9.2.17

EXISTING AFFILIATE TRANSACTIONS

Amended and Restated Subordinated Promissory Note, dated as of June 27, 2018, in favor of Architectural Granite & Marble, LLC.

ANNEX I

NOTICE ADDRESSES

Bank of America, N.A.

300 Galleria Parkway, Suite 800

Atlanta, GA 30339

Attn:  SIC Portfolio Manager

Telecopy: 404-607-3277

Select Interior Concepts, Inc., as Borrower Agent

4900 E. Hunter Avenue

Anaheim, CA 92807

Attn:  Kendall Hoyd

Email: khoyd@selectinteriorconcepts.com

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT A

COMPLIANCE CERTIFICATE

In accordance with the terms of the Amended and Restated Loan, Security and Guaranty Agreement dated June 28, 2018, by and among SELECT INTERIOR CONCEPTS, INC., a Delaware corporation (“Topco”), ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company formerly known as G&M OPCO LLC (“AG&M”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental”), L.A.R.K. INDUSTRIES, INC., a California corporation (“L.A.R.K.”), GREENCRAFT HOLDINGS, LLC, an Arizona limited liability company (“Greencraft Holdings”), GREENCRAFT INTERIORS, LLC, an Arizona limited liability company (“Greencraft Interiors”), CASA VERDE SERVICES, LLC, a Delaware limited liability company (“Casa Verde”), GREENCRAFT STONE AND TILE LLC, an Arizona limited liability company (“Greencraft Stone”; and, together with Topco, AG&M, Pental, L.A.R.K., Greencraft Holdings, Greencraft Interiors, Casa Verde, Greencraft Stone and each Person joined thereto as a borrower from time to time, individually and collectively, jointly and severally, “Borrower”), Architectural Surfaces Group, LLC, a Delaware limited liability company formerly known as TCFI G&M LLC (“AG&M Parent”), AG HOLDCO (SPV) LLC, a Delaware limited liability company (“AG SPV”), RESIDENTIAL DESIGN SERVICES, LLC, a Delaware limited liability company, formerly known as TCFI LARK, LLC (“L.A.R.K. Parent”), and SELECT INTERMEDIATE, INC., a Delaware corporation (“SIC”, and, together with Borrower, AG&M Parent, L.A.R.K. Parent and AG SPV, individually, an “Obligor” and collectively, the “Obligors”) and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns and including any Lending Office, “Lender”) (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), I hereby certify that:

1.I am the [President] [Chief Financial Officer] of Topco, the Borrower Agent;

2.The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.No Default (as defined in the Loan Documents) or any event which, upon the giving of notice or passing of time or both, would constitute such a Default, has occurred.

4.The Obligors are, on a consolidated basis, is in compliance with the financial covenant set forth in Section 9.3.1 of the Loan Agreement, as demonstrated by the calculations contained in Schedule I, attached hereto and made a part hereof.

BORROWER AGENT:

SELECT INTERIOR CONCEPTS, INC.

By:
Name:
Title:

[SIC] A&R Loan, Security and Guaranty Agreement

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Borrower to provide detailed calculations of financial covenants and Applicable Margin]

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT B

CONDITIONS PRECEDENT

(a)Each Loan Document shall have been duly executed and delivered to Lender by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)Lender shall have made all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)Lender shall have received duly executed agreements establishing each Dominion Account and related lockbox in form and substance and with financial institutions satisfactory to Lender.

(d)Lender shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the opinion of Lender (as determined in its Permitted Discretion), have a Material Adverse Effect on the Collateral or any Obligor if determined adversely to the interests of such Obligor; and (v) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)Lender shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Lender may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)Lender shall have received a written opinion of Greenberg Traurig LLP, as well any local counsel to Topco or any other Borrower or Lender, in form and substance satisfactory to Lender.

(g)Lender shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Lender shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)Borrower shall have paid all fees and expenses to be paid to Lender on the Closing Date.

(i)Lender shall have completed its business, financial and legal due diligence of Obligors.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2017.

(j)Lender shall have received a Borrowing Base Certificate prepared as of the latest month end prior to the Closing Date.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrower of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $25,000,000.

[SIC] A&R Loan, Security and Guaranty Agreement

(k)The Intercreditor Agreement shall have been amended or amended and restated, as applicable, and delivered to Lender, and shall contain the signatures of all parties thereto, and shall be in form and substance satisfactory to Lender in its sole discretion, including, without limitation, a satisfactory amended definition of “Maximum ABL Principal Obligations.

(l)The Term Loan Agreement and, to the extent applicable, any other relevant Term Debt Document, shall have amended in a manner satisfactory to Lender in its Permitted Discretion, and a copy of such documentation shall be attached to a certificate of a duly authorized officer of Topco, certifying such attached copies are effective, correct and complete copies of such executed documentation.

(m)Lender shall have received the consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders’ equity, of Topco and Subsidiaries for the Fiscal Year ending December 31, 2017, which shall be in form and substance satisfactory to Lender in its Permitted Discretion.

(m)Lender shall have received the unaudited, consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders’ equity, of Topco and Subsidiaries for the Fiscal Quarters ending March 31, 2017 and March 31, 2018, which shall be in form and substance satisfactory to Lender in its Permitted Discretion.

(o)The maturity of the L.A.R.K. Subordinated Note shall have been extended to be at least six (6) months later than the Revolver Termination Date pursuant to such documentation satisfactory to, and delivered to, Lender.

(p)Upon the request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Closing Date.

(q)At least five (5) days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT C

FEES

(a)Unused Line Fee.  Borrower shall pay to Lender a fee equal to the applicable Unused Line Fee Rate times the amount by which the average daily Revolver Commitment exceeds the average daily Revolver Usage during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

(b)LC Facility Fees.  Borrower shall pay to Lender (i) a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.

(c)Closing Fee.  On the Closing Date, Borrower shall pay the fees payable in the amounts and at the times as set forth in the Fee Letter

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT D

FINANCIAL REPORTING

As long as any Commitment or Obligations are outstanding, Borrower Agent shall, and shall cause each Subsidiary to furnish to Lender:

(a)as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Topco and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrower Agent and acceptable to Lender, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Lender;

(b)as soon as available, and in any event within 45 days after the end of each quarter, unaudited balance sheets as of the end of such quarter and the related statements of income and cash flow for such quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Topco and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such quarter and period, subject to normal year‑end adjustments and the absence of footnotes;

(c)concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Lender while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d)concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to any Obligor by its accountants in connection with such financial statements;

(e)not later than 30 days after the end of each Fiscal Year, projections of Topco’s consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, quarter by quarter and for the following three Fiscal Years, year by year;

(f)not later than 10 days prior to the end of each month, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Lender;

(g)promptly after the sending or filing thereof, copies of any press releases or other statements made available by any Borrower to the public concerning material changes to or developments in the business of Borrower or Borrowers;

(h)copies of any Pension Plan filings, promptly after the sending or filing thereof;

(i)promptly after the date on which an Obligor commences any proceeding alleging any commercial tort claim alleging damages in excess of $1,000,000, a brief description of such commercial tort claim and grant of a security interest therein to the Lender in accordance with this Agreement;

(j)as soon as possible and in any event within 5 Business Days of the occurrence of any ERISA Event;

(k)promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

[SIC] A&R Loan, Security and Guaranty Agreement

(l)such other reports and information (financial or otherwise) as Lender may reasonably request from time to time in connection with any Collateral or Topco’s, any of its Subsidiaries’ or other Obligor’s financial condition or business (provided, however, such reports and information shall not include any board minutes or management notes of Topco or any other Obligor); and

(m)To the extent not covered by clause (a) above, as soon as available, and in any event within 120 days after the close of each Fiscal Year, financial statements for each Guarantor, in form and substance satisfactory to Lender.

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT E

COLLATERAL REPORTING

(a)By the 20th day of each month, Borrower Agent shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately previous month, and at such other times as Lender may request in its Permitted Discretion (the Borrowing Base Certificate shall be delivered weekly by the third day of the following week prepared as of the close of business on the last Business Day of the immediately previous week during any Trigger Period).  The Borrowing Base Certificate shall report Borrowing Base components on a consolidated basis and shall also report Borrowing Base components individually for each Borrower.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer of Borrower Agent, provided that Lender may from time to time review and adjust any such calculation to the extent the calculation is not made in accordance with this Agreement.  Notwithstanding the foregoing and anything contained in this Agreement to the contrary, at any time and from time to time during the period between required deliveries of Borrowing Base Certificates, Borrower may deliver an interim Borrowing Base Certificate to Lender and the Borrowing Base as calculated therein shall for all purposes be the Borrowing Base and such interim Borrowing Base Certificate shall for all purposes constitute the then applicable Borrowing Base Certificate until the next scheduled Borrowing Base Certificate or interim Borrowing Base Certificate is delivered.

(b)Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Lender sales, collection, reconciliation and other reports in form satisfactory to Lender, on such periodic basis as Lender may request.  Each applicable Borrower shall also provide to Lender, on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address (if requested during the continuance of an Event of Default), amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Lender may reasonably request (the aged trial balance of Accounts shall be delivered weekly by the third day of the following week prepared as of the close of business on the last Business Day of the immediately previous week, during any Trigger Period).  If an Account or Accounts of Borrowers in an aggregate face amount of $2,000,000 or more cease to be Eligible Accounts, Borrower Agent shall notify Lender of such occurrence promptly (and in any event within three Business Days) after Borrower has knowledge thereof; provided, however, the foregoing shall not apply to circumstances where Lender itself has determined the ineligibility of any portion of such formerly Eligible Accounts.

(c)Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Lender inventory and reconciliation reports in form satisfactory to Lender, on or before the 20th day of each month (or weekly by the third day of the following week prepared as of the close of business on the last Business Day of the immediately previous week, during any Trigger Period).  Each applicable Borrower shall conduct a physical inventory of all its respective Inventory at least once per calendar year (and on a more frequent basis if requested by Lender when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Lender a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Lender may request.  Lender may, upon advance notice to the applicable Borrower, participate in and observe each physical count; provided, however, no such advance notice shall be required if a Default or Event of Default exists.

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT F

POST CLOSING

(a)Within fifteen (15) days following the Closing Date (or such longer period as Lender may agree), Lender shall have received evidence that the Plains Capital Bank UCC-1 Financing Statements with Filing No. 20080039394K and 20080044891638 and all federal tax liens have been terminated or released, each of which shall be in form and substance reasonably satisfactory to Lender in its Permitted Discretion.

(b)Within thirty (30) days following the Closing Date (or such longer period as Lender may agree), Lender shall have received insurance certificates and endorsements, which shall be in form and substance reasonably satisfactory to Lender in its Permitted Discretion.

(c)Within ninety (90) days following the Closing Date (or such longer period as Lender may agree), Lender shall have received consolidated field examinations and appraisals of Borrowers, which shall be in form and substance reasonably satisfactory to Lender in its Permitted Discretion.

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT G

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of ____________ (this “Agreement”), to the Loan Agreement (as defined below) is entered into by and among SELECT INTERIOR CONCEPTS, INC., a Delaware corporation (“Topco”), ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company formerly known as G&M OPCO LLC (“AG&M”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental”), L.A.R.K. INDUSTRIES, INC., a California corporation (“L.A.R.K.”), GREENCRAFT HOLDINGS, LLC, an Arizona limited liability company (“Greencraft Holdings”), GREENCRAFT INTERIORS, LLC, an Arizona limited liability company (“Greencraft Interiors”), CASA VERDE SERVICES, LLC, a Delaware limited liability company (“Casa Verde”), GREENCRAFT STONE AND TILE LLC, an Arizona limited liability company (“Greencraft Stone”; and together with Topco, AG&M, Pental, L.A.R.K., Greencraft Holdings, Greencraft Interiors, Casa Verde, Greencraft Stone and each Subsidiary of Topco (as defined therein) that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Architectural Surfaces Group, LLC, a Delaware limited liability company formerly known as TCFI G&M LLC (“AG&M Parent”), AG HOLDCO (SPV) LLC, a Delaware limited liability company (“AG SPV”), RESIDENTIAL DESIGN SERVICES, LLC, a Delaware limited liability company, formerly known as TCFI LARK, LLC (“L.A.R.K. Parent”) and SELECT INTERMEDIATE INC., a Delaware corporation (“SIC” and together with Borrower and AG&M Parent, L.A.R.K. Parent and AG SPV, each individually, an “Obligor” and collectively, the “Obligors”), [NAME OF ADDITIONAL OBLIGOR], a ______ (the “Additional Obligor”), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Lender”).

WHEREAS, the Borrowers [(other than the Additional Obligor)] and the Lender have entered into that certain Amended and Restated Loan Security and Guaranty Agreement, dated June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to make certain loans (each a “Loan” and collectively the “Loans”), to the Borrowers in an aggregate principal amount not the exceed the Revolver Commitment;

WHEREAS, pursuant to Section 9.1.11 of the Loan Agreement, the Additional Obligor is required to become a [Borrower][Guarantor] by, among other things, executing and delivering this Agreement to the Lender; and

WHEREAS, the Additional Obligor has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Additional Obligor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions.  Reference is hereby made to the Loan Agreement for a statement of the terms thereof.  All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

2.Joinder of Additional Obligor.

2.1Pursuant to Section 9.1.11 of the Loan Agreement, by its execution of this Agreement, the Additional Obligor hereby (i) confirms that, as to the Additional Obligor, the representations and warranties contained in Article 8 of the Loan Agreement are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date), and (ii) agrees that, from and after the effective date of this Agreement, the Additional Obligor shall be a party to the Loan Agreement and shall be bound, as a [Borrower][Guarantor], by all the provisions thereof and shall comply with and be subject to all of the terms, conditions, covenants, agreements

[SIC] A&R Loan, Security and Guaranty Agreement

and obligations set forth therein and applicable to the [Borrowers][Guarantors].  The Additional Obligor hereby agrees that from and after the effective date of this Agreement, each reference to a [“Borrower”][“Guarantor”] or an “Obligor” and each reference to the [“Borrowers”][“Guarantors”] or the “Obligor” in the Loan Agreement shall include the Additional Obligor.  The Additional Obligor acknowledges that it has received a copy of the Loan Agreement and each other Loan Document and that it has read and understands the terms thereof.

2.2Attached hereto are supplements to each Schedule to the Loan Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional Obligor.  The Schedules to the Loan Agreement shall, without further action, be amended to include the information contained in each such supplement.

3.Effectiveness.  This Agreement shall become effective upon its execution by the Additional Obligor, each Borrower, the other Obligor party thereto and the Lender and receipt by the Lender of the following, in each case in form and substance reasonably satisfactory to the Lender:

3.1original counterparts to this Agreement, duly executed by each Borrower, the Additional Obligor, the other Obligors party thereto and the Lender, together with the Schedules to the Loan Agreement;

3.2[Reserved];

3.3a Pledge Supplement to the Pledge Agreement to which the parent company of the Additional Obligor is a party, in substantially the form of Exhibit A thereto, duly executed by such parent company and providing for all Equity Interests of the Additional Obligor to be pledged to the Lender pursuant to the terms thereof;

3.4subject to the Intercreditor Agreement, (i) certificates, if any, representing 100% of the issued and outstanding Equity Interests of the Additional Obligor and each Subsidiary of the Additional Obligor and (ii) all original promissory notes of such Additional Obligor, if any, in each case, that are required to be delivered under the Loan Documents, in each case, accompanied by instruments of assignment and transfer in such form as the Lender may reasonably request;

3.5[Reserved];

3.6(i) appropriate financing statements on Form UCC‑1 duly filed in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Loan Agreement and the Pledge Supplement and (ii) evidence reasonably satisfactory to the Lender of the filing of such UCC-1 financing statements;

3.7if requested pursuant to Section 9.1.11(a)(iv) of the Loan Agreement, a favorable written opinion of counsel to the Obligors as to such matters as the Lender may reasonably request; and

3.8to the extent required under the terms of this Agreement such other agreements, instruments, approvals or other documents reasonably requested by the Lender in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by the Loan Agreement or Pledge Supplement or otherwise to effect the intent that such Additional Obligor shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Additional Obligor (other than excluded assets pursuant to Section 7.1 of the Loan Agreement) shall become Collateral for the Obligations free and clear of all Liens other than Permitted Liens.

4.Notices, Etc.  All notices and other communications provided for hereunder shall comply with Section 11.4 of the Loan Agreement.

5.General Provisions.

5.1[Reserved.]

[SIC] A&R Loan, Security and Guaranty Agreement

5.2Except as supplemented hereby, the Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect.  This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement instrument or agreement therefor.

5.3The Additional Obligor hereby expressly (i) authorizes the Lender to file appropriate financing statements or continuation statements, and amendments thereto, (including without limitation, any such financing statements that indicate the Collateral as “all assets” or words of similar import) in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the Liens to be created by the Loan Agreement and each of the other Loan Documents and (ii) ratifies such authorization to the extent that the Lender has filed any such financing or continuation statements or amendments thereto prior to the date hereof.  A photocopy or other reproduction of the Loan Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

5.4Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Lender in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, including, without limitation, the reasonable fees, costs, client charges and expenses of counsel for the Lender.

5.5This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopier or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

5.6Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

5.7In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 11.14, 11.15 and 11.16 of the Loan Agreement, mutatis mutandi.

5.8This Agreement, together with the Loan Agreement and the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Remainder of Page Intentionally Left Blank]

[SIC] A&R Loan, Security and Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

SELECT INTERIOR CONCEPTS, INC.

ARCHITECTURAL GRANITE & MARBLE, LLC

PENTAL GRANITE AND MARBLE, LLC

L.A.R.K. INDUSTRIES, INC.

GREENCRAFT HOLDINGS, LLC

GREENCRAFT INTERIORS, LLC

CASA VERDE SERVICES, LLC

GREENCRAFT STONE AND TILE LLC

By:
Name:
Title:

[SIC] A&R Loan, Security and Guaranty Agreement

LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

[SIC] A&R Loan, Security and Guaranty Agreement

ADDITIONAL OBLIGOR:

[_________________________]

By:
Name:
Title:

Address:

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT H-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan, Security and Guaranty Agreement dated as of June 28, 2018  (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Select Interior Concepts, Inc., Architectural Granite & Marble, LLC, Pental Granite and Marble, LLC, L.A.R.K. Industries, Inc., Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, collectively as borrower, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Borrower Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower Agent, and (2) the undersigned shall have at all times furnished Borrower Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan, Security and Guaranty Agreement dated as of June 28, 2018  (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Select Interior Concepts, Inc., Architectural Granite & Marble, LLC, Pental Granite and Marble, LLC, L.A.R.K. Industries, Inc., Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, collectively as borrower, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT H-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan, Security and Guaranty Agreement dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Select Interior Concepts, Inc., Architectural Granite & Marble, LLC, Pental Granite and Marble, LLC, L.A.R.K. Industries, Inc., Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, collectively as borrower, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan, Security and Guaranty Agreement dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Select Interior Concepts, Inc., Architectural Granite & Marble, LLC, Pental Granite and Marble, LLC, L.A.R.K. Industries, Inc., Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, collectively as borrower, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Borrower Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower Agent, and (2) the undersigned shall have at all times furnished Borrower Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

[SIC] A&R Loan, Security and Guaranty Agreement

EXHIBIT 10.2

SECOND AMENDMENT
TO FINANCING AGREEMENT

SECOND AMENDMENT TO FINANCING AGREEMENT, dated as of December 29, 2017 (this "Amendment"), to the Financing Agreement, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company ("AGM"), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of Parent (as defined therein) that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto as lenders (collectively, the "Lenders") and CERBERUS BUSINESS FINANCE, LLC ("Cerberus"), as agent for the Lenders (in such capacity, the "Agent").

WHEREAS, the Obligors have requested that the Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.  The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example:  bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

3.   Representations and Warranties.  Each Obligor hereby represents and warrants to the Agent and the Lenders as follows:

(a)   Representations and Warranties; No Event of Default.  The representations and warranties of Borrower and each other Obligor contained herein and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date, and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)   Organization, Good Standing, Etc.  Each Obligor and its

Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization.  Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect

(c)   Authorization, Etc.  Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is or will be a party.  The execution, delivery and performance of Financing Agreement, as amended hereby, and each other Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower's Property.

(d)   Enforceability of Loan Documents.  This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Obligor is a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

4.   Conditions to Effectiveness of the Amendment.  This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being hereinafter referred to as the "Second Amendment Effective Date"):

(a)   Payment of Fees, Etc.  The Borrowers shall have paid on or before the Second Amendment Effective Date all fees, costs, expenses and taxes required to paid pursuant to Sections 3.2 and 3.04 of the Financing Agreement.

(b)   Representations and Warranties.  The representations and warranties of Borrower and each other Obligor contained in this Amendment and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date.

(c)   No Default; Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   Delivery of Documents.  The Agent shall have received on or before the Second Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Second Amendment Effective Date:

(i)this Amendment, duly executed by the Obligors, each Agent and each Lender;

(ii)the First Amendment to the ASG Intercreditor Agreement, duly executed by the parties thereto;

(iii)results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(iv)copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(v)a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(vi)a certificate of an Authorized Officer of each Obligor, certifying the names and true signatures of the representatives of such Obligor authorized to sign each Loan Document to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives;

(vii)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(viii)a certificate of a duly authorized officer of AGM, certifying that attached thereto is a true, correct and complete copy of the Fourth Amendment to the ASG Revolver Loan Agreement, as in effect on the Second Amendment Effective Date.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;

(ix)an opinion of (A) King & Spalding, counsel to the Obligors as to such customary matters as the Agent may reasonably request;

(x)a certificate of an Authorized Officer of the AGM, for itself and on behalf of the other Obligors, certifying as to the matters set forth in subsections (b) and (c) of this Section 4;

(xi)such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

(e)   Liens; Priority.  The Agent shall be satisfied that the Agent has been granted, and holds, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Second Amendment Effective Date.

5.   ASG Revolver Loan Agreement.  Agent hereby consents to the amendments to and modifications of the ASG Revolver Loan Agreement on the Second Amendment Effective Date pursuant to the amendment in the form attached to the certificate described in Section (viii) above (the "ASG Revolver Loan Amendment").

6.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.

(a)   Each Obligor confirms that all of its Obligations under the Financing Agreement and the Loan Documents (each as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment.  Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Financing Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Agent pursuant to the Financing Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b)   Each Obligor agrees that at any time and from time to time, upon the written request of Agent, such Obligor will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the provisions of this Amendment.

(c)   Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Financing Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Financing Agreement as amended hereby.

7.   No Novation.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

8.   No Representations by Agent or Lenders.  Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

9.   Release.  Each Obligor hereby acknowledges and agrees that:  (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, Agent, attorneys or consultants of any of the foregoing) and (b) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors, and all of their Subsidiaries and Affiliates.  Notwithstanding the foregoing, the Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, Agent, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Second Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral.  Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

10.   Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Amendment.

11.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Obligor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 10.1 of the Financing Agreement, if (i) any representation or warranty made by a Obligor under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) a Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers hereby affirm their obligation under, and to the extent contemplated by, Section 3.4 of the Financing Agreement to reimburse Agent for all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to legal costs and expenses with respect thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:	/s/ Tim Reed
Name: Tim Reed
Title: Chief Financial Officer

PENTAL GRANITE & MARBLE, LLC,
by ARCHITECTURAL GRANITE & MARBLE,
LLC as sole Member

By:	/s/ Tim Reed
Name: Tim Reed
Title: Chief Financial Officer

Second Amendment

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Senior Vice President

[Second Amendment to Financing Agreement]

LENDERS:

CERBERUS LEVERED LOAN OPPORTUNITIES
FUND III, L.P.
By: Cerberus Levered Opportunities III GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By: Cerberus NJ Credit Opportunities GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS ASRS HOLDINGS LLC

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS KRS LEVERED LOAN
OPPORTUNITIES FUND, L.P.
By: Cerberus KRS Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

[Second Amendment to Financing Agreement]

CERBERUS PSERS LEVERED
LOAN OPPORTUNITIES FUND, L.P.
By: Cerberus PSERS Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS FSBA HOLDINGS LLC

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS ND CREDIT HOLDINGS LLC

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

[Second Amendment to Financing Agreement]

CERBERUS OFFSHORE LEVERED III LP
By: COL III GP Inc.
Its: General Partner

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS REDWOOD LEVERED LOAN
OPPORTUNITIES FUND B, L.P.
By: Cerberus Redwood Levered Opportunities GP
B, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS ICQ OFFSHORE LEVERED LP
By: Cerberus ICQ Offshore GP LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS ONSHORE LEVERED III LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS LOAN FUNDING XX L.P.
By: Cerberus LFGP XX, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Managing Director

CERBERUS REDWOOD LEVERED A LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

[Second Amendment to Financing Agreement]

CERBERUS AUS LEVERED II LP
By: CAL II GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS REDWOOD LEVERED B LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS ICQ LEVERED LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS LOAN FUNDING XIX L.P.
By: Cerberus LFGP XIX, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Managing Director

CERBERUS ICQ LEVERED LOAN
OPPORTUNITIES FUND, L.P.
By: Cerberus ICQ Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Managing Director

CERBERUS FSBA LEVERED LLC
By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

[Second Amendment to Financing Agreement]

CERBERUS SWC LEVERED II LLC
By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS LOAN FUNDING XVI LP
By: Cerberus PSERS GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Managing Director

CERBERUS LOAN FUNDING XVIII L.P.
By: Cerberus LFGP XVIII, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Managing Director

CERBERUS ASRS FUNDING LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS LOAN FUNDING XXI L.P.
By: Cerberus LFGP XXI, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Managing Director

[Second Amendment to Financing Agreement]

ANNEX A

Amended Financing Agreement

[Second Amendment to Financing Agreement]

~~COMPOSITE THROUGH FIRST~~ANNEX A TO SECOND AMENDMENT

FINANCING AGREEMENT

Dated as of February 28, 2017

ARCHITECTURAL GRANITE & MARBLE, LLC AND EACH

OF ITS SUBSIDIARIES LISTED AS A BORROWER ON THE

SIGNATURE PAGES HERETO,

as Borrowers,

the financial institutions party hereto from time to time as lenders,

and

CERBERUS BUSINESS FINANCE, LLC,

as Agent

TABLE OF CONTENTS

Page

1.	DEFINITIONS; RULES OF CONSTRUCTION		1
	1.1	Definitions	1
	1.2	Accounting Terms	~~26~~29
	1.3	Uniform Commercial Code	~~26~~29
	1.4	Certain Matters of Construction	~~26~~29
	1.5	Time of Day	~~27~~30
	1.6	Effectiveness of Borrowers	~~27~~30
2.	CREDIT FACILITIES		~~27~~30
	2.1	Term Loan Commitment	~~27~~30
3.	INTEREST, FEES AND CHARGES		~~27~~31
	3.1	Interest	~~28~~31
	3.2	Fees	~~28~~31
	3.3	Computation of Interest, Fees, Yield Protection	~~28~~32
	3.4	Reimbursement Obligations	~~29~~32
	3.5	Illegality	~~29~~33
	3.6	Inability to Determine Rates	~~29~~33
	3.7	Increased Costs; Capital Adequacy	~~30~~33
	3.8	Mitigation	~~31~~34
	3.9	Funding Losses	~~31~~34
	3.10	Maximum Interest	~~31~~35
4.	LOAN ADMINISTRATION		~~31~~35
	4.1	Intentionally Omitted	~~31~~35
	4.2	Defaulting Lender	~~31~~36
	4.3	Intentionally Omitted	~~32~~36
	4.4	One Obligation	~~32~~36
	4.5	Effect of Termination	~~32~~36
5.	PAYMENTS		~~32~~36
	5.1	General Payment Provisions	~~32~~36
	5.2	Repayment of Term Loans	~~33~~36
	5.3	Payment of Other Obligations	~~35~~39
	5.4	Intentionally Omitted	~~35~~39
	5.5	Marshaling; Payments Set Aside	~~35~~39
	5.6	Application of Payments	~~36~~39
	5.7	Account Stated	~~37~~40
	5.8	Taxes	~~37~~40
	5.9	Lender Tax Information	~~39~~42

-i-

TABLE OF CONTENTS (continued)
Page
6.	CONDITIONS PRECEDENT		~~40~~44
	6.1	Conditions Precedent to Initial Term Loans	~~41~~44
	6.2	Conditions Precedent to All Credit Extensions	~~41~~44
	6.3	Conditions Precedent to Additional Term Loans	44
7.	CERTAIN COLLATERAL/FURTHER ASSURANCES		~~41~~44
	7.1	Real Estate Collateral	~~41~~44
	7.2	Cash Collateral	~~41~~45
	7.3	Extent of Liens	~~42~~45
8.	REPRESENTATIONS AND WARRANTIES		~~42~~45
	8.1	General Representations and Warranties	~~42~~45
	8.2	Complete Disclosure	~~49~~52
9.	COVENANTS AND CONTINUING AGREEMENTS		~~49~~52
	9.1	Affirmative Covenants	~~49~~52
	9.2	Negative Covenants	~~53~~57
	9.3	Financial Covenants	~~59~~63
10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT		~~62~~65
	10.1	Events of Default	~~62~~65
	10.2	Remedies upon Default	~~64~~68
	10.3	License	~~65~~68
	10.4	Setoff	~~65~~69
	10.5	Remedies Cumulative; No Waiver	~~65~~69
11.	AGENT		~~66~~69
	11.1	Appointment, Authority and Duties of Agent	~~66~~69
	11.2	Agreements Regarding Collateral and Borrower Materials	~~67~~70
	11.3	Reliance by Agent	~~68~~71
	11.4	Action Upon Default	~~68~~71
	11.5	Ratable Sharing	~~68~~72
	11.6	Indemnification	~~68~~72
	11.7	Limitation on Responsibilities of Agent	~~69~~72
	11.8	Successor Agent and Co-Agents	~~69~~73
	11.9	Due Diligence and Non-Reliance	~~70~~73
	11.10	Remittance of Payments and Collections	~~70~~74
	11.11	Individual Capacities	~~71~~74
	11.12	Titles	~~71~~74
	11.13	No Third-Party Beneficiaries	~~71~~74

-ii-

TABLE OF CONTENTS (continued)
Page
12.	BENEFIT OF AGREEMENT; ASSIGNMENTS		~~71~~75
	12.1	Successors and Assigns	~~71~~75
	12.2	Participations	~~71~~75
	12.3	Assignments	~~73~~76
	12.4	Replacement of Certain Lenders	~~74~~77
13.	MISCELLANEOUS		~~74~~77
	13.1	Amendments and Waivers	~~74~~77
	13.2	Power of Attorney	~~75~~78
	13.3	Indemnity	~~75~~79
	13.4	Notices and Communications	~~75~~79
	13.5	Performance of Borrowers’ Obligations	~~77~~80
	13.6	Credit Inquiries	~~77~~80
	13.7	Severability	~~77~~80
	13.8	Cumulative Effect; Conflict of Terms	~~77~~80
	13.9	Counterparts; Execution	~~78~~81
	13.10	Entire Agreement	~~78~~81
	13.11	Relationship with Lenders	~~78~~81
	13.12	No Control; No Advisory or Fiduciary Responsibility	~~79~~81
	13.13	Confidentiality	~~79~~82
	13.14	[Reserved]	~~79~~82
	13.15	GOVERNING LAW	~~79~~82
	13.16	Consent to Forum	~~78~~82
	13.17	Waivers by Borrowers	~~80~~83
	13.18	Patriot Act Notice	~~80~~83
	13.19	Intercreditor Agreement	~~80~~84
	13.20	NO ORAL AGREEMENT	~~80~~84

-iii-

LIST OF SCHEDULES
Schedule 2.1	Term Loan Commitments
Schedule 8.1.4	Names and Capital Structure
Schedule 8.1.10	Brokerage Commission
Schedule 8.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.13	Environmental Matters
Schedule 8.1.14	Restrictive Agreements
Schedule 8.1.15	Litigation
Schedule 8.1.17	Pension Plans
Schedule 8.1.27	Material Contracts
Schedule 9.1.9	Deposit Accounts
Schedule 9.1.10	Business Locations
Schedule 9.2.2	Existing Liens
Schedule 9.2.17	Existing Affiliate Transactions

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EXHIBITS
Exhibit A-1	Assignment and Acceptance
Exhibit A-2	Assignment Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Conditions Precedent
Exhibit D	Financial Reporting
Exhibit E	Notice Requirements
Exhibit F	Post Closing
Exhibit G	Form of Joinder Agreement
Exhibit H	Additional Term Loan Conditions Precedent

-v-

FINANCING AGREEMENT

THIS FINANCING AGREEMENT is dated as of February 28, 2017, among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company (“AGM”), as the initial borrower, and immediately upon the consummation of the Pental Acquisition (as defined herein), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of Parent (as defined herein) that executes a joinder agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party hereto from time to time as lenders (collectively, the “Lenders”) and CERBERUS BUSINESS FINANCE, LLC (“Cerberus”), as agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their business. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS; RULES OF CONSTRUCTION

1.1Definitions. As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

ABL Priority Collateral Proceeds: the Proceeds of the ABL Priority Collateral.

Additional Term Loan: a loan made pursuant to Section 2.1.2.

Additional Term Loan Commitment: for any Lender, the obligation of such Lender to make an Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Additional Term Loan Commitment Expiry Date: January 31, 2018.

Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(c).

Adjusted Working Capital: means the remainder of (a) the consolidated current assets of the Obligors minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of the Obligors minus the amount of consolidated short-term Debt (including current maturities of long-term Debt) of the Obligors included in such consolidated current liabilities.

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Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) having ordinary voting power for the election of directors or managers or for material transactions or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings. Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any portfolio company of any Sponsor (other than the Obligors and their respective Subsidiaries and any direct or indirect parent company of any such Obligor or Subsidiary) be considered an “Affiliate” of any Obligor.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained Agent.

AGM: has the meaning specified therefor in the preamble hereto.

Agreement: this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: (a) 7.25% per annum, with respect to LIBOR Loans, and (b) 5.25% per annum, with respect to Base Rate Loans.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Artisan Company Agreement: the Company Agreement of Artisan SG, LLC d/b/a The Artisan Group, LLC, a Texas limited liability company, dated as of September 30, 2007, as the same may be amended, restated, supplemented or modified from time to time in accordance with this Agreement.

ASG Intercreditor Agreement: that certain Intercreditor Agreement, dated as of February 28, 2017 by and among Agent, in its capacity as agent for the Term Creditors (as defined therein), Bank of America, N.A., and acknowledged by the Obligors, as amended from time to time in accordance with the terms thereof.

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ASG Revolver Debt: all Borrowed Money owed to the ABL Creditors (as defined in the ASG Intercreditor Agreement) pursuant to the ASG Revolver Debt Documents.

ASG Revolver Debt Documents: (i) the ASG Revolver Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the ASG Revolver Debt, all as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

ASG Revolver Loan Agreement: that certain Loan and Security Agreement, dated as June 23, 2015, by and among AGM and Bank of America, N.A. as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1 or otherwise satisfactory to Agent.

Availability: has the meaning assigned thereto in the Revolver Loan Agreement.

Bank Product: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bank Product Debt: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: on any day, the greater of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base commercial lending rate or prime rate and (ii) 3.50% per annum. The reference rate, base commercial lending rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

Base Rate Loan: any portion of the Term Loan that bears interest based on the Base Rate.

Bedrock: means Elegant Home Design, LLC, a Kansas limited liability company.

Bedrock Acquisition: the consummation of the acquisition by AGM of the Bedrock Acquisition Assets pursuant to the terms of the Bedrock Acquisition Agreement and the transactions in connection therewith.

Bedrock Acquisition Agreement: that certain Asset Purchase Agreement between AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, together with all exhibits, schedules and annexes thereto.

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Bedrock Acquisition Documents: the Bedrock Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Bedrock Acquisition.

Bedrock Acquisition Assets: shall have the meaning of “Assets” as set forth in the Bedrock Acquisition Agreement.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person. For purposes of clarification, the Revolver Debt shall constitute Borrowed Money.
Borrowers: has the meaning specified therefor in the preamble hereto.

Borrower Materials: Compliance Certificates and other information, reports, financial statements and other materials prepared and delivered by any Borrower or its representatives hereunder, as well as other Reports and information prepared and delivered by any Borrower or its representatives and provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base Certificate: has the meaning assigned thereto in the Revolver Loan Agreement.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Borrowers or their Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

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Cash Collateral Account: a demand deposit, money market or other account established by an Obligor at Bank of America, N.A. or such other financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of any inchoate or other contingent Obligations, in an amount equal to Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CECAFE: CECAFE SERVICOS ADMINISTRATIVOS LTDA. ME.

Cerberus: has the meaning specified therefor in the preamble hereto.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

5

Change of Control: (a) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent; (b) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AGM; (c) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AGM in accordance with Section 9.2.9), (d) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in SPV; (e) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), other than any of the Sponsors, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Ultimate Parent or any direct or indirect parent of Ultimate Parent; or (f) the sale or transfer of all or substantially all assets an Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials or the use thereof or transactions relating thereto; (b) any action taken or omitted in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Dividend: means one or more dividend payments or distributions paid in cash by AGM to Parent and by Parent to Trive Capital Fund I LP, Trive Affiliated Coinvestors I LP and Trive Capital Fund II (Offshore) Subsidiary, LP on or within two (2) days of the Closing Date in an aggregate amount not to exceed $12,226,398.50, the proceeds of which shall be used to repay the Existing Bridge Equity.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the amount of such Lender’s Term Loan Commitment. Commitments: means the aggregate amount of all Term Loan Commitments.

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Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate substantially in the form of Exhibit B, and satisfactory to Agent in all respects, by which Parent certifies compliance with Sections 9.3.1 and 9.3.2.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Controlled Investment Affiliate: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “Control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrowers, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture, unless expressly made non-recourse to such Person and only to the extent of the direct payment liability of such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

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Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

EBITDA: determined for any period, on a consolidated basis for Parent and its Subsidiaries, the sum of, without duplication, (a) net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up or write down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income), (b) to the extent deducted in determining such net income, the one-time documented costs and expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents, not to exceed $5,500,000 in the aggregate, (c) one-time documented costs and expenses of Borrowers incurred before June 30, 2017 solely in connection with the implementation of operational changes related to the Pental Acquisition, not to exceed $500,000 in the aggregate, (d) management fees and expenses paid to Sponsors or their Affiliates to the extent permitted under this Agreement, in an aggregate amount not to exceed $400,000 per Fiscal Year, (e) costs with respect to the addition of two Greenfield branch locations in an aggregate amount not to exceed $500,000 per location; provided, that with respect to each location, all such costs associated with such location must be incurred within an 18-month period of the location opening, (f) costs or expenses reimbursed by a third party or covered by insurance, and (g) proceeds of business interruption insurance; it

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being agreed that for purposes of calculating any financial ratio or test under the Loan Documents, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and Investments permitted hereunder (including the commencement of activities constituting such business) and dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition, and operational changes permitted hereunder (including, to the extent applicable, from the Pental Acquisition), and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any permitted retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by Borrowers or any of their Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

Eligible Assignee: a Person that is (a) a Lender or an Affiliate or Related Fund of a Lender; (b) an Approved Fund approved by Agent and AGM (which approval shall not be unreasonably withheld (it being acknowledged that the withholding of consent by AGM with respect to an Approved Fund that is a vulture fund or distressed debt purchaser shall not be considered unreasonable) or delayed, and shall be deemed given if no objection is made within ten Business Days after notice of the proposed assignment); and (c) during an Event of Default, any Person.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Laws: Applicable Laws (including rules, regulations, ordinances and codes, together with administrative orders, licenses, authorizations and permits of any Governmental Authority) relating to public health (other than occupational safety and health regulated under OSHA, or public health and safety regulated by the U.S. Food and Drug Administration) or the protection or pollution of the environment, including CERCLA, RCRA and CWA; provided that, governmental guidelines are not considered to be Environmental Laws unless such governmental guidelines are legally binding.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

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Equity Cure Contributions: as defined in Section 9.3.3.

Equity Cure Period: as defined in Section 9.3.3.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 10.

Excess Cash Flow: with respect to any Person for any period and determined on a consolidated basis for any Fiscal Year (or the portion thereof following the Closing Date), (a) EBITDA of Parent and its Subsidiaries for such period, minus (b) the sum of, without duplication, (for such Fiscal Year) (i) cash interest expense, the Loan Servicing Fee, amendment fees paid in cash during such period, and cash taxes paid; (ii) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans); (iii) scheduled and mandatory principal (and premium) payments made on Borrowed Money, Subordinated Debt and Capital Leases by Borrowers and their Subsidiaries (including (x) optional repayments of the Revolver Debt that are accompanied by a permanent reduction of the Revolver Debt facility but excluding (y) any prepayment of the Loan made (A) with Equity Cure Contributions pursuant to Section 9.3 or (B) pursuant to Section 5.2.2(a)); (iv) Distributions made in cash (to the extent permitted hereunder) by Borrowers and their Subsidiaries, (v) any increase (or plus the decrease) in

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Adjusted Working Capital so as long as any working capital payments and receipts are consistent with normal business practices; (vi) any earnouts paid by Borrowers or their Subsidiaries in connection with Permitted Acquisitions and the Pental Acquisition; (vii) the aggregate amount of cash payments for management fees and expenses made during such Fiscal Year to the extent added back in the determination of EBITDA; (viii) one-time documented expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents to the extent added back in the determination of EBITDA; (ix) one-time documented third-party costs and expenses of Borrowers in connection with the implementation of operational changes related to the Pental Acquisition to the extent added back in the determination of EBITDA; (x) costs with respect to the addition of two Greenfield branch locations to the extent added back in the determination of EBITDA; (xi) costs or expenses reimbursed by a third party or insurance; and (xii) the proceeds of business interruption insurance to the extent added back in the determination of EBITDA. For purposes of calculating Excess Cash Flow for any Excess Cash Flow period, (x) the EBITDA of a target of any Permitted Acquisition shall be included and (y) any payments made by the target of any Permitted Acquisition shall be excluded, in such calculation, in each case, only from and after the date of the consummation of such Permitted Acquisition.

Excluded Account: (i) a deposit account used exclusively used for payroll, payroll taxes or employee benefits, or (ii) a petty cash account containing not more than $75,000 individually at any time or $200,000 in the aggregate for all such petty cash accounts.

Excluded Tax: means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profit Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which; (i) such Lender acquires such interest in the Loan or Commitment (except pursuant to an assignment request by AGM or Agent under Section 12.4); or (ii) such Lender changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 5.9 and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Existing Bridge Equity: means the equity contribution made by the Sponsors to AGM on or about July 21, 2016 in connection with the consideration to be paid pursuant to that certain Asset Purchase Agreement dated as of July 21, 2016 among AGM, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat.

Existing Pental Lender: means JPMorgan Chase Bank, N.A.

Existing Pental Loan Facility: that certain Credit Agreement, dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Pental and the Existing Pental Lender, together with all other documents and instruments relating thereto.

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Existing Term Loan Agent: Monroe Capital Management Advisors, LLC.

Existing Term Loan Facility: that certain Loan Agreement and Security Agreement, dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among AGM, the Existing Term Loan Lenders and the Existing Term Loan Agent, together with all other documents and instruments relating thereto.

Existing Term Loan Lenders: the lenders party to the Existing Term Loan Facility.

Expansion Capital Expenditures: Capital Expenditures in connection with the expansion of the Borrowers’ business for the purpose of building the two Greenfield branch locations in an amount not to exceed $1,000,000 per branch and $2,000,000 in the aggregate.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Agent and each Lender may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent and each Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such out-of-pocket costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (limited to fees of one outside counsel for the Agent and one outside counsel for the Lenders, taken as a whole, and one local counsel to the Agent and one local counsel to the Lenders, taken as a whole, in any material jurisdiction), appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses; provided, however, that fees of third party professionals shall be limited to one professional or firm for the Agent and one professional or firm for the Lenders, taken as a whole.

Extraordinary Receipts: any cash received by or paid to or for the account of any Obligor not in the ordinary course of business, including without limitation amounts received in respect of foreign, United States, state or local tax refunds and pension plan reversions and excluding amounts received in respect of business interruption insurance; provided, that Extraordinary Receipt shall exclude working capital adjustments in connection with the Pental Acquisition and any Permitted Acquisition.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

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Federal Funds Rate: for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent. Agent’s determination of such rate shall be binding and conclusive absent manifest error.

Financial Statements: (a) the audited consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (b) the reviewed consolidated balance sheet of Pental for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (c) the unaudited consolidated balance sheet of Parent and its Subsidiaries for the twelve (12) months ended December 31, 2016, and the related consolidated statement of operations, shareholder’s equity and cash flows for the twelve (12) months then ended.

First Amendment: means that certain First Amendment to Financing Agreement, dated as of November 22, 2017, by and among the parties to this Agreement.

First Amendment Effective Date: the meaning set forth in the First Amendment.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined as of any date of determination and determined on a consolidated basis for Parent and its Subsidiaries, of (a) EBITDA for the trailing twelve-month period then ending minus unfinanced Capital Expenditures, minus cash taxes paid or payable during such period, to (b) Fixed Charges, in each case, during the same period. In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to: (x) the incurrence, repayment or retirement of any Debt by Parent and its Subsidiaries since the first day of such period as if such Debt were incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Parent and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) in calculating interest expense in respect of any Debt included on a pro forma basis (x) interest on Debt bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period (y) if such Debt bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (z) the amount of Debt under a revolving credit facility will be based upon the amount of such Debt at the end of the applicable fiscal month; and (3) the

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calculation of the tax liabilities of Parent and its Subsidiaries described in clause (a) above shall be made without giving effect to any tax refunds, net operating losses or other net tax benefits that were received during such period on account of any prior periods.

Fixed Charges: with respect to any period, the sum of (a) cash interest, plus (b) regularly scheduled principal payments made on Borrowed Money (excluding (i) Excess Cash Flow payments and (ii) mandatory and voluntary payments permitted under the Intercreditor Agreement, plus Distributions (other than Tax Distributions) made during such period.

Flow of Funds Agreement: a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agent, by and among the Obligors, the Agent, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the consummation of the Pental Acquisition and the transactions contemplated by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is (a) not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, (a “CFC”), a Subsidiary of a CFC, or any Subsidiary substantially all of the assets of which consist of Equity Interests in one or more CFCs.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof.

GAAP: generally accepted accounting principles in effect in the United States from time to time consistent with those used in the preparation of the Financial Statements.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or European Central Bank).

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Guarantors: Parent, SPV and each other Person that guarantees payment or performance of Obligations; provided, that no Foreign Subsidiary shall be a Guarantor.

Guaranty and Collateral Agreement: the Guarantee and Collateral Agreement dated as of the Closing Date by each Obligor signatory thereto in favor of Agent and Lenders.

Hazardous Material: any pollutant, contaminant, chemical or substance defined as or included in the definition of “hazardous wastes,” “hazardous materials,” “acutely hazardous wastes,” “hazardous substances ,” “extremely hazardous substances,” “toxic substances,” “toxic chemicals,” “toxic pollutants,” or words of similar import under any Environmental Law, including, without limitation, (i) any petroleum, petroleum products, or fractions or derivatives thereof, (ii) natural or synthetic gas, (iii) any asbestos and asbestos containing material, polychlorinated biphenyls or radon gas, and (iv) any radioactive materials, substances or waste.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnities and Lender Indemnitees.

Initial Term Loan: a loan made pursuant to Section 2.1.1.

Initial Term Loan Commitment: for any Lender, the obligation of such Lender to make a Initial Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Initial Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: as defined in the Guaranty and Collateral Agreement.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Subordination Agreement: an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Agent for the benefit of the Agent.

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Intercreditor Agreement: ~~that certain~~means the ASG Intercreditor Agreement~~, dated as of February 28, 2017 by and among Agent, in its capacity as agent for the Term Creditors (as defined therein), Bank of America, N.A., and acknowledged by the Obligors, as amended from time to time in accordance with the terms thereof.~~.

Interest Period: as to any LIBOR Loan, a period of 30, 60, or 90 days commencing on the date such Loan is borrowed and thereafter commencing on the day on which the immediately preceding period expires; provided that, (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Term Loan Maturity Date.

Investment:

(a)a transaction or series of transactions resulting in (i) acquisition of a business division or substantially all assets of a Person; (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (iii) merger, consolidation or combination of an Obligor or Subsidiary with another Person;

(b)an acquisition of record or beneficial ownership of any Equity Interests of a Person; or

(c)an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for the Obligations.

IRG: means Integrated Resources Group, Inc., a California Corporation.

IRG Acquisition: the consummation of the acquisition by AGM of the IRG Acquisition Assets pursuant to the terms of the IRG Acquisition Agreement and the transactions in connection therewith.

IRG Acquisition Agreement: that certain Asset Purchase Agreement among AGM, IRG and the shareholders of IRG, together with all exhibits, schedules and annexes thereto.

IRG Acquisition Documents: the IRG Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the IRG Acquisition.

IRG Acquisition Assets: shall have the meaning of “Assets” as set forth in the IRG Acquisition Agreement.

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IRS: the United States Internal Revenue Service.

Joinder Agreement: a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary of a Borrower made a party hereto pursuant to Section 9.1.11.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrowers.

Leverage Ratio: with respect to any Person and its Subsidiaries for any period, the ratio of (a) Borrowed Money (other than Contingent Obligations) of such Person and its Subsidiaries as of the end of such period, to (b) EBITDA of such Person and its Subsidiaries for such period.

LIBOR: for any Interest Period, with respect to any Loan, a rate per annum equal to (a) (i) the London Interbank Offered Rate with a term equivalent to such Interest Period as reported in The Wall Street Journal (or other authoritative source selected by Agent in its sole discretion) as of the first day of such Interest Period for such Loan, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or (b) if the rate described in clause (a) is unavailable for any reason, as LIBOR is otherwise determined by Agent in its reasonable discretion consistent with treatment of other borrowers. Notwithstanding anything contained in this Agreement to the contrary, LIBOR shall not be less than 0.75% per annum. Agent’s determination of the LIBOR shall be conclusive, absent demonstrable error.

LIBOR Loan: each portion of a Term Loan having a common length and commencement of Interest Period that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any lien, security interest, pledge, hypothecation, assignment, easement, right-of-way, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Agent, and agrees to deliver such Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Agent upon request; and (d)

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for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to such Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Term Loan.

Loan Documents: collectively, as may be amended, modified or supplemented from time to time, this Agreement, the Other Agreements and the Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, material Properties, or financial condition of the Obligors, taken as a whole, or on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs the ability of the Obligors, taken as a whole, to perform their material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon a material portion of the Collateral.

Material Contract: with respect to any Person, (a) the Revolver Debt Documents, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: any mortgage, deed of trust or similar instrument in which any Obligor grants a Lien on its Real Estate to Agent, for the benefit of the Secured Parties, as security for any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

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Net Proceeds: with respect to any disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or its Subsidiary in cash from such disposition, net of (a) reasonable costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, income tax, and such other customary reserves, until such reserves are no longer needed.

Obligations: collectively, all (a) principal of and premium, if any, on the Loans; (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; and (c) other Debt, obligations and liabilities of any kind owing by any Obligor to Agent or any Lender under any Loan Document; in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower and each Guarantor.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Borrowers or their Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreements: collectively, the ASG Intercreditor Agreement, the Compliance Certificate, the Flow of Funds Agreement, any Perfection Certificate, the Intercompany Subordination Agreement, any Joinder Agreement, or any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or any Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8 or Section 12.4).

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Participant: as defined in Section 12.2.1.

Participant Register: as defined in Section 12.2.3.

Parent: TCFI G&M LLC, a Delaware limited liability company.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: as defined in the Revolver Loan Agreement on the date hereof.

Payment Item: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Pental: has the meaning specified therefor in the preamble hereto.

Pental Acquisition: the consummation of the acquisition of membership interests of Pental by AGM pursuant to the terms of the Pental Acquisition Agreement and the transactions in connection therewith.

Pental Acquisition Agreement: that certain Securities Purchase Agreement, dated as of February 28, 2017, among AGM, as purchaser, PGM, Aquarius Seller, Inc., a Washington corporation (the “Seller”) and Parminder Pental and Ravinder Pental (together with Parminder Pental, the “Pentals” and together with the Seller, the “Selling Parties”), together with all exhibits, schedules and annexes thereto.

Pental Acquisition Documents: the Pental Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Pental Acquisition.

Pental Collateral Assignment: the Collateral Assignment of Pental Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by the AGM in favor of the Agent.

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Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each Obligor.

Permitted Acquisition: the Specified Acquisitions and an Investment by a Borrower of the type described in clauses (a) and (b) of such definition so long as

(i)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition;

(ii)such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof;

(iii)the assets, business or Person being acquired is useful or engaged in the business of Obligors and is located or organized within the United States;

(iv)no Debt or Liens are assumed or incurred, except as permitted by Sections 9.2.1 and 9.2.2;

(v)the Payment Conditions are satisfied at the time of such Investment (and a Senior Officer of a Borrower shall certify to Agent, not less than five days prior to the date of such Investment, that all Payment Conditions have been satisfied);

(vi)after giving effect to such Investment and the incurrence of any Loans, other Debt or Contingent Obligations in connection therewith, the Obligors shall be in compliance on a pro forma basis with the covenants set forth in Sections 9.3.1 and 9.3.2 each recomputed for the most recently ended month of the Obligors for which information regarding the business being acquired is available with adjustments calculated by Borrowers and approved by Agent;

(vii)the assets being acquired or the Person whose Equity Interests are being acquired (the “Target”) did not have EBITDA less than -$1,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed acquisition, and such Target must be a Subsidiary upon the consummation of such acquisition;

(viii)any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 9.1.11 on or prior to the date of the consummation of such acquisition; and

(ix)the purchase price payable in respect of (i) any single acquisition or series of related acquisitions shall not exceed $5,000,000 in the aggregate and (ii) all acquisitions (including the proposed acquisition in such Permitted Acquisition) shall not exceed $7,000,000 in the aggregate during the term of this Agreement.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured lender providing for a secured facility of the type set forth herein and based on the applicable circumstances as of the applicable date of determination).

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Permitted Distributions: with respect to any Obligor, so long as no Event of Default exists or would result from the making of such distribution,

(a)the payment of dividends or any other distributions on an Obligor’s Equity Interests to another Obligor (other than Parent) or the payment of any indebtedness owed to an Obligor (other than Parent),

(b)the making of any loans or advances to an Obligor (other than Parent),

(c)the transfer of any property or assets to an Obligor (other than Parent),

(d)payments to enable Obligors to repurchase any Equity Interest issued by such Obligor or warrants, options or other similar rights granted by such Obligor, from any officer, director or employee, not to exceed $250,000 in the aggregate during any Fiscal Year,

(e)to the extent Parent or Borrower, as applicable is treated as a partnership or disregarded entity for U.S. federal income tax purposes, Tax Distributions,

(f)Borrowers may make distributions to Parent (and Parent may make any subsequent Distribution) for the purpose of allowing Parent to (x) pay management fees to the Sponsors or their Affiliates in accordance with the Management Agreement in an aggregate amount not to exceed $400,000 in any Fiscal Year provided such management fees are permitted to be paid pursuant to Section 9.2.22, (y) to reimburse Sponsors or their Affiliates for reasonable costs and expenses related to monitoring Sponsors’ investment in Parent, including, reasonable costs and expenses for travel by officers and agents of Sponsors or their Affiliates, and (z) pay reasonable expenses incurred in connection with the maintenance of its existence as a holding company, and

(g)the Closing Date Dividend.

Permitted Investments:

(a)an Investment by an Obligor in (i) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business, (ii) consideration received in connection with any sale, lease, transfer or other disposition permitted under this Agreement, (iii) deposit accounts,

(b)Investments made by an Obligor in the nature of immaterial pledges or deposits with respect to leases or utilities provided to third parties in the Ordinary Course of Business, ~~and~~

(c)Permitted Acquisitions~~.~~; and

(d)the RDS Intercompany Loan.

Permitted Lien: as defined in Section 9.2.2.

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Permitted Refinancing: with respect to any Debt, the extension of maturity, refinancing or modification of the terms thereof; provided, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Obligors and the Lenders in any material respect (taken as a whole) than the terms of the Debt being extended, refinanced or modified, (ii) after giving effect to such extension, refinancing or modification, the amount of such Debt (or accreted value, if applicable) is not greater than the amount of Debt (plus accrued interest and premiums thereon (including tender premiums) and underwriting discounts, defeasance costs and all fees and expenses incurred for such refinancing, extension or modification) outstanding immediately prior to such extension, refinancing or modification, and (iii) no Obligor or Subsidiary of a Obligor that was not liable with respect to the Debt prior to its refinancing or modification shall be liable with respect to such Debt after giving effect to its refinancing or modification.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 13.4.3.

Projections: financial projections of the Parent and its Subsidiaries delivered pursuant to Section 8.1.7, as updated from time to time pursuant to clause (e) of Exhibit D.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined by dividing the amount of such Lender’s Term Loan by the aggregate outstanding Term Loans or, if all Loans have been paid in full, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

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Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

RDS Intercompany Loan: means an Investment by an Obligor consisting of loans made by AGM to L.A.R.K. Industries, Inc. as evidenced by the RDS Note.

RDS Note: that certain Subordinated Promissory Note issued by AGM in favor of L.A.R.K. Industries, Inc. in the aggregate principal amount of $13,500,000, in form and substance reasonably satisfactory to the Agent (no provision of which shall be amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reference Bank: JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time.

Register: as defined in Section 12.3.4.

Related Fund: with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, all in form and substance reasonably satisfactory to Agent: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Agent; and (e) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Report: as defined in Section 11.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

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Required Lenders: Secured Parties holding more than 50% of the aggregate outstanding Term Loans or, if all Term Loans have been paid in full, the aggregate remaining Obligations; provided, however, that Term Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

Restricted Investment: any Investment by any Obligor or its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 9.2.7, and (d) Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document or an agreement executed in connection with the Revolver Debt, Subordinated Debt or Borrowed Money otherwise permitted pursuant to the Loan Documents) that conditions or restricts the right of a Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Debt: ~~all Borrowed Money owed to the ABL Creditors (as defined in the Intercreditor Agreement) pursuant to the~~ means the ASG Revolver Debt ~~Documents~~.

~~Revolver Debt Documents: (i) the Revolver Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the Revolver Debt, all as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the Intercreditor Agreement.~~

~~Revolver Loan Agreement: that certain Loan and Security Agreement, dated as June 23, 2015, by and among AGM and Bank of America, N.A. as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the Intercreditor Agreement.~~

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successors thereto.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Second Amendment: means that certain Second Amendment to Financing Agreement, dated as of December 29, 2017, by and among the parties to this Agreement.

Second Amendment Effective Date: the meaning set forth in the Second Amendment.

Secured Parties: Agent and Lenders.

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Security Documents: collectively, the Guaranty and Collateral Agreement, IP Assignments, Mortgages, Deposit Account Control Agreements, the Pental Collateral Assignment, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Select Interior Proceeds: means the proceeds of the sale of Equity Interests of Ultimate Parent pursuant to that certain Purchase/Placement Agreement, to be dated on or about November 15, 2017, by and among Ultimate Parent and B. Riley FBR, Inc.

Select Interior Transactions: means (a) the amendment and restatement of the operating agreement of Parent in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment, (b) all holders of the Parent’s Equity Interests will transfer such Equity Interests to Ultimate Parent resulting in Parent being a wholly-owned Subsidiary of Ultimate Parent, (c) the Sponsors ceasing to own and control at least 51% of the voting and economic Equity Interests of Parent, (d) the prepayment of not less than $30,300,000.00 of the Term Loans to the extent funded solely with the Select Interior Proceeds and (e) the amendment of the Revolving Loan Agreement pursuant to an amendment in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment.

Select Interior Transaction Documents: means the agreements and documents pursuant to which the Select Interior Transactions are to be consummated.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Acquisition: collectively, the IRG Acquisition, the Tutto Marmo Acquisition, and the Bedrock Acquisition.

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Specified Transaction: collectively, a Specified Acquisition and the RDS Intercompany Loan.

Sponsors: collectively, Trive Capital Fund I LP, Trive Capital Fund I (Offshore) LP, and Trive Affiliated Coinvestors I LP.

SPV: means AG Holdco (SPV) LLC, a Delaware limited liability company.

Subordinated Debt: all Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which the Borrowers directly or indirectly own 50% of the voting securities or Equity Interests).

Tax Distributions: so long as Parent or a Borrower, as applicable, is treated as a partnership or disregarded entity for United States federal income tax purposes, quarterly tax distributions on April 10, June 10, September 10 and December 10 of each Fiscal Year by Parent or such Borrower, as applicable, to its members with respect to each Fiscal Year, which, in the aggregate, are in an amount equal to the amount necessary to pay such members’ estimated state and United States federal income tax liabilities in respect of the income earned by Parent or such Borrower, as applicable (which taxable income will include the taxable income of subsidiaries of Parent or such Borrower, as applicable, that are similarly classified as partnerships or disregarded entities for U.S. federal income tax purposes), calculated as an amount equal to the product of (A) the net taxable income of the Parent or such Borrower, as applicable, minus any previous net taxable loss of the Parent or such Borrower, as applicable, that is usable by the members of the Parent or such Borrower, as applicable, to offset net taxable income of the Parent or such Borrower, as applicable, and taking into account the characterization of the income of Parent or such Borrower, as applicable, as ordinary income or capital gains and the deductibility of state and local income taxes for federal purposes, as appropriate, and (B) the highest marginal federal income tax rate applicable to any member of Parent or such Borrower, as applicable, (including under Section 1411 of the Code) and a 10% assumed state tax rate; provided however, that to the extent the actual tax liability of members in respect of Parent or such Borrower, as applicable, for a taxable year is less than the sum of the estimated payments described above for the year, then the excess will be deducted from the next quarterly tax distribution.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: ~~a loan made pursuant to Section 2.1.1.~~means, collectively, the Initial Term Loan and any Additional Term Loan.

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Term Loan Commitment: for any Lender, the ~~obligation of such Lender to make a~~ Initial Term Loan ~~hereunder, up to the principal amount shown on Schedule 2.1~~Commitment and/or the Additional Term Loan Commitment.

Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date: the earlier to occur of (a) February 28, 2022, or (b) such other date on which the Obligations become due and payable pursuant to Section 10.

Term Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

Term Priority Collateral Proceeds: the Proceeds of the Term Priority Collateral.

Tutto Marmo: means Tutto Marmo, Inc., a California corporation.

Tutto Marmo Acquisition: the consummation of the acquisition by AGM the Tutto Marmo Acquisition Assets pursuant to the terms of the Tutto Marmo Acquisition Agreement and the transactions in connection therewith.

Tutto Marmo Acquisition Agreement: that certain Asset Purchase Agreement among AGM, Tutto Marmo and the shareholders of Tutto Marmo.

Tutto Marmo Acquisition Assets: shall have the meaning of “Assets” as set forth in the Tutto Marmo Acquisition Agreement.

Tutto Marmo Acquisition Documents: the Tutto Marmo Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Tutto Marmo Acquisition.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Ultimate Parent: means Select Interior Concepts, Inc., a Delaware corporation.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: has the meaning assigned thereto in the Revolver Loan Agreement.

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1.2Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change. All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.3Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement includes any modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means the time of day at Agent’s notice address under Section 13.4.1; or (g) discretion of Agent mean its sole and absolute discretion unless expressly provided otherwise. All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

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1.5Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.6Effectiveness of Borrowers.

1.6.1AGM shall be the initial Borrower. Immediately upon the consummation of the Pental Acquisition, the execution and delivery of the signature pages of Pental and each of its Subsidiaries listed on the signature pages hereto pursuant to this Agreement shall become effective and Pental and each of its Subsidiaries listed on the signature pages hereto shall become a Borrower, and party to this Agreement.

2.	CREDIT FACILITIES
2.1	Term Loan Commitment.

2.1.1Initial Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its Initial Term Loan Commitment, on the terms set forth herein, to make ~~a~~its portion of the Initial Term Loan to the Borrowers. The Initial Term ~~Loans~~Loan shall be funded by Lenders on the Closing Date. The Initial Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Initial Term ~~Loans~~Loan on the Closing Date. Once repaid, whether such repayment is voluntary or required, Initial Term Loans may not be reborrowed.

2.1.2Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(a)the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Specified Transaction (unless otherwise agreed by the Lenders), request to borrow an Additional Term Loan.

(b)each Lender agrees, severally on a Pro Rata basis up to its Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Additional Term Loan to the Borrowers.

(c)each Additional Term Loan shall be funded by the Lenders at any time on or after the Second Amendment Effective Date and prior to the Additional Term Loan Commitment Expiry Date, or until the reduction of its Additional Term Loan Commitment to zero in accordance with the terms hereof. Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

(d)each Additional Term Loan shall be in an amount not to exceed (i) in the case of a Specified Acquisition, 50% of the purchase price of any single Specified Acquisition or (ii) in the case of the RDS Intercompany Loan, $13,500,000; provided that the original aggregate principal amount of the Additional Term Loans shall not exceed the Additional Term Loan Commitments.

2.1.3~~2.1.2~~  Term Loan Records. The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.

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2.1.4Use of Proceeds.

(a)~~2.1.3 Use of Proceeds.~~   The proceeds of the Initial Term Loan made on the Closing Date shall be used by the Borrowers solely (a) to refinance existing Debt of AGM under the Existing Term Loan Facility; (b) to refinance existing Debt of Pental under the Existing Pental Loan Facility; (c) to fund the Closing Date Dividend; (d) to repay existing Revolver Debt of AGM under the Revolver Loan Agreement in an amount equal to $11,000,000; (e) to pay a portion of the purchase price under the Pental Acquisition Agreement; (f) to pay fees and expenses in connection with the transactions contemplated by this Agreement; and (g) for working capital and general corporate purposes of the Borrowers.

(b)The proceeds of the Additional Term Loan shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to a Specified Acquisition; (b) to repay existing Debt of any entity or asset acquired under a Specified Acquisition; (c) to fund a portion of the RDS Intercompany Loan; and (d) to pay fees and expenses in connection with the transactions contemplated by the Second Amendment.

3.	INTEREST, FEES AND CHARGES
3.1	Interest.

3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the LIBOR in effect from time to time, plus the Applicable Margin for LIBOR Loans.

(b)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Borrowers acknowledge that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first Business Day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Term Loan Maturity Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2	Fees.

(a)Closing Fee. On or prior to the Closing Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable closing fee (the “Closing Fee”) equal to $2,100,000, which shall be deemed fully earned when paid.

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(b)Loan Servicing Fee. From and after the Closing Date and until the Term Loan Maturity Date, the Borrowers shall pay to the Agent for the account of the Agent, a non-refundable loan servicing fee (the “Loan Servicing Fee”) equal to an aggregate amount of $6,000 each month, which shall be deemed fully earned when paid and which shall be pro rated for any partial month and payable monthly in arrears on the first day of each calendar month, commencing on April 1, 2017.

(c)Additional Term Loan Funding Fee. On or prior to date of any funding of an Additional Term Loan pursuant to the terms of this Agreement (each, an “Additional Term Loan Funding Date”), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable fee equal to 0.50% of the principal amount of the Additional Term Loan funded on such Additional Term Loan Funding Date, which shall be deemed fully earned on the Additional Term Loan Funding Date to which it relates.

3.3Computation of Interest, Fees, Yield Protection. All interest, fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of such certificate.

3.4Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers also shall reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), each examination, inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent Professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. All amounts payable by Borrowers under this Section shall be due on demand.

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3.5Illegality. If any Lender determines that any change in Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers, any obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6Inability to Determine Rates. Agent will promptly notify Borrowers and Lenders if in connection with any Loan (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period or (ii) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period, or (c) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) revokes the notice. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7Increased Costs; Capital Adequacy.

3.7.1Increased Costs Generally. If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

(b)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender or any interbank market any other condition, cost or expense affecting any Loan, Commitment or Loan Document; and the result in clause (a), (b) or (c) above shall be to increase the cost to any Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

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3.7.2Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments or Loans to a level below that which such Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate such Lender for any increased costs or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrowers of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.

3.8Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or eliminate or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9Funding Losses. If for any reason (a) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (b) Borrowers fail to repay a LIBOR Loan when required hereunder, or (c) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match fundings. For purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

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3.10Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

4.LOAN ADMINISTRATION

4.1Intentionally Omitted.

4.2Defaulting Lender. Notwithstanding anything herein to the contrary.

4.2.1Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans, Agent may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 13.1.1(c).

4.2.2Payments; Fees. Agent may, in its Permitted Discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full in cash. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations or to readvance the amounts to Borrowers. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender.

4.2.3Status; Cure. Agent may determine in its Permitted Discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers and Agent, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3Intentionally Omitted.

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4.4One Obligation. The Loans and other Obligations shall constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral.

4.5Effect of Termination. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 3.4, 3.6, 3.7, 3.9, 5.5, 5.7, 5.8, 5.9, 11, 13.3, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

5.	PAYMENTS

5.1General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2Repayment of Term Loans.

5.2.1Payment of Principal. The principal amount of the Term Loan shall be repayable in consecutive quarterly installments, equal to $262,500 per quarter, each such installment to be due and payable, in arrears, on the first day of the following Fiscal Quarter, with the first such payment payable on July 1, 2017. On the Term Loan Maturity Date, all unpaid principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.2.2Mandatory Prepayments.

(a)Within five days after delivery to Agent of Borrowers’ audited annual financial statements pursuant to Section 9.1.2 (the “ECF Payment Date”), commencing with the delivery to Agent of the audited annual financial statements for the Fiscal Year ending December 31, 2017, Borrowers shall (i) deliver to Agent a written calculation of Excess Cash Flow for such Fiscal Year, certified by a Senior Officer of the Parent, and (ii) (A) if the Leverage Ratio is greater than 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 75% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted

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with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year, or (B) if the Leverage Ratio is less than or equal to 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 50% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year (the “Excess Cash Flow Payment Amount”); provided, that if the Payment Conditions are not satisfied at the time such payment is due, Borrowers shall pay such portion of the Excess Cash Flow Payment Amount permitted to be paid on such date, if any, and shall on the first day of each month thereafter, pay such portion of the unpaid amount of the Excess Cash Flow Payment Amount permitted to be paid such that the Payment Conditions are satisfied until such time as the entire Excess Cash Flow Payment Amount has been paid in full;

(b)Concurrently with any disposition of assets of an Obligor in excess of $750,000 in any Fiscal Year (excluding the sale or other transfer of Inventory and Accounts in the Ordinary Course of Business), Borrowers shall prepay the Term Loan in an amount equal to the Net Proceeds of such disposition; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such Net Proceeds may reinvest such Net Proceeds within (i) 180 days of such disposition in replacement assets performing the same or similar functions; or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i) provided that, (A) to the extent such disposition relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such disposition relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

(c)Concurrently with the receipt by any Obligor of any proceeds of any insurance or condemnation award in excess of $2,500,000, the recipient of such proceeds shall prepay the Term Loan in an amount equal to such proceeds; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such proceeds may reinvest such proceeds (only to the extent that the aggregate amount of such proceeds from any single casualty or condemnation award do not exceed $7,000,000) within (i) 180 days of such disposition in replacement assets performing the same or similar functions or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i); provided that, (A) to the extent such proceeds of insurance or condemnation award relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such proceeds of insurance or condemnation award relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

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(d)Concurrently with any issuance of Equity Interests (including issuances of Equity Interests constituting Equity Cure Contributions, but excluding issuances of Equity Interests constituting “Equity Cure Contributions” (as defined in the Revolver Loan Agreement)) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(e)Concurrently with any issuance of Debt (other than Debt permitted by Section 9.2.1) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(f)[reserved];

(g)Concurrently with the receipt of any Extraordinary Receipts by any Obligor, Borrowers shall prepay Term Loans in an amount equal to such proceeds; provided that to the extent such proceeds relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full.

5.2.3Optional Prepayments. Borrowers may, at their option, upon two Business Days prior written notice to Agent, from time to time, prepay the Term Loans, which prepayment must be at least $250,000, plus any increment of $100,000 in excess thereof. Borrowers shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given.

5.2.4Premium; Interest; Application of Prepayments. (a) (i) Any optional prepayment of the Term Loans pursuant to Section 5.2.3 (other than a prepayment arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers), shall, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 3.00% of the principal amount of the Term Loan so prepaid, (B) with respect to any such prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid and (C) thereafter, zero; and (ii) any prepayment of the Term Loans arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers shall, in each case, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid, and (B) thereafter, zero. Each prepayment of Term Loans pursuant to Section 5.2 shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9, and shall be applied to principal in inverse order of maturity.

(b)In the event of the termination of this Agreement and repayment of the Term Loans at any time prior to the second anniversary of the Closing Date as a result of (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of all of the Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any Insolvency Proceeding, then the Borrowers shall pay to the Agent, for the account of the Lenders, the prepayment premium specified in Section 5.2.4(a), if any, measured as of the date of such repayment.

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5.3Payment of Other Obligations. Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4Intentionally Omitted.

5.5Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6Application of Payments.

5.6.1Application. Payments made by Borrowers hereunder shall be applied: (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2Post-Default Allocation. Subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Agent or the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:

(a)except to the extent provided in clause (b) below, (A) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (B) second, ratably to pay the Obligations in respect of any fees (excluding any fees or premiums owed pursuant to Section 5.2.4 hereunder), expense reimbursements and indemnities then due and payable to the Lenders until paid in full; (C) third, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (D) fourth, ratably to pay principal of the Term Loan until paid in full; (E) fifth, ratably to pay any fees or premiums owed pursuant to Section 5.2.4 hereunder then due and payable until paid in full; (F) sixth, to the ratable payment of all other Obligations then due and payable until paid in full; and

(b)with respect to the Proceeds of any disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance, which disposition or proceeds of insurance includes both (x) ABL Priority Collateral and (y) Term Priority Collateral, such Proceeds and payments using such Proceeds shall be applied in a manner mutually determined by the Agent and the Revolver Agent acting reasonably and in good faith.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. The allocations set forth in clauses (a) and (b) above in this Section are solely to determine the rights

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and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. Clauses (a) and (b) above in this Section are not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8Taxes.

5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to this Section 5.8.1.

(b)If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2Payment of Other Taxes. Without limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or, at Agent’s option, timely reimburse Agent for payment of any Other Taxes.

5.8.3Tax Indemnification.

(a)Obligors shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and

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reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)Each Lender shall indemnify and hold harmless, on a several basis, Agent against (i) any Indemnified Taxes attributable to such Lender (but only to the extent any Obligor has not already paid or reimbursed Agent therefor and without limiting the Obligors’ obligation to do so), (ii) any Taxes attributable to such Lender’s maintenance of a Participant Register as required hereunder, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3(b). A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.8.3(b).

5.8.4Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent or Borrowers, as applicable, shall deliver to the other a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to the requesting party.

5.8.5Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay the indemnifying Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Obligor agrees, upon request by the Recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything in this Section 5.8.5 to the contrary, no Recipient shall be required to pay any amount to any Obligor if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.

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5.8.6Survival. Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.8.7Defined Terms. For purposes of Section 5.8 and 5.9, references to the term “Applicable Law” include FATCA.

5.9Lender Tax Information.

5.9.1Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent at the time or times reasonably requested by Borrowers or Agent and at the time or times prescribed by Applicable Law, such properly completed and executed documentation reasonably requested by Borrowers or Agent or prescribed by Applicable Law as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed originals of IRS Form W-9 (or applicable successor form), certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(ii)executed originals of IRS Form W-8ECI (or applicable successor form);

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form); or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or applicable successor form), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9 (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

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6.CONDITIONS PRECEDENT

6.1Conditions Precedent to Initial Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Initial Term Loan or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the conditions precedent set forth on Exhibit C has been satisfied.

6.2Conditions Precedent to All Credit Extensions. Agent and Lenders shall not be required to fund any Loans after the Closing Date or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)No Default or Event of Default shall have occurred and be continuing on the ~~Closing~~the applicable Additional Term Loan Funding Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(b)The representations and warranties of each Obligor in each Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the ~~Closing~~applicable Additional Term Loan Funding Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the ~~Closing~~applicable Additional Term Loan Funding Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and

(c)No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrowers for funding of ~~a~~an Additional Term Loan shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding.

6.3Conditions Precedent to Additional Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit H has been satisfied.

7.CERTAIN COLLATERAL/FURTHER ASSURANCES

7.1Real Estate Collateral.

7.1.1Lien on Real Estate. If any Obligor hereafter acquires any interest in Real Estate with a value in excess of $1,000,000, such Obligor shall, within 60 days (or such later date in Agent’s reasonable discretion), execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

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7.1.2Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Agent all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.2Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the prior written consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and shall have no responsibility for any investment or loss. As security for their Obligations, Borrowers hereby grant to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and neither Borrowers nor any other Person (other than the applicable depository bank) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3Extent of Liens. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Borrowers authorize Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of Borrowers, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

8.REPRESENTATIONS AND WARRANTIES

8.1General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Borrower represents and warrants to Agent and Lenders that:

8.1.1Organization and Qualification. Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization. Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

8.1.2Power and Authority. Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform each Loan Document to which it is or will be a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower’s Property.

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8.1.3Enforceability. This Agreement is, and each other Loan Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8.1.4Capital Structure. On the Closing Date, after giving effect to the transactions contemplated hereby to occur on the Closing Date, Schedule 8.1.4 shows, for Parent and its Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 8.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries (if any), subject only to Agent’s Lien and Liens securing the Revolver Debt, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as set forth on Schedule 8.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Borrowers or their Subsidiaries.

8.1.5Title to Properties; Priority of Liens. Each of the Borrowers and their Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each the Borrowers and their Subsidiaries has paid and discharged all lawful claims (other than such claims Properly Contested) that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

8.1.6Accounts. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account (as defined in the Revolver Loan Agreement) in a Borrowing Base Certificate, that: (a) it is genuine and enforceable in accordance with its terms and is not evidenced by a judgment; (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request; (d) it is not subject to any offset, Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective); (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder and (g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, is not subject to an Insolvency Proceeding, and has not failed, or suspended or

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ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition, as reasonably determined by the Borrowers in good faith.

8.1.7Financial Statements.

(a)The Financial Statements, copies of which have been delivered to Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Debt, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2015 no event or development has occurred with respect to Parent and its Subsidiaries (other than Pental) that has had or could reasonably be expected to have a Material Adverse Effect. Since December 31, 2016 no event or development has occurred with respect to Pental and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

(b)The Parent has heretofore furnished to Agent (i) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the period from January 1, 2017, through December 31, 2021, and (ii) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the Fiscal Years ending in December 31, 2017 through December 31, 2021, which projected financial statements shall be updated from time to time pursuant to clause (e) of Exhibit D. The forecasted balance sheets, income statements and statements of cash flows of Parent and its Subsidiaries delivered pursuant to this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Parent’s reasonable estimate of its future financial condition and performance (it being understood and agreed that (x) any financial or business projections or forecasts furnished are subject to significant uncertainties and contingencies, which may be beyond the control of any such Obligor, (y) no assurance is given by any such Obligor that the results or forecast in any such projections will be realized and (z) the actual results may differ from the forecast results set forth in such projections and such differences may be material).

8.1.8Surety Obligations. Neither Borrowers nor their Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.9Taxes. Borrowers and their Subsidiaries have filed all federal and other material tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

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8.1.10Brokers. Other than as set forth on Schedule 8.1.10, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.11Intellectual Property.

(a)The Obligors own or have the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.

(b)There is no pending or, to Borrowers’ knowledge, threatened Intellectual Property Claim with respect to Borrowers, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 8.1.11, neither Borrowers nor their Subsidiaries pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property.

(c)All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Borrowers or their Subsidiaries is shown on Schedule 8.1.11 (as amended from time to time).

(d)Except as set forth in Schedule 8.1.11, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Obligor is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

(e)To each Obligor’s knowledge, no holding, decision or judgment has been rendered by any governmental authority against any Obligor which limits, cancels or questions the validity of, or any Obligor’s ownership interest in, any Intellectual Property owned by any Obligor in any material respect.

8.1.12Governmental Approvals. Borrowers and their Subsidiaries have, are in material compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate all of its material Properties, except where noncompliance (or failure to be in good standing) could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.13Compliance with Laws. Except as disclosed on Schedule 8.1.13: (i) Borrowers and their Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.; (ii) no Inventory has been produced in violation of Applicable Law, including the FLSA; (iii) no Borrower’s or Subsidiary’s present operations (or to Borrowers’ knowledge, past operations), Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release; (iv) no Borrower

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or Subsidiary has received any Environmental Notice; (v) to Borrowers’ knowledge, there are no Environmental Releases or Hazardous Materials on any Real Estate now owned, leased or operated by Borrowers or their Subsidiaries which would result in material liability arising under any Environmental Law.

8.1.14Burdensome Contracts. Neither Borrowers nor any of their Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 8.1.14. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by Borrowers.

8.1.15Litigation. Except as shown on Schedule 8.1.15, there are no proceedings or investigations pending or, to the knowledge of any Obligor, threatened in writing against any Obligor or any Subsidiary of an Obligor, or any of their businesses, operations, Properties, prospects or conditions, that could reasonably be expected to have a Material Adverse Effect if determined adversely to Borrowers or their Subsidiaries. Except as shown on Schedule 8.1.15, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $2,000,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

8.1.16No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice could constitute a material default, under any Material Contract other than as is being Properly Contested.

8.1.17ERISA. Except as disclosed on Schedule 8.1.17:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met, in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or, to the knowledge of Borrowers violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

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(c)Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Pension Plan has any Unfunded Pension Liability; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

8.1.18Parent and SPV. (a) Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents and (b) SPV has not engaged in any activities other than entering into and performing its obligations under the Revolver Debt Documents and the Artisan Company Agreement and does not hold any assets other than (i) membership interests under the Artisan Company Agreement and (ii) fifty (50) quotas, representing a one percent (1%) equity ownership interest, of CECAFE.

8.1.19Trade Relations. To the knowledge of Borrowers, there exists no actual or threatened termination of any business relationship between Borrowers or any of their Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrowers or such Subsidiary.

8.1.20Labor Relations. Neither Borrowers nor their Subsidiaries are party to or bound by any collective bargaining agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of Borrowers’ or their Subsidiaries’ employees, or, to Borrowers’ knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

8.1.21Payable Practices. Borrowers have not made any material change in their historical accounts payable practices that would have an adverse impact on Borrowers from those in effect on the Closing Date.

8.1.22Not a Regulated Entity. No Borrower is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

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8.1.23Margin Stock. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors..

8.1.24OFAC. Neither Borrowers nor, to the knowledge of Borrowers, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions. Borrowers are not located, organized or resident in a Designated Jurisdiction. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.1.25Deposit Accounts. Schedule 9.1.9 (as amended from time to time) sets forth all Deposit Accounts maintained by Borrowers.

8.1.26Anti-Corruption Laws. Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27Material Contracts. Set forth on Schedule 8.1.27 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to the knowledge of such Obligor, all other parties thereto in accordance with its terms, except, in each case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.28Customers and Suppliers. There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract.

8.1.29Pental Acquisition Documents. The Parent has delivered to the Agent a complete and correct copy of the Pental Acquisition Documents as of the Closing Date, including all schedules and exhibits thereto. Each Pental Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby not delivered to the Agent. The execution, delivery and performance of the Pental Acquisition Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on

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the part of the Borrowers. Each Pental Acquisition Document is the legal, valid and binding obligation of the Borrowers that are parties thereto, enforceable against such Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.30Solvency. After giving effect to the transactions contemplated by this Agreement and the making of the Term Loan, the Obligors on a consolidated basis are Solvent.

8.2Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

9.COVENANTS AND CONTINUING AGREEMENTS

9.1Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall, and shall cause each Subsidiary to:

9.1.1Inspections; Appraisals.

(a)Permit Agent from time to time, subject to reasonable notice (except when an Event of Default exists) and during normal business hours, to visit and inspect the Properties of Borrowers or their Subsidiaries, inspect, audit and make extracts from Borrowers’ or their Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Borrowers to make any inspection, or to share any results of any inspection, appraisal or report with Borrowers; provided, Borrowers shall provide Agent with copies of the results of any inspection, appraisal or report obtained by Bank of America, N.A. in connection with the Revolver Debt Documents. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)Reimburse Agent for its reasonable charges, costs and expenses in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems reasonably appropriate, up to one time per Fiscal Year; and (ii) appraisals of Inventory, up to one time per Fiscal Year; provided, that, that if an examination or appraisal is initiated during an Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

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9.1.2Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent all financial statements, reports and other items set forth on Exhibit D no later than the time specified therein.

9.1.3Intentionally Omitted.

9.1.4Notices. Notify Agent in writing of any of the items set forth on Exhibit E that affects an Obligor no later than the time specified therein.

9.1.5Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws or the United States Foreign Corrupt Practices Act of 1977, as amended) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release from Borrowers’ operations requiring reporting under Environmental Law occurs at or on any Properties of Borrowers or any of their Subsidiaries, it shall report such Environmental Release to Agent and act promptly and diligently to investigate and report to all Governmental Authorities the extent of such Environmental Release as required by Applicable Law, and to make appropriate remedial action to investigate and remediate, such Environmental Release to the extent required under Environmental Law to be performed by Borrowers.

9.1.6Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested. If an Account of Obligor includes a charge for any Taxes, Agent is authorized, in its discretion and subject to Section 4.1.1(b), to pay the amount thereof to the proper taxing authority for the account of Obligor and to charge Obligor therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligor or with respect to any Collateral.

9.1.7Insurance.

(a)Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) satisfactory to Agent. All proceeds under each policy shall be payable to an account at the Agent. From time to time upon the reasonable request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender’s loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If Borrowers fail to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Borrowers agree to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to an account at the Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

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(b)Without limiting clause (a) above, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) reasonably satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

9.1.8Licenses. Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect and pay all Royalties when due, except to the extent such License is replaced by a License that is comparable or more favorable to Borrowers or such License matures or expires in accordance with the terms of such License.

9.1.9Deposit Accounts; Depository Bank. Take all actions necessary to establish Agent’s control of each Deposit Account maintained by an Obligor (other than Excluded Accounts). The applicable Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Bank of America, N.A., as lender under the Revolver Loan Agreement) to have control over a Deposit Account or any Property deposited therein. Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 9.1.9 to reflect same. Borrowers hereby authorize the financial institutions at which Borrowers or any other Obligor maintain a deposit account to provide the Agent with such information with respect to such deposit account as the Agent may from time to time reasonably request, and Borrowers hereby consent to such information being provided to the Agent.

9.1.10Other Collateral Covenants. Comply with the following additional covenants related to Collateral:

(a)All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 9.1.10, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days’ prior written notice to Agent.

(b)All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

(c)Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

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(d)Upon reasonable request, each Obligor shall provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements executed after the Closing Date, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral that is currently included on a Borrowing Base Certificate is kept or that otherwise may possess or handle any Collateral that is currently included on a Borrowing Base Certificate.

(e)Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

9.1.11Future Subsidiaries. Cause:

(a)each Subsidiary of any Obligor not in existence on the Closing Date, to execute and deliver to the Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (i) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower, (ii) a supplement to the Guaranty and Collateral Agreement, together with (A) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (B) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (C) such opinions of counsel as the Agent may reasonably request, (iii) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Related Real Estate Documents as may be reasonably required by the Agent with respect to each such real property, and (iv) to the extent required under the terms of this Agreement, such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Guaranty and Collateral Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary (other than Excluded Assets (as defined in the Guaranty and Collateral Agreement)) shall become Collateral for the Obligations.

(b)each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Guaranty and Collateral Agreement), together with (i) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (iii) such opinions of counsel as the Agent may reasonably request and (iv) such other agreements, instruments, approvals or other documents reasonably requested by the Agent.

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(c)Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become an Obligor (and, as such, shall not be required to deliver the documents required by clause (i) above; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by an Obligor, such Obligor shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Agent, and take all commercially reasonable actions reasonably requested by the Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Liens) in favor of the Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Obligor.

9.1.12Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.13Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to grant, and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Agent upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Obligor’s name and to file such agreements, instruments or other documents in any appropriate filing office, all to establish and/or perfect the Agent’s interests in the Collateral, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof. Notwithstanding anything else contained herein to the contrary, (w) the foregoing shall not apply to any Excluded Assets (as defined in the Guaranty and Collateral Agreement), (x) any such documents and deliverables shall be governed by laws of the State of New York or such other State of the United States as may be reasonably agreed by the Agent and the Borrowers based upon the type and location of the particular Collateral and for the avoidance of doubt, no foreign-law governed documents shall be required for any Collateral, including with respect to any Intellectual Property registered in any non-U.S. jurisdiction, and (y) no leasehold mortgages, landlord waivers, tenant estoppels, or collateral access letters shall be required to be entered into unless the same are entered into with respect to the Revolver Debt.

9.1.14Post-Closing. Comply with the requirements on Exhibit F.

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9.2Negative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

9.2.1Permitted Debt. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Debt other than:

(a)the Obligations;

(b)Subordinated Debt;

(c)Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $4,000,000 at any time;

(d)Bank Product Debt incurred in the Ordinary Course of Business;

(e)Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedging Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; or (vi) arising under the Loan Documents;

(f)the Revolver Debt, subject to the limitations set forth in the Intercreditor Agreement;

(g)Debt acquired or assumed in connection with Permitted Acquisitions in an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

(h)Debt arising as a direct result of judgments, orders, awards or decrees against any Obligor, in each case not constituting an Event of Default; and

(i)Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $4,000,000 in the aggregate at any time.

9.2.2Permitted Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, file or authorize the filing under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, the following (collectively, “Permitted Liens”):

(a)Liens in favor of Agent;

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(b)Liens securing Debt that is permitted under Section 9.2.1(c);

(c)Liens for Taxes not yet due or being Properly Contested;

(d)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrowers or their Subsidiaries;

(e)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;

(f)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)Liens arising by virtue of a judgment or judicial order against Borrowers or their Subsidiaries, or any Property of Borrowers or their Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)carriers’, warehousemen’s, landlord’s, mechanics, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business that secure obligations that are not overdue for a period of more than 30 days or are being Properly Contested;

(k)Liens securing the Debt that is permitted under Section 9.2.1(f); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement;

(l)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods, but only to the extent such Liens secure amounts not yet due;

(m)existing Liens shown on Schedule 9.2.2 and replacement Liens on the property subject to such Liens, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased; and

(n)Liens in favor of Borrower in respect of its consignment interests encumbering its Consigned Inventory (as defined in the Revolver Loan Agreement).

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9.2.3Capital Expenditures. Make Capital Expenditures (other than Expansion Capital Expenditures) in excess of $3,300,000 in the aggregate during any Fiscal Year.

9.2.4Distributions; Upstream Payments. Declare or make any Distributions, except Permitted Distributions when no Event of Default exists, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Distribution to Borrower, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.14.

9.2.5Restricted Investments. Make any Restricted Investment.

9.2.6Disposition of Assets. Sell, lease, license, consign, transfer or otherwise dispose of any Property of an Obligor or a Subsidiary of an Obligor, whether now owned or hereafter acquired, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, except:

(a)a sale of Inventory in the Ordinary Course ofBusiness;

(b)as long as no Event of Default exists and all Net Proceeds are in cash and remitted to a Deposit Account of a Borrower subject to a Deposit Account Control Agreement, a disposition of Property of an Obligor that is (i) a disposition of Equipment; or (ii) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(c)replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens;

(d)a transfer of Property by another Obligor to a Borrower;

(e)the use of cash in the ordinary course of its business;

(f)the granting of Liens not prohibited under this Agreement; and

(g)the conveyance of Property (other than Accounts and Goods) not otherwise permitted above; provided that, the aggregate book value of all such Property so conveyed in any Fiscal Year of Parent under this clause (g) shall not exceed $2,000,000.

9.2.7Loans. Make or commit or agree to make any loans or other advances of money to any Person, except:

(a)advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; ~~and~~

(b)any loans or other advances to customers in the Ordinary Course of Business not to exceed $1,000,000 in the aggregate at any time~~.~~; and

(c)the RDS Intercompany Loan.

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9.2.8Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a)Subordinated Debt, except to the extent expressly permitted under any subordination agreement relating to such Debt (and a Senior Officer of a Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default);

(b)~~the~~ earnout payments owing pursuant to the Pental Acquisition Agreement ~~if~~or the Specified Acquisitions unless at the time of such payment, the Payment Conditions are satisfied (and a Senior Officer of a Borrower shall certify to Agent, not less than ~~five~~two Business Days prior to the date of payment, that all Payment Conditions have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default)~~,~~; or

(c)subject to clause (a) above, any Borrowed Money (other than (x) the Obligations, the Revolver Debt, Debt that is permitted under Section 9.2.1(c) or (d) and so long as the Leverage Ratio is greater than 2.00:1.00 after giving pro forma effect to such payment, Debt that is permitted under Sections 9.2.1(g) and (i) or (y) the Permitted Refinancing of any Debt that is permitted under Sections 9.2.1(c), (g) and (i)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as such due date is amended thereafter with the written consent of Agent).

9.2.9Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person whether in a single transaction or in a series of related transactions, provided, however, that any wholly-owned Subsidiary of any Obligor (other than a Borrower) may be merged into such Obligor or another wholly-owned Subsidiary of such Obligor, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Obligor, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Obligor gives the Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral (other than Collateral merged out of existence), including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, if not already an Obligor, is joined as an Obligor hereunder pursuant to a Joinder Agreement and is a party to the Guaranty and Collateral Agreement and the Equity Interests of such Subsidiary is the subject the Guaranty and Collateral Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation.

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9.2.10Subsidiaries. Permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

9.2.11Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except (a) with respect to Subsidiaries other than SPV, in connection with a transaction permitted under Section 9.2.9, (b) pursuant to the Select Interior Transaction or (c) in connection with a name change so long as the Agent shall receive (i) three (3) Business Day’s prior written notice of such amendment and (ii) a true and complete copy of the amendment filed by the appropriate official in its jurisdiction of formation within three (3) Business Days of such filing.

9.2.12Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

9.2.13Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.1.14; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

9.2.15Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

9.2.16Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17Affiliate Transactions. Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

(a)transactions expressly permitted by the Loan Documents;

(b)payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ and managers’ fees and indemnities; and

(c)transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such transactions are upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and that are disclosed to the Agent prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions.

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9.2.18Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

9.2.19Modifications of Debt. Amend, modify, supplement or otherwise change (or permit the amendment, modification or other change in any manner of) any provision of any of its Subordinated Debt or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Subordinated Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Subordinated Debt, would change the subordination provision of such Subordinated Debt, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Debt in any material respect.

9.2.20Returns of Inventory; Affixed Equipment. Return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance (as defined in the Revolver Loan Agreement) exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any calendar month exceeds $250,000; and (d) any payment received by Borrowers for a return is promptly remitted to Agent for application to the Obligations. Borrowers shall not permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

9.2.21Acquisition, Sale and Maintenance of Inventory. Acquire or accept any Inventory on consignment or approval, and Borrowers shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.

9.2.22Management Fee. Pay any management fee, consulting fee, or similar fee to the Sponsors, any of its equity holders, or any Affiliate thereof.

9.2.23Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

9.3Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Obligor shall not:

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9.3.1Fixed Charge Coverage Ratio. As of the last day of a Fiscal Quarter, permit the Fixed Charge Coverage Ratio of Parent and its Subsidiaries for the trailing twelve month period then ending, to be less than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	1.70:1.00
June 30, 2017	1.45:1.00
September 30, 2017 through and including March 31, 2018	1.30:1.00
June 30, 2018	1.35:1.00
September 30, 2018 through and including December 31, 2018	1.40:1.00
March 31, 2019 through and including September 30, 2019	1.45:1.00
December 31, 2019 through and including September 30, 2020	1.50:1.00
December 31, 2020 and each Fiscal Quarter ending thereafter	1.60:1.00

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9.3.2Maximum Total Leverage. As of the last day of a Fiscal Quarter, permit the Leverage Ratio of Parent and its Subsidiaries to be greater than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	4.75:1.00
June 30, 2017	5.40:1.00
September 30, 2017	5.60:1.00
December 31, 2017	5.45:1.00
March 31, 2018	5.30:1.00
June 30, 2018	4.65:1.00
September 30, 2018	4.55:1.00
December 31, 2018	4.45:1.00
March 31, 2019	4.40:1.00
June 30, 2019	3.85:1.00
September 30, 2019	3.80:1.00
December 31, 2019 through and including March 31, 2020	3.75:1.00
June 30, 2020 through and including March 31, 2021	3.25:1.00
June 30, 2021 and each Fiscal Quarter ending thereafter	3.00:1.00

9.3.3Obligor’s Right to Cure. Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under Section 10.1(c) that results from a breach of Section 9.3.1 or Section 9.3.2, and until the expiration of the tenth (10th) Business Day after the earlier of (x) the date of delivery by the Borrowers of the financial statements required by Exhibit D (clause (b)) or (y) the date by which such financial statements are required to have been delivered (the “Equity Cure Period”), Parent or Sponsors may, as applicable, pursuant to written notice to Agent prior to the receipt of such proceeds by Borrowers or Parent, as applicable, issue equity interests in Borrowers or Parent, as applicable, to its then existing equity investors in return for cash or otherwise receive a cash capital contribution from one or more of such Persons, and Borrowers or Parent, as applicable, may apply the amount of the net proceeds therefrom to increase EBITDA with respect to such applicable Fiscal Quarter and in the calculation of EBITDA for any subsequent financial covenant tests including the Fiscal Quarter that includes the date of such contribution (the “Equity Cure Contributions”); provided that (i) any such proceeds received by Parent are contributed by Parent to Borrowers, (ii) 100% of the net proceeds of such Equity Cure Contribution are applied to prepay outstanding principal under the Loan in accordance with Section 5.2.2(d), provided that for purposes of

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determining the financial covenants for the fiscal quarter with respect to which the Equity Cure Contribution is being made, the amount of the Loan shall not be reduced by such prepayments but such debt reduction shall be taken into account for purposes of determining compliance with the financial covenants for any period in which such Equity Cure Contribution is included in the calculation of EBITDA starting with the fiscal quarter immediately following the fiscal quarter being cured, (iii) in each four Fiscal Quarter period, no more than two Equity Cure Contributions may be made and Equity Cure Contributions may not be made in consecutive Fiscal Quarters, (iv) not more than four Equity Cure Contributions may be made during the term of this Agreement, (v) the amount of any Equity Cure Contributions made pursuant to this Section 9.3.3 shall not exceed in any Fiscal Quarter the lesser of (x) the amount required to cause Borrowers to be in compliance with the applicable financial covenants as at the end of such Fiscal Quarter and (y) 2.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter and (vi) the aggregate amount of all Equity Cure Contributions during the term of this Agreement shall not exceed 7.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter. If, after giving effect to the foregoing pro forma adjustment, Parent is in compliance with the financial covenants set forth in Section 9.3.1 and 9.3.2, Parent shall be deemed to have satisfied the requirements of such Sections as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 9.3.1 or 9.3.2 that had occurred shall be deemed cured for purposes of this Agreement. If (a) an Equity Cure Contribution is permitted for any Fiscal Quarter and (b) notice has been delivered to the Agent of an anticipated Equity Cure Contribution, then from the last day of the Fiscal Quarter related to such cure notice until the earlier to occur of the required date for receipt of the Equity Cure Contribution and the date on which the Agent is notified that the Equity Cure Contribution will not be made, no Default or Event of Default shall have occurred under the Loan Documents with respect to any default under Section 9.3 for which such cure notice was delivered. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 9.3.1 and 9.3.2. Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, EBITDA shall not include the amount of any Equity Cure Contributions.

10.EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Borrowers (or any other Obligor, if applicable) fail to pay (i) any principal of any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fee, indemnity or other amount payable under this Agreement or any other Loan Document within 2 Business Days after the date when due;

(b)Any representation or warranty of an Obligor made in any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

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(c)Borrowers breach or fail to perform any covenant contained in Section 7.2, 7.3, 9.1.1, 9.1.2 (but only as to the covenants described in (a), (b) and (c) of Exhibit D), 9.1.7, 9.1.10, 9.1.11, 9.1.12, 9.1.13, 9.2, 9.3.1 or 9.3.2; provided that, solely with respect to a breach of Section 9.3.1 or 9.3.2, such breach continues after the expiration of the applicable Equity Cure Period;

(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof (less, in the case of Section 9.1.4, the number of days between the date such Senior Officer obtained knowledge of such failure and the date that notice thereof is given pursuant to Section 9.1.4) or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)A Guarantor repudiates, revokes or attempts to revoke its guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent and covering a material portion of the Collateral; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by, or any other action or inaction of, Agent and Lenders);

(f)Any breach, default or the occurrence and continuation of any “Event of Default” (or any comparable term) of an Obligor occurs under (i) one or more Hedging Agreements in an aggregate principal amount exceeding $1,000,000 (the “obligations” of any Obligor in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Obligor would be required to pay if such Hedge Agreement were terminated at such time); (ii) the Revolver Loan Agreement or any other documentation evidencing or executed in connection with the Revolver Debt or (iii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Revolver Debt) in excess of $2,000,000, in each case, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)Any judgment, order or award (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $2,000,000 (net of insurance coverage therefor that has not been denied by the insurer), and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

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(h)A loss, theft, damage or destruction occurs with respect to any Inventory if the amount not covered by insurance exceeds $2,000,000;

(i)Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for more than 15 days; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)Any Obligor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (j);

(k)any proceeding shall be instituted against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(l)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC that could reasonably be expected to result in a Material Adverse Effect, or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure could reasonably be expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect;

(m)An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could cause or result in a Material Adverse Effect;

(n)A Change of Control occurs; or

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(o)SPV breaches or fail to perform any covenant contained in Section 5.11 of the Guarantee and Collateral Agreement and such breach or failure is not cured within 10 Business Days after a Senior Officer of SPV has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by SPV.

10.2Remedies upon Default. If an Event of Default described in Section 10.1(j) or (k) occurs, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction from Required Lenders) do any one or more of the following from time to time:

(a)declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment;

(c)require Obligors to Cash Collateralize their Obligations that are contingent or not yet due and payable; and

(d)exercise any and all rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrowers, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Borrowers agree that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

10.3License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Borrowers’ rights and interests under Intellectual Property shall inure to Agent’s benefit.

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10.4Setoff. At any time during the continuance of an Event of Default, Agent, Lenders and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of offset) that such Person may have.

10.5Remedies Cumulative; No Waiver.

10.5.1Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

10.5.2Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Except as set forth in this Agreement, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.AGENT

11.1Appointment, Authority and Duties of Agent.

11.1.1Appointment and Authority. Each Secured Party appoints and designates Cerberus as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.

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11.1.2Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon and in accordance with, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.1.4Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 13.1.1. In no event shall Agent be required to take any action that it determines in its Permitted Discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

11.2Agreements Regarding Collateral and Borrower Materials.

11.2.1Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral: (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that any Borrower certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 13.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral

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held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.2.3Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants that have been advised of the confidential nature of the Borrower Materials), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

11.3Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

11.4Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrowers or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

11.5Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount

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thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

11.6Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

11.7Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

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11.8Successor Agent and Co-Agents.

11.8.1Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days’ written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.3, and all rights and protections under this Section 11. Any successor to Cerberus by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

11.8.2Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

11.9Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

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11.10Remittance of Payments and Collections.

11.10.1Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 p.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 p.m., then payment shall be made by 10:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

11.10.2Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for LIBOR Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

11.10.3Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

11.11Individual Capacities. As a Lender, Cerberus shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Cerberus in its capacity as a Lender. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

11.12Titles. Each Lender, other than Cerberus, that is designated (on the cover page of this Agreement or otherwise) by Cerberus as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

11.13No Third-Party Beneficiaries. This Section 11 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 11 does not confer any rights or benefits upon any Obligor or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties

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12.BENEFIT OF AGREEMENT; ASSIGNMENTS

12.1Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 12.3 and (c) any participation by Lender must be in accordance with Section 12.2 (any other attempted transfer or assignment by any party hereto shall be null and void). Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

12.2Participations.

12.2.1Permitted Participants; Effect. Subject to Section 12.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents; provided that each Lender shall provide Borrowers with prior written notice of any participation and if the proposed Participant is a vulture fund or distressed debt purchaser the consent of Borrowers shall be required for such sale (which consent shall be deemed given if no objection is made by Borrowers within ten Business Days after receipt of notice of the proposed participation) unless an Event of Default has occurred and is continuing in which case the Borrowers’ consent shall not be required. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9, 5.8 and 5.9 (subject to the requirements and limitations therein, including the requirements under Section 5.9, it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 12.4 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.7 or 5.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

12.2.2Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Term Loan Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrowers, any Guarantor or substantially all Collateral.

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12.2.3Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register in which it enters the Participant’s name and address and the principal amounts of and stated interest on the Participant’s interest in the Commitments and Loans the “Participant Register”). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the applicable participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant’s interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.2.4Benefit of Setoff. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender

12.3Assignments.

12.3.1Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion), and in each case in integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

12.3.2Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by Agent in its Permitted Discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent

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12.3.3Certain Assignees. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person. So long as no Default or Event of Default has occurred and is continuing, no assignment or participation may be made to any Person that is a direct commercial competitor of the Obligors. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

12.3.4Register. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register (the “Register”) for recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time. Entries in the Register shall be conclusive, absent manifest error, and the Borrowers, Agent and Lenders shall treat each Person recorded in the Register pursuant to the terms hereof as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrowers or any Lender, at any reasonable time and from time to time upon reasonable notice.

12.4Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrowers may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s) willing to acquire such rights and obligations, pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.MISCELLANEOUS

13.1Amendments and Waivers.

13.1.1Amendments and Other Modifications. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that:

(a)without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

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(b)Intentionally Omitted.

(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Term Loan Maturity Date applicable to such Lender’s Obligations; or (iv) amend this clause (c); and

(d)without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 13.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations.

13.1.2Limitations. The agreement of any Obligor shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

13.1.3Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.2Power of Attorney. Borrowers hereby irrevocably constitute and appoint Agent (and all Persons designated by Agent) as Borrowers’ true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or any Borrower’s name, but at the cost and expense of Borrowers:

(a)Endorse any Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Borrowers, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use any Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things necessary to carry out the intent and purpose of this Agreement.

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13.3Indemnity. BORROWERS SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

13.4Notices and Communications.

13.4.1Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers, at AGM’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.4. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 5.2.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

13.4.2Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters and distribution of Loan Documents. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

13.4.3Platform. Borrower Materials shall be delivered by Borrowers pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by it (“Platform”). Borrowers shall notify Agent of each posting of reports or other information on the Platform. All information shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE

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PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the platform or over the internet.

13.4.4Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of Borrowers even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrowers shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrowers.

13.5Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to LIBOR Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

13.6Credit Inquiries. Agent may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

13.7Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

13.8Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

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13.9Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

13.10Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

13.11Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

13.12No Control; No Advisory or Fiduciary Responsibility. Nothing in any Loan Document and no action of Agent or any Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Agent or any Lender. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and all related services by Agent, any Lender or any of the their Affiliates are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, Borrowers hereby waive and release any claims that they may have against Agent, Lender and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

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13.13Confidentiality. Agent and each Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Agent and each Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law

13.14[Reserved].

13.15GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

13.16Consent to Forum.

13.16.1Forum. BORROWERS HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL CLAIMS, OBJECTIONS AND DEFENSES THAT THEY MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

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13.16.2Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent or any Lender of any judgment or order obtained in any forum or jurisdiction.

13.16.3Judicial Reference. If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in such case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit the right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to resort to judicial reference. At Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

13.17Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.18Patriot Act Notice. Agent and lenders hereby notify Borrowers that pursuant to the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under “know your customer,” anti-money laundering or other requirements of Applicable Law.

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13.19Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the ASG Intercreditor Agreement conflict, the terms of the ASG Intercreditor Agreement shall control.

13.20NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
c/o Trive Capital
2021 McKinney Avenue, Suite 1200
Dallas, TX 75201
Attn:
Telecopy:

PENTAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
[________________________________]
[________________________________]
[________________________________]
Attn:
Telecopy:

85

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

Address:
875 Third Avenue
New York, NY 10022
	Attn:	Daniel Wolf
Telecopy:

86

~~LENDERS:~~

LENDERS:

CERBERUS LEVERED LOAN
OPPORTUNITIES FUND III, L.P.

	By:	Cerberus Levered Opportunities III GP, LLC~~,~~
~~its~~
	Its:	General Partner

~~By:~~	By:
~~Name:~~		Name:
Title:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By: Cerberus NJ Credit Opportunities GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ASRS HOLDINGS LLC

By:
Name:
Title:

CERBERUS ~~ICQ~~KRS LEVERED LOAN
OPPORTUNITIES FUND, L.P.

By:	Cerberus ~~ICQ~~KRS Levered Opportunities GP, LLC~~, its~~
Its:	General Partner

[Second Amendment to Financing Agreement]

~~By:~~	By:
~~Name:~~		Name:
Title:

CERBERUS PSERS LEVERED ~~CERBERUS NJ CREDIT~~ LOAN
OPPORTUNITIES FUND, L.P.

By:	Cerberus ~~NJ~~PSERS Levered Opportunities GP, LLC~~, its~~
Its:	General Partner

~~By:~~	By:
~~Name:~~		Name:
Title:

CERBERUS ~~ASRS~~FSBA HOLDINGS LLC

~~By:~~

By:
Name:
Title:

CERBERUS ND CREDIT HOLDINGS LLC

By:
Name:
Title:

CERBERUS OFFSHORE LEVERED III LP

By:	COL III GP Inc.
Its:	General Partner

By:
Name:
Title:

[Second Amendment to Financing Agreement]

CERBERUS ~~KRS~~REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.

By:	Cerberus ~~KRS~~Redwood Levered Opportunities GP B, LLC~~, its~~
Its:	General Partner

By:
Name:
Title:

CERBERUS ICQ OFFSHORE LEVERED LP
By: Cerberus ICQ Offshore GP LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ONSHORE LEVERED III LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XX L.P.

By: Cerberus LFGP XX, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED A LLC

By:
Name:
Title:

CERBERUS AUS LEVERED II LP
By: CAL II GP, LLC
Its: General Partner

By:
Name:

[Second Amendment to Financing Agreement]

Title:

CERBERUS REDWOOD LEVERED B LLC

By:
Name:
Title:

CERBERUS ICQ LEVERED LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XIX L.P.
By: Cerberus LFGP XIX, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ~~PSERS~~ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.

By:	Cerberus ~~PSERS~~ICQ Levered Opportunities GP, LLC~~, its~~
Its:	General Partner

By:
Name:
Title:

CERBERUS FSBA ~~HOLDINGDS~~LEVERED LLC
~~By:~~
By:
Name:
Title:

CERBERUS SWC LEVERED II LLC

By:
Name:
Title:

[Second Amendment to Financing Agreement]

CERBERUS LOAN FUNDING XVI LP
By: Cerberus PSERS GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS LOAN FUNDING XVIII L.P.
By: Cerberus LFGP XVIII, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ASRS FUNDING LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XXI L.P.
By: Cerberus LFGP XXI, LLC
Its: General Partner

By:
Name:
Title:

[Second Amendment to Financing Agreement]

SCHEDULE 2.1

to

Financing Agreement

COMMITMENTS OF LENDERS

CERBERUS NJ CREDIT

	Initial	Additional	~~Percentage~~Total
	Term Loan	Term Loan	Term Loan
Lender	Commitment[1]	Commitment	Commitment[2]
Cerberus Levered Loan Opportunities Fund III, L.P.	~~$30,761,968.51~~--	$8,402,339.22	~~20.46%~~$8,402,339.22
Cerberus NJ Credit Opportunities Fund, L.P.	~~$6,417,544.81~~--	$3,191,880.78	~~6.86%~~ $3,191,880.78
Cerberus ASRS Holdings LLC	~~$30,735,272.88~~--	$9,401,090.58	~~32.93%~~$9,401,090.58
Cerberus ~~ICQ~~KRS Levered Loan Opportunities Fund, L.P.	~~$13,799,249.80~~--	$1,057,915.68	~~14.79%~~$1,057,915.68
Cerberus ~~KRS~~PSERS Levered Loan Opportunities Fund, L.P.	~~$2,749,175.05~~--	$4,169,274.87	~~2.95%~~$4,169,274.87
Cerberus FSBA Holdings LLC	--	$2,504,701.93	$2,504,701.93
Cerberus ND Credit Holdings LLC	--	$2,522,796.94	$2,522,796.94
Cerberus ASRS Funding LLC	$13,955,220.08	--	$13,955,220.08
Cerberus AUS Levered II LP	$1,596,363.69	--	$1,596,363.69
Cerberus FSBA Levered LLC	$3,990,853.15	--	$3,990,853.15
Cerberus ICQ Levered LLC	$2,823,144.27	--	$2,823,144.27
Cerberus ~~PSERD~~ICQ Levered Loan Opportunities Fund, L.P.	$~~11,747,249.28~~$3,442,346.48	--	~~12.59%~~$3,442,346.48
Cerberus ~~FSBA Holdings LLC~~ ICQ Offshore Levered LP	$~~8,789,539.67~~1,095,940.06	--	~~9.42%~~$1,095,940.06
Cerberus Loan Funding XIX, L.P.	$2,913,858.96	--	$2,913,858.96
Cerberus Loan Funding XVI LP	$5,333,788.63	--	$5,333,788.63
Cerberus Loan Funding XVIII L.P.	$12,767,142.86	--	$12,767,142.86
Cerberus Loan Funding XX L.P.	$1,248,251.26	--	$1,248,251.26
Cerberus Offshore Levered III LP	$160,630.24	--	$160,630.24
Cerberus Loan Funding XXI L.P.	$15,900,000.00	--	$15,900,000.00
Cerberus Onshore Levered III LLC	$1,200,198.26	--	$1,200,198.26
Cerberus Redwood Levered Loan Opportunities	$390,762.69	--	$390,762.69

1 The aggregate principal amount of the Initial Term Loan outstanding as of the Second Amendment Effective Date.

2 The aggregate principal amount of (i) the Initial Term Loan outstanding as of the Second Amendment Effective Date plus (ii) the Additional Term Loan Commitment.

Fund B, L.P.
Cerberus Redwood Levered A LLC	$1,540,422.96	--	$1,540,422.96
Cerberus Redwood Levered B LLC	$1,919,871.11	--	$1,919,871.11
Cerberus SWC Levered II LLC	$4,196,205.31	--	$4,196,205.31
Total	$~~105,000,000,00~~74,475,000	31,250,000	~~100.00%~~$105,725,000

EXHIBIT A-1

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Financing Agreement, dated as of February__, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________________ (“Assignee”) agree as follows:

1.Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $________ of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of its Term Loans is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3.Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit

A-1-1

analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as

Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as

Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

A-1-2

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of ________________.

(“Assignee”)

By
Name:
Title:

(“Assignor”)

By
Name:
Title:

A-1-3

EXHIBIT A-2

ASSIGNMENT NOTICE

ASSIGNMENT NOTICE

Reference is made to (1) the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $________ of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

A-2-1

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By
Name:
Title:

(“Assignor”)

By
Name:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE: *

ARCHITECTURAL GRANITE & MARBLE, LLC,
as a Borrower

By
Name:
Title:

* No signature required if Assignee is a Lender, Affiliate of a Lender or if an Event of Default exists.

CERBERUS BUSINESS FINANCE, LLC,
as Agent

By
Name:
Title:

A-2-2

EXHIBIT B

COMPLIANCE CERTIFICATE

In accordance with the terms of the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”; terms are used herein as defined in the Loan Agreement), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto (“Lenders”) and Cerberus Business Finance, LLC, as agent (“Agent”) for and such Lenders, I hereby certify that:

1.I am the [President] [Chief Financial Officer] of Parent;

2.The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.No Default or any event which, upon the giving of notice or passing of time or both, would constitute such an Event of Default, has occurred.

4.Borrowers are in compliance with the financial covenants set forth in Sections 9.3.1 and 9.3.2 of the Loan Agreement, as demonstrated by the calculations contained in Schedule I, attached hereto and made a part hereof.

ARCHITECTURAL GRANITE & MARBLE, LLC, as Borrower
By:

Name:

Title:

B-1

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Borrowers to provide detailed calculations of financial covenants]

B-2

EXHIBIT C

CONDITIONS PRECEDENT

(a)Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)Except as set forth in Exhibit F, Agent shall have made all filings or recordations necessary to perfect its Liens in the Collateral.

(c)Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(d)Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of AGM certifying that, after giving effect to the making of the Term Loans and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)Agent shall have received a written opinion of Haynes & Boone, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

(g)Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

C-1

(h)Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

(j)Borrowers shall have paid on or before the Closing Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4.

(k)Agent shall have received a Borrowing Base Certificate as of January 31, 2017. Upon giving effect to the making of the Term Loan and the payment by Borrowers of all fees and expenses incurred in connection herewith, Availability shall be at least $4,000,000. The Borrowers shall deliver to the Agent a certificate of the chief financial officer of AGM certifying as to the matters set forth above and containing the calculation of Availability.

(l)Concurrently with the making of the Term Loan on the Closing Date, the Pental Acquisition shall have been consummated on terms and conditions acceptable to Agent and Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Pental Acquisition. AGM shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Loan Agreement and Agent shall have received such consents and waivers of such Persons as Agent shall deem necessary in its Permitted Discretion. The Pental Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Pental Acquisition Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(m)Concurrently with the making of the Term Loan, AGM shall have amended the Revolver Loan Agreement to provide for revolving loans of up to $40,000,000 of which no more than $25,000,000 will be outstanding on the Closing Date, and such agreement shall be in full force and effect and Agent shall have received a fully executed copy of the Revolver Debt Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(n)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Term Loan Facility, together with (A) a termination and release agreement with respect to the Existing Term Loan Facility and all related documents, duly executed by the Obligors, the Existing Term Loan Agent and the Existing Term Loan Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Term Loan Agent and/or the Existing Term Loan Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Term Loan Agent and the Existing Term Loan Lenders and covering any portion of the Collateral;

C-2

(o)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Pental Loan Facility, together with (A) a termination and release agreement with respect to the Existing Pental Loan Facility and all related documents, duly executed by the Obligors and the Existing Pental Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Pental Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Pental Lender and covering any portion of the Collateral; (p) Agent shall have received a quality of earnings report prepared by Sprock Capital Advisory, LLC all of which shall be in form and substance satisfactory to Agent.

(q)Agent shall have received reasonably satisfactory evidence that AGM shall have received, directly or indirectly, no less than $10,000,000 of proceeds in the form of rollover equity from certain management investors of Pental to effect the consummation the Pental Acquisition Agreement. On or prior to the Closing Date, there shall have been delivered to the Agent true and correct copies of all documents evidencing the contribution described above, as in effect on the Closing Date, and all material terms and provisions of such documents as in effect on the Closing Date shall be in form and substance reasonably satisfactory to the Agent.

(r)Agent shall have received a certificate of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 9.3.1 and 9.3.2 (as if the covenants applicable to the quarter ending March 31, 2017 applied on the Closing Date), (ii) certifying that all tax returns required to be filed by any Obligor have been filed and all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP and (iii) attaching a copy of the Financial Statements and the Projections described in Section 8.1.7(b) hereof and certifying as to the compliance in all material respects with the representations and warranties set forth in Section 8.1.7(a) and section 8.1.7(b).

(s)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

C-3

EXHIBIT D

FINANCIAL REPORTING

As long as any Commitment or Obligations are outstanding, Borrowers shall, and shall cause each Subsidiary to furnish to Agent:

(a)as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion with respect to the financial statements, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 9.3), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 9.3 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(b)as soon as available, and in any event within 30 days (or, with respect to the first 4 months after the Closing Date, 45 days) after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Closing Date, internally prepared (x) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows as at the end of such fiscal month (y) statements of profit and loss of AGM and Pental, and (z) for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by a Senior Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries, on a consolidated basis, for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

D-1

(c)as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Closing Date, (x) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, (y) statements of profit and loss of AGM and Pental, (z) and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by Senior Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries, on a consolidated basis, for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(d)concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Parent;

(e)as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Senior Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 8.1.7 are true and correct with respect to the Projections; and

(f)concurrent with the delivery thereof to the Revolver Agent, a copy of each Borrowing Base Certificate, borrowing base report or similar collateral valuation report so delivered in accordance with the Revolver Loan Agreement.

D-2

EXHIBIT E

NOTICE REQUIREMENTS

(a)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(b)promptly upon knowledge of any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect;

(c)promptly after the date on which an Obligor commences any proceeding alleging any Commercial Tort Claim alleging damages in excess of $1,000,000, a brief description of such Commercial Tort Claim and grant of a security interest therein to the Collateral Agent in accordance with the Guaranty and Collateral Agreement;

(d)as soon as possible and in any event within 5 Business Days of the occurrence of any ERISA Event;

(e)promptly upon request such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrowers’, any of their Subsidiaries’ or other Obligor’s financial condition or business (provided, however, such reports and information shall not include any board minutes or any board materials or management notes of Borrowers or any other Obligor);

(f)to the extent permitted by Applicable Law, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Obligor other than routine inquiries by such Governmental Authority;

(g)as soon as possible, and in any event within 5 Business Days after an Obligor receives knowledge of the occurrence of an Event of Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect or other event or development having a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto;

(h)promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

(i)as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material default or termination notices that any Obligor executes or receives in connection with any Material Contract;

E-1

(j)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Obligor as the Agent may from time to time reasonably request; and

(k)promptly upon receipt thereof, copies of any default notices from Bank of America, N.A. in respect of Revolver Debt.

E-2

EXHIBIT F

POST CLOSING

(a)

Within 20 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to the Borrowers’ property insurance, (ii) an additional insured endorsement with respect to the Borrowers’ liability insurance and (iii) an endorsement providing for thirty (30) days’ notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(b)

Within 30 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a fully executed Collateral Assignment of Business Interruption Insurance Proceeds, duly executed by each of the parties named therein.

(c)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver evidence, in form and substance reasonably satisfactory to Agent that Borrowers have duly perfected its consignment interest in all Consigned Inventory (as defined in the Revolver Loan Agreement) held by each of the following consignees: (i) Global Granite, Inc. and (ii) GDS Countertops Inc.; provided, failure to delivery such evidence shall not result in an Event of Default.

(d)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

(e)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

Obligor	Address	Landlord
AG&M	4200 Kenilwood Drive, Nashville, Davidson County, Tennessee 37204	Chaucer Investments, LLC
AG&M	8861 San Fernando Road, Sun Valley, Los Angeles County, California 91352	8861 San Fernando, Inc.
AG&M	4850 East La Palma Ave., Anaheim, Orange County, California 92801	Ajax LaPalma Investors, LLC
AG&M	5032 Sirona Dr #100, Charlotte, Mecklenburg County, North Carolina 28273	Liberty Property Limited Partnership
Pental Granite and Marble	725 Fidalgo Street and 770 S. Michigan Street, Seattle,	CSDV, Limited Partnership

F-1

Washington, King County 98108
Pental Granite and Marble	549 B South Dawson Street, Seattle, Washington	CSHV NWCP Seattle, LLC
Pental Granite and Marble	3551 NW Yeon, Portland, Multnomah County, Oregon, 97210	CSHV NWCP Portland, LLC
Pental Granite and Marble	3600‐D Industry Drive East, Fife, Pierce County, Washington 98424	Prologis Targeted U.S. Logistics Fund, L.P.
Pental Granite and Marble	3900A Industry Drive East, Fife, Pierce County, Washington 98424	AMB Partners II, L.P.
Pental Granite and Marble	7050 Valjean Avenue, Van Nuys, Los Angeles County, California 91406	BPR Investment
Pental Granite and Marble	10000 – 10300 East 40th Avenue, Denver, Denver County, Colorado 80038	United Properties of Colorado LLC
Pental Granite and Marble	4700 South Highland Drive, Suite A, Unit #046, Salt Lake City, Utah	SLC Storage LLC
Pental Granite and Marble	2211 N. Harvard Road, Unit 57, Liberty Lake, Washington	Storage Solutions Liberty Lake, LLC
Pental Granite and Marble	405 N. Gilbert Road, Unit 729, Gilbert Arizona	Gilbert/Heather Self‐Storage Investors, LLC d.b.a. Gilbert Road Self Storage
Pental Granite and Marble	6218 W. Sahara Ave., Unit D92, Las Vegas, Nevada	Central Self Storage ‐ Sahara
Pental Granite and Marble	6401 Oak Canyon, Space D1003, Irving, California	Extra Space Management, Inc.

F-2

EXHIBIT H

ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)Borrowers shall have paid on or before the applicable Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b)the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Additional Term Loan are being used for a Specified Transaction and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

(c)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(d)the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Specific Transaction (other than the RDS Intercompany Loan) shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(e)solely with respect to the RDS Intercompany Loan, the receipt by Agent of the following documents:

(i)the RDS Note (no provision of which shall have been amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent) as in effect on the Second Amendment Effective Date, certified as a true and correct copy thereof by an Authorized Officer of AGM stating that such agreement remains in full force and effect and that none of the Obligors has breached or defaulted in any of its obligations under such agreements;

(ii)a Pledge Amendment, substantially in the form of Annex III to the Guarantee and Collateral Agreement, duly executed by AGM, together with the original RDS Note required to be pledged thereunder and an allonge in respect thereto; and

H-1

(iii)appropriate financing statements on Form UCC-1, naming L.A.R.K. Industries, Inc. as debtor, AGM as assignor and the Agent, on behalf of the Secured Parties, as secured party/total assignee, duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Guarantee and Collateral Agreement.

(f)solely with respect to the IRG Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the IRG Acqusition, the IRG Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the IRG Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the IRG Acquisition Assets. IRG shall have received all consents necessary to permit the effectuation of the transactions contemplated by the IRG Acquisition. The IRG Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the IRG Acquisition Documents, each of which shall be certified by a duly authorized officer of IRG as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing IRG Facility, together with (A) a termination and release agreement with respect to the Existing IRG Facility and all related documents, duly executed by the Obligors and the Existing IRG Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing IRG Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing IRG Lender and covering any portion of the Collateral;

(g)solely with respect to the Tutto Marmo Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Tutto Marmo Acquisition, the Tutto Marmo Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Tutto Marmo Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Tutto Marmo Acquisitions Assets. Tutto Marmo shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Tutto Marmo Acquisition. The Tutto Marmo Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Tutto Marmo Acquisition Documents, each of which shall be certified by a duly authorized officer of Tutto Marmo as being true, correct and complete; and

H-2

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Tutto Marmo Facility, together with (A) a termination and release agreement with respect to the Existing Tutto Marmo Facility and all related documents, duly executed by the Obligors and the Existing Tutto Marmo Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Tutto Marmo Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Tutto Marmo Lender and covering any portion of the Collateral;

(h)solely with respect to the Bedrock Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Bedrock Acquisition, the Bedrock Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Bedrock Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Bedrock Acquisitions Assets. Bedrock shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Bedrock Acquisition. The Bedrock Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Bedrock Acquisition Documents, each of which shall be certified by a duly authorized officer of Bedrock as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Bedrock Facility, together with (A) a termination and release agreement with respect to the Existing Bedrock Facility and all related documents, duly executed by the Obligors and the Existing Bedrock Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Bedrock Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Bedrock Lender and covering any portion of the Collateral; and

(i)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

H-3

EXHIBIT 10.3

THIRD AMENDMENT
TO FINANCING AGREEMENT

THIRD AMENDMENT TO FINANCING AGREEMENT, dated as of June 28, 2018 (this "Amendment"), to the Financing Agreement, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company ("AGM"), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of Ultimate Parent (as defined therein) that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto as lenders (collectively, the "Lenders") and CERBERUS BUSINESS FINANCE, LLC ("Cerberus"), as agent for the Lenders (in such capacity, the "Agent").

WHEREAS, the Obligors have requested that the Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example:  bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

(b)   Each of Schedule 8.1.4 (Names and Capital Structure), Schedule 8.1.10 (Brokerage Commission), Schedule 8.1.13 (Patents, Trademarks, Copyrights and Licenses), Schedule 8.1.13 (Environmental Matters), Schedule 8.1.14 (Restrictive Agreements), Schedule 8.1.15 (Litigation), Schedule 8.1.17 (Pension Plans), Schedule 8.1.27 (Material Contracts), Schedule 9.1.9 (Deposit Accounts), Schedule 9.1.10 (Business Locations), Schedule 9.2.2 (Existing Liens) and Schedule 9.2.17 (Existing Affiliate Transactions) to the Financing Agreement are hereby amended and restated by deleting such schedules in their entirety and replacing such schedules with the new schedules attached as Annex B hereto.

3.   Representations and Warranties.  Each Obligor hereby represents and warrants to the Agent and the Lenders as follows:

(a)   Representations and Warranties; No Event of Default.  The representations and warranties of Borrower and each other Obligor contained herein and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date, and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)   Organization, Good Standing, Etc.  Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization.  Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect

(c)   Authorization, Etc.  Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is or will be a party.  The execution, delivery and performance of Financing Agreement, as amended hereby, and each other Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower's Property.

(d)   Enforceability of Loan Documents.  This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Obligor is a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

4.   Conditions to Effectiveness of the Amendment.  This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being hereinafter referred to as the "Third Amendment Effective Date"):

(a)   Payment of Fees, Etc.  The Borrowers shall have paid on or before the Third Amendment Effective Date all fees, costs, expenses and taxes required to paid pursuant to Sections 3.2 and 3.04 of the Financing Agreement.

(b)   Representations and Warranties.  The representations and warranties of Borrower and each other Obligor contained in this Amendment and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date.

(c)   No Default; Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   Delivery of Documents.  The Agent shall have received on or before the Third Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i)this Amendment, duly executed by the Obligors, each Agent and each Lender;

(ii)the Third Amendment to the ASG Intercreditor Agreement, duly executed by the parties thereto;

(iii)the Third Amendment Perfection Certificate, duly executed by the parties thereto;

(iv)a joinder to the Guaranty and Collateral Agreement, substantially in the form of Annex I to the Guaranty and Collateral Agreement, duly executed by Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde;

(v)a joinder to the Intercompany Subordination Agreement duly executed by Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde;

(vi)a pledge amendment to the Guaranty and Collateral Agreement, substantially in the form of Annex III to the Guaranty and Collateral Agreement, duly executed by Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde;

(vii)results of Lien searches, listing all effective financing statements which name as debtor any Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde) and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(viii)copies of the charter documents of each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(ix)a certificate of a duly authorized officer of each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(x)a certificate of an Authorized Officer of each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certifying the names and true signatures of the representatives of such Obligor authorized to sign each Loan Document to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives;

(xi)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(xii)evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request;

(xiii)a certificate of a duly authorized officer of AGM, certifying that attached thereto is a true, correct and complete copy of the execution version of the Amended and Restated Loan, Security and Guaranty Agreement among, inter alia, Borrowers and Bank of America, N.A., as Lender, as in effect on the Third Amendment Effective Date (the “ABL Agreement”).  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;

(xiv)a certificate of an Authorized Officer of the AGM, for itself and on behalf of the other Obligors (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certifying as to the matters set forth in subsections (b) and (c) of this Section 4;  and

(xv)such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

(e)   Liens; Priority.  The Agent shall be satisfied that the Agent has been granted, and holds, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Third Amendment Effective Date.

5.   ABL Agreement.  Agent hereby consents to the execution of the ABL Agreement by the Obligors thereunder on the Third Amendment Effective Date upon delivery of the certificate described in Section 4(d)(xii) above (the "ABL Agreement Certificate") and the execution version of the ABL Agreement attached thereto.

6.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.

(a)   Each Obligor confirms that all of its Obligations under the Financing Agreement and the Loan Documents (each as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment.  Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Financing Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Agent pursuant to the Financing Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b)   Each Obligor agrees that at any time and from time to time, upon the written request of Agent, such Obligor will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the provisions of this Amendment.

(c)   Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Financing Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Financing Agreement as amended hereby.

7.   No Novation.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

8.   No Representations by Agent or Lenders.  Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

9.   Release.  Each Obligor hereby acknowledges and agrees that:  (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, Agent, attorneys or consultants of any of the foregoing) and (b) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors, and all of their Subsidiaries and Affiliates.  Notwithstanding the foregoing, the Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, Agent, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Third Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral.  Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

10.   Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Amendment.

11.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Obligor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 10.1 of the Financing Agreement, if (i) any representation or warranty made by a Obligor under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) a Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers hereby affirm their obligation under, and to the extent contemplated by, Section 3.4 of the Financing Agreement to reimburse Agent for all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to legal costs and expenses with respect thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:	SIC Intermediate, Inc.
its	Sole Member

By:	/s/ Kendall R. Hoyd
	Name:	Kendall R. Hoyd
	Title:	Chief Financial Officer

PENTAL GRANITE & MARBLE, LLC

By:	Architectural Granite & Marble, LLC
its	Sole Member

By:	Architectural Surfaces Group, LLC
its	Sole Member

By:	SIC Intermediate, Inc.
its	Sole Member

By:	/s/ Kendall R. Hoyd
	Name:	Kendall R. Hoyd
	Title:	Chief Financial Officer

[Third Amendment to Financing Agreement]

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Chief Executive Officer

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS AUS LEVERED II LP
By:	CAL II GP LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS CAVALIERS LEVERED LOAN OPPORTUNITIES FUND, LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus ICQ Levered Opportunities GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

[Third Amendment to Financing Agreement]

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XIX L.P.
By:	Cerberus LFGP XIX, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVI LP
By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVIII L.P.
By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XX L.P.
By:	Cerberus LFGP XX, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

[Third Amendment to Financing Agreement]

CERBERUS LOAN FUNDING XXI L.P.
By:	Cerberus LFGP XXI, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XXII L.P.
By:	Cerberus LFGP XXII, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XXIII L.P.
By:	Cerberus LFGP XXIII, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS N-I FUNDING LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS ND LEVERED LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

[Third Amendment to Financing Agreement]

CERBERUS ONSHORE LEVERED III LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED A LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED B LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.
By:	Cerberus Redwood Levered Opportunities GP
B, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS SWC LEVERED B LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

[Third Amendment to Financing Agreement]

ANNEX A

Amended Financing Agreement

ANNEX A TO ~~SECOND~~THIRD AMENDMENT

FINANCING AGREEMENT

Dated as of February 28, 2017

ARCHITECTURAL GRANITE & MARBLE, LLC AND EACH OF ITS SUBSIDIARIES LISTED AS A BORROWER ON THE

SIGNATURE PAGES HERETO,

as Borrowers,

the financial institutions party hereto from time to time as lenders,

and

CERBERUS BUSINESS FINANCE, LLC,

as Agent

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LIST OF SCHEDULES

Schedule 2.1	Term Loan Commitments
Schedule 8.1.4	Names and Capital Structure
Schedule 8.1.10	Brokerage Commission
Schedule 8.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.13	Environmental Matters
Schedule 8.1.14	Restrictive Agreements
Schedule 8.1.15	Litigation
Schedule 8.1.17	Pension Plans
Schedule 8.1.27	Material Contracts
Schedule 9.1.9	Deposit Accounts
Schedule 9.1.10	Business Locations
Schedule 9.2.2	Existing Liens
Schedule 9.2.17	Existing Affiliate Transactions

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EXHIBITS

Exhibit A-1	Assignment and Acceptance
Exhibit A-2	Assignment Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Conditions Precedent
Exhibit D	Financial Reporting
Exhibit E	Notice Requirements
Exhibit F	Post Closing
Exhibit G	Form of Joinder Agreement
Exhibit H	Additional Term Loan Conditions Precedent
Exhibit I	Post Third Amendment Effective Date Obligations

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FINANCING AGREEMENT

THIS FINANCING AGREEMENT is dated as of February 28, 2017, among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company (“AGM”), as the initial borrower, and immediately upon the consummation of the Pental Acquisition (as defined herein), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of Ultimate Parent (as defined herein) that executes a joinder agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party hereto from time to time as lenders (collectively, the “Lenders”) and CERBERUS BUSINESS FINANCE, LLC (“Cerberus”), as agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their business. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS; RULES OF CONSTRUCTION
1.1	Definitions. As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

ABL Priority Collateral Proceeds: the Proceeds of the ABL Priority Collateral.

Additional Term Loan: a loan made pursuant to Section 2.1.2.

Additional Term Loan Commitment: for any Lender, the obligation of such Lender to make an Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Additional Term Loan Commitment Expiry Date: January 31, 2018.

Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(c).

Adjusted Working Capital: means the remainder of (a) the consolidated current assets of the Obligors minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of the Obligors minus the amount of consolidated short-term Debt (including current maturities of long-term Debt) of the Obligors included in such consolidated current liabilities.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) having ordinary voting power for the election of directors or managers or for material transactions or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings. Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any portfolio company of any Sponsor (other than the Obligors and their respective Subsidiaries and any direct or indirect parent company of any such Obligor or Subsidiary) be considered an “Affiliate” of any Obligor.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained Agent.

AGM: has the meaning specified therefor in the preamble hereto.

Agreement: this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law principles, ~~and all~~as well as provisions of constitutions, treaties, statutes, rules, code, regulations, ordinances, orders and decrees of Governmental Authorities.

Applicable Margin: (a) 7.25% per annum, with respect to LIBOR Loans, and (b) 5.25% per annum, with respect to Base Rate Loans.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Artisan Company Agreement: the Company Agreement of Artisan SG, LLC d/b/a The Artisan Group, LLC, a Texas limited liability company, dated as of September 30, 2007, as the same may be amended, restated, supplemented or modified from time to time in accordance with this Agreement.

ASG Intercreditor Agreement: that certain Intercreditor Agreement, dated as of February 28, 2017 by and among Agent, in its capacity as agent for the Term Creditors (as defined therein), Bank of America, N.A., and acknowledged by the Obligors, as amended from time to time in accordance with the terms thereof.

ASG Revolver Debt: all Borrowed Money owed to the ABL Creditors (as defined in the ASG Intercreditor Agreement) pursuant to the ASG Revolver Debt Documents.

ASG Revolver Debt Documents: (i) the ASG Revolver Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the ASG Revolver Debt, all as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

ASG Revolver Loan Agreement: that certain Amended and Restated Loan ~~and~~, Security and Guaranty Agreement, dated as of June ~~23~~28, ~~2015~~2018, by and among ~~AGM~~Ultimate Parent, AGM, Pental, Lark, Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, Architectural Surfaces Group, LLC, Residential Design Services, LLC, SPV, SIC Intermediate, Inc. and Bank of America, N.A. as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1 or otherwise satisfactory to Agent.

Availability: has the meaning assigned thereto in the Revolver Loan Agreement.

Bank Product: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bank Product Debt: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: on any day, the greater of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base commercial lending rate or prime rate and (ii) 3.50% per annum. The reference rate, base commercial lending rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

Base Rate Loan: any portion of the Term Loan that bears interest based on the Base Rate.

Bedrock: means Elegant Home Design, LLC, a Kansas limited liability company.

Bedrock Acquisition: the consummation of the acquisition by AGM of the Bedrock Acquisition Assets pursuant to the terms of the Bedrock Acquisition Agreement and the transactions in connection therewith.

Bedrock Acquisition Agreement: that certain Asset Purchase Agreement between AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, together with all exhibits, schedules and annexes thereto.

Bedrock Acquisition Documents: the Bedrock Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Bedrock Acquisition.

Bedrock Acquisition Assets: shall have the meaning of “Assets” as set forth in the Bedrock Acquisition Agreement.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.  For purposes of clarification, the Revolver Debt shall constitute Borrowed Money.

Borrowers: has the meaning specified therefor in the preamble hereto.

Borrower Materials: Compliance Certificates and other information, reports, financial statements and other materials prepared and delivered by any Borrower or its representatives hereunder, as well as other Reports and information prepared and delivered by any Borrower or its representatives and provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base Certificate: has the meaning assigned thereto in the Revolver Loan Agreement.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Borrowers or their Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Casa Verde: Casa Verde Services, LLC, a Delaware limited liability company.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by an Obligor at Bank of America, N.A. or such other financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of any inchoate or other contingent Obligations, in an amount equal to ~~Agent’s good faith estimate~~103% of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CECAFE: CECAFE SERVICOS ADMINISTRATIVOS LTDA. ME.

Cerberus: has the meaning specified therefor in the preamble hereto.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent; (b) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in RDS Parent; (c) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AGM; (~~c~~d) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AGM in accordance with Section 9.2.9), (~~d~~e) RDS Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Lark; (f) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in SPV; (~~e~~g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), other than any of the Sponsors, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Ultimate Parent or any direct or indirect parent of Ultimate Parent; or (~~f~~h) the sale or transfer of all or substantially all assets an Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials or the use thereof or transactions relating thereto; (b) any action taken or omitted in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Dividend: means one or more dividend payments or distributions paid in cash by AGM to Parent and by Parent to Trive Capital Fund I LP, Trive Affiliated Coinvestors I LP and Trive Capital Fund II (Offshore) Subsidiary, LP on or within two (2) days of the Closing Date in an aggregate amount not to exceed $12,226,398.50, the proceeds of which shall be used to repay the Existing Bridge Equity.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the amount of such Lender’s Term Loan Commitment.

Commitments: means the aggregate amount of all Term Loan Commitments.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate substantially in the form of Exhibit B, and satisfactory to Agent in all respects, by which Ultimate Parent certifies compliance with Sections 9.3.1 and 9.3.2.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Net Debt: as of any date of determination, the Borrowed Money of Ultimate Parent and its Subsidiaries as of such date less the amount of Qualified Cash of Ultimate Parent and its Subsidiaries as of such date.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Controlled Investment Affiliate: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “Control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Cost Savings Cap: has the meaning specified therefor in the definition of “Pro Forma Cost Savings”.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrowers, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture, unless expressly made non-recourse to such Person and only to the extent of the direct payment liability of such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

EBITDA: determined for any period, on a consolidated basis for Ultimate Parent and its Subsidiaries, the sum of, without duplication, (a) net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up or ~~write down~~write-down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income), (b) ~~to the extent deducted in determining such net income, the onetime documented costs and expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents, not to exceed $5,500,000 in the aggregate, (c) one-time documented costs and expenses of Borrowers incurred before June 30, 2017 solely in connection with the implementation of operational changes related to the Pental Acquisition, not to exceed $500,000 in the aggregate, (d) management fees and expenses paid to Sponsors or their Affiliates to the extent permitted under this Agreement, in an aggregate amount not to exceed $400,000 per Fiscal Year, (e) costs with respect to the addition of two Greenfield branch locations in an aggregate amount not to exceed $500,000 per location; provided, that with respect to each location, all such costs associated with such location must be incurred within an 18-month period of the location opening, (f) costs or expenses~~any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” so long as the amounts added back pursuant to this clause (b) do not exceed the Cost Savings Cap, (c) expenses for such period that are covered by insurance or have been reimbursed to an Obligor in cash by a third party ~~or covered by insurance, and (g) proceeds of~~ who is not an Affiliate of an Obligor to the extent such reimbursement is not already reflected in the calculation of net income; (d) amounts reimbursed pursuant to an Obligor’s business interruption insurance~~;~~ policies; and (e) non-cash compensation consisting of Equity Interests to the extent expensed under GAAP it being agreed that for purposes of calculating any financial ratio or test under the Loan Documents, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and Investments permitted hereunder (including the commencement of activities constituting such business) and dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition, and operational changes permitted hereunder ~~(including, to the extent applicable, from the Pental Acquisition)~~, and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any permitted retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by ~~Borrowers~~Ultimate Parent or any of ~~their~~its Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

Eligible Assignee: a Person that is (a) a Lender or an Affiliate or Related Fund of a Lender; (b) an Approved Fund approved by Agent and AGM (which approval shall not be unreasonably withheld (it being acknowledged that the withholding of consent by AGM with respect to an Approved Fund that is a vulture fund or distressed debt purchaser shall not be considered unreasonable) or delayed, and shall be deemed given if no objection is made within ten Business Days after notice of the proposed assignment); and (c) during an Event of Default, any Person.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Laws: Applicable Laws (including ~~rules, regulations, ordinances and codes, together with~~ administrative orders, licenses, authorizations and permits of any Governmental Authority) relating to public health (other than occupational safety and health regulated under OSHA, or public health and safety regulated by the U.S. Food and Drug Administration) or the protection or pollution of the environment, including CERCLA, RCRA and CWA~~; provided that, governmental guidelines are not considered to be Environmental Laws unless such governmental guidelines are legally binding~~.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

Equity Cure Contributions: as defined in Section 9.3.3.

Equity Cure Period: as defined in Section 9.3.3.
Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 10.

Excess Cash Flow: with respect to any Person for any period and determined on a consolidated basis for any Fiscal Year (or the portion thereof following the Closing Date), (a) EBITDA of Ultimate Parent and its Subsidiaries for such period, minus (b) the sum of, without duplication, (for such Fiscal Year) (i) cash interest expense, the Loan Servicing Fee, amendment fees paid in cash during such period, and cash taxes paid; (ii) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans); (iii) scheduled and mandatory principal (and premium) payments made on Borrowed Money, Subordinated Debt and Capital Leases by Borrowers and their Subsidiaries (including (x) optional repayments of the Revolver Debt that are accompanied by a permanent reduction of the Revolver Debt facility but excluding (y) any prepayment of the Loan made (A) with Equity Cure Contributions pursuant to Section 9.3 or (B) pursuant to Section 5.2.2(a)); (iv) Distributions made in cash (to the extent permitted hereunder) by Borrowers and their Subsidiaries, (v) any increase (or plus the decrease) in Adjusted Working Capital so as long as any working capital payments and receipts are consistent with normal business practices; (vi) any earnouts paid by Borrowers or their Subsidiaries in connection with Permitted Acquisitions and the Pental Acquisition; (vii) the aggregate amount of cash payments for management fees and expenses made during such Fiscal Year to the extent added back in the determination of EBITDA; (viii) one-time documented expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents to the extent added back in the determination of EBITDA; (ix) one-time documented third-party costs and expenses of Borrowers in connection with the implementation of operational changes related to the Pental Acquisition to the extent added back in the determination of EBITDA; (x) costs with respect to the addition of two Greenfield branch locations to the extent added back in the determination of EBITDA; (xi) costs or expenses reimbursed by a third party or insurance; and (xii) the proceeds of business interruption insurance to the extent added back in the determination of EBITDA. For purposes of calculating Excess Cash Flow for any Excess Cash Flow period, (x) the EBITDA of a target of any Permitted Acquisition shall be included and (y) any payments made by the target of any Permitted Acquisition shall be excluded, in such calculation, in each case, only from and after the date of the consummation of such Permitted Acquisition.

Excluded Account: (i) a deposit account used exclusively used for payroll, payroll taxes or employee benefits, or (ii) a petty cash account containing not more than $~~75,000~~150,000 individually at any time or $~~200,000~~400,000  in the aggregate for all such petty cash accounts.

Excluded Tax: means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profit Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its ~~applicable~~ Lending Office located in, the jurisdiction imposing such Tax (or political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of ~~a~~such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a ~~law~~Law in effect on the date on which; (i) such Lender acquires such interest in the Loan or Commitment (except pursuant to an assignment request by AGM or Agent under Section 3.8 or 12.4); or (ii) such Lender changes its Lending Office, ~~unless the~~except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable ~~to its~~either to such Lender's assignor immediately ~~prior to such assignment or to the~~before such Lender became a party hereto or to such Lender immediately ~~prior to its change in Lending~~before it changes its Lender Office ; (c) Taxes attributable to ~~such~~ Recipient’s failure to comply with Section ~~5.9~~5.9.7 and (d) ~~U.S. federal~~any withholding Taxes imposed pursuant to FATCA.

Existing Bridge Equity: means the equity contribution made by the Sponsors to AGM on or about July 21, 2016 in connection with the consideration to be paid pursuant to that certain Asset Purchase Agreement dated as of July 21, 2016 among AGM, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat.

Existing Pental Lender: means JPMorgan Chase Bank, N.A.

Existing Pental Loan Facility: that certain Credit Agreement, dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Pental and the Existing Pental Lender, together with all other documents and instruments relating thereto.

Existing Term Loan Agent: Monroe Capital Management Advisors, LLC.

Existing Term Loan Facility: that certain Loan Agreement and Security Agreement, dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among AGM, the Existing Term Loan Lenders and the Existing Term Loan Agent, together with all other documents and instruments relating thereto.

Existing Term Loan Lenders: the lenders party to the Existing Term Loan Facility.

Expansion Capital Expenditures: Capital Expenditures in connection with the expansion of the Borrowers’ business for the purpose of building the two Greenfield branch locations in an amount not to exceed $1,000,000 per branch and $2,000,000 in the aggregate.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Agent and each Lender may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent and each Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such out-of-pocket costs, expenses and advances include transfer fees, ~~Other Taxes,~~ storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (limited to fees of one outside counsel for the Agent and one outside counsel for the Lenders, taken as a whole, and one local counsel to the Agent and one local counsel to the Lenders, taken as a whole, in any material jurisdiction), appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses (but excluding any and all Taxes); provided, however, that fees of third party professionals shall be limited to one professional or firm for the Agent and one professional or firm for the Lenders, taken as a whole.

Extraordinary Receipts: any cash received by or paid to or for the account of any Obligor not in the ordinary course of business, including without limitation amounts received in respect of foreign, United States, state or local tax refunds and pension plan reversions and excluding amounts received in respect of business interruption insurance; provided, that Extraordinary Receipt shall exclude working capital adjustments in connection with the Pental Acquisition and any Permitted Acquisition.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (~~including~~or any amended or successor version ~~if~~that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations~~thereof and~~, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate: for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent. Agent’s determination of such rate shall be binding and conclusive absent manifest error.

Financial Statements: (a) the audited consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (b) the reviewed consolidated balance sheet of Pental for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (c) the unaudited consolidated balance sheet of Parent and its Subsidiaries for the twelve (12) months ended December 31, 2016, and the related consolidated statement of operations, shareholder’s equity and cash flows for the twelve (12) months then ended.

First Amendment: means that certain First Amendment to Financing Agreement, dated as of November 22, 2017, by and among the parties to this Agreement.

First Amendment Effective Date: the meaning set forth in the First Amendment. Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined as of any date of determination and determined on a consolidated basis for Ultimate Parent and its Subsidiaries, of (a) EBITDA for the trailing twelve-month period then ending minus unfinanced Capital Expenditures, minus cash taxes paid or payable during such period, to (b) Fixed Charges, in each case, during the same period. In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to: (x) the incurrence, repayment or retirement of any Debt by Ultimate Parent and its Subsidiaries since the first day of such period as if such Debt were incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Ultimate Parent and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) in calculating interest expense in respect of any Debt included on a pro forma basis (x) interest on Debt bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period (y) if such Debt bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (z) the amount of Debt under a revolving credit facility will be based upon the amount of such Debt at the end of the applicable fiscal month; and (3) the calculation of the tax liabilities of Ultimate Parent and its Subsidiaries described in clause (a) above shall be made without giving effect to any tax refunds, net operating losses or other net tax benefits that were received during such period on account of any prior periods (but only to the extent such tax refunds, net operating losses or other net tax benefits, or a portion thereof, were not previously accounted for or reasonably expected to be applicable in such period by Ultimate Parent and its Subsidiaries).

Fixed Charges: with respect to any period, the sum of (a) cash interest, plus (b) regularly scheduled principal payments made on Borrowed Money (excluding (i) Excess Cash Flow payments and (ii) mandatory and voluntary payments permitted under the Intercreditor Agreement, plus Distributions (other than Tax Distributions) made during such period.

Flow of Funds Agreement: a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agent, by and among the Obligors, the Agent, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the consummation of the Pental Acquisition and the transactions contemplated by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is (a) not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: (a) a Subsidiary that is a ~~"~~“controlled foreign corporation~~"~~” under Section 957 of the Code, (a ~~"~~“CFC~~"~~”)~~,~~ (b) a Subsidiary of a CFC~~, or~~ and (c) any Subsidiary (including a Subsidiary that is a U.S. Person) substantially all of the assets of which consist of Equity Interests in ~~one or more CFCs~~a CFC.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof.

GAAP: generally accepted accounting principles in effect in the United States from time to time consistent with those used in the preparation of the Financial Statements.

Greencraft Holdings: Greencraft Holdings, LLC, an Arizona limited liability company.

Greencraft Interiors: Greencraft Interiors, LLC, an Arizona limited liability company.

Greencraft Stone: Greencraft Stone and Tile LLC, a Delaware limited liability company.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or European Central Bank).

Guarantors: ~~Parent, SPV~~Ultimate Parent, Parent, RDS Parent, Lark, SPV, Greencraft Holdings, Greencraft Interiors, Greencraft Stone, Casa Verde, Intermediate Holdoc and each other Person that guarantees payment or performance of Obligations; provided, that no Foreign Subsidiary shall be a Guarantor.

Guaranty and Collateral Agreement: the Guarantee and Collateral Agreement dated as of the Closing Date by each Obligor signatory thereto in favor of Agent and Lenders.

Hazardous Material: any pollutant, contaminant, chemical or substance defined as or included in the definition of “hazardous wastes,” “hazardous materials,” “acutely hazardous wastes,” “hazardous substances ,” “extremely hazardous substances,” “toxic substances,” “toxic chemicals,” “toxic pollutants,” or words of similar import under any Environmental Law, including, without limitation, (i) any petroleum, petroleum products, or fractions or derivatives thereof, (ii) natural or synthetic gas, (iii) any asbestos and asbestos containing material, polychlorinated biphenyls or radon gas, and (iv) any radioactive materials, substances or waste.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnities and Lender Indemnitees.

Initial Term Loan: a loan made pursuant to Section 2.1.1.

Initial Term Loan Commitment: for any Lender, the obligation of such Lender to make a Initial Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Initial Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: as defined in the Guaranty and Collateral Agreement.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Subordination Agreement: an Intercompany Subordination Agreement made by the Ultimate Parent and its Subsidiaries in favor of the Agent for the benefit of the Agent.

Intercreditor Agreement: means the ASG Intercreditor Agreement.

Interest Period: as to any LIBOR Loan, a period of 30, 60, or 90 days commencing on the date such Loan is borrowed and thereafter commencing on the day on which the immediately preceding period expires; provided that, (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any

Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Term Loan Maturity Date.

Intermediate Holdco: SIC Intermediate, Inc., a Delaware corporation.

Investment:

(a)a transaction or series of transactions resulting in (i) acquisition of a business division or substantially all assets of a Person; (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (iii) merger, consolidation or combination of an Obligor or Subsidiary with another Person;

(b)an acquisition of record or beneficial ownership of any Equity Interests of a Person; or

(c)an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for the Obligations.

IRG: means Integrated Resources Group, Inc., a California Corporation.

IRG Acquisition: the consummation of the acquisition by AGM of the IRG Acquisition Assets pursuant to the terms of the IRG Acquisition Agreement and the transactions in connection therewith.

IRG Acquisition Agreement: that certain Asset Purchase Agreement among AGM, IRG and the shareholders of IRG, together with all exhibits, schedules and annexes thereto.

IRG Acquisition Documents: the IRG Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the IRG Acquisition.

IRG Acquisition Assets: shall have the meaning of “Assets” as set forth in the IRG Acquisition Agreement.

IRS: the United States Internal Revenue Service.

Joinder Agreement: a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary of ~~a Borrower~~an Obligor made a party hereto pursuant to Section 9.1.11.

Lark: means L.A.R.K. Industries, Inc, a California corporation.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrowers.

Leverage Ratio: with respect to any Person and its Subsidiaries for any period, the ratio of (a) ~~Borrowed Money (other than Contingent Obligations)~~Consolidated Net Debt of such Person and its Subsidiaries as of the end of such period, to (b) EBITDA of such Person and its Subsidiaries for such period.

LIBOR: for any Interest Period, with respect to any Loan, a rate per annum equal to (a) (i) the London Interbank Offered Rate with a term equivalent to such Interest Period as reported in The Wall Street Journal (or other authoritative source selected by Agent in its sole discretion) as of the first day of such Interest Period for such Loan, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or (b) if the rate described in clause (a) is unavailable for any reason, as LIBOR is otherwise determined by Agent in its reasonable discretion consistent with treatment of other borrowers. Notwithstanding anything contained in this Agreement to the contrary, LIBOR shall not be less than 0.75% per annum. Agent’s determination of the LIBOR shall be conclusive, absent demonstrable error.

LIBOR Loan: each portion of a Term Loan having a common length and commencement of Interest Period that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any lien, security interest, pledge, hypothecation, assignment, easement, right-of-way, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Agent, and agrees to deliver such Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to such Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Term Loan.

Loan Documents: collectively, as may be amended, modified or supplemented from time to time, this Agreement, the Other Agreements and the Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, material Properties, or financial condition of the Obligors, taken as a whole, or on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs the ability of the Obligors, taken as a whole, to perform their material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon a material portion of the Collateral.

Material Contract: with respect to any Person, (a) the Revolver Debt Documents, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: any mortgage, deed of trust or similar instrument in which any Obligor grants a Lien on its Real Estate to Agent, for the benefit of the Secured Parties, as security for any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to any disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or its Subsidiary in cash from such disposition, net of (a) reasonable costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, income tax, and such other customary reserves, until such reserves are no longer needed.

Obligations: collectively, all (a) principal of and premium, if any, on the Loans; (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; and (c) other Debt, obligations and liabilities of any kind owing by any Obligor to Agent or any Lender under any Loan Document; in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower and each Guarantor.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Borrowers or their Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreements: collectively, the ASG Intercreditor Agreement, the Compliance Certificate, the Flow of Funds Agreement, any Perfection Certificate, the Intercompany Subordination Agreement, any Joinder Agreement, any Guaranties, or any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or any Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or other security interest or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8 or Section12.4).

Participant: as defined in Section 12.2.1.

Participant Register: as defined in Section 12.2.3.

Parent: TCFI G&M LLC, a Delaware limited liability company.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: as defined in the Revolver Loan Agreement on the date hereof.

Payment Item: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Pental: has the meaning specified therefor in the preamble hereto.

Pental Acquisition: the consummation of the acquisition of membership interests of Pental by AGM pursuant to the terms of the Pental Acquisition Agreement and the transactions in connection therewith.

Pental Acquisition Agreement: that certain Securities Purchase Agreement, dated as of February 28, 2017, among AGM, as purchaser, PGM, Aquarius Seller, Inc., a Washington corporation (the “Seller”) and Parminder Pental and Ravinder Pental (together with Parminder Pental, the “Pentals” and together with the Seller, the “Selling Parties”), together with all exhibits, schedules and annexes thereto.

Pental Acquisition Documents: the Pental Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Pental Acquisition.

Pental Collateral Assignment: the Collateral Assignment of Pental Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by the AGM in favor of the Agent.

Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each Obligor.

Permitted Acquisition: the Specified Acquisitions and an Investment by a Borrower of the type described in clauses (a) and (b) of such definition so long as

(i)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition;

(ii)such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Ultimate Parent or any of its Subsidiaries or an Affiliate thereof;

(iii)the assets, business or Person being acquired is useful or engaged in the business of Obligors and is located or organized within the United States;

(iv)no Debt or Liens are assumed or incurred, except as permitted by Sections 9.2.1 and 9.2.2;

(v)the Payment Conditions are satisfied at the time of such Investment (and a Senior Officer of a Borrower shall certify to Agent, not less than five days prior to the date of such Investment, that all Payment Conditions have been satisfied);

(vi)after giving effect to such Investment and the incurrence of any Loans, other Debt or Contingent Obligations in connection therewith, the Obligors shall be in compliance on a pro forma basis with the covenants set forth in Sections 9.3.1 and 9.3.2 each recomputed for the most recently ended month of the Obligors for which information regarding the business being acquired is available with adjustments calculated by Borrowers and approved by Agent;

(vii)the assets being acquired or the Person or Persons whose Equity Interests are being acquired (the “Target”) did not, on a consolidated basis have EBITDA less than -$1,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed acquisition, and such Target must be a Subsidiary upon the consummation of such acquisition;

(viii)any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 9.1.11 on or prior to the date of the consummation of such acquisition; and

(ix)the purchase price payable in respect of (i) any single acquisition or series of related acquisitions shall not exceed $5,000,000 in the aggregate and (ii) all acquisitions (including the proposed acquisition in such Permitted Acquisition) shall not exceed $~~7,000,000~~10,000,000 in the aggregate, in each case during ~~the term of this Agreement~~any Fiscal Year.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured lender providing for a secured facility of the type set forth herein and based on the applicable circumstances as of the applicable date of determination).

Permitted Distributions: with respect to any Obligor, so long as no Event of Default exists or would result from the making of such distribution,

(a)the payment of dividends or any other distributions on an Obligor’s Equity Interests to another Obligor (other than Ultimate Parent) or the payment of any indebtedness owed to an Obligor (other than Ultimate Parent),

(b)the making of any loans or advances to an Obligor (other than Ultimate Parent),

(c) the transfer of any property or assets to an Obligor (other than Ultimate Parent),

(d)payments to enable Obligors to repurchase any Equity Interest issued by such Obligor or warrants, options or other similar rights granted by such Obligor, from any officer, director or employee, not to exceed $~~250,000~~1,000,000 in the aggregate during any Fiscal Year,

(e)to the extent Ultimate Parent or Borrower, as applicable is treated as a partnership or disregarded entity for U.S. federal income tax purposes or Borrower is part of an affiliated group filing consolidated income tax returns, Tax Distributions,

(f)Borrowers may make distributions to Parent (and Parent may make any subsequent ~~Distribution~~Distributions to Ultimate Parent) for the purpose of allowing Ultimate Parent to (x) pay management fees to the Sponsors or their Affiliates in accordance with the Management Agreement in an aggregate amount not to exceed $400,000 in any Fiscal Year provided such management fees are permitted to be paid pursuant to Section 9.2.22, (y) to reimburse Sponsors or their Affiliates for reasonable costs and expenses related to monitoring Sponsors’ investment in Ultimate Parent, including, reasonable costs and expenses for travel by officers and agents of Sponsors or their Affiliates, and (z) pay reasonable expenses incurred in connection with the maintenance of its existence as a holding company, and

(g)the Closing Date Dividend.

Permitted Investments:

(a)an Investment by an Obligor in (i) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business, (ii) consideration received in connection with any sale, lease, transfer or other disposition permitted under this Agreement, (iii) deposit accounts,

(b)Investments made by an Obligor in the nature of immaterial pledges or deposits with respect to leases or utilities provided to third parties in the Ordinary Course of Business,

(c)Permitted Acquisitions; and

(d)the RDS Intercompany Loan.

Permitted Lien: as defined in Section 9.2.2.

Permitted Refinancing: with respect to any Debt, the extension of maturity, refinancing or modification of the terms thereof; provided, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Obligors and the Lenders in any material respect (taken as a whole) than the terms of the Debt being extended, refinanced or modified, (ii) after giving effect to such extension, refinancing or modification, the amount of such Debt (or accreted value, if applicable) is not greater than the amount of Debt (plus accrued interest and premiums thereon (including tender premiums) and underwriting discounts, defeasance costs and all fees and expenses incurred for such refinancing, extension or modification) outstanding immediately prior to such extension, refinancing or modification, and (iii) no Obligor or Subsidiary of a Obligor that was not liable with respect to the Debt prior to its refinancing or modification shall be liable with respect to such Debt after giving effect to its refinancing or modification.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 13.4.3.

Projections: financial projections of the Parent and its Subsidiaries delivered pursuant to Section 8.1.7, as updated from time to time pursuant to clause (e) of Exhibit D.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Pro Forma Cost Savings: an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Ultimate Parent or its Subsidiaries within 18 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable, reasonably identifiable and determined in good faith (as certified in a reasonable level of detail reasonably acceptable to Agent by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower) and are reasonably anticipated to be realized within 18 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall not exceed with respect to any four quarter period 10% of EBITDA for such period (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 18 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined by dividing the amount of such Lender’s Term Loan by the aggregate outstanding Term Loans or, if all Loans have been paid in full, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Cash: as of any day, the aggregate amount of unrestricted cash and Cash Equivalents of Ultimate Parent or any other Subsidiary that is held in any Deposit Account subject to a Deposit Account Control Agreement in favor of the Agent, for the benefit of the Lenders.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

RDS Intercompany Loan: means an Investment by an Obligor consisting of loans made by AGM to ~~L.A.R.K. Industries, Inc.~~Lark as evidenced by the RDS Note.

RDS Note: that certain Subordinated Promissory Note issued by AGM in favor of ~~L.A.R.K. Industries, Inc~~Lark. in the aggregate principal amount of $13,500,000, in form and substance reasonably satisfactory to the Agent (no provision of which shall be amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent).

RDS Parent: Residential Design Services, LLC (f/k/a TCFI LARK LLC), a Delaware limited liability company.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reference Bank: JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time.

Register: as defined in Section 12.3.4.

Related Fund: with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, all in form and substance reasonably satisfactory to Agent: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Agent; and (e) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Report: as defined in Section 11.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders: Secured Parties holding more than 50% of the aggregate outstanding Term Loans or, if all Term Loans have been paid in full, the aggregate remaining Obligations; provided, however, that Term Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

Restricted Investment: any Investment by any Obligor or its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 9.2.7, and (d) Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document or an agreement executed in connection with the Revolver Debt, Subordinated Debt or Borrowed Money otherwise permitted pursuant to the Loan Documents) that conditions or restricts the right of a Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Debt: means the ASG Revolver Debt.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successors thereto.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Second Amendment: means that certain Second Amendment to Financing Agreement, dated as of December 29, 2017, by and among the parties to this Agreement.

Second Amendment Effective Date: the meaning set forth in the Second Amendment.

Secured Parties: Agent and Lenders.

Security Documents: collectively, the Guaranty and Collateral Agreement, IP Assignments, Mortgages, Deposit Account Control Agreements, the Pental Collateral Assignment, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Select Interior Proceeds: means the proceeds of the sale of Equity Interests of Ultimate Parent pursuant to that certain Purchase/Placement Agreement, to be dated on or about November 15, 2017, by and among Ultimate Parent and B. Riley FBR, Inc.

Select Interior Transactions: means (a) the amendment and restatement of the operating agreement of Parent in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment, (b) all holders of the Parent’s Equity Interests will transfer such Equity Interests to Ultimate Parent resulting in Parent being a wholly-owned Subsidiary of Ultimate Parent, (c) the Sponsors ceasing to own and control at least 51% of the voting and economic Equity Interests of Parent, (d) the prepayment of not less than $30,300,000.00 of the Term Loans to the extent funded solely with the Select Interior Proceeds and (e) the amendment of the Revolving Loan Agreement pursuant to an amendment in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment.

Select Interior Transaction Documents: means the agreements and documents pursuant to which the Select Interior Transactions are to be consummated.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Acquisition: collectively, the IRG Acquisition, the Tutto Marmo Acquisition, and the Bedrock Acquisition.

Specified Transaction: collectively, a Specified Acquisition and the RDS Intercompany

Loan.

Sponsors: collectively, Trive Capital Fund I LP, Trive Capital Fund I (Offshore) LP, and Trive Affiliated Coinvestors I LP.

SPV: means AG Holdco (SPV) LLC, a Delaware limited liability company.

Subordinated Debt: all Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which the Borrowers directly or indirectly own 50% of the voting securities or Equity Interests).

Tax Distributions: so long as Parent or a Borrower, as applicable, is treated as a partnership or disregarded entity for United States federal income tax purposes or part of an affiliated group filing U.S. consolidated income tax returns, quarterly tax distributions on April 10, June 10, September 10 and December 10 of each Fiscal Year by Parent or such Borrower, as applicable, to its members with respect to each Fiscal Year, which, in the aggregate, are in an amount equal to the amount necessary to pay such members’ estimated state and United States federal income tax liabilities in respect of the income earned by Parent or such Borrower, as applicable (which taxable income will include the taxable income of subsidiaries of Parent or such Borrower, as applicable, that are similarly classified as partnerships or disregarded entities for U.S. federal income tax purposes or otherwise treated as part of an affiliated group filing U.S. consolidated income tax returns), calculated as an amount equal to the product of (A) the net taxable income of the Parent or such Borrower, as applicable, minus any previous net taxable loss of the Parent or such Borrower, as applicable, that is usable by the members of the Parent or such Borrower, as applicable, to offset net taxable income of the Parent or such Borrower, as applicable, and taking into account the characterization of the income of Parent or such Borrower, as applicable, as ordinary income or capital gains and the deductibility of state and local income taxes for federal purposes, as appropriate, and (B) the highest marginal federal income tax rate applicable to any member of Parent or such Borrower, as applicable, (including under Section 1411 of the Code) and a ~~10~~15% assumed state and local tax rate; provided however, that to the extent the actual tax liability of members in respect of Parent or such Borrower, as applicable, for a taxable year is less than the sum of the estimated payments described above for the year, then the excess will be deducted from the next quarterly tax distribution.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup witholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: means, collectively, the Initial Term Loan and any Additional Term Loan.

Term Loan Commitment: for any Lender, the Initial Term Loan Commitment and/or the Additional Term Loan Commitment.

Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date: the earlier to occur of (a) February 28, 2022, or (b) such other date on which the Obligations become due and payable pursuant to Section 10.

Term Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

Term Priority Collateral Proceeds: the Proceeds of the Term Priority Collateral.

Third Amendment: means that certain Third Amendment to Financing Agreement, dated as of June 28, 2018, by and among the parties to this Agreement.

Third Amendment Effective Date: the meaning set forth in the Third Amendment.

Third Amendment Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each of Ultimate Parent, RDS Parent and Lark.

Tutto Marmo: means Tutto Marmo, Inc., a California corporation.

Tutto Marmo Acquisition: the consummation of the acquisition by AGM the Tutto Marmo Acquisition Assets pursuant to the terms of the Tutto Marmo Acquisition Agreement and the transactions in connection therewith.

Tutto Marmo Acquisition Agreement: that certain Asset Purchase Agreement among AGM, Tutto Marmo and the shareholders of Tutto Marmo.

Tutto Marmo Acquisition Assets: shall have the meaning of “Assets” as set forth in the Tutto Marmo Acquisition Agreement.

Tutto Marmo Acquisition Documents: the Tutto Marmo Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Tutto Marmo Acquisition.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Ultimate Parent: means Select Interior Concepts, Inc., a Delaware corporation.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: has the meaning assigned thereto in the Revolver Loan Agreement.

1.2Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all applicable financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change. All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.3Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,”

“Document,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement includes any modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means the time of day at Agent’s notice address under Section 13.4.1; or (g) discretion of Agent mean its sole and absolute discretion unless expressly provided otherwise. All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5Time of Day. Unless otherwise specified, all references herein to times of day shall be references to ~~Central~~Eastern time (daylight or standard, as applicable).

1.6Effectiveness of Borrowers.

1.6.1AGM shall be the initial Borrower. Immediately upon the consummation of the Pental Acquisition, the execution and delivery of the signature pages of Pental and each of its Subsidiaries listed on the signature pages hereto pursuant to this Agreement shall become effective and Pental and each of its Subsidiaries listed on the signature pages hereto shall become a Borrower, and party to this Agreement.

2.	CREDIT FACILITIES

2.1Term Loan Commitment.

2.1.1Initial Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its ~~Iniital~~Initial Term Loan Commitment, on the terms set forth herein, to make its portion of the Initial Term Loan to the Borrowers. The Initial Term Loan shall be funded by Lenders on the Closing Date. The Initial Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Initial Term Loan on the Closing Date. Once repaid, whether such repayment is voluntary or required, Initial Term Loans may not be reborrowed.

2.1.2Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth: (a) the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Specified Transaction (unless otherwise agreed by the Lenders), request to borrow an Additional Term Loan.

(b)each Lender agrees, severally on a Pro Rata basis up to its Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Additional Term Loan to the Borrowers.

(c)each Additional Term Loan shall be funded by the Lenders at any time on or after the Second Amendment Effective Date and prior to the Additional Term Loan Commitment Expiry Date, or until the reduction of its Additional Term Loan Commitment to zero in accordance with the terms hereof. Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

(d)each Additional Term Loan shall be in an amount not to exceed (i) in the case of a Specified Acquisition, 50% of the purchase price of any single Specified Acquisition or (ii) in the case of the RDS Intercompany Loan, $13,500,000; provided that the original aggregate principal amount of the Additional Term Loans shall not exceed the Additional Term Loan Commitments.

2.1.3Term Loan Records. The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.

2.1.4Use of Proceeds.

(a)The proceeds of the Initial Term Loan made on the Closing Date shall be used by the Borrowers solely (a) to refinance existing Debt of AGM under the Existing Term Loan Facility; (b) to refinance existing Debt of Pental under the Existing Pental Loan Facility; (c) to fund the Closing Date Dividend; (d) to repay existing Revolver Debt of AGM under the Revolver Loan Agreement in an amount equal to $11,000,000; (e) to pay a portion of the purchase price under the Pental Acquisition Agreement; (f) to pay fees and expenses in connection with the transactions contemplated by this Agreement; and (g) for working capital and general corporate purposes of the Borrowers.

(b)The proceeds of the Additional Term Loan shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to a Specified Acquisition; (b) to repay existing Debt of any entity or asset acquired under a Specified Acquisition; (c) to fund a portion of the RDS Intercompany Loan; and (d) to pay fees and expenses in connection with the transactions contemplated by the Second Amendment.

3.	INTEREST, FEES AND CHARGES

3.1Interest.

3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the LIBOR in effect from time to time, plus the Applicable Margin for LIBOR Loans.

(b)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Borrowers acknowledge that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first Business Day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Term Loan Maturity Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2Fees.

(a)Closing Fee. On or prior to the Closing Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable closing fee (the “Closing Fee”) equal to $2,100,000, which shall be deemed fully earned when paid.

(b)Loan Servicing Fee. From and after the Closing Date and until the Term Loan Maturity Date, the Borrowers shall pay to the Agent for the account of the Agent, a non-refundable loan servicing fee (the “Loan Servicing Fee”) equal to an aggregate amount of $6,000 each month, which shall be deemed fully earned when paid and which shall be pro rated for any partial month and payable monthly in arrears on the first day of each calendar month, commencing on April 1, 2017.

(c)Additional Term Loan Funding Fee. On or prior to date of any funding of an Additional Term Loan pursuant to the terms of this Agreement (each, an “Additional Term Loan Funding Date”), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable fee equal to 0.50% of the principal amount of the Additional Term Loan funded on such Additional Term Loan Funding Date, which shall be deemed fully earned on the Additional Term Loan Funding Date to which it relates.

3.3Computation of Interest, Fees, Yield Protection. All interest, fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of such certificate.

3.4Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers also shall reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), each examination, inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent Professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. All amounts payable by Borrowers under this Section shall be due on demand.

3.5Illegality. If any Lender determines that any change in Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers, any obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall convert all LIBOR Loans of such Lender to

Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6Inability to Determine Rates. Agent will promptly notify Borrowers and Lenders if in connection with any Loan (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period or (ii) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period, or (c) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) revokes the notice. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7Increased Costs; Capital Adequacy.

3.7.1Increased Costs Generally. If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender or any interbank market any other condition, cost or expense (other than Taxes) affecting any Loan, Commitment or Loan Document;

and the result in clause (a), (b) or (c) above shall be to increase the cost to any Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding anything contrary in this Agreement or any of the Loan Documents, Borrower shall not be required to compensate or pay additional or increased amounts pursuant to Section 3.5 or this Section 3.7 that arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of any Lender or any company or Person controlling any such Lender and any participant of any such Lender’s rights hereunder or any successors or assignees thereof.

3.7.2Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments or Loans to a level below that which such Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate such Lender for any increased costs or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrowers of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.

3.8Mitigation Obligations; Replacement of Lenders.

3.8.1~~Mitigation~~Designation of a Different Lending Office. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or eliminate or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.8.2Replacement of Lenders. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8.1, then Borrower may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.1.1, all of its interests, rights (other than its existing rights to payments pursuant to Section 3.5, Section 3.7 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b)in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(c)such assignment does not conflict with Applicable Law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.9 Funding Losses. If for any reason (a) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (b) Borrowers fail to repay a LIBOR Loan when required hereunder, or (c) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match fundings (but excluding any and all Taxes). For purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

4.	LOAN ADMINISTRATION

4.1Intentionally Omitted.

4.2Defaulting Lender. Notwithstanding anything herein to the contrary.

4.2.1Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans, Agent may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 13.1.1(c).

4.2.2Payments; Fees. Agent may, in its Permitted Discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full in cash. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations or to readvance the amounts to Borrowers. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender.

4.2.3Status; Cure. Agent may determine in its Permitted Discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers and Agent, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3Intentionally Omitted.

4.4One Obligation. The Loans and other Obligations shall constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral.

4.5Effect of Termination. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 3.4, 3.6, 3.7, 3.9, 5.5, 5.7, 5.8, 5.9, 11, 13.3, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

5.PAYMENTS

5.1General Payment Provisions. ~~All~~Subject to Section 5.9, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, ~~free and clear of (and without deduction for) any Taxes,~~ and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2Repayment of Term Loans.

5.2.1Payment of Principal. The principal amount of the Term Loan shall be repayable in consecutive quarterly installments, equal to $262,500 per quarter, each such installment to be due and payable, in arrears, on the first day of the following Fiscal Quarter, with the first such payment payable on July 1, 2017. On the Term Loan Maturity Date, all unpaid principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.2.2Mandatory Prepayments.

(a)Within five days after delivery to Agent of Borrowers’ audited annual financial statements pursuant to Section 9.1.2 (the “ECF Payment Date”), commencing with the delivery to Agent of the audited annual financial statements for the Fiscal Year ending December 31, 2017, Borrowers shall (i) deliver to Agent a written calculation of Excess Cash Flow for such Fiscal Year, certified by a Senior Officer of the Ultimate Parent, and (ii) (A) if the Leverage Ratio is greater than 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 75% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year, or (B) if the Leverage Ratio is less than or equal to 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 50% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year (the “Excess Cash Flow Payment Amount”); provided, that if the Payment Conditions are not satisfied at the time such payment is due, Borrowers shall pay such portion of the Excess Cash Flow Payment Amount permitted to be paid on such date, if any, and shall on the first day of each month thereafter, pay such portion of the unpaid amount of the Excess Cash Flow Payment Amount permitted to be paid such that the Payment Conditions are satisfied until such time as the entire Excess Cash Flow Payment Amount has been paid in full;

(b)Concurrently with any disposition of assets of an Obligor in excess of $750,000 in any Fiscal Year (excluding the sale or other transfer of Inventory and Accounts in the Ordinary Course of Business), Borrowers shall prepay the Term Loan in an amount equal to the Net Proceeds of such disposition; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such Net Proceeds may reinvest such Net Proceeds within (i) 180 days of such disposition in replacement assets performing the same or similar functions; or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i) provided that, (A) to the extent such disposition relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such disposition relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

(c)Concurrently with the receipt by any Obligor of any proceeds of any insurance or condemnation award in excess of $2,500,000, the recipient of such proceeds shall prepay the Term Loan in an amount equal to such proceeds; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such proceeds may reinvest such proceeds (only to the extent that the aggregate amount of such proceeds from any single casualty or condemnation award do not exceed $7,000,000) within (i) 180 days of such disposition in replacement assets performing the same or similar functions or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i); provided that, (A) to the extent such proceeds of insurance or condemnation award relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such proceeds of insurance or condemnation award relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

(d)Concurrently with any issuance of Equity Interests (including issuances of Equity Interests constituting Equity Cure Contributions, but excluding issuances of Equity Interests constituting “Equity Cure Contributions” (as defined in the Revolver Loan Agreement)) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(e)Concurrently with any issuance of Debt (other than Debt permitted by Section 9.2.1) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(f)[reserved];

(g)Concurrently with the receipt of any Extraordinary Receipts by any Obligor, Borrowers shall prepay Term Loans in an amount equal to such proceeds; provided that to the extent such proceeds relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full.

5.2.3Optional Prepayments. Borrowers may, at their option, upon two Business Days prior written notice to Agent, from time to time, prepay the Term Loans, which prepayment must be at least $250,000, plus any increment of $100,000 in excess thereof. Borrowers shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given.

5.2.4Premium; Interest; Application of Prepayments. (a) (i) Any optional prepayment of the Term Loans pursuant to Section 5.2.3 (other than a prepayment arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers), shall, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 3.00% of the principal amount of the Term Loan so prepaid, (B) with respect to any such prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid and (C) thereafter, zero; and (ii) any prepayment of the Term Loans arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers shall, in each case, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid, and (B) thereafter, zero. Each prepayment of Term Loans pursuant to Section 5.2 shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9, and shall be applied to principal in inverse order of maturity.

(b)In the event of the termination of this Agreement and repayment of the Term Loans at any time prior to the second anniversary of the Closing Date as a result of (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of all of the Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any Insolvency Proceeding, then the Borrowers shall pay to the Agent, for the account of the Lenders, the prepayment premium specified in Section 5.2.4(a), if any, measured as of the date of such repayment.

5.3Payment of Other Obligations. Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4Intentionally Omitted.

5.5Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6Application of Payments.

5.6.1Application. Payments made by Borrowers hereunder shall be applied: (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2Post-Default Allocation. Subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Agent or the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:

(a)except to the extent provided in clause (b) below, (A) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (B) second, ratably to pay the Obligations in respect of any fees (excluding any fees or premiums owed pursuant to Section 5.2.4 hereunder), expense reimbursements and indemnities then due and payable to the Lenders until paid in full; (C) third, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (D) fourth, ratably to pay principal of the Term Loan until paid in full; (E) fifth, ratably to pay any fees or premiums owed pursuant to Section 5.2.4 hereunder then due and payable until paid in full; (F) sixth, to the ratable payment of all other Obligations then due and payable until paid in full; and

(b)with respect to the Proceeds of any disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance, which disposition or proceeds of insurance includes both (x) ABL Priority Collateral and (y) Term Priority Collateral, such Proceeds and payments using such Proceeds shall be applied in a manner mutually determined by the Agent and the Revolver Agent acting reasonably and in good faith.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. The allocations set forth in clauses (a) and (b) above in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. Clauses (a) and (b) above in this Section are not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8Taxes.

5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.

~~(a)~~ Any and all ~~All~~ payments ~~of Obligations by Obligors~~ by or on account of any Obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined ~~by Agent in its~~in the good faith discretion of the Obligor) requires the deduction or withholding of any Tax from any such payment by ~~Agent or an~~the Obligor, then ~~Agent or such~~the Obligor shall be entitled to make such deduction or withholding ~~based on information and documentation provided pursuant to this Section 5.8.1.~~

~~(b)~~ and ~~If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law,~~shall timely pay the full amount ~~to be~~deducted or withheld ~~or deducted~~ to the relevant Governmental Authority~~, and (ii) to the extent the withholding or deduction is made on account of~~ in accordance with Applicable Law and, if such Tax is an Indemnified ~~Taxes~~Tax, then the sum payable by the ~~applicable~~ Obligor shall be increased as necessary so that ~~the~~after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such ~~withholding or~~ deduction or withholding been made.

5.8.2Payment of Other Taxes. Without limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or, at Agent’s option, timely reimburse Agent for payment of any Other Taxes.

5.8.3Tax Indemnification.

(a)Obligors shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)Each Lender shall indemnify and hold harmless, on a several basis, Agent against (i) any Indemnified Taxes attributable to such Lender (but only to the extent any Obligor has not already paid or reimbursed Agent therefor and without limiting the Obligors’ obligation to do so), (ii) any Taxes attributable to such Lender’s maintenance of a Participant Register as required hereunder, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3(b). A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.8.3(b).

5.8.4Evidence of Payments. ~~If Agent or~~As soon as practicable after any payment of Taxes by an Obligor ~~pays any Taxes~~to a Governmental Authority pursuant to this Section, ~~then upon request, Agent or Borrowers, as applicable,~~such Obligor shall deliver to the ~~other a~~Agent the original or a certified copy of a receipt issued by ~~the appropriate~~such Governmental Authority evidencing ~~the~~such payment, a copy of ~~any~~the return ~~required by Applicable Law to report the~~reporting such payment~~,~~ or other evidence of such payment reasonably satisfactory to the ~~requesting party~~Agent.

5.8.5Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay the indemnifying Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Obligor agrees, upon request by the Recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything in this Section 5.8.5 to the contrary, no Recipient shall be required to pay any amount to any Obligor if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.

5.8.6Survival. Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.8.7Defined Terms. For purposes of Section 5.8 and 5.9, references to the term “Applicable Law” include FATCA.

5.9Lender Tax Information.

5.9.1Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments ~~of Obligations~~made under any Loan Document shall deliver to ~~Borrowers and Agent~~AGM, at the time or times reasonably requested by ~~Borrowers or Agent and at the time or times prescribed by Applicable Law,~~AGM such properly completed and executed documentation reasonably requested by ~~Borrowers or Agent or prescribed by Applicable Law~~AGM as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by ~~Borrowers or Agent~~AGM, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by ~~Borrowers or Agent to~~AGM as will enable ~~them~~AGM to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding ~~the foregoing,~~anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation ~~described~~set forth in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes ~~delivery of the documentation~~such completion, execution or submission would subject ~~it~~such Lender to any material unreimbursed cost or expense or would materially prejudice ~~its~~the legal or commercial position of such Lender.

5.9.2Documentation. Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,

(a)Any Lender that is a U.S. Person shall deliver to ~~Borrowers~~Borrower and Agent on or ~~prior to~~about the date on which such Lender becomes a Lender ~~hereunder~~under this Agreement (and from time to time thereafter upon the reasonable request of ~~Borrowers~~Borrower or Agent), executed ~~originals~~copies of IRS Form W-9 (or applicable successor form)~~,~~ certifying that such Lender is exempt from U.S. federal backup withholding ~~Tax~~tax;

(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI (or applicable successor form);

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form); or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or applicable successor form), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9 (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)if payment of an Obligation made to a Lender would be subject to U.S. ~~federal withholding~~ Tax or a penalty imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section

1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and ~~otherwise as~~ at such times or times reasonably requested by Borrowers or other Obligors or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers, Obligors or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date hereof.

5.9.3Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

6.	CONDITIONS PRECEDENT

6.1Conditions Precedent to Initial Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Initial Term Loan or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the conditions precedent set forth on Exhibit C has been satisfied.

6.2Conditions Precedent to All Credit Extensions. Agent and Lenders shall not be required to fund any Loans after the Closing Date or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)No Default or Event of Default shall have occurred and be continuing on ~~the~~ the applicable Additional Term Loan Funding Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(b)The representations and warranties of each Obligor in each Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the applicable Additional Term Loan Funding Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the applicable Additional Term Loan Funding Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and

(c)No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrowers for funding of an Additional Term Loan shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding.

6.3Conditions Precedent to Additional Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit H has been satisfied.

7.	CERTAIN COLLATERAL/FURTHER ASSURANCES

7.1Real Estate Collateral.

7.1.1Lien on Real Estate. If any Obligor hereafter acquires any interest in Real Estate with a value in excess of $1,000,000, such Obligor shall, within 60 days (or such later date in Agent’s reasonable discretion), execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.1.2Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Agent all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.2Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the prior written consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and shall have no responsibility for any investment or loss. As security for their Obligations, Borrowers hereby grant to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and neither Borrowers nor any other Person (other than the applicable depository bank) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3Extent of Liens. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Borrowers authorize Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of Borrowers, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

8.	REPRESENTATIONS AND WARRANTIES

8.1General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Borrower represents and warrants to Agent and Lenders that:

8.1.1Organization and Qualification. Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization. Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

8.1.2Power and Authority. Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform each Loan Document to which it is or will be a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower’s Property.

8.1.3Enforceability. This Agreement is, and each other Loan Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8.1.4Capital Structure. On the ~~Closing~~Third Amendment Effective Date, after giving effect to the transactions contemplated hereby to occur on the ~~Closing~~Third Amendment Effective Date, Schedule 8.1.4 shows, for Ultimate Parent and its Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 8.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries (if any), subject only to Agent's Lien and Liens securing the Revolver Debt, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as set forth on Schedule 8.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Borrowers or their Subsidiaries.

8.1.5Title to Properties; Priority of Liens. Each of the Borrowers and their Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders except for defects in title that do not materially interfere with its ability to conduct its business, in each case free of Liens except Permitted Liens. Each the Borrowers and their Subsidiaries has paid and discharged all lawful claims (other than such claims Properly Contested) that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

8.1.6Accounts. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account (as defined in the Revolver Loan Agreement) in a Borrowing Base Certificate, that: (a) it is genuine and enforceable in accordance with its terms and is not evidenced by a judgment; (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request; (d) it is not subject to any offset, Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective); (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder and (g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, is not subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition, as reasonably determined by the Borrowers in good faith.

8.1.7Financial Statements.

(a)The Financial Statements, copies of which have been delivered to Agent and each Lender, fairly present the consolidated financial condition of the Ultimate Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Debt, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Ultimate Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2015 no event or development has occurred with respect to Parent and its Subsidiaries (other than Pental) that has had or could reasonably be expected to have a Material Adverse Effect. Since December 31, 2016 no event or development has occurred with respect to Pental and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

(b)The Parent has heretofore furnished to Agent (i) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the period from January 1, 2017, through December 31, 2021, and (ii) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the Fiscal Years ending in December 31, 2017 through December 31, 2021, which projected financial statements shall be updated from time to time pursuant to clause (e) of Exhibit D. The forecasted balance sheets, income statements and statements of cash flows of Ultimate Parent and its Subsidiaries delivered pursuant to this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Ultimate Parent’s reasonable estimate of its future financial condition and performance (it being understood and agreed that (x) any financial or business projections or forecasts furnished are subject to significant uncertainties and contingencies, which may be beyond the control of any such Obligor, (y) no assurance is given by any such Obligor that the results or forecast in any such projections will be realized and (z) the actual results may differ from the forecast results set forth in such projections and such differences may be material).

8.1.8Surety Obligations. Neither Borrowers nor their Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.9Taxes. Borrowers and their Subsidiaries have filed all federal and other material tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

8.1.10Brokers. Other than as set forth on Schedule 8.1.10, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.11Intellectual Property.

(a)The Obligors own or have the ~~lawful~~ right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.

(b)There is no pending or, to Borrowers’ actual knowledge, threatened Intellectual Property Claim with respect to Borrowers, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 8.1.11, neither Borrowers nor their Subsidiaries pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property.

(c)All Intellectual Property owned~~, used~~ or licensed (except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business) by, or otherwise subject to any interests of, Borrowers or their Subsidiaries is shown on Schedule 8.1.11 (as amended from time to time).

(d)Except as set forth in Schedule 8.1.11, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Obligor is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

(e)To each Obligor’s actual knowledge, no holding, decision or judgment has been rendered by any governmental authority against any Obligor which limits, cancels or questions the validity of, or any Obligor’s ownership interest in, any Intellectual Property owned by any Obligor in any material respect.

8.1.12Governmental Approvals. To each of their actual knowledge, Borrowers and their Subsidiaries have, are in material compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate all of its material Properties, except where noncompliance (or failure to be in good standing) could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.13Compliance with Laws. ~~Except~~To their actual knowledge, except as disclosed on Schedule 8.1.13: (i) Borrowers and their Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.; (ii) no Inventory has been produced in violation of Applicable Law, including the FLSA; (iii) no Borrower’s or Subsidiary’s present operations (or to Borrowers’ knowledge, past operations), Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release; (iv) no Borrower or Subsidiary has received any Environmental Notice; (v) to Borrowers’ knowledge, there are no Environmental Releases or Hazardous Materials on any Real Estate now owned, leased or operated by Borrowers or their Subsidiaries which would result in material liability arising under any Environmental Law.

8.1.14Burdensome Contracts. Neither Borrowers nor any of their Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 8.1.14. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by Borrowers.

8.1.15Litigation. Except as shown on Schedule 8.1.15, there are no proceedings or investigations pending or, to the actual knowledge of any Obligor, threatened in writing against any Obligor or any Subsidiary of an Obligor, or any of their businesses, operations, Properties, prospects or conditions, that could reasonably be expected to have a Material Adverse Effect if determined adversely to ~~Borrowers or their~~Ultimate Parent or its Subsidiaries. Except as shown on Schedule 8.1.15, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $~~2,000,000~~4,000,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

8.1.16No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice could constitute a material default, under any Material Contract other than as is being Properly Contested.

8.1.17ERISA. Except as disclosed on Schedule 8.1.17:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met, in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)There are no pending or, to the actual knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or, to the actual knowledge of Borrowers violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Pension Plan has any Unfunded Pension Liability; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

8.1.18Ultimate Parent; Parent and SPV. (a) Ultimate Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents, (b) Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents and (~~b~~c) SPV has not engaged in any activities other than entering into and performing its obligations under the Revolver Debt Documents and the Artisan Company Agreement and does not hold any assets other than (i) membership interests under the Artisan Company Agreement and (ii) fifty (50) quotas, representing a one percent (1%) equity ownership interest, of CECAFE.

8.1.19Trade Relations. To the actual knowledge of Borrowers, there exists no actual or threatened termination of any business relationship between Borrowers or any of their Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrowers or such Subsidiary.

8.1.20Labor Relations. Neither Borrowers nor their Subsidiaries are party to or bound by any collective bargaining agreement ~~or consulting agreement~~. There are no material grievances, disputes or controversies with any union or other organization of Borrowers’ or their Subsidiaries’ employees, or, to Borrowers’ knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

8.1.21Payable Practices. Borrowers have not made any material change in their historical accounts payable practices that would have an adverse impact on Borrowers from those in effect on the Closing Date.

8.1.22Not a Regulated Entity. No Borrower is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.23Margin Stock. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.~~.~~

8.1.24OFAC. Neither Borrowers nor, to the actual knowledge of Borrowers, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions. Borrowers are not located, organized or resident in a Designated Jurisdiction. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.1.25Deposit Accounts. Schedule 9.1.9 (as amended from time to time) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by Borrowers, Lark, Ultimate Parent, Parent, Intermediate Holdco, Greencraft Holdings, Greencraft Interiors, Greencraft Stone.

8.1.26Anti-Corruption Laws. Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27Material Contracts. Set forth on Schedule 8.1.27 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to the actual knowledge of such Obligor, all other parties thereto in accordance with its terms, except, in each case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.28Customers and Suppliers. There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract.

8.1.29Pental Acquisition Documents. The Parent has delivered to the Agent a complete and correct copy of the Pental Acquisition Documents as of the Closing Date, including all schedules and exhibits thereto. Each Pental Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby not delivered to the Agent. The execution, delivery and performance of the Pental Acquisition Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Borrowers. Each Pental Acquisition Document is the legal, valid and binding obligation of the Borrowers that are parties thereto, enforceable against such Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.30Solvency. After giving effect to the transactions contemplated by this Agreement and the making of the Term Loan, the Obligors on a consolidated basis are Solvent.

8.2Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

9.	COVENANTS AND CONTINUING AGREEMENTS

9.1Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall, and shall cause each Subsidiary to:

9.1.1Inspections; Appraisals.

(a)Permit Agent ~~from time to time~~no more than two (2) times per Fiscal Year, subject to reasonable notice (except when an Event of Default exists) and during normal business hours, to visit and inspect the Properties of Borrowers or their Subsidiaries, inspect, audit and make extracts from Borrowers’ or their Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Borrowers to make any inspection, or to share any results of any inspection, appraisal or report with Borrowers; provided, Borrowers shall provide Agent with copies of the results of any inspection, appraisal or report obtained by Bank of America, N.A. in connection with the Revolver Debt Documents. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)Reimburse Agent for its reasonable charges, costs and expenses in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems reasonably appropriate, up to one time per Fiscal Year; and (ii) appraisals of Inventory, up to one time per Fiscal Year; provided, that, that if an examination or appraisal is initiated during an Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

9.1.2Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent all financial statements, reports and other items set forth on Exhibit D no later than the time specified therein.

9.1.3Intentionally Omitted.

9.1.4Notices. Notify Agent in writing of any of the items set forth on Exhibit E that affects an Obligor no later than the time specified therein.

9.1.5Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws or the United States Foreign Corrupt Practices Act of 1977, as amended) or maintain could not reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the foregoing, if any Environmental Release from Borrowers’ operations requiring reporting under Environmental Law occurs at or on any Properties of Borrowers or any of their Subsidiaries, it shall report such Environmental Release to Agent and act promptly and diligently to investigate and report to all Governmental Authorities the extent of such Environmental Release as required by Applicable Law, and to make appropriate remedial action to investigate and remediate, such Environmental Release to the extent required under Environmental Law to be performed by Borrowers.

9.1.6Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested. If an Account of Obligor includes a charge for any Taxes, Agent is authorized, in its discretion and subject to Section 4.1.1(b), to pay the amount thereof to the proper taxing authority for the account of Obligor and to charge Obligor therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligor or with respect to any Collateral.

9.1.7Insurance.

(a)Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) satisfactory to Agent. All proceeds under each policy shall be payable to an account at the Agent. From time to time upon the reasonable request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender’s loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If Borrowers fail to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Borrowers agree to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to an account at the Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)Without limiting clause (a) above, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) reasonably satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

9.1.8Licenses. Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect and pay all Royalties when due, except to the extent such License is replaced by a License that is comparable or more favorable to Borrowers or such License matures or expires in accordance with the terms of such License.

9.1.9Deposit Accounts; Depository Bank. Take all actions necessary to establish Agent’s control of each Deposit Account maintained by an Obligor (other than Excluded Accounts). The applicable Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Bank of America, N.A., as lender under the Revolver Loan Agreement) to have control over a Deposit Account or any Property deposited therein. Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 9.1.9 to reflect same. Borrowers hereby authorize the financial institutions at which Borrowers or any other Obligor maintain a deposit account to provide the Agent with such information with respect to such deposit account as the Agent may from time to time reasonably request, and Borrowers hereby consent to such information being provided to the Agent.

9.1.10Other Collateral Covenants. Comply with the following additional covenants related to Collateral:

(a)All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 9.1.10, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days’ prior written notice to Agent.

(b)All reasonable and documented expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, ~~but the same shall be at Borrowers' sole risk~~except for such loss or damage caused by the negligence or misconduct of the Agent.

(c)Each Obligor shall defend, in accordance with its reasonable business judgment, its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

(d)Upon reasonable written request, each Obligor shall provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements executed after the Closing Date, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral that is currently included on a Borrowing Base Certificate is kept or that otherwise may possess or handle any Collateral that is currently included on a Borrowing Base Certificate.

(e)Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where ~~any~~material Collateral is located.

9.1.11Future Subsidiaries. Cause:

(a)each Subsidiary of any Obligor not in existence on the Closing Date, to execute and deliver to the Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (i) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower, (ii) a supplement to the Guaranty and Collateral Agreement, together with (A) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (B) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (C) such opinions of counsel as the Agent may reasonably request, (iii) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Related Real Estate Documents as may be reasonably required by the Agent with respect to each such real property, and (iv) to the extent required under the terms of this Agreement, such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Guaranty and Collateral Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary (other than Excluded Assets (as defined in the Guaranty and Collateral Agreement)) shall become Collateral for the Obligations.

(b)each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Guaranty and Collateral Agreement), together with (i) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (iii) such opinions of counsel as the Agent may reasonably request and (iv) such other agreements, instruments, approvals or other documents reasonably requested by the Agent.

(c)Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become an Obligor (and, as such, shall not be required to deliver the documents required by clause (i) above or become a Guarantor; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by an Obligor, such Obligor shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Agent, and take all commercially reasonable actions reasonably requested by the Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Liens) in favor of the Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Obligor but in no event shall such Foreign Subsidiary become a Guarantor under this Agreement or any of the other Loan Documents.

9.1.12Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.13Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to grant, and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Agent upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Obligor’s name and to file such agreements, instruments or other documents in any appropriate filing office, all to establish and/or perfect the Agent’s interests in the Collateral, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof. Notwithstanding anything else contained herein to the contrary, (w) the foregoing shall not apply to any Excluded Assets (as defined in the Guaranty and Collateral Agreement), (x) any such documents and deliverables shall be governed by laws of the State of New York or such other State of the United States as may be reasonably agreed by the Agent and the Borrowers based upon the type and location of the particular Collateral and for the avoidance of doubt, no foreign-law governed documents shall be required for any Collateral, including with respect to any Intellectual Property registered in any non-U.S. jurisdiction, and (y) no leasehold mortgages, landlord waivers, tenant estoppels, or collateral access letters shall be required to be entered into unless the same are entered into with respect to the Revolver Debt.

9.1.14Post-Closing. Comply with the requirements on Exhibit F.

9.1.15Post-Third Amendment. Comply with the requirements on Exhibit I.

9.2Negative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

9.2.1Permitted Debt. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Debt other than:

(a)the Obligations;

(b)Subordinated Debt;

(c)Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $4,000,000 at any time;

(d)Bank Product Debt incurred in the Ordinary Course of Business;

(e)Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedging Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; or (vi) arising under the Loan Documents;

(f)the Revolver Debt, subject to the limitations set forth in the Intercreditor Agreement;

(g)Debt acquired or assumed in connection with Permitted Acquisitions in an amount not to exceed $~~2,500,000~~3,000,000 in the aggregate at any time outstanding;

(h)Debt arising as a direct result of judgments, orders, awards or decrees against any Obligor, in each case not constituting an Event of Default; and

(i)Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien (other than Permitted Lien) and does not exceed $4,000,000 in the aggregate at any time.

9.2.2Permitted Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, file or authorize the filing under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, the following (collectively, “Permitted Liens”):

(a)Liens in favor of Agent;

(b)Liens securing Debt that is permitted under Section 9.2.1(c);

(c)Liens for Taxes not yet due or being Properly Contested;

(d)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrowers or their Subsidiaries; (e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;

(f)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)Liens arising by virtue of a judgment or judicial order against Borrowers or their Subsidiaries, or any Property of Borrowers or their Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)carriers’, warehousemen’s, landlord’s, mechanics, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business that secure obligations that are not overdue for a period of more than 30 days or are being Properly Contested;

(k)Liens securing the Debt that is permitted under Section 9.2.1(f); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement;

(l)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods, but only to the extent such Liens secure amounts not yet due;

(m)existing Liens shown on Schedule 9.2.2 and replacement Liens on the property subject to such Liens, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased; and

(n)Liens in favor of Borrower in respect of its consignment interests encumbering its Consigned Inventory (as defined in the Revolver Loan Agreement).

9.2.3Capital Expenditures. Make Capital Expenditures (other than Expansion Capital Expenditures) in excess of $3,300,000 in the aggregate during any Fiscal Year.

9.2.4Distributions; Upstream Payments. Declare or make any Distributions, except Permitted Distributions when no Event of Default exists, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Distribution to Borrower, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.14.

9.2.5Restricted Investments. Make any Restricted Investment.

9.2.6Disposition of Assets. Sell, lease, license, consign, transfer or otherwise dispose of any Property of an Obligor or a Subsidiary of an Obligor, whether now owned or hereafter acquired, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, except:

(a)a sale of Inventory in the Ordinary Course of Business;

(b)as long as no Event of Default exists and all Net Proceeds are in cash and remitted to a Deposit Account of a Borrower subject to a Deposit Account Control Agreement, a disposition of Property of an Obligor that is (i) a disposition of Equipment; or (ii) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(c)replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens;

(d)a transfer of Property by another Obligor to a Borrower;

(e)the use of cash in the ordinary course of its business;

(f)the granting of Liens not prohibited under this Agreement; and

(g)the conveyance of Property (other than Accounts and Goods) not otherwise permitted above; provided that, the aggregate book value of all such Property so conveyed in any Fiscal Year of Parent under this clause (g) shall not exceed $2,000,000.

9.2.7Loans. Make or commit or agree to make any loans or other advances of money to any Person, except:

(a)advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business;

(b)any loans or other advances to customers in the Ordinary Course of Business not to exceed $~~1,000,000~~2,500,000 in the aggregate at any time; and (c) the RDS Intercompany Loan.

9.2.8Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a)Subordinated Debt, except to the extent expressly permitted under any subordination agreement relating to such Debt (and a Senior Officer of a Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default);

(b)earnout payments owing pursuant to the Pental Acquisition Agreement or the Specified Acquisitions unless at the time of such payment, the Payment Conditions are satisfied (and a Senior Officer of a Borrower shall certify to Agent, not less than two Business Days prior to the date of payment, that all Payment Conditions have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default); or

(c)subject to clause (a) above, any Borrowed Money (other than (x) the Obligations, the Revolver Debt, Debt that is permitted under Section 9.2.1(c) or (d) and so long as the Leverage Ratio is greater than 2.00:1.00 after giving pro forma effect to such payment, Debt that is permitted under Sections 9.2.1(g) and (i) or (y) the Permitted Refinancing of any Debt that is permitted under Sections 9.2.1(c), (g) and (i)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as such due date is amended thereafter with the written consent of Agent).

9.2.9Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax~~,~~ (unless required by Applicable Law), charter or other organizational identification number; change its form or state of organization; wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person whether in a single transaction or in a series of related transactions, provided, however, that any wholly-owned Subsidiary of any Obligor (other than a Borrower) may be merged into such Obligor or another wholly-owned Subsidiary of such Obligor, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Obligor, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Obligor gives the Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral (other than Collateral merged out of existence), including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, if not already an Obligor, is joined as an Obligor hereunder pursuant to a Joinder Agreement and is a party to the Guaranty and Collateral Agreement and the Equity Interests of such Subsidiary is the subject the Guaranty and Collateral Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation.

9.2.10Subsidiaries. Permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

9.2.11Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except (a) with respect to Subsidiaries other than SPV, in connection with a transaction permitted under Section 9.2.9., (b) pursuant to the Select Interior Transaction or (c) in connection with a name change so long as the Agent shall receive (i) three (3) Business Day’s prior written notice of such amendment and (ii) a true and complete copy of the amendment filed by the appropriate official in its jurisdiction of formation within three (3) Business Days of such filing.

9.2.12Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

9.2.13Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.1.14; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

9.2.15Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

9.2.16Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17Affiliate Transactions. Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

(a)transactions expressly permitted by the Loan Documents;

(b)payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ and managers’ fees and indemnities; and

(c)transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such transactions are upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and that are disclosed to the Agent prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions.

9.2.18Plans. Become party to any Multiemployer Plan or Foreign Plan, other than (i) any in existence on the Closing Date or (ii) the non-satisfaction of the liabilities thereunder would not have a Material Adverse Effect.

9.2.19Modifications of Debt. Amend, modify, supplement or otherwise change (or permit the amendment, modification or other change in any manner of) any provision of any of its Subordinated Debt or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Subordinated Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Subordinated Debt, would change the subordination provision of such Subordinated Debt, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Debt in any material respect.

9.2.20Returns of Inventory; Affixed Equipment. Return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance (as defined in the Revolver Loan Agreement) exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any calendar month exceeds $~~250,000~~500,000; and (d) any payment received by Borrowers for a return is promptly remitted to Agent for application to the Obligations. Borrowers shall not permit any commercially financed Equipment with a value in excess of $150,000 to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

9.2.21Acquisition, Sale and Maintenance of Inventory. Acquire or accept any Inventory on consignment or approval, and Borrowers shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.

9.2.22Management Fee. Pay any management fee, consulting fee, or similar fee to the Sponsors, any of its equity holders, or any Affiliate thereof.

9.2.23Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

9.3Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Obligor shall not:

9.3.1Fixed Charge Coverage Ratio. As of the last day of a Fiscal Quarter, permit the Fixed Charge Coverage Ratio of Ultimate Parent and its Subsidiaries for the trailing twelve month period then ending, to be less than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	1.70:1.00
June 30, 2017	1.45:1.00
September 30, 2017 through and including March 31, 2018	1.30:1.00
June 30, 2018	1.35:1.00
September 30, 2018 through and including December 31, 2018	1.40:1.00
March 31, 2019 through and including September 30, 2019	1.45:1.00
December 31, 2019 through and including September 30, 2020	1.50:1.00
December 31, 2020 and each Fiscal Quarter ending thereafter	1.60:1.00

9.3.2Maximum Total Leverage. As of the last day of a Fiscal Quarter, permit the Leverage Ratio of Ultimate Parent and its Subsidiaries to be greater than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	4.75:1.00
June 30, 2017	5.40:1.00
September 30, 2017	5.60:1.00
December 31, 2017	5.45:1.00
March 31, 2018	5.30:1.00
June 30, 2018	4.65:1.00
September 30, 2018	4.55:1.00
December 31, 2018	4.45:1.00
March 31, 2019	4.40:1.00
June 30, 2019	3.85:1.00
September 30, 2019	3.80:1.00
December 31, 2019 through and including March 31, 2020	3.75:1.00
June 30, 2020 through and including March 31, 2021	3.25:1.00
June 30, 2021 and each Fiscal Quarter ending thereafter	3.00:1.00

9.3.3Obligor’s Right to Cure. Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under Section 10.1(c) that results from a breach of Section 9.3.1 or Section 9.3.2, and until the expiration of the tenth (10th) Business Day after the earlier of (x) the date of delivery by the Borrowers of the financial statements required by Exhibit D (clause (b)) or (y) the date by which such financial statements are required to have been delivered (the “Equity Cure Period”), Ultimate Parent or Sponsors may, as applicable, pursuant to written notice to Agent prior to the receipt of such proceeds by Borrowers or Ultimate Parent, as applicable, issue equity interests in Borrowers or Ultimate Parent, as applicable, to its then existing equity investors in return for cash or otherwise receive a cash capital contribution from one or more of such Persons, and Borrowers or Ultimate Parent, as applicable, may apply the amount of the net proceeds therefrom to increase EBITDA with respect to such applicable Fiscal Quarter and in the calculation of EBITDA for any subsequent financial covenant tests including the Fiscal Quarter that includes the date of such contribution (the “Equity Cure Contributions”); provided that (i) any such proceeds received by Ultimate Parent are contributed by Ultimate Parent to Borrowers, (ii) 100% of the net proceeds of such Equity Cure Contribution are applied to prepay outstanding principal under the Loan in accordance with Section 5.2.2(d), provided that for purposes of determining the financial covenants for the fiscal quarter with respect to which the Equity Cure Contribution is being made, the amount of the Loan shall not be reduced by such prepayments but such debt reduction shall be taken into account for purposes of determining compliance with the financial covenants for any period in which such Equity Cure Contribution is included in the calculation of EBITDA starting with the fiscal quarter immediately following the fiscal quarter being cured, (iii) in each four Fiscal Quarter period, no more than two Equity Cure Contributions may be made and Equity Cure Contributions may not be made in consecutive Fiscal Quarters, (iv) not more than four Equity Cure Contributions may be made during the term of this Agreement, (v) the amount of any Equity Cure Contributions made pursuant to this Section 9.3.3 shall not exceed in any Fiscal Quarter the lesser of (x) the amount required to cause Borrowers to be in compliance with the applicable financial covenants as at the end of such Fiscal Quarter and (y) 2.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter and (vi) the aggregate amount of all Equity Cure Contributions during the term of this Agreement shall not exceed 7.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter. If, after giving effect to the foregoing pro forma adjustment, Ultimate Parent is in compliance with the financial covenants set forth in Section 9.3.1 and 9.3.2, Ultimate Parent t shall be deemed to have satisfied the requirements of such Sections as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 9.3.1 or 9.3.2 that had occurred shall be deemed cured for purposes of this Agreement. If (a) an Equity Cure Contribution is permitted for any Fiscal Quarter and (b) notice has been delivered to the Agent of an anticipated Equity Cure Contribution, then from the last day of the Fiscal Quarter related to such cure notice until the earlier to occur of the required date for receipt of the Equity Cure Contribution and the date on which the Agent is notified that the Equity Cure Contribution will not be made, no Default or Event of Default shall have occurred under the Loan Documents with respect to any default under Section 9.3 for which such cure notice was delivered. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 9.3.1 and 9.3.2. Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, EBITDA shall not include the amount of any Equity Cure Contributions.

10.EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Borrowers (or any other Obligor, if applicable) fail to pay (i) any principal of any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fee, indemnity or other amount payable under this Agreement or any other Loan Document within 2 Business Days after the date when due;

(b)Any representation or warranty of an Obligor made in any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

(c)Borrowers breach or fail to perform any covenant contained in Section 7.2, 7.3, 9.1.1, 9.1.2 (but only as to the covenants described in (a), (b) and (c) of Exhibit D), 9.1.7, 9.1.10, 9.1.11, 9.1.12, 9.1.13, 9.2, 9.3.1 or 9.3.2; provided that, solely with respect to a breach of Section 9.3.1 or 9.3.2, such breach continues after the expiration of the applicable Equity Cure Period;

(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof (less, in the case of Section 9.1.4, the number of days between the date such Senior Officer obtained knowledge of such failure and the date that notice thereof is given pursuant to Section 9.1.4) or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)A Guarantor repudiates, revokes or attempts to revoke its guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent and covering a material portion of the Collateral; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by, or any other action or inaction of, Agent and Lenders);

(f)Any breach, default or the occurrence and continuation of any “Event of Default” (or any comparable term) of an Obligor occurs under (i) one or more Hedging Agreements in an aggregate principal amount exceeding $1,000,000 (the “obligations” of any Obligor in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Obligor would be required to pay if such Hedge Agreement were terminated at such time); (ii) the Revolver Loan Agreement or any other documentation evidencing or executed in connection with the Revolver Debt or (iii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Revolver Debt) in excess of $~~2,000,000~~2,500,000, in each case, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)Any judgment, order or award (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $~~2,000,000~~2,500,000 (net of insurance coverage therefor that has not been denied by the insurer), and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(h)A loss, theft, damage or destruction occurs with respect to any Inventory if the amount not covered by insurance exceeds $~~2,000,000~~2,500,000;

(i)Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for more than 15 days; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)Any Obligor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (j);

(k)any proceeding shall be instituted against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(l)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC that could reasonably be expected to result in a Material Adverse Effect, or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure could reasonably be expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect;

(m)An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could cause or result in a Material Adverse Effect;

(n)A Change of Control occurs; or

(o)SPV breaches or fail to perform any covenant contained in Section 5.11 of the Guarantee and Collateral Agreement and such breach or failure is not cured within 10 Business Days after a Senior Officer of SPV has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by SPV.

10.2Remedies upon Default. If an Event of Default described in Section 10.1(j) or (k) occurs, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction from Required Lenders) do any one or more of the following from time to time:

(a)declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment;

(c)require Obligors to Cash Collateralize their Obligations that are contingent or not yet due and payable; and

(d)exercise any and all rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrowers, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Borrowers agree that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

10.3License. For the sole purpose of enabling Agent to exercise its rights and remedies as to the Collateral under this Agreement and Applicable Law, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any ~~or all~~ Intellectual Property of ~~Borrowers~~Obligors, computer hardware and software~~, trade secrets~~, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. ~~Borrowers'~~ For clarity, this license is effective only while an Event of Default exists and is irrevocable until the termination of this Agreement. Each Obligor’s rights and interests under Intellectual Property shall inure to ~~Agent's~~Agent’s benefit.

10.4Setoff. At any time during the continuance of an Event of Default, Agent, Lenders and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of offset) that such Person may have.

10.5Remedies Cumulative; No Waiver.

10.5.1Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

10.5.2Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Except as set forth in this Agreement, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.AGENT

11.1Appointment, Authority and Duties of Agent.

11.1.1Appointment and Authority. Each Secured Party appoints and designates Cerberus as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.

11.1.2Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon and in accordance with, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.1.4Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 13.1.1. In no event shall Agent be required to take any action that it determines in its Permitted Discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

11.2Agreements Regarding Collateral and Borrower Materials.

11.2.1Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral: (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that any Borrower certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 13.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.2.3Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants that have been advised of the confidential nature of the Borrower Materials), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

11.3Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

11.4Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrowers or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

11.5Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

11.6Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

11.7Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

11.8Successor Agent and Co-Agents.

11.8.1Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days’ written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.3, and all rights and protections under this Section 11. Any successor to Cerberus by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

11.8.2Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

11.9Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

11.10Remittance of Payments and Collections.

11.10.1Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 p.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 p.m., then payment shall be made by 10:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

11.10.2Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for LIBOR Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

11.10.3Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

11.11Individual Capacities. As a Lender, Cerberus shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Cerberus in its capacity as a Lender. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

11.12Titles. Each Lender, other than Cerberus, that is designated (on the cover page of this Agreement or otherwise) by Cerberus as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

11.13No Third-Party Beneficiaries. This Section 11 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 11 does not confer any rights or benefits upon any Obligor or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties

12.BENEFIT OF AGREEMENT; ASSIGNMENTS

12.1Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 12.3 and (c) any participation by Lender must be in accordance with Section 12.2 (any other attempted transfer or assignment by any party hereto shall be null and void). Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

12.2Participations.

12.2.1Permitted Participants; Effect. Subject to Section 12.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents; provided that each Lender shall provide Borrowers with prior written notice of any participation and if the proposed Participant is a vulture fund or distressed debt purchaser the consent of Borrowers shall be required for such sale (which consent shall be deemed given if no objection is made by Borrowers within ten Business Days after receipt of notice of the proposed participation) unless an Event of Default has occurred and is continuing in which case the Borrowers’ consent shall not be required. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9, 5.8 and 5.9 (subject to the requirements and limitations therein, including the requirements under Section 5.9, it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 12.4 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.7 or 5.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

12.2.2Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Term Loan Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrowers, any Guarantor or substantially all Collateral.

12.2.3Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register in which it enters the Participant’s name and address and the principal amounts of and stated interest on the Participant’s interest in the Commitments and Loans the “Participant Register”). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the applicable participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant’s interest is in registered form under Section 5f.103-1(c) of the United States

Treasury Regulations. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.2.4Benefit of Setoff. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender

12.3Assignments.

12.3.1Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion), and in each case in integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

12.3.2Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by Agent in its Permitted Discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent

12.3.3Certain Assignees. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person. So long as no Default or Event of Default has occurred and is continuing, no assignment or participation may be made to any Person that is a direct commercial competitor of the Obligors. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

12.3.4Register. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any notes or other writings issued under the Loan Documents shall be registered as to both principal and any stated interest. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register (the “Register”) for recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time. Entries in the Register shall be conclusive, absent manifest error, and the Borrowers, Agent and Lenders shall treat each Person recorded in the Register pursuant to the terms hereof as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrowers or any Lender, at any reasonable time and from time to time upon reasonable notice.

12.4Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrowers may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s) willing to acquire such rights and obligations, pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.MISCELLANEOUS

13.1Amendments and Waivers.

13.1.1Amendments and Other Modifications. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that: (a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)Intentionally Omitted.

(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Term Loan Maturity Date applicable to such Lender’s Obligations; or (iv) amend this clause (c); and

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 13.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations.

13.1.2Limitations. The agreement of any Obligor shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

13.1.3Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.2Power of Attorney. Borrowers hereby irrevocably constitute and appoint Agent (and all Persons designated by Agent) as Borrowers’ true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or any Borrower’s name, but at the cost and expense of Borrowers:

(a)Endorse any Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Borrowers, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use any Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things necessary to carry out the intent and purpose of this Agreement.

13.3Indemnity. BORROWERS SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN

INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. This Section 13.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

13.4Notices and Communications.

13.4.1Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers, at AGM’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.4. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 5.2.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

13.4.2Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters and distribution of Loan Documents. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

13.4.3Platform. Borrower Materials shall be delivered by Borrowers pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by it (“Platform”). Borrowers shall notify Agent of each posting of reports or other information on the Platform. All information shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the platform or over the internet.

13.4.4Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of Borrowers even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrowers shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrowers.

13.5Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to LIBOR Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

13.6Credit Inquiries. Agent may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

13.7Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

13.8Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

13.9Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

13.10Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

13.11Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

13.12No Control; No Advisory or Fiduciary Responsibility. Nothing in any Loan Document and no action of Agent or any Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Agent or any Lender. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and all related services by Agent, any Lender or any of the their Affiliates are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, Borrowers hereby waive and release any claims that they may have against Agent, Lender and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

13.13 Confidentiality. Agent and each Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Agent and each Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law

13.14[Reserved].

13.15GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

13.16Consent to Forum.

13.16.1Forum. BORROWERS HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL CLAIMS, OBJECTIONS AND DEFENSES THAT THEY MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

13.16.2Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent or any Lender of any judgment or order obtained in any forum or jurisdiction.

13.16.3Judicial Reference. If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in such case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit the right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to resort to judicial reference. At Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

13.17Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.18Patriot Act Notice. Agent and lenders hereby notify Borrowers that pursuant to the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under “know your customer,” anti-money laundering or other requirements of Applicable Law.

13.19Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the ASG Intercreditor Agreement conflict, the terms of the ASG Intercreditor Agreement shall control.

13.20NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN  DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
c/o Trive Capital 2021 McKinney Avenue, Suite 1200 Dallas, TX 75201
Attn:
Telecopy:

PENTAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
[	]
[	]
[	]
Attn:
Telecopy:

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

Address:
875 Third Avenue New York, NY 10022
Attn:	Daniel Wolf
Telecopy:

LENDERS:

CERBERUS LEVERED LOAN
OPPORTUNITIES FUND III, L.P.
By:	Cerberus Levered Opportunities III GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By:	Cerberus NJ Credit Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ASRS HOLDINGS LLC

By:
Name:
Title:

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus KRS Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS PSERS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus PSERS Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS FSBA HOLDINGS LLC

By:
Name:
Title:

CERBERUS ND CREDIT HOLDINGS LLC

By:
Name:
Title:

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.
By:	Cerberus Redwood Levered Opportunities GP B, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ONSHORE LEVERED III LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XX L.P.
By:	Cerberus LFGP XX, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED A LLC

By:
Name:
Title:

CERBERUS AUS LEVERED II LP
By:	CAL II GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED B LLC

By:
Name:
Title:

CERBERUS ICQ LEVERED LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XIX L.P.
By:	Cerberus LFGP XIX, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus ICQ Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS FSBA LEVERED LLC

By:
Name:
Title:

CERBERUS SWC LEVERED II LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XVI LP
By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS LOAN FUNDING XVIII L.P.
By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ASRS FUNDING LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XXI L.P.
By:	Cerberus LFGP XXI, LLC
Its:	General Partner

By:
Name:
Title:

SCHEDULE 2.1

to

Financing Agreement

COMMITMENTS OF LENDERS

	Initial Term Loan	Additional Term	Total Term Loan
Lender	Commitment[1]	Loan Commitment	Commitment[2]
Cerberus Levered Loan Opportunities Fund
III, L.P.	--	$8,402,339.22	$8,402,339.22
Cerberus NJ Credit Opportunities Fund, L.P.	--	$3,191,880.78	$3,191,880.78
Cerberus ASRS Holdings LLC	--	$9,401,090.58	$9,401,090.58
Cerberus KRS Levered Loan Opportunities Fund, L.P.	--	$1,057,915.68	$1,057,915.68
Cerberus PSERS Levered Loan Opportunities Fund, L.P.	--	$4,169,274.87	$4,169,274.87
Cerberus FSBA Holdings LLC	--	$2,504,701.93	$2,504,701.93
Cerberus ND Credit Holdings LLC	--	$2,522,796.94	$2,522,796.94
Cerberus ASRS Funding LLC	$13,955,220.08	--	$13,955,220.08
Cerberus AUS Levered II LP	$1,596,363.69	--	$1,596,363.69
Cerberus FSBA Levered LLC	$3,990,853.15	--	$3,990,853.15
Cerberus ICQ Levered LLC	$2,823,144.27	--	$2,823,144.27
Cerberus ICQ Levered Loan Opportunities Fund, L.P.	$3,442,346.48	--	$3,442,346.48
Cerberus ICQ Offshore Levered LP	$1,095,940.06	--	$1,095,940.06
Cerberus Loan Funding XIX, L.P.	$2,913,858.96	--	$2,913,858.96
Cerberus Loan Funding XVI LP	$5,333,788.63	--	$5,333,788.63
Cerberus Loan Funding XVIII L.P.	$12,767,142.86	--	$12,767,142.86
Cerberus Loan Funding XX L.P.	$1,248,251.26	--	$1,248,251.26
Cerberus Offshore Levered III LP	$160,630.24	--	$160,630.24
Cerberus Loan Funding XXI L.P.	$15,900,000.00	--	$15,900,000.00
Cerberus Onshore Levered III LLC	$1,200,198.26	--	$1,200,198.26
Cerberus Redwood Levered Loan Opportunities Fund B, L.P.	$390,762.69	--	$390,762.69
Cerberus Redwood Levered A LLC	$1,540,422.96	--	$1,540,422.96
Cerberus Redwood Levered B LLC	$1,919,871.11	--	$1,919,871.11
Cerberus SWC Levered II LLC	$4,196,205.31	--	$4,196,205.31
Total	$74,475,000	31,250,000	$105,725,000

1 The aggregate principal amount of the Initial Term Loan outstanding as of the Second Amendment Effective Date.

2 The aggregate principal amount of (i) the Initial Term Loan outstanding as of the Second Amendment Effective Date plus (ii) the Additional Term Loan Commitment.

EXHIBIT A-1

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Financing Agreement, dated as of February__, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________ (“Assignee”) agree as follows:

1.Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $________ of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of its Term Loans is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

A-1-1

3.Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as

Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as

Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows: If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

A-1-2

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

A-1-3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of ________________.

(“Assignee”)

By
Name:
Title:

(“Assignor”)

By
Name:
Title:

A-1-4

EXHIBIT A-2

ASSIGNMENT NOTICE

ASSIGNMENT NOTICE

Reference is made to (1) the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $________ of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

A-2-1

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By
Name:
Title:

(“Assignor”)

By
Name:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE: *

ARCHITECTURAL GRANITE & MARBLE, LLC,
as a Borrower

By
Name:
Title:

* No signature required if Assignee is a Lender, Affiliate of a Lender or if an Event of Default exists.

CERBERUS BUSINESS FINANCE, LLC,
as Agent

By
Name:
Title:

A-2-2

EXHIBIT B

COMPLIANCE CERTIFICATE

In accordance with the terms of the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”; terms are used herein as defined in the Loan Agreement), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto (“Lenders”) and Cerberus Business Finance, LLC, as agent (“Agent”) for and such Lenders, I hereby certify that:

1.I am the [President] [Chief Financial Officer] of Ultimate Parent;

2.The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.No Default or any event which, upon the giving of notice or passing of time or both, would constitute such an Event of Default, has occurred.

4.Borrowers are in compliance with the financial covenants set forth in Sections 9.3.1 and 9.3.2 of the Loan Agreement, as demonstrated by the calculations contained in Schedule I, attached hereto and made a part hereof.

ARCHITECTURAL GRANITE & MARBLE, LLC,
as Borrower
By:
Name:
Title:

B-1

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Borrowers to provide detailed calculations of financial covenants]

B-2

EXHIBIT C

CONDITIONS PRECEDENT

(a)Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)Except as set forth in Exhibit F, Agent shall have made all filings or recordations necessary to perfect its Liens in the Collateral.

(c)Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens; (d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of AGM certifying that, after giving effect to the making of the Term Loans and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)Agent shall have received a written opinion of Haynes & Boone, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

(g)Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

(j) Borrowers shall have paid on or before the Closing Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4.

(k)Agent shall have received a Borrowing Base Certificate as of January 31, 2017. Upon giving effect to the making of the Term Loan and the payment by Borrowers of all fees and expenses incurred in connection herewith, Availability shall be at least $4,000,000. The Borrowers shall deliver to the Agent a certificate of the chief financial officer of AGM certifying as to the matters set forth above and containing the calculation of Availability.

(l) Concurrently with the making of the Term Loan on the Closing Date, the Pental Acquisition shall have been consummated on terms and conditions acceptable to Agent and Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Pental Acquisition. AGM shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Loan Agreement and Agent shall have received such consents and waivers of such Persons as Agent shall deem necessary in its Permitted Discretion. The Pental Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Pental Acquisition Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(m)Concurrently with the making of the Term Loan, AGM shall have amended the Revolver Loan Agreement to provide for revolving loans of up to $40,000,000 of which no more than $25,000,000 will be outstanding on the Closing Date, and such agreement shall be in full force and effect and Agent shall have received a fully executed copy of the Revolver Debt Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(n)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Term Loan Facility, together with (A) a termination and release agreement with respect to the Existing Term Loan Facility and all related documents, duly executed by the Obligors, the Existing Term Loan Agent and the Existing Term Loan Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Term Loan Agent and/or the Existing Term Loan Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Term Loan Agent and the Existing Term Loan Lenders and covering any portion of the Collateral; (o) Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Pental Loan Facility, together with (A) a termination and release agreement with respect to the Existing Pental Loan Facility and all related documents, duly executed by the Obligors and the Existing Pental Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Pental Lender at the United States Patent and Trademark Office or the United

States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Pental Lender and covering any portion of the Collateral; (p) Agent shall have received a quality of earnings report prepared by Sprock Capital Advisory, LLC all of which shall be in form and substance satisfactory to Agent.

(q)Agent shall have received reasonably satisfactory evidence that AGM shall have received, directly or indirectly, no less than $10,000,000 of proceeds in the form of rollover equity from certain management investors of Pental to effect the consummation the Pental Acquisition Agreement. On or prior to the Closing Date, there shall have been delivered to the Agent true and correct copies of all documents evidencing the contribution described above, as in effect on the Closing Date, and all material terms and provisions of such documents as in effect on the Closing Date shall be in form and substance reasonably satisfactory to the Agent.

(r)Agent shall have received a certificate of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 9.3.1 and 9.3.2 (as if the covenants applicable to the quarter ending March 31, 2017 applied on the Closing Date), (ii) certifying that all tax returns required to be filed by any Obligor have been filed and all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP and (iii) attaching a copy of the Financial Statements and the Projections described in Section 8.1.7(b) hereof and certifying as to the compliance in all material respects with the representations and warranties set forth in Section 8.1.7(a) and section 8.1.7(b).

(s)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT D

FINANCIAL REPORTING

As long as any Commitment or Obligations are outstanding, Borrowers shall, and shall cause each Subsidiary to furnish to Agent:

(a)as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion with respect to the financial statements, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Ultimate Parent and satisfactory to the Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 9.3), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 9.3 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(b)as soon as available, and in any event within 30 days (or, with respect to the first 4 months after the Closing Date, 45 days) after the end of each fiscal month of the Ultimate Parent and its Subsidiaries commencing with the first fiscal month of the Ultimate Parent and its Subsidiaries ending after the Closing Date, internally prepared (x) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows as at the end of such fiscal month (y) statements of profit and loss of AGM and Pental, and (z) for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by a Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

D-1

(c)as soon as available and in any event within 45 days after the end of each fiscal quarter of the Ultimate Parent t and its Subsidiaries commencing with the first fiscal quarter of the Ultimate Parent and its Subsidiaries ending after the Closing Date, (~~x~~w) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such quarter, (~~y~~x) statements of profit and loss of AGM and Pental, (y) statements of profit and loss of Lark, (z) and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Ultimate Parent and its Subsidiaries furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(d)concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Ultimate Parent;

(e) as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Senior Officer of the Ultimate Parent (A) attaching Projections for the Ultimate Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Ultimate Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 8.1.7 are true and correct with respect to the Projections; and

(f)concurrent with the delivery thereof to the Revolver Agent, a copy of each Borrowing Base Certificate, borrowing base report or similar collateral valuation report so delivered in accordance with the Revolver Loan Agreement.

D-2

EXHIBIT E

NOTICE REQUIREMENTS

(a)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(b)promptly upon knowledge of any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect;

(c)promptly after the date on which an Obligor commences any proceeding alleging any Commercial Tort Claim alleging damages in excess of $1,000,000, a brief description of such Commercial Tort Claim and grant of a security interest therein to the Collateral Agent in accordance with the Guaranty and Collateral Agreement;

(d)as soon as possible and in any event within 5 Business Days of the occurrence of any ERISA Event;

(e)promptly upon request such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrowers’, any of their Subsidiaries’ or other Obligor’s financial condition or business (provided, however, such reports and information shall not include any board minutes or any board materials or management notes of Borrowers or any other Obligor);

(f)to the extent permitted by Applicable Law, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Obligor other than routine inquiries by such Governmental Authority;

(g)as soon as possible, and in any event within 5 Business Days after an Obligor receives knowledge of the occurrence of an Event of Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect or other event or development having a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto;

(h)promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

(i)as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material default or termination notices that any Obligor executes or receives in connection with any Material Contract;

E-1

(j)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Obligor as the Agent may from time to time reasonably request; and

(k)promptly upon receipt thereof, copies of any default notices from Bank of America, N.A. in respect of Revolver Debt.

E-2

EXHIBIT F

POST CLOSING

(a)

Within 20 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to the Borrowers’ property insurance, (ii) an additional insured endorsement with respect to the Borrowers’ liability insurance and (iii) an endorsement providing for thirty (30) days’ notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(b)

Within 30 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a fully executed Collateral Assignment of Business Interruption Insurance Proceeds, duly executed by each of the parties named therein.

(c)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver evidence, in form and substance reasonably satisfactory to Agent that Borrowers have duly perfected its consignment interest in all Consigned Inventory (as defined in the Revolver Loan Agreement) held by each of the following consignees: (i) Global Granite, Inc. and (ii) GDS Countertops Inc.; provided, failure to delivery such evidence shall not result in an Event of Default.

(d)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

(e)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

Obligor	Address	Landlord
AG&M	4200 Kenilwood Drive, Nashville, Davidson County, Tennessee 37204	Chaucer Investments, LLC
AG&M	8861 San Fernando Road, Sun Valley, Los Angeles County, California 91352	8861 San Fernando, Inc.
AG&M	4850 East La Palma Ave., Anaheim, Orange County, California 92801	Ajax LaPalma Investors, LLC
AG&M	5032 Sirona Dr #100, Charlotte, Mecklenburg County, North Carolina 28273	Liberty Property Limited Partnership
Pental Granite and Marble	725 Fidalgo Street and 770 S. Michigan Street, Seattle, Washington, King County 98108	CSDV, Limited Partnership
Pental Granite andMarble	549 B South Dawson Street, Seattle, Washington	CSHV NWCP Seattle, LLC

F-1

Pental Granite andMarble	3551 NW Yeon, Portland, Multnomah County, Oregon, 97210	CSHV NWCP Portland, LLC
Pental Granite and Marble	3600‐D Industry Drive East, Fife, Pierce County, Washington 98424	Prologis Targeted U.S. Logistics Fund, L.P.
Pental Granite and Marble	3900A Industry Drive East, Fife, Pierce County, Washington 98424	AMB Partners II, L.P.
Pental Granite and Marble	7050 Valjean Avenue, Van Nuys, Los Angeles County, California 91406	BPR Investment
Pental Granite and Marble	10000 – 10300 East 40th Avenue, Denver, Denver County, Colorado 80038	United Properties of Colorado LLC
Pental Granite and Marble	4700 South Highland Drive, Suite A, Unit #046, Salt Lake City, Utah	SLC Storage LLC
Pental Granite and Marble	2211 N. Harvard Road, Unit 57, Liberty Lake, Washington	Storage Solutions Liberty Lake, LLC
Pental Granite and Marble	405 N. Gilbert Road, Unit 729, Gilbert Arizona	Gilbert/Heather Self‐Storage Investors, LLC d.b.a. Gilbert Road Self Storage
Pental Granite and Marble	6218 W. Sahara Ave., Unit D92, Las Vegas, Nevada	Central Self Storage ‐ Sahara
Pental Granite and Marble	6401 Oak Canyon, Space D1003, Irving, California	Extra Space Management, Inc.

F-2

EXHIBIT H

ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)Borrowers shall have paid on or before the applicable Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b)the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Additional Term Loan are being used for a Specified Transaction and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

(c)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(d)the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Specific Transaction (other than the RDS Intercompany Loan) shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(e)solely with respect to the RDS Intercompany Loan, the receipt by Agent of the following documents:

(i)the RDS Note (no provision of which shall have been amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent) as in effect on the Second Amendment Effective Date, certified as a true and correct copy thereof by an Authorized Officer of AGM stating that such agreement remains in full force and effect and that none of the Obligors has breached or defaulted in any of its obligations under such agreements;

(ii)a Pledge Amendment, substantially in the form of Annex III to the Guarantee and Collateral Agreement, duly executed by AGM, together with the original RDS Note required to be pledged thereunder and an allonge in respect thereto; and

(iii)appropriate financing statements on Form UCC-1, naming L.A.R.K. Industries, Inc. as debtor, AGM as assignor and the Agent, on behalf of the Secured Parties, as secured party/total assignee, duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Guarantee and Collateral Agreement.

(f)solely with respect to the IRG Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the IRG Acqusition, the IRG Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the IRG Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the IRG Acquisition Assets. IRG shall have received all consents necessary to permit the effectuation of the transactions contemplated by the IRG Acquisition. The IRG Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the IRG Acquisition Documents, each of which shall be certified by a duly authorized officer of IRG as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing IRG Facility, together with (A) a termination and release agreement with respect to the Existing IRG Facility and all related documents, duly executed by the Obligors and the Existing IRG Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing IRG Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing IRG Lender and covering any portion of the Collateral;

(g)solely with respect to the Tutto Marmo Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Tutto Marmo Acquisition, the Tutto Marmo Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Tutto Marmo Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Tutto Marmo Acquisitions Assets. Tutto Marmo shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Tutto Marmo Acquisition. The Tutto Marmo Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Tutto Marmo Acquisition Documents, each of which shall be certified by a duly authorized officer of Tutto Marmo as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Tutto Marmo Facility, together with (A) a termination and release agreement with respect to the Existing Tutto Marmo Facility and all related documents, duly executed by the Obligors and the Existing Tutto Marmo Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Tutto Marmo Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Tutto Marmo Lender and covering any portion of the Collateral;

(h)solely with respect to the Bedrock Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Bedrock Acquisition, the Bedrock Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Bedrock Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Bedrock Acquisitions Assets. Bedrock shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Bedrock Acquisition. The Bedrock Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Bedrock Acquisition Documents, each of which shall be certified by a duly authorized officer of Bedrock as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Bedrock Facility, together with (A) a termination and release agreement with respect to the Existing Bedrock Facility and all related documents, duly executed by the Obligors and the Existing Bedrock Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Bedrock Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Bedrock Lender and covering any portion of the Collateral; and

(i)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT I

POST THIRD AMENDMENT EFFECTIVE DATE OBLIGATIONS

(a)

Within 60 days following the Third Amendment Effective (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

I-1

ANNEX B

SCHEDULE 8.1.4

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Financing Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
Select Interior Concepts, Inc.	Delaware	1000 shares of common stock	21,750,000 shares of Class A Common Stock, and 3,864,626 shares of Class B Common Stock
L.A.R.K. Industries, Inc.	California	1,000,000 shares of common stock 15,000 shares of preferred stock	71,395 shares of common stock
SIC Intermediate, Inc.	Delaware	1000 shares of common stock	1000 shares
Pental Granite and Marble, LLC	Washington	Membership interests	100% of the membership interests are issued.
Greencraft Holdings, LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Greencraft Stone & Tile LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Greencraft Interiors, LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Casa Verde Services, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Architectural Surfaces Group, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Residential Design Services, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Architectural Granite & Marble, LLC	Delaware	Membership interests	100% of the membership interests are issued.
AG Holdco (SPV) LLC	Delaware	Membership interests	100% of the membership interests are issued.

2.	The record holders of Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Class of Stock	Number of Shares	Record Owner
L.A.R.K. Industries, Inc.	Common and preferred stock	100%	Residential Design Services, LLC
SIC Intermediate, Inc.	Common stock	100%	Select Interior Concepts, Inc.
Pental Granite and Marble, LLC	Membership interests	100%	Architectural Granite & Marble, LLC
Greencraft Holdings,LLC	Membership interests	100%	L.A.R.K. Industries, Inc.
Greencraft Stone & Tile LLC	Membership interests	100%	Greencraft Holdings, LLC
Greencraft Interiors, LLC	Membership interests	100%	Greencraft Holdings, LLC
Casa Verde Services, LLC	Membership interests	100%	Greencraft Holdings, LLC
Architectural Surfaces Group, LLC	Membership interests	100%	SIC Intermediate, Inc.
Residential Design Services, LLC	Membership interests	100%	SIC Intermediate, Inc.
Architectural Granite & Marble, LLC	Membership interests	100%	Architectural Surfaces Group, LLC
AG Holdco (SPV) LLC	Membership interests	100%	Architectural Surfaces Group, LLC
Select Interior Concepts, Inc.	Delaware	100%	Holders (as defined in SIC Registration Rights Agreement (as defined below))

3.	All agreements binding on holders of Equity Interests of Ultimate Parent and its Subsidiaries with respect to such interests are as follows:
1.	Amended & Restated Limited Liability Company Agreement of Greencraft Holdings, LLC
2.	Amended & Restated Limited Liability Company Agreement of Greencraft Interiors, LLC
3.	Amended & Restated Limited Liability Company Agreement of Greencraft Stone & Tile LLC
4.	Amended & Restated Limited Liability Company Agreement of Casa Verde Services, LLC
5.	Fourth Amended & Restated Limited Liability Company Agreement of Architectural Surfaces Group, LLC

6.	Second Amended & Restated Limited Liability Company Agreement of Pental Granite and Marble, LLC
7.	Second Amended & Restated Limited Liability Company Agreement of RDS Holdings, LLC, LLC
8.	Amended & Restated Limited Liability Company Agreement of Architectural Granite & Marble, LLC
9.	Limited Liability Company Agreement of AG Holdco (SPV) LLC
4.	In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

Asset Purchase Agreement, dated as of June 23, 2015 among the Borrower, Architectural Granite & Marble, LLC, Jack W. Seiders, Peggy A. Seiders, Jack Chadley Seiders, Chelsey S. Bryant, Luke W. Spiller, Rick E. Seiders, and Kelley M. Wilson, and the transaction related thereto.

Asset Purchase Agreement, dated as of January 31, 2018, by and among AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, and the transactions related therto Asset Purchase Agreement among AGM, Integrated Resources Group, Inc. and the shareholders of Integrated

Resources Group, Inc., and the transaction related thereto

Asset Purchase Agreement among AGM, Tutto Marmo, Inc., a California corporation, and the sharholders of Tutto Marmo, Inc.

Securities Purchase Agreement, dated as of February 28, 2017, by and among, Architectural Granite & Marble, LLC, Pental Granite and Mable, LLC, Aquarius Seller, Inc., Parminder Pental and Ravinder Pental, and the transaction related thereto.

Membership Interest Purchase Agreement, dated as of December 29, 2017, by and among, L.A.R.K. Industries, Inc., Greencraft Holdings, LLC, the Sellers (as defined therein) and D. Todd. Patterson, as the Sellers Representative, and the transaction related thereto.

Asset Purchase Agreement, dated as of July 21, 2016, by and among Architectural Granite & Marble, LLC, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat, and the transaction related therto.

Asset Purchase Agreement, dated as of February 24, 2015, by and among L.A.R.K. Industries, Inc., PT Tile Holdings, L.P., and GCG SBIC Investors, LP, and the transactions related thereto.

Asset Purchase Agreement, dated as of October 2, 2017, by and among Cosmic Stone & Tile Distributors, Inc. (“Seller”), the owners of Seller set forth on the signature pages thereto, and Architectural Granite & Marble, LLC, and the transactions related thereto.

5.

There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or any Subsidiary, except:

Membership Interest Purchase Agreement, dated as of November 22, 2017, by and among (i) the equity holders of TCFI LARK LLC, a Delaware limited liability company (“RDS”), and TCFI G&M LLC, a Delaware limited liability company (“ASG”) listed on Schedule I hereto (collectively, the “Sellers”), (ii) SIC Intermediate, Inc., a Delaware corporation (the “Purchaser”), (iii) RDS, and (iv) ASG, and the other transaction documents related thereto.

Registration Rights Agreement, dated as of November 22, 2017 (the “SIC Registration Rights Agreement”), among (i) Select Interior Concepts, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), (ii) Trive Capital Fund I LP, a Delaware limited partnership, Trive Capital Fund I (Offshore) LP , a Delaware limited partnership, and Trive Affiliated Coinvestors I LP, a Delaware limited partnership (collectively, the “Sponsor”), (iii) Tyrone Johnson, an individual, Kendall Hoyd, an individual, Sunil Palakodati, an individual, and Tim Reed, an individual (collectively, the “Management Holders”), and (iv) B. Riley FBR, Inc., a Delaware corporation, as the initial purchaser/placement agent (“B. Riley FBR”), for the benefit of B. Riley FBR and the Holders (as defined therein).

SCHEDULE 8.1.10

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Financing Agreement

BROKERAGE COMMISSION

None.

SCHEDULE 8.1.11

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Financing Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrowers’ and Subsidiaries’ patents:

None.

2.	Borrowers’ and Subsidiaries’ trademarks:

Entity Name	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Crown Custom Hardware”	Orange County, CA Clerk Records Number: 20126322819 23.00	12/13/2012	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Commercial Design Services”	Orange County, CA Clerk Records Number: 20126311062 23.00	08/06/2012	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Residential Design Services”	Orange County, CA Clerk Records Number: 20106221477 23.00	02/22/2010	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	Nevada Fictitious Business Name: “Residential Design Services”	19971230322089001	N/A	12/30/1997	N/A
Architectural Granite & Marble, LLC	U.S.	METROQUARTZ	Federal Registration Number: 4842252	6/24/14	10/27/15	N/A
Architectural Granite & Marble, LLC	U.S.	COUNTERS FOR A CAUSE	Federal Registration Number: 4175321	11/21/11	7/17/12	N/A
Architectural Granite & Marble, LLC	U.S.	WORLDWIDE SOURCES. WORLD-CLASS SERVICE.	Federal Registration Number: 4364938	7/17/08	7/9/13	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL SURFACES	Federal Registration Number: 87/016,098	4/27/16	N/A	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL SURFACES	Federal Registration Number: 5168559	4/27/16	3/21/17	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL QUARTZ	Federal Registration Number: 4451890	2/21/12	12/17/13	N/A
Pental Granite and Marble, LLC	U.S.	PQ and design	Federal Registration Number: 4373240	2/21/12	7/23/13	N/A

3.	Borrowers’ and Subsidiaries’ copyrights:

Copyright	Number	Date	Owner
AG&M Website (Screen Displays)	VAu001078181	5/11/2011	G&M OpCo LLC
AG&M Website (Source Code)	TXu001755102	5/9/2011	G&M OpCo LLC

4.	Borrowers’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licenses contained in the Company Agreement of Artisan SG, LLC, D/B/A THE ARTISAN GROUP, LLC dated as of September 30, 2007.

5.	Royalties and Other Compensation: None.

SCHEDULE 8.1.13

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Financing Agreement

ENVIRONMENTAL MATTERS

None.

SCHEDULE 8.1.14

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Financing Agreement

RESTRICTIVE AGREEMENTS

None.

SCHEDULE 8.1.15

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Financing Agreement

LITIGATION

None.

SCHEDULE 8.1.17

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Financing Agreement

PENSION PLAN DISCLOSURES

None.

SCHEDULE 8.1.27

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Financing Agreement

MATERIAL CONTRACTS

1.	The Revolver Debt Documents
2.	Frame Work Contract for American Markets (Number 01-14/Phenika-Pental), dated as of April 21, 2014, by and between Pental and A&A Green Phenix Joint Stock Company.
3.	Exclusive Agency Contract, dated as of October 17, 2017, by and between Foshan Fasa Building Material Co., Ltd. and Architectural Granite & Marble LLC.

SCHEDULE 9.1.10

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Financing Agreement

BUSINESS LOCATIONS

1.	Chief Executive Office: 4900 E. Hunter Avenue; Anaheim, CA 92807 (SIC and Subsidiaries)

19012 Hwy 71 West; Austin Texas 78669 (AG&M)

713 S. Fidalgo Street; Seattle WA 98108 (Pental)

2.	Collateral Locations:

Complete Street and Mailing Address, including County and Zip Code	Owned/ Leased	Facility Size	Principal Usage
4900 E. Hunter Ave. Anaheim, Orange County, CA 92807	Leased	N/A	Corporate headquarters, design center, warehouse
50 Hampden Road; Cabot Business Park; Mansfield, Bristol County, MA 02048	Leased	N/A	General commercial use
3600-D Industry Drive East, Fife, Piece County, WA 98424	Leased	N/A	General commercial use
3900-A Industry Drive East, Fife, Pierce County, WA 98424	Leased	N/A	General commercial use
3551 NW Yeon Ave., Portland, Multnomah County, OR 97210	Leased	N/A	General commercial use
502 Jersey Avenue, New Brunswick, Middlesex County, New Jersey 08901	Leased	N/A	General commercial use
8861 San Fernando Road, Sun Valley, Los Angeles County, California	Leased	N/A	General commercial use
4850 East La Palma Avenue Anaheim, Orange County, CA	Leased	N/A	General commercial use

Rusk Transportation Company Survey No. 85 and the Abram U. Compton Survey No. 601, in Travis County, Texas	Leased	N/A	N/A
5032 Sirona Drive Charlotte, Mecklenburg County, NC 28273	Leased	N/A	Warehouse, showroom.
401 Center Ridge Drive Austin, Travis County, Texas 78753	Leased	N/A	Showroom
4200 Kenilwood Drive Nashville, Davidson County, TN 37204	Leased	N/A	General commercial use
7317 N. Broadway Oklahoma City, Oklahoma County, OK 73116	Leased	N/A	Showroom/warehouse.
511 Hinton Oaks Blvd. Knightdale, Wake County, NC 27545	Leased	N/A	General commercial use
Lot 3, Block NCB 15687 Quorum Business Center Subdivision in the City of San Antonio, Bexar County, Texas	Leased	N/A	Land lease
8861 San Fernando Road Sun Valley, Los Angeles County, CA	Leased	N/A	General commercial use
2626 South 7th Street Liberty Sky Harbor Center Phoenix, Maricopa County, AZ	Leased	N/A	Warehouse/distribution center
7350 North Dobson Road Scottsdale, Maricopa County, AZ 85256	Leased	N/A	General commercial use
8860 East Chaparral Road Suite 150 Scottsdale, Maricopa County, AZ 85250	Leased	N/A	General commercial use
4675 E. Cotton Center Boulevard Suites 171 and 173 Phoenix, Maricopa County, AZ 85040	Leased	N/A	General commercial use

32395 Clinton Keith Road Suite B-01 Wildomar, Riverside County, CA 92595	Leased	N/A	Lease of multi-tenant retail building.
94 W. Cochran, Suite C Simi Valley, Ventura County, CA 93605	Leased	N/A	Warehouse
620 S, Andreasen Drive Escondido, San Diego County, CA	Leased	N/A	Office, storage, distribution and retail sales
750 Link Road, Suites A-E Fairfield, Solano County, CA	Leased	N/A	Office and warehouse
1341 Blue Gum Street Anaheim, Orange County, CA	Leased	N/A	General commercial use
2267 Agate Court Simi Valley, Ventura County, CA 93065	Leased	N/A	General commercial use
16222 Phoebe Avenue La Mirada, Los Angeles County, CA 90638	Leased	N/A	General commercial use
5375 Truxtun Avenue Bakersfield, Kern County, CA 93309	Leased	N/A	General office use.
121 Enterprise Corona, Riverside County, CA 92882	Leased	N/A	Office lease.
507 Queensland Circle, Corona, Riverside County, CA 92879	Leased	N/A	Showroom
8155 Swanston Lane, Gilroy, Santa Clara County, CA	Leased	N/A	General commercial use
2220 Gold Springs Court Sacramento, Sacramento County, CA 95670	Leased	N/A	Office
640 South Frontage Road Nipomo, San Luis Obispo County, CA 93444	Leased	N/A	General commercial use
224, 232 & 240 Lindbergh Avenue Livermore, Alameda County, CA 94551	Leased	N/A	General commercial use

39-740 Garand Lane, Suite A Palm Desert, Riverside County, CA 92211	Leased	N/A	General commercial use
1070 Sand Hill Road, Reno, Washoe County, NV 89521	Leased	N/A	General commercial use
5300 S Watt Avenue Sacramento, Sacramento County, CA 95826	Leased	N/A	General commercial use
5340 S Watt Avenue Sacramento, Sacramento County, CA 95826	Leased	N/A	General commercial use
Suite 104; 8949 Kenamar Drive San Diego, San Diego County, CA	Leased	N/A	General commercial use
2190 Bering Drive San Jose, Santa Clara County, CA	Leased	N/A	Showroom.
780 Chambers Lane Units 220/230 Simi Valley, Ventura County, CA	Leased	N/A	Design studio
9991 Muirlands Irvine, Orange County, CA	Leased	N/A	Design studio
10000-10300 East 40th Avenue Denver, Denver County, CO	Leased	N/A	Warehouse/distribution space.
725 S. Fidalgo Street (Building C) and 770 S. Michigan Street (Sylvania Building), Seattle, King County, WA	Leased	N/A	Office space and outdoor storage
Northwest Corporate Park – Seattle Building U 549B South Dawson Street Seattle, King County, WA 98108	Leased	N/A	General commercial use
7050 Valjean Avenue Van Nuys, Los Angeles, CA 91406	Leased	N/A	General commercial use

SCHEDULE 9.2.2

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Financing Agreement

EXISTING LIENS

Jurisdiction	Filing Type/ Searched Thru	File Number/ File Date	Debtor	Secured Party
Delaware	UCC (Equipment)	20156076490/12-16-15	Architectural Granite & Marble, LLC	Horizon Bank, SSB
Delaware	UCC (Equipment)	20177412549/11-8-18	Architectural Granite & Marble, LLC	Toyota Industries Commercial Finance, Inc.
North Carolina	UCC (Equipment)	20140017916B/2-27-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
North Carolina	UCC (Equipment)	20140028508A/3-31-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
North Carolina	UCC (Equipment)	20140057914E/6-17-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
Texas	UCC (Equipment)	16-0013178653/4-25-16	Architectural Granite & Marble, LLC	Horizon Bank, SSB
California	UCC (Equipment)	12-7318272154/6-26-121	L.A.R.K. Industries, Inc.	Whirlpool Corporation
California	UCC (Equipment)	13-7368577108/7-9-13	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	13-7368990654/7-11-13	L.A.R.K. Industries, Inc.	Manufacturers Financing Services

Jurisdiction	Filing Type/ Searched Thru	File Number/ File Date	Debtor	Secured Party
California	UCC (Equipment)	15-7466208049/5/26/15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-7486210961/5-25-15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-74709865773/6-22-15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-7492247586/10-29-15	L.A.R.K. Industries, Inc.	Manufacturers Financing Services
California	UCC (Equipment)	15-7492264717/10-29-15	L.A.R.K. Industries, Inc.	Manufacturers Financing Services
California	UCC (Equipment)	16-7509278861/2-11-16	L.A.R.K. Industries, Inc.	GE Capital Information Technology Solutions, LLC
California	UCC (Equipment)	16-7559466938/12-5-15	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7583581227/5-3-17	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7593215949/6-29-17	L.A.R.K. Industries, Inc.	TCF Equipment Finance (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7619449806/12-4-17	L.A.R.K. Industries, Inc.	Wells Fargo Bank, N.A.

SCHEDULE 9.2.17

to

Financing Agreement

EXISTING AFFILIATE TRANSACTIONS

Amended and Restated Subordinated Promissory Note, dated as of June 27, 2018, in favor of Architectural Granite & Marble, LLC.

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Tyrone Johnson, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Select Interior Concepts, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: September 6, 2018	/s/ Tyrone Johnson
Tyrone Johnson
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Nadeem Moiz, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Select Interior Concepts, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: September 6, 2018	/s/ Nadeem Moiz
Nadeem Moiz
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Select Interior Concepts, Inc. (the “Company”) for the quarterly period ended June 30, 2018, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Tyrone Johnson, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: September 6, 2018	/s/ Tyrone Johnson
Tyrone Johnson
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Select Interior Concepts, Inc. (the “Company”) for the quarterly period ended June 30, 2018, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Nadeem Moiz, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: September 6, 2018	/s/ Nadeem Moiz
Nadeem Moiz
Chief Financial Officer
(Principal Financial Officer)